Exhibit 4.9

Execution Version

NOTE PURCHASE AGREEMENT

Dated as of August 10, 2026

among

AMERICAN AIRLINES, INC.,

WILMINGTON TRUST COMPANY,

as Pass Through Trustee under each of the Pass Through Trust Agreements

WILMINGTON TRUST COMPANY,

as Subordination Agent

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Escrow Agent

and

WILMINGTON TRUST COMPANY,

as Paying Agent

Note Purchase Agreement American Airlines 2026-2 EETC

Schedules

Schedule I	Aircraft, Existing Financing and Scheduled Delivery Months
Schedule II	Trust Supplements
Schedule III	Required Terms

Annex

Annex A	Definitions

Exhibits

Exhibit A	Form of Funding Notice
Exhibit B	Form of Participation Agreement
Exhibit C	Form of Indenture and Security Agreement

Note Purchase Agreement American Airlines 2026-2 EETC

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT, dated as of August 10, 2026, is made by and among (i) AMERICAN AIRLINES, INC., a Delaware corporation (together with its successors and permitted assigns, the “Company”), (ii) WILMINGTON TRUST COMPANY (“WTC”), a Delaware trust company, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity, together with any successor in interest and any successor or other trustee appointed as provided in the applicable Pass Through Trust Agreement (as defined below), the “Pass Through Trustee”) under each of the three separate Pass Through Trust Agreements, (iii) WTC, as subordination agent and trustee (in such capacity together with its successors in such capacity, the “Subordination Agent”) under the Intercreditor Agreement (as defined below), (iv) WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as Escrow Agent (in such capacity together with its successors in such capacity, the “Escrow Agent”), under each of the Escrow and Paying Agent Agreements (as defined below), and (v) WTC, as Paying Agent (in such capacity together with its successors in such capacity, the “Paying Agent”) under each of the Escrow and Paying Agent Agreements.

W I T N E S S E T H:

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Annex A hereto;

WHEREAS, the Company owns the sixteen (16) aircraft described in Part One of Schedule I hereto (each, an “Owned Aircraft” and, collectively, the “Owned Aircraft”), described under the heading “Existing Financing” in Part One of Schedule I hereto (each such financing, an “Existing Financing” and, collectively, the “Existing Financings”);

WHEREAS, the Company has obtained commitments for the deliveries scheduled during the period from September 2026 to February 2027 of the twenty-one (21) aircraft described in Part Two of Schedule I hereto (together with any aircraft substituted therefor in accordance with the applicable Aircraft Purchase Agreement prior to delivery thereof, each, an “Eligible Aircraft” and, collectively, the “Eligible Aircraft”);

WHEREAS, the Company wishes to finance pursuant to this Note Purchase Agreement (i) each Owned Aircraft after the lien of the applicable Existing Financing on such Owned Aircraft has been discharged and (ii) a portion of the purchase price of each Eligible Aircraft (each such Eligible Aircraft to be financed hereunder (or any Substitute Aircraft financed in lieu of an Eligible Aircraft pursuant to Section 1(h) hereof), each, a “New Aircraft” and, collectively, the “New Aircraft”; and together with the Owned Aircraft, each, an “Aircraft” and, collectively, the “Aircraft”);

WHEREAS, pursuant to the Basic Pass Through Trust Agreement and each of the Trust Supplements described in Schedule II hereto, and concurrently with the execution and delivery of this Note Purchase Agreement, two separate grantor trusts (the “Class A Pass Through Trust” and the “Class B Pass Through Trust”, respectively, and collectively, the “Pass Through Trusts” and, individually, each a “Pass Through Trust”) have been created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of pass through certificates pursuant thereto (together with any other pass through certificates for which such pass through certificates may be exchanged, collectively, the “Certificates”) to provide financing, among other things, for the purchase by such Pass Through Trusts of the Equipment Notes to be issued in respect of, and secured by a security interest in, each of the Aircraft;

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WHEREAS, the Company has entered into the Underwriting Agreement, dated as of July 27, 2026 (as amended, supplemented or otherwise modified from time to time, the “Class A Underwriting Agreement”) with Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as representatives of the underwriters named therein (the “Underwriters”) and Sumitomo Mitsui Banking Corporation, acting through its New York Branch (the “Depositary”), which provides that the Company will cause the Pass Through Trustee under the Class A Pass Through Trust (the “Class A Pass Through Trustee”) to issue and sell the Class A Certificates to the Underwriters on the Issuance Date;

WHEREAS, the Company has entered into the Underwriting Agreement, dated as of July 27, 2026 (as amended, supplemented or otherwise modified from time to time, the “Class B Underwriting Agreement”) with Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as representatives of the Underwriters and the Depositary, which provides that the Company will cause the Pass Through Trustee under the Class B Pass Through Trust (the “Class B Pass Through Trustee”) to issue and sell the Class B Certificates to the Underwriters on the Issuance Date;

WHEREAS, the Company may in the future enter into Trust Supplements further to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance of one or more Additional Series Pass Through Certificates to provide financing for the purchase by the Additional Series Pass Through Trustee of one or more Additional Series Equipment Notes, if issued in respect of, and secured by a security interest in, the Aircraft;

WHEREAS, concurrently with the execution and delivery of this Note Purchase Agreement, (i) the Escrow Agent and the Depositary have entered into that certain Deposit Agreement (Class A), dated as of the Issuance Date, relating to the Class A Pass Through Trust and that certain Deposit Agreement (Class B), dated as of the Issuance Date, relating to the Class B Pass Through Trust (each such agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms, a “Deposit Agreement” and collectively, the “Deposit Agreements”) whereby the Escrow Agent has agreed to direct the Underwriters to make certain deposits referred to therein on the Issuance Date (the “Initial Deposits”) and to permit the applicable Pass Through Trustees to make additional deposits from time to time thereafter (the Initial Deposits together with such additional deposits are collectively referred to as the “Deposits”), and (ii) Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as representatives of the Underwriters, the applicable Pass Through Trustee, the Paying Agent and the Escrow Agent have entered into that certain Escrow and Paying Agent Agreement (Class A), dated as of the Issuance Date, relating to the Class A Pass Through Trust and that certain Escrow and Paying Agent Agreement (Class B), dated as of the Issuance Date, relating to the Class B Pass Through Trust (each such agreement, as amended, supplemented or otherwise modified from time to time in accordance with its terms, an “Escrow and Paying Agent Agreement”, and collectively, the “Escrow and Paying Agent Agreements”), whereby, among other things, (a) the Underwriters have agreed to deliver an amount equal to the amount of the Initial Deposits to the Depositary on behalf of the applicable Escrow Agent and (b) the applicable Escrow Agent, upon the Depositary receiving such Initial Deposits, has agreed to deliver escrow receipts to be affixed to each Certificate;

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WHEREAS, subject to the terms and conditions of this Note Purchase Agreement, each Pass Through Trustee and each of the Subordination Agent, the Loan Trustee, WTC and the Company will enter into the applicable Financing Agreements to which it is intended to be a party relating to each Aircraft;

WHEREAS, upon the financing of each Aircraft, each Pass Through Trustee will fund its purchase of the related series of Equipment Notes in respect of such Aircraft with the proceeds of one or more Deposits withdrawn by the applicable Escrow Agent under the related Deposit Agreement bearing the same interest rate as the Certificates issued by the applicable Pass Through Trust; and

WHEREAS, concurrently with the execution and delivery of this Note Purchase Agreement, (i) the Class A Liquidity Provider has entered into the Class A Liquidity Facility for the benefit of the Holders of the Certificates issued by the Class A Pass Through Trust and the Class B Liquidity Provider has entered into the Class B Liquidity Facility for the benefit of the Holders of the Certificates issued by the Class B Pass Through Trust, in each case with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust and (ii) the Pass Through Trustees, the Liquidity Providers and the Subordination Agent have entered into the Intercreditor Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I FINANCING OF AIRCRAFT.

Section 1.01. Agreement to Finance. The Company confirms that (i) it currently owns the Owned Aircraft and (ii) with respect to each Eligible Aircraft, it has entered into the applicable Aircraft Purchase Agreement with the applicable Manufacturer pursuant to which the Company has agreed to purchase, and such Manufacturer has agreed to deliver, such Eligible Aircraft in the months specified in Schedule I hereto (which months are subject to change as provided in such Aircraft Purchase Agreement), all on and subject to terms and conditions specified in such Aircraft Purchase Agreement. The Company agrees to finance (i) each New Aircraft in the manner provided herein, all on and subject to the terms and conditions hereof and of the applicable Financing Agreements, on or prior to the date referred to in clause (a) of the definition of Delivery Period Termination Date, and (ii) each Owned Aircraft in the manner provided herein, all on and subject to the terms and conditions hereof and of the applicable Financing Agreements, on or prior to February 20, 2027.

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Section 1.02. Funding Notice. In furtherance of the foregoing, and in respect of each Aircraft, the Company agrees to give the parties hereto, the Depositary and each of the Rating Agencies not less than three Business Days’ prior notice (or such shorter period as agreed by the parties) (including in the case of a substitute Funding Notice under Section 1(f) or a Funding Notice in respect of a Substitute Aircraft under Section 1(h)), substantially in the form of Exhibit A hereto (each, a “Funding Notice”), of the date scheduled for the financing as contemplated hereby in respect of such Aircraft (the “Funding Date”), which notice shall:

(a) specify the Funding Date of such Aircraft (which shall be a Business Day on or prior to the Cut-Off Date);

(b) instruct each Pass Through Trustee to enter into the Participation Agreement included in the Financing Agreements with respect to such Aircraft in such form and at such a time on or before the Funding Date as specified in such Funding Notice and to perform its obligations thereunder;

(c) instruct each Pass Through Trustee to deliver to the applicable Escrow Agent the “Withdrawal Certificate” and the related “Applicable Notice of Purchase Withdrawal” contemplated by Section 1.02(c) of the applicable Escrow and Paying Agent Agreement with respect to the Equipment Notes to be issued to such Pass Through Trustee in connection with the financing of such Aircraft; and

(d) specify the aggregate principal amount of each series of Equipment Notes to be issued, and purchased by each Pass Through Trustee, in connection with the financing of such Aircraft scheduled to be consummated on such Funding Date (which aggregate principal amount shall be as specified in, or as adjusted in accordance with, as the case may be, the Required Terms).

Section 1.03. [Reserved].

Section 1.04. Entering into Financing Agreements. Upon receipt of a Funding Notice, each Pass Through Trustee shall, and shall cause the Subordination Agent to, enter into and perform their obligations under each applicable Participation Agreement and follow the other instructions specified in such Funding Notice; provided that, with respect to each Aircraft to be financed:

(a) subject to clauses (ii)-(iv) immediately below, the applicable Participation Agreement and the applicable Indenture, as executed and delivered, shall be substantially in the respective forms thereof annexed hereto and (x) the amortization schedule for each Equipment Note shall be as set forth in the relevant table attached as part of Schedule III hereto and (y) the relevant Financing Agreements shall provide for the purchase by the applicable Pass Through Trustee of Equipment Notes of the related series in the principal amounts specified in Schedule III hereto;

(b) subject to clauses (iii) and (iv) immediately below, if (x) the Company shall have obtained from each Rating Agency a Rating Agency Confirmation with respect to each Class of Certificates then rated by such Rating Agency in connection with any material modifications of the applicable Financing Agreements from the forms of Financing Agreements annexed hereto (including the form of Equipment Note included in the form Indenture annexed hereto) and delivered such Rating Agency Confirmation to each Pass Through Trustee on or before the

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applicable Funding Date or (y) such Rating Agency Confirmation shall have been obtained with respect to material modifications of the Financing Agreements relating to another or any Aircraft or with respect to material modifications of the forms of the Financing Agreements annexed hereto and the applicable Financing Agreements incorporate such material modifications without additional material modifications, the applicable Financing Agreements, as executed and delivered, may incorporate such material modifications, if any;

(c) the applicable Financing Agreements, as executed and delivered, shall comply with the Required Terms; and

(d) the Company is not required to obtain or deliver a Rating Agency Confirmation or a certification pursuant to Section 2(b)(ii) of this Note Purchase Agreement in connection with any modifications to the applicable Financing Agreements that are not material or that are expressly permitted by the Required Terms or by Section 5(e) of this Note Purchase Agreement.

Notwithstanding the foregoing, (x) the Financing Agreements with respect to any Aircraft and the forms of Financing Agreements annexed hereto may be modified to the extent required for the issuance, the redemption and issuance or the payment and issuance, as applicable, of new Series B Equipment Notes, one or more series of Additional Series Equipment Notes or one or more series of new Additional Series Equipment Notes, as the case may be, pursuant to Section 4(a)(v) of this Note Purchase Agreement, subject to the terms of such Section and of Section 8.01(c) or 8.01(d) of the Intercreditor Agreement, whichever may be applicable, and the Company shall pay the reasonable costs and expenses of the Rating Agencies in connection with obtaining any Rating Agency Confirmation in connection therewith, and (y) the Company is not required to deliver a certification pursuant to Section 2(b)(ii) of this Note Purchase Agreement in connection with any modifications of the Financing Agreements contemplated by this sentence. With respect to each Aircraft, the Company shall cause WTC (or such other Person that meets the eligibility requirements to act as loan trustee under the applicable Indenture) to execute as the applicable Loan Trustee the Financing Agreements relating to such Aircraft to which such Loan Trustee is intended to be a party, and shall concurrently therewith execute such Financing Agreements to which the Company is intended to be a party and perform its respective obligations thereunder. Upon the request of one or more Rating Agencies, the Company shall deliver or cause to be delivered to such Rating Agency or Rating Agencies a true and complete copy of each Financing Agreement relating to the financing of each Aircraft, together with a true and complete set of the closing documentation (including legal opinions) delivered to the applicable Loan Trustee, the Subordination Agent and each Pass Through Trustee under the applicable Participation Agreement.

Section 1.05. Registration of Equipment Notes. The Company agrees that all Equipment Notes issued pursuant to any Indenture to which an Aircraft shall have been subjected shall initially be registered in the name of the Subordination Agent on behalf of the applicable Pass Through Trustee (or, in the case of any Additional Series Equipment Notes, on behalf of the Additional Series Pass Through Trustee with respect to the corresponding Additional Series Pass Through Certificates).

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Section 1.06. Postponement of Delivery and Funding. If, on the Funding Date for any Aircraft, the financing of such Aircraft as contemplated hereunder shall not be consummated for whatever reason, the Company shall give the parties hereto and the Depositary prompt notice thereof. Promptly after the Company has identified (x) a new Funding Date on which such Aircraft may be subjected to the financing as provided herein or (y) in the case of an Eligible Aircraft, a Substitute Aircraft that may be subjected to the financing as provided herein in lieu of such Eligible Aircraft and the Funding Date for such Substitute Aircraft (all on and subject to the terms and conditions hereof and of the applicable Financing Agreements), the Company shall give the parties hereto and the Depositary a substitute Funding Notice specifying such new Funding Date for such Aircraft or the Funding Date for such Substitute Aircraft. Upon receipt of any such substitute Funding Notice, each Pass Through Trustee shall comply with its obligations under Section 7.01 of the applicable Trust Supplement and thereafter the financing of such Aircraft, as specified in such substitute Funding Notice, shall take place on the re-scheduled Funding Date therefor (all on and subject to the terms and conditions hereof and of the applicable Financing Agreements) unless further postponed as provided herein.

Section 1.07. Delivery of New Aircraft from a Manufacturer. Anything in this Section 1 or elsewhere to the contrary notwithstanding, the Company shall have the right to accept delivery of any New Aircraft from the applicable Manufacturer under the applicable Aircraft Purchase Agreement prior to the Funding Date for such New Aircraft by utilization of bridge financing of such New Aircraft (any such bridge financing of a New Aircraft, a “Bridge Financing”) or using the Company’s own funds or otherwise and to specify a Funding Date for such New Aircraft that, in the case of any New Aircraft that is not a Substitute Aircraft, shall be no later than 90 days after the delivery of such New Aircraft to the Company by the applicable Manufacturer under the applicable Aircraft Purchase Agreement and, in each case, shall be no later than the Cut-Off Date and otherwise complying with the provisions of Section 1(b) hereof.

Section 1.08. Substitute Aircraft. If (x) the date of delivery from the applicable Manufacturer for any Eligible Aircraft is delayed more than 30 days beyond the last day of the month set forth opposite such Eligible Aircraft under the heading “Scheduled Delivery Month” in Schedule I hereto or (y) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of any Eligible Aircraft in the normal business of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same type, the Company may substitute therefor an aircraft not included in the Eligible Aircraft, but meeting the following conditions (each, a “Substitute Aircraft” and, collectively, the “Substitute Aircraft”): (i) in the case of a Substitute Aircraft that is of the same or comparable or improved model of the same Manufacturer as the Eligible Aircraft being replaced, the Company shall obtain a Rating Agency Confirmation with respect to each Class of Certificates then rated by the Rating Agencies in connection with the replacement of such Eligible Aircraft by such Substitute Aircraft; or (ii) in the case of Substitute Aircraft that consist of one or more Eligible Aircraft of a different model and/or Manufacturer from the Eligible Aircraft being replaced, the following Conditions must be satisfied: (A) such Substitute Aircraft shall have a date of manufacture no earlier than one year prior to the date of manufacture of the Eligible Aircraft being replaced (each such date of manufacture, in each case, to be deemed to be the date of original delivery of the applicable Airframe to a customer by the applicable Manufacturer), (B) the Company shall obtain a Rating Agency Confirmation with respect to each Class of Certificates

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then rated by the Rating Agencies in connection with the replacement of such Eligible Aircraft by such Substitute Aircraft, and (C) such Substitute Aircraft shall have an MCMV (as defined below) at least equal to the MCMV of the Eligible Aircraft being replaced, in each case as determined by a desktop appraisal dated as of a date within the 75-day period prior to the substitution performed by an Appraiser selected by the Company. Upon the satisfaction of the conditions set forth in this Section 1(h) with respect to a Substitute Aircraft, the Eligible Aircraft it replaced shall cease to be subject to this Note Purchase Agreement and all rights and obligations of the parties hereto concerning such Eligible Aircraft shall cease, and such Substitute Aircraft shall become, and thereafter be, subject to the terms and conditions of this Note Purchase Agreement to the same extent as such Eligible Aircraft.

Section 1.09. No Liability for Failure to Purchase Equipment Notes. The Company shall have no liability for the failure of any Pass Through Trustee to purchase Equipment Notes with respect to any Aircraft.

Section 1.10. Withdrawals Limited to Available Deposits. Anything herein to the contrary notwithstanding, the Company shall not have the right, and shall not be entitled, at any time to request the issuance of Series A Equipment Notes or Series B Equipment Notes in respect of the Aircraft to the Class A Pass Through Trustee or Class B Pass Through Trustee, respectively, in an aggregate principal amount in excess of the amount of the Deposits then available for withdrawal by the Escrow Agent under and in accordance with the provisions of the applicable Deposit Agreement.

Section 1.11. Notice of Event of Loss. In the case of any Aircraft, if, prior to the date on which such Aircraft is subjected to a financing in the manner provided herein, an event has occurred and is continuing that constitutes (i) with respect to any Owned Aircraft that is subject to an Existing Financing, if any, or any New Aircraft that is subject to a Bridge Financing, if any, an Event of Loss (as defined in either (a) the mortgage or security agreement to which such Aircraft was then subject in connection with such Existing Financing, if any, or such Bridge Financing, if any, as the case may be, or (b) the Indenture Form) or (ii) with respect to any Aircraft that is not then subject to an Existing Financing or a Bridge Financing, an Event of Loss (as defined in the Indenture Form), in each case, with respect to such Aircraft or that would constitute such an Event of Loss but for the requirement that notice be given or time elapse or both, the Company will as promptly as practicable (and, in any event, within 15 days after the occurrence of the relevant Event of Loss) give notice of such event to each Pass Through Trustee and the Subordination Agent and instruct each Pass Through Trustee, and each Pass Through Trustee agrees, to execute and deliver to the applicable Escrow Agent a duly completed Withdrawal Certificate (as defined in the applicable Escrow and Paying Agent Agreement) together with a relevant Notice of Event of Loss Withdrawal (as defined in the applicable Escrow and Paying Agent Agreement).

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ARTICLE II CONDITIONS PRECEDENT.

The obligation of each of the Pass Through Trustees to enter into, and to cause the Subordination Agent to enter into, a Participation Agreement relating to any Aircraft as directed pursuant to a Funding Notice and to perform its obligations thereunder is subject to satisfaction of the following conditions:

Section 2.01. no Triggering Event shall have occurred;

Section 2.02. subject to Section 1(d)(iv) and the last paragraph of Section 1(d), the Company shall have delivered a certificate to each Pass Through Trustee and each Liquidity Provider stating that (i) such Participation Agreement and the other Financing Agreements to be entered into pursuant to such Participation Agreement comply with the Required Terms and (ii) if any substantive modifications of such Financing Agreements from the forms of Financing Agreements attached to this Note Purchase Agreement have been made, (x) such substantive modifications do not materially and adversely affect the Holders of the Class A Certificates, the Holders of the Class B Certificates or any Liquidity Provider and (y) if required pursuant to Section 1(d)(ii), the Company has obtained from each Rating Agency a Rating Agency Confirmation with respect to each Class of Certificates then rated by such Rating Agency with respect to such modifications, and such certification shall be true and correct;

Section 2.03. such Pass Through Trustee shall not have received any notice pursuant to Section 1(k) of a relevant event with respect to such Aircraft; and

Section 2.04. such Pass Through Trustee shall have received evidence that the lien of the applicable Existing Financing, if any, or Bridge Financing, if any, has been terminated with respect to such Aircraft and the filing of a release with the FAA and the filing of Uniform Commercial Code termination statements and, if applicable, the registration of a discharge of any International Interest (as defined in the Indenture Form) registered on the International Registry (as defined in the Indenture Form), in each case with respect to such lien.

Anything herein to the contrary notwithstanding, the obligation of each Pass Through Trustee to purchase Equipment Notes hereunder shall terminate on the Cut-Off Date.

ARTICLE III REPRESENTATIONS AND WARRANTIES.

Section 3.01. Representations and Warranties of the Company. The Company represents and warrants that:

(a) Due Incorporation; Good Standing; Corporate Power; Etc. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a Citizen of the United States and has the full corporate power, authority and legal right under the laws of the State of Delaware to execute and deliver this Note Purchase Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of the Company under this Note Purchase Agreement and each Financing Agreement to which it will be a party;

(b) Due Authorization; No Conflicts. The execution and delivery by the Company of this Note Purchase Agreement and the performance by the Company of its obligations under this Note Purchase Agreement have been duly authorized by the Company and will not violate its Certificate of Incorporation or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

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(c) Enforceability. This Note Purchase Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

Section 3.02. Representations and Warranties of WTC. WTC represents and warrants that:

(a) Due Incorporation; Good Standing; Corporate Power; Etc. WTC is a Delaware trust company duly organized and validly existing in good standing under the laws of the State of Delaware, holds a valid certificate to do business as a Delaware trust company and is a Citizen of the United States and has the full corporate power, authority and legal right under the laws of the United States and of the state of the United States in which it is located and pertaining to its trust and fiduciary powers to execute and deliver this Note Purchase Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, under this Note Purchase Agreement and each Financing Agreement to which it will be a party;

(b) Due Authorization; No Conflicts. The execution and delivery by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of this Note Purchase Agreement and the performance by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of its obligations under this Note Purchase Agreement have been duly authorized by WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, and will not violate its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(c) Enforceability. This Note Purchase Agreement constitutes the legal, valid and binding obligations of WTC, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

Section 3.03. Representations and Warranties of the Pass Through Trustee. Each Pass Through Trustee hereby confirms to each of the other parties hereto that its representations and warranties set forth in Section 7.15 of the Basic Pass Through Trust Agreement and Section 7.04 of the applicable Trust Supplement are true and correct as of the date hereof.

Section 3.04. Representations and Warranties of the Subordination Agent. The Subordination Agent represents and warrants that:

(a) Due Incorporation; Good Standing; Corporate Power; Etc. The Subordination Agent is a Delaware trust company duly organized and validly existing in good standing under the laws of the State of Delaware, holds a valid certificate to do business as a Delaware trust company, and has the full corporate power, authority and legal right under the laws of the United States and of the state of the United States in which it is located and pertaining to its trust and fiduciary powers to execute and deliver this Note Purchase Agreement and each Financing Agreement to which it is or will be a party and to perform its obligations under this Note Purchase Agreement and each Financing Agreement to which it is or will be a party;

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(b) Due Authorization; Enforceability. This Note Purchase Agreement has been duly authorized, executed and delivered by the Subordination Agent; this Note Purchase Agreement constitutes the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;

(c) Compliance with Laws; No Conflicts. None of the execution, delivery and performance by the Subordination Agent of this Note Purchase Agreement contravenes any law, rule or regulation of the state of the United States in which it is located or any United States governmental authority or agency regulating the Subordination Agent’s trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent or contravenes the Subordination Agent’s charter or by-laws or results in any breach of, or constitute a default under, any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;

(d) No Governmental Consents. Neither the execution and delivery by the Subordination Agent of this Note Purchase Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any governmental authority or agency of the state of the United States in which it is located or any federal governmental authority or agency regulating the Subordination Agent’s trust or fiduciary powers;

(e) Certain Tax Matters. There are no Taxes payable by the Subordination Agent imposed by any state of the United States in which it is located or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Note Purchase Agreement or the Intercreditor Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by any state of the United States in which it is located or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities); and

(f) No Proceedings. There are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Note Purchase Agreement.

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Section 3.05. Representations and Warranties of the Escrow Agent. The Escrow Agent represents and warrants that:

(a) Due Incorporation; Good Standing; Corporate Power; Etc. The Escrow Agent is a national banking association duly incorporated, validly existing and in good standing under the laws of the United States and has the full corporate power, authority and legal right under the laws of the United States and of the state of the United States in which it is located and pertaining to its banking, trust and fiduciary powers to execute and deliver this Note Purchase Agreement, each Deposit Agreement and each Escrow and Paying Agent Agreement (collectively, the “Escrow Agent Agreements”) and to carry out the obligations of the Escrow Agent under each of the Escrow Agent Agreements;

(b) Due Authorization; No Conflicts. The execution and delivery by the Escrow Agent of each of the Escrow Agent Agreements and the performance by the Escrow Agent of its obligations hereunder and thereunder have been duly authorized by the Escrow Agent and will not violate its articles of association or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

(c) Enforceability. Each of the Escrow Agent Agreements constitutes the legal, valid and binding obligations of the Escrow Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

Section 3.06. Representations and Warranties of the Paying Agent. The Paying Agent represents and warrants that:

(a) Due Incorporation; Good Standing; Corporate Power; Etc. The Paying Agent is a Delaware trust company duly organized and validly existing in good standing under the laws of the State of Delaware, holds a valid certificate to do business as a Delaware trust company, and has the full corporate power, authority and legal right under the laws of the United States and of the state in which it is located and pertaining to its trust and fiduciary powers to execute and deliver this Note Purchase Agreement and each Escrow and Paying Agent Agreement (collectively, the “Paying Agent Agreements”) and to carry out the obligations of the Paying Agent under each of the Paying Agent Agreements;

(b) Due Authorization; No Conflicts. The execution and delivery by the Paying Agent of each of the Paying Agent Agreements and the performance by the Paying Agent of its obligations hereunder and thereunder have been duly authorized by the Paying Agent and will not violate its charter or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and

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(c) Enforceability. Each of the Paying Agent Agreements constitutes the legal, valid and binding obligations of the Paying Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.

ARTICLE IV COVENANTS.

Section 4.01. Covenants of the Company.

(a) Maintenance of Corporate Existence. Subject to, and except as contemplated by, Section 4(a)(iii) of this Note Purchase Agreement, the Company shall at all times maintain its corporate existence.

(b) Maintenance of Status as Certificated Air Carrier; Section 1110. The Company shall, for as long as and to the extent required under Section 1110 in order that the Loan Trustee shall be entitled to any of the benefits of Section 1110 with respect to the Aircraft, remain a Certificated Air Carrier.

(c) Merger, Consolidation, Acquisition of the Company. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease substantially all of its assets as an entirety to any Person, unless the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall execute and deliver to the Pass Through Trustees, the Subordination Agent, the Escrow Agent and the Paying Agent an agreement containing the express assumption by such successor Person of the due and punctual performance and observance of each covenant and condition of this Note Purchase Agreement to be performed or observed by the Company. Upon any such consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Company as an entirety, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Note Purchase Agreement with the same effect as if such successor Person had been named as the Company herein.

(d) Notice of Occurrence of Cut-Off Date. The Company agrees to provide written notice (A) to each of the parties hereto of the occurrence of the Cut-Off Date no later than one Business Day after the date thereof and (B) to the Escrow Agent and the Rating Agencies of the occurrence of a labor strike at a Manufacturer resulting in an extension of the Delivery Period Termination Date as contemplated in clause (a) of the definition thereof.

(e) Refinancing of Equipment Notes; Additional Series Equipment Notes. The Company shall have the option, at any time and from time to time, (A) to redeem any Series B Equipment Notes (or any series of Additional Series Equipment Notes) with respect to all of the Aircraft for which Series B Equipment Notes (or such series of Additional Series Equipment Notes) are at the time outstanding and issue, with respect to any or all of the Aircraft, new Equipment Notes with the same series designation as, but with terms that may be the same as or

12	Note Purchase Agreement American Airlines 2026-2 EETC

different from those of, the redeemed Equipment Notes, (B) to issue one or more series of Additional Series Equipment Notes with respect to any or all of the Aircraft under any Indenture (including, for the avoidance of doubt, multiple issuances at the same or different times resulting in more than one series of Additional Series Equipment Notes being outstanding at any time), and (C) at any time following the payment in full at maturity or otherwise of Series B Equipment Notes (or any series of Additional Series Equipment Notes) with respect to all of the Aircraft for which Series B Equipment Notes (or such series of Additional Series Equipment Notes) are at the time outstanding, to issue, with respect to any or all of the Aircraft, new Equipment Notes with the same series designation as, but with terms that may be the same as or different from those of, such Equipment Notes that have been paid in full; provided that the Company shall have obtained a Rating Agency Confirmation with respect to any Class of Certificates then rated by such Rating Agency that will remain outstanding in connection with such issuance, such redemption and issuance or such payment and issuance, as applicable. Any such issuance, such redemption and issuance or such payment and issuance, as applicable, shall be subject to the terms of Section 8.01(c) or 8.01(d), as applicable, of the Intercreditor Agreement. If any such new Series B Equipment Notes or Additional Series Equipment Notes or new Additional Series Equipment Notes are to be so issued, the pass through trustee of the pass through trust that acquires such new Series B Equipment Notes or Additional Series Equipment Notes or new Additional Series Equipment Notes, as applicable, shall execute and deliver an instrument (which may be, including, without limitation, a joinder agreement) by which such pass through trustee becomes a party hereto, and each of the parties hereto agrees, at the Company’s request, to enter into any amendments to (or any amendment and restatement of) this Note Purchase Agreement (including, without limitation, any modifications of the Indenture Form and the Participation Agreement Form) and any other Operative Agreements as may be necessary or desirable to give effect to such issuance, such redemption and issuance or such payment and issuance of any such new Series B Equipment Notes or Additional Series Equipment Notes or new Additional Series Equipment Notes, as applicable, and the issuance of pass through certificates by any pass through trust that acquires any such new Series B Equipment Notes or Additional Series Equipment Notes or new Additional Series Equipment Notes, as applicable, and to make changes relating to any of the foregoing (including, without limitation, to provide for any prefunding mechanism in connection therewith) and to provide for any credit support for any pass through certificates relating to any such new Series B Equipment Notes or Additional Series Equipment Notes or new Additional Series Equipment Notes (including, without limitation, to provide for payment of fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including, without limitation, to specify such credit support as a “Liquidity Facility” and the provider of any such credit support as a “Liquidity Provider” and, if such Liquidity Facility is to be comprised of more than one instrument, to incorporate appropriate mechanics for multiple Liquidity Facilities for a single Pass Through Trust)).

(f) Certain Reports to Subordination Agent. Promptly after the occurrence of a Triggering Event or an Indenture Event of Default resulting from the failure of the Company to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Event of Default shall be continuing, the Company shall, at the Subordination Agent’s request from time to time but in any event no more frequently than once every three months, provide to the Subordination Agent a statement setting forth the following information with respect to each Aircraft then subject to the lien of an Indenture: (A) whether the Aircraft are currently in service or parked in storage, (B) the maintenance status of the Aircraft, and (C) the location of the Engines (as defined in the respective Indentures to which such Aircraft are subject). As used in this Section 4(a)(vi), the terms “Triggering Event”, “Indenture Event of Default” and “Regular Distribution Date” have the respective meanings set forth in the Intercreditor Agreement.

13	Note Purchase Agreement American Airlines 2026-2 EETC

Section 4.02. Covenants by WTC.

(a) Status as Citizen of the United States. WTC, in its individual capacity, covenants with each of the other parties to this Note Purchase Agreement that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a Citizen of the United States and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith. Upon WTC giving any such notice, WTC shall, subject to Section 8.01 of any Indenture then entered into, resign as Loan Trustee in respect of such Indenture.

(b) Situs of Activity. Except with the consent of the Company, which shall not be unreasonably withheld, WTC will act as Pass Through Trustee and Subordination Agent solely through its offices within the State of Delaware, except for such services as may be performed for it by independent agents in the ordinary course of business, but not directly by it, in other states.

Section 4.03. [Reserved].

Section 4.04. Covenants by the Pass Through Trustees.

(a) Tax Forms of the Pass Through Trustees. On or prior to the Issuance Date, each Pass Through Trustee shall have provided a completed and executed copy of IRS Form W-9 to each of the Company, the Subordination Agent, the Liquidity Providers, the Escrow Agent, the Paying Agent and the Depositary.

(b) Tax Forms of Pass Through Trustee of New or Additional Series Pass Through Trust. If any new Equipment Notes or Additional Series Equipment Notes shall be issued under any Indenture as provided in Section 4(a)(v), on or prior to the date such new Equipment Notes or Additional Series Equipment Notes, as applicable, shall have been so issued, the pass through trustee of the pass through trust that acquires such new Equipment Notes or the Additional Series Pass Through Trustee, as applicable, shall have provided a completed and executed copy of IRS Form W-9 to each of the Company and the Subordination Agent and, if a liquidity facility shall have been provided with respect to such new pass through trust or the Additional Series Pass Through Trust, to the provider of such liquidity facility and, if such new Equipment Notes or Additional Series Equipment Notes shall be issued on or prior to the Delivery Period Termination Date, to the Escrow Agent, the Paying Agent and the Depositary.

14	Note Purchase Agreement American Airlines 2026-2 EETC

ARTICLE V DEPOSITARY DOWNGRADE AND REPLACEMENT OF DEPOSITARY.

Section 5.01. Depositary Downgrade and Option to Replace. In the case of either (i) with respect to (x) the Class A Certificates, if the Depositary’s Long-Term Rating is downgraded by S&P below A- or (y) the Class B Certificates, if the Depositary’s Long-Term Rating is downgraded by S&P below A- or (z) the Class A Certificates, if the Depositary is downgraded by Fitch such that, following such downgrade by Fitch, the Depositary does not have a Long-Term Rating of at least BBB issued by Fitch or a Short-Term Rating of at least F2 issued by Fitch, or the Class B Certificates, if the Depositary is downgraded by Fitch such that, following such downgrade by Fitch, the Depositary does not have a Long-Term Rating of at least BBB- issued by Fitch or a Short-Term Rating of at least F3 issued by Fitch (each such minimum Long-Term Rating or Short-Term Rating for each Class of Certificates, a “Depositary Threshold Rating” for the applicable Rating Agency for such Class of Certificates), and the Company shall not have received a Rating Agency Confirmation from the applicable Rating Agency with respect to any Class of Certificates related to the Depositary downgraded by such Rating Agency, or (ii) the Company, in its sole discretion, gives written notice to the Depositary of any Class of Certificates of the Company’s election that the Depositary for such Class of Certificates be replaced, then, the Company shall, within 35 days after such event occurring, cause the Depositary for such Class of Certificates to be replaced with a depositary bank meeting the terms and on the conditions set forth in Section 5(c) (a “Replacement Depositary”).

Section 5.02. [Reserved].

Section 5.03. Terms and Preconditions for Replacement of Depositary.

(a) Minimum Credit Ratings; Confirmation from Rating Agencies. Any Replacement Depositary for any Class of Certificates may either be (x) one that meets the Depositary Threshold Rating for such Class of Certificates for each Rating Agency or (y) one that does not meet the Depositary Threshold Rating for such Class of Certificates for each Rating Agency, so long as, in the case of either of the immediately preceding clauses (x) and (y), the Company shall have obtained a Rating Agency Confirmation with respect to such Class of Certificates then rated by such Rating Agency in connection with the replacement of the Depositary with such Replacement Depositary.

(b) Certain Fees and Expenses. The Company shall pay all fees, expenses and other amounts then owing to the replaced Depositary. The Company shall also pay (x) any up-front fee of the Replacement Depositary and (y) all reasonable out-of-pocket expenses (including reasonable fees and expenses of legal counsel) of the parties hereto, except for the replaced Depositary (including, without limitation, all amounts payable to the Rating Agencies) incurred in connection with such replacement.

(c) Replacement Deposit Agreements; Opinions and Other Closing Requirements. The Company shall cause the Replacement Depositary to enter into a Replacement Deposit Agreement for the applicable Class of Certificates with the Escrow Agent (and the Escrow Agent agrees to enter into any such Replacement Deposit Agreement upon request of the Company) and shall cause the Replacement Depositary to deliver to the Company and each Rating Agency legal opinions and other closing documentation substantially similar in scope and substance as those that were delivered by the Depositary being replaced in connection with the execution and delivery of the Deposit Agreement being replaced.

15	Note Purchase Agreement American Airlines 2026-2 EETC

Section 5.04. Withdrawal Certificate and Notice of Replacement Withdrawal. Upon satisfaction of the conditions set forth in Section 5(c), the Company shall instruct each Pass Through Trustee, and each Pass Through Trustee agrees, to execute and deliver to the Escrow Agent a duly completed Withdrawal Certificate (as defined in the Escrow and Paying Agent Agreements) together with a Notice of Replacement Withdrawal (as defined in the Escrow and Paying Agent Agreements).

Section 5.05. Amendments to Documents. Each of the parties hereto agrees, at the Company’s request, to enter into any amendments to this Note Purchase Agreement, the applicable Escrow and Paying Agent Agreement and any other Operative Agreements as may be necessary or desirable to give effect to the replacement of the Depositary for any Class of Certificates with the Replacement Depositary therefor and the replacement of the applicable Deposit Agreement with a Replacement Deposit Agreement.

Section 5.06. Effect of Replacement. Until the execution and delivery of a Replacement Deposit Agreement for a Class of Certificates, the applicable Deposit Agreement for such Class of Certificates with the Depositary being replaced shall remain in full force and effect. Upon the execution and delivery of a Replacement Deposit Agreement for such Class of Certificates, the Replacement Depositary for such Class of Certificates shall be deemed to be the Depositary for such Class of Certificates with all of the rights and obligations of the Depositary for such Class of Certificates hereunder and under the other Operative Agreements and the Replacement Deposit Agreement shall be deemed to be the applicable Deposit Agreement for such Class of Certificates hereunder and under the other Operative Agreements.

ARTICLE VI NOTICES

Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents or waivers required or permitted by the terms and provisions of this Note Purchase Agreement shall be in English and in writing, and given by United States registered or certified mail, return receipt requested, overnight courier service or facsimile, and any such notice shall be effective when received (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) to the relevant party hereto at the address or facsimile number set forth below the signature of such party at the foot of this Note Purchase Agreement or to such other address or facsimile number as such party may hereafter specify by notice to the other parties.

ARTICLE VII EXPENSES

So long as no Equipment Notes have been issued in respect of any Aircraft, the Company agrees to pay:

Section 7.01. Certain Liquidity Provider Fees. To the Subordination Agent when due an amount or amounts equal to the fees payable to the applicable Liquidity Provider under Section 2.03 of each Liquidity Facility and under the related Fee Letter (as defined in the Intercreditor Agreement);

16	Note Purchase Agreement American Airlines 2026-2 EETC

Section 7.02. Under the Liquidity Facilities. To the Subordination Agent when due (i) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of each Liquidity Facility minus Investment Earnings while such Downgrade Advance shall be outstanding and (ii) any other amounts owed to the applicable Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances), except to the extent payable pursuant to clause (i) of this sentence;

Section 7.03. Under the Pass Through Trust Agreements. All compensation and reimbursement of expenses, disbursements and advances payable by the Company under the Pass Through Trust Agreements;

Section 7.04. Under the Intercreditor Agreement. All compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement; and

Section 7.05. Escrow Agent and Paying Agent. In the event the Company requests any amendment to any Operative Agreement, all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the Escrow Agent and/or the Paying Agent in connection therewith.

For purposes of this Section 7, the terms “Applied Downgrade Advance”, “Downgrade Advance” and “Investment Earnings” shall have the meanings specified in each Liquidity Facility.

ARTICLE VIII FURTHER ASSURANCES.

Each party hereto shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with its administration of, or to carry out more effectually the purposes of, or to better assure and confirm unto it the rights and benefits to be provided under, this Note Purchase Agreement.

ARTICLE IX MISCELLANEOUS.

Section 9.01. Survival of Representations and Covenants. The representations and warranties herein of the Company, the Subordination Agent, the Escrow Agent, the Paying Agent and each Pass Through Trustee shall survive the expiration or other termination of this Note Purchase Agreement. The rights and obligations of each of the parties hereto set forth in Section 4(a)(v), Section 4(b) and Section 5 of this Note Purchase Agreement shall survive the expiration or other termination of this Note Purchase Agreement.

17	Note Purchase Agreement American Airlines 2026-2 EETC

Section 9.02. Counterparts; Amendments; Effect of Headings; Successors and Assigns. This Note Purchase Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Note Purchase Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Note Purchase Agreement, but all of such counterparts together shall constitute one instrument. Neither this Note Purchase Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The Table of Contents to this Note Purchase Agreement and the headings of the various Sections and Subsections of this Note Purchase Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Note Purchase Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and permitted assigns, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, the Escrow Agent and its successors as Escrow Agent under the Escrow and Paying Agent Agreements, the Paying Agent and its successors as Paying Agent under the Escrow and Paying Agent Agreements and the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail, pdf, electronic signature or any other electronic means (e.g., “pdf”, DocuSign or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “delivery”, “execute”, “execution”, “signed”, “signature”, and words of like import in any document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 9.03. Benefits of Agreement. This Note Purchase Agreement is not intended to, and shall not, provide any Person not a party hereto (other than the Underwriters, each of the beneficiaries of Section 7 hereof, each Liquidity Provider as a beneficiary of Section 2(b) hereof and the Depositary as a beneficiary of Section 5(c)(ii) hereof) with any rights of any nature whatsoever against any of the parties hereto, and no Person not a party hereto (other than the Underwriters, each of the beneficiaries of Section 7 hereof, each Liquidity Provider as a beneficiary of Section 2(b) hereof and the Depositary as a beneficiary of Section 5(c)(ii) hereof) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Note Purchase Agreement. To the extent that this Note Purchase Agreement expressly confers upon, gives or grants any right, power, privilege, benefit, interest, remedy or claim to any of the beneficiaries of Section 7 hereof (including, but not limited to, rights, powers, privileges, benefits, interests, remedies and claims under Section 7) to each Liquidity Provider with respect to Section 2(b) hereof, or to the Depositary with respect to Section 5(c)(ii) hereof, each such party is hereby recognized as a third party beneficiary hereunder and may enforce any such right, power, privilege, benefit, interest, remedy or claim.

18	Note Purchase Agreement American Airlines 2026-2 EETC

ARTICLE X GOVERNING LAW.

THIS NOTE PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS NOTE PURCHASE AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

ARTICLE XI SUBMISSION TO JURISDICTION.

Each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof and of all other Operative Agreements hereby (a) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Note Purchase Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns and (b) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Note Purchase Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.

[Signature Pages Follow]

19	Note Purchase Agreement American Airlines 2026-2 EETC

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

AMERICAN AIRLINES, INC.

By:	/s/ Clemens Metz
Name: Clemens Metz
Title: Vice President and Treasurer

Address: 1 Skyview Drive
Mail Drop 8B361
Fort Worth, Texas 76155
Ref.: American Airlines 2026-2 EETC
Attention: Treasurer
Telephone: [***]

[2026-2 EETC Note Purchase Agreement Signature Page]

WILMINGTON TRUST COMPANY, not in its individual capacity, except as otherwise provided herein, but solely as Pass Through Trustee

By:	/s/ Adam Vogelsong
Name: Adam Vogelsong
Title: Vice President

Address: 1100 North Market Street
Wilmington, Delaware 19890-1605
Attention: Corporate Trust Administration
Facsimile: [***]

WILMINGTON TRUST COMPANY, not in its individual capacity, except as otherwise provided herein, but solely as Subordination Agent

By:	/s/ Adam Vogelsong
Name: Adam Vogelsong
Title: Vice President

Address: 1100 North Market Street
Wilmington, Delaware 19890-1605
Attention: Corporate Trust Administration
Facsimile: [***]

[2026-2 EETC Note Purchase Agreement Signature Page]

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, except as otherwise provided herein, but solely as Escrow Agent

By:	/s/ Adam Vogelsong
Name: Adam Vogelsong
Title: Vice President

Address: 1100 North Market Street
Wilmington, Delaware 19890-1605
Attention: Corporate Trust Administration
Facsimile: [***]

WILMINGTON TRUST COMPANY, not in its individual capacity, except as otherwise provided herein, but solely as Paying Agent

By:	/s/ Adam Vogelsong
Name: Adam Vogelsong
Title: Vice President

Address: 1100 North Market Street
Wilmington, Delaware 19890-1605
Attention: Corporate Trust Administration
Facsimile: [***]

[2026-2 EETC Note Purchase Agreement Signature Page]

SCHEDULE I to

NOTE PURCHASE AGREEMENT

AIRCRAFT, EXISTING FINANCINGS AND SCHEDULED DELIVERY MONTHS

PART ONE – Owned Aircraft and Existing Financings

No.	U.S. Registration No.	Airframe Manufacturer	Airframe Model (including generic manufacturer and model)	Airframe MSN	Engine Manufacturer	Engine Model (including generic manufacturer and model)	Existing Financing
1	N474AN	Airbus	Airbus A321neo	13221	CFM International	LEAP 1A33
2	N157UW	Airbus	Airbus A321-200	5696	CFM International	CFM56-5B3/3B1
3	N568UW	Airbus	Airbus A321-200	5751	International Aero Engines	V2533-A5
4	N979UY	Airbus	Airbus A321-200	5763	International Aero Engines	V2533-A5
5	N980UY	Airbus	Airbus A321-200	5795	International Aero Engines	V2533-A5
6	N108NN	Airbus	Airbus A321-200	5946	International Aero Engines	V2533-A5
7	N110AN	Airbus	Airbus A321-200	5975	International Aero Engines	V2533-A5
8	N111ZM	Airbus	Airbus A321-200	5983	International Aero Engines	V2533-A5
9	N112AN	Airbus	Airbus A321-200	5991	International Aero Engines	V2533-A5
10	N113AN	Airbus	Airbus A321-200	6020	International Aero Engines	V2533-A5
11	N115NN	Airbus	Airbus A321-200	6063	International Aero Engines	V2533-A5
12	N117AN	Airbus	Airbus A321-200	6094	International Aero Engines	V2533-A5
13	N582UW	Airbus	Airbus A321-200	6175	International Aero Engines	V2533-A5
14	N583UW	Airbus	Airbus A321-200	6181	International Aero Engines	V2533-A5
15	N726AN	Boeing	Boeing 777-300ER	31550	General Electric	GE90-115
16	N727AN	Boeing	Boeing 777-300ER	33541	General Electric	GE90-115

PART TWO – Eligible Aircraft and Scheduled Delivery Months

No.	U.S. Registration No. (Actual or Expected)	Airframe Manufacturer	Airframe Model (including generic manufacturer and model)	Scheduled Delivery Month
1	N475AN	Airbus	Airbus A321neo	October 2026
2	N476AN	Airbus	Airbus A321neo	October 2026
3	N480AN	Airbus	Airbus A321neo	October 2026
4	N481AN	Airbus	Airbus A321neo	November 2026
5	N477AN	Airbus	Airbus A321neo	November 2026
6	N482AN	Airbus	Airbus A321neo	December 2026
7	N478AN	Airbus	Airbus A321neo	December 2026
8	N479AN	Airbus	Airbus A321neo	February 2027
9	N307NY	Airbus	Airbus A321 XLR	September 2026
10	N315XR	Airbus	Airbus A321 XLR	November 2026
11	N310NY	Airbus	Airbus A321 XLR	December 2026
12	N312NY	Airbus	Airbus A321 XLR	December 2026
13	N311NY	Airbus	Airbus A321 XLR	January 2027
14	N352KR	Embraer	Embraer E175	September 2026
15	N353EG	Embraer	Embraer E175	September 2026
16	N354CG	Embraer	Embraer E175	October 2026
17	N359MH	Embraer	Embraer E175	November 2026
18	N360YF	Embraer	Embraer E175	November 2026
19	N361JJ	Embraer	Embraer E175	November 2026
20	N362AU	Embraer	Embraer E175	December 2026
21	N363RR	Embraer	Embraer E175	December 2026

Sch. III-2	Note Purchase Agreement American Airlines 2026-2 Aircraft EETC

SCHEDULE II to

NOTE PURCHASE AGREEMENT

TRUST SUPPLEMENTS

Trust Supplement No. 2026-2A, dated as of the Issuance Date, between the Company and the Pass Through Trustee in respect of the American Airlines Pass Through Trust, Series 2026-2A.

Trust Supplement No. 2026-2B, dated as of the Issuance Date, between the Company and the Pass Through Trustee in respect of the American Airlines Pass Through Trust, Series 2026-2B.

Sch. II-1	Note Purchase Agreement American Airlines 2026-2 Aircraft EETC

SCHEDULE III to

NOTE PURCHASE AGREEMENT

REQUIRED TERMS

Equipment Notes

Obligor:	The Company

Maximum Aggregate Principal Amount:	$1,325,382,000

The original principal amount and amortization schedule of the Series A Equipment Notes and Series B Equipment Notes issued with respect to an Aircraft shall be as set forth in the following tables, provided that, if any such Equipment Note is issued on or after any date scheduled for a principal payment in the applicable amortization table below, the original principal amount of such Equipment Note will be reduced by the aggregate principal amount scheduled for payment on or prior to such issuance date and the principal amortization schedule for such Equipment Note will commence on the first scheduled principal payment date in such schedule occurring after the issuance of such Equipment Note (in the case of the amortization schedules, expressed as percentages of the original principal amount of such Equipment Notes):

PRINCIPAL AMOUNTS OF EQUIPMENT NOTES

Aircraft	Series A	Series B	Total
N474AN	$41,075,000	$10,701,000	$51,776,000
N475AN	41,338,000	10,768,000	52,106,000
N476AN	41,338,000	10,768,000	52,106,000
N480AN	41,338,000	10,768,000	52,106,000
N481AN	41,425,000	10,792,000	52,217,000
N477AN	41,425,000	10,792,000	52,217,000
N482AN	41,513,000	10,814,000	52,327,000
N478AN	41,513,000	10,814,000	52,327,000
N479AN	41,688,000	10,859,000	52,547,000
N307NY	44,833,000	11,680,000	56,513,000
N315XR	45,018,000	11,727,000	56,745,000
N310NY	45,113,000	11,752,000	56,865,000
N312NY	45,113,000	11,752,000	56,865,000
N311NY	45,202,000	11,776,000	56,978,000
N157UW	13,927,000	3,628,000	17,555,000

Sch. III-1	Note Purchase Agreement American Airlines 2026-2 Aircraft EETC

N568UW	11,769,000	3,066,000	14,835,000
N979UY	14,024,000	3,653,000	17,677,000
N980UY	11,954,000	3,114,000	15,068,000
N108NN	19,106,000	4,977,000	24,083,000
N110AN	17,231,000	4,488,000	21,719,000
N111ZM	18,217,000	4,745,000	22,962,000
N112AN	19,442,000	5,065,000	24,507,000
N113AN	17,716,000	4,615,000	22,331,000
N115NN	19,709,000	5,134,000	24,843,000
N117AN	19,397,000	5,053,000	24,450,000
N582UW	15,656,000	4,079,000	19,735,000
N583UW	15,998,000	4,168,000	20,166,000
N726AN	42,866,000	11,166,000	54,032,000
N727AN	43,432,000	11,314,000	54,746,000
N352KR	19,064,000	4,966,000	24,030,000
N353EG	19,064,000	4,966,000	24,030,000
N354CG	19,105,000	4,978,000	24,083,000
N359MH	19,153,000	4,990,000	24,143,000
N360YF	19,153,000	4,990,000	24,143,000
N361JJ	19,153,000	4,990,000	24,143,000
N362AU	19,201,000	5,002,000	24,203,000
N363RR	19,201,000	5,002,000	24,203,000

Sch. III-2	Note Purchase Agreement American Airlines 2026-2 Aircraft EETC

AMORTIZATION SCHEDULES

A. Airbus A321neo

	N474AN
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$41,075,000.00	$—	$10,701,000.00
February 20, 2027	—	41,075,000.00	—	10,701,000.00
August 20, 2027	1,678,000.00	39,397,000.00	578,000.00	10,123,000.00
February 20, 2028	1,678,000.00	37,719,000.00	578,000.00	9,545,000.00
August 20, 2028	1,520,000.00	36,199,000.00	482,000.00	9,063,000.00
February 20, 2029	1,520,000.00	34,679,000.00	482,000.00	8,581,000.00
August 20, 2029	1,130,000.00	33,549,000.00	482,000.00	8,099,000.00
February 20, 2030	1,130,000.00	32,419,000.00	482,000.00	7,617,000.00
August 20, 2030	1,130,000.00	31,289,000.00	482,000.00	7,135,000.00
February 20, 2031	1,130,000.00	30,159,000.00	482,000.00	6,653,000.00
August 20, 2031	1,130,000.00	29,029,000.00	482,000.00	6,171,000.00
February 20, 2032	1,130,000.00	27,899,000.00	482,000.00	5,689,000.00
August 20, 2032	1,130,000.00	26,769,000.00	482,000.00	5,207,000.00
February 20, 2033	1,130,000.00	25,639,000.00	482,000.00	4,725,000.00
August 20, 2033	1,130,000.00	24,509,000.00	482,000.00	4,243,000.00
February 20, 2034	1,130,000.00	23,379,000.00	482,000.00	3,761,000.00
August 20, 2034	1,130,000.00	22,249,000.00	482,000.00	3,279,000.00
February 20, 2035	1,130,000.00	21,119,000.00	482,000.00	2,797,000.00
August 20, 2035	1,130,000.00	19,989,000.00	2,797,000.00	—
February 20, 2036	1,130,000.00	18,859,000.00	—	—
August 20, 2036	1,130,000.00	17,729,000.00	—	—
February 20, 2037	1,130,000.00	16,599,000.00	—	—
August 20, 2037	1,130,000.00	15,469,000.00	—	—
February 20, 2038	1,130,000.00	14,339,000.00	—	—
August 20, 2038	1,130,000.00	13,209,000.00	—	—
February 20, 2039	13,209,000.00	—	—	—

	N475AN
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$41,338,000.00	$—	$10,768,000.00
February 20, 2027	—	41,338,000.00	—	10,768,000.00
August 20, 2027	1,689,000.00	39,649,000.00	581,000.00	10,187,000.00
February 20, 2028	1,689,000.00	37,960,000.00	581,000.00	9,606,000.00
August 20, 2028	1,530,000.00	36,430,000.00	485,000.00	9,121,000.00
February 20, 2029	1,530,000.00	34,900,000.00	485,000.00	8,636,000.00
August 20, 2029	1,137,000.00	33,763,000.00	485,000.00	8,151,000.00
February 20, 2030	1,137,000.00	32,626,000.00	485,000.00	7,666,000.00
August 20, 2030	1,137,000.00	31,489,000.00	485,000.00	7,181,000.00
February 20, 2031	1,137,000.00	30,352,000.00	485,000.00	6,696,000.00
August 20, 2031	1,137,000.00	29,215,000.00	485,000.00	6,211,000.00
February 20, 2032	1,137,000.00	28,078,000.00	485,000.00	5,726,000.00
August 20, 2032	1,137,000.00	26,941,000.00	485,000.00	5,241,000.00
February 20, 2033	1,137,000.00	25,804,000.00	485,000.00	4,756,000.00
August 20, 2033	1,137,000.00	24,667,000.00	485,000.00	4,271,000.00
February 20, 2034	1,137,000.00	23,530,000.00	485,000.00	3,786,000.00
August 20, 2034	1,137,000.00	22,393,000.00	485,000.00	3,301,000.00
February 20, 2035	1,137,000.00	21,256,000.00	485,000.00	2,816,000.00
August 20, 2035	1,137,000.00	20,119,000.00	2,816,000.00	—
February 20, 2036	1,137,000.00	18,982,000.00	—	—
August 20, 2036	1,137,000.00	17,845,000.00	—	—
February 20, 2037	1,137,000.00	16,708,000.00	—	—
August 20, 2037	1,137,000.00	15,571,000.00	—	—
February 20, 2038	1,137,000.00	14,434,000.00	—	—
August 20, 2038	1,137,000.00	13,297,000.00	—	—
February 20, 2039	13,297,000.00	—	—	—

Sch. III-3	Note Purchase Agreement American Airlines 2026-2 Aircraft EETC

	N476AN
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$41,338,000.00	$—	$10,768,000.00
February 20, 2027	—	41,338,000.00	—	10,768,000.00
August 20, 2027	1,689,000.00	39,649,000.00	581,000.00	10,187,000.00
February 20, 2028	1,689,000.00	37,960,000.00	581,000.00	9,606,000.00
August 20, 2028	1,530,000.00	36,430,000.00	485,000.00	9,121,000.00
February 20, 2029	1,530,000.00	34,900,000.00	485,000.00	8,636,000.00
August 20, 2029	1,137,000.00	33,763,000.00	485,000.00	8,151,000.00
February 20, 2030	1,137,000.00	32,626,000.00	485,000.00	7,666,000.00
August 20, 2030	1,137,000.00	31,489,000.00	485,000.00	7,181,000.00
February 20, 2031	1,137,000.00	30,352,000.00	485,000.00	6,696,000.00
August 20, 2031	1,137,000.00	29,215,000.00	485,000.00	6,211,000.00
February 20, 2032	1,137,000.00	28,078,000.00	485,000.00	5,726,000.00
August 20, 2032	1,137,000.00	26,941,000.00	485,000.00	5,241,000.00
February 20, 2033	1,137,000.00	25,804,000.00	485,000.00	4,756,000.00
August 20, 2033	1,137,000.00	24,667,000.00	485,000.00	4,271,000.00
February 20, 2034	1,137,000.00	23,530,000.00	485,000.00	3,786,000.00
August 20, 2034	1,137,000.00	22,393,000.00	485,000.00	3,301,000.00
February 20, 2035	1,137,000.00	21,256,000.00	485,000.00	2,816,000.00
August 20, 2035	1,137,000.00	20,119,000.00	2,816,000.00	—
February 20, 2036	1,137,000.00	18,982,000.00	—	—
August 20, 2036	1,137,000.00	17,845,000.00	—	—
February 20, 2037	1,137,000.00	16,708,000.00	—	—
August 20, 2037	1,137,000.00	15,571,000.00	—	—
February 20, 2038	1,137,000.00	14,434,000.00	—	—
August 20, 2038	1,137,000.00	13,297,000.00	—	—
February 20, 2039	13,297,000.00	—	—	—

	N480AN
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$41,338,000.00	$—	$10,768,000.00
February 20, 2027	—	41,338,000.00	—	10,768,000.00
August 20, 2027	1,689,000.00	39,649,000.00	581,000.00	10,187,000.00
February 20, 2028	1,689,000.00	37,960,000.00	581,000.00	9,606,000.00
August 20, 2028	1,530,000.00	36,430,000.00	485,000.00	9,121,000.00
February 20, 2029	1,530,000.00	34,900,000.00	485,000.00	8,636,000.00
August 20, 2029	1,137,000.00	33,763,000.00	485,000.00	8,151,000.00
February 20, 2030	1,137,000.00	32,626,000.00	485,000.00	7,666,000.00
August 20, 2030	1,137,000.00	31,489,000.00	485,000.00	7,181,000.00
February 20, 2031	1,137,000.00	30,352,000.00	485,000.00	6,696,000.00
August 20, 2031	1,137,000.00	29,215,000.00	485,000.00	6,211,000.00
February 20, 2032	1,137,000.00	28,078,000.00	485,000.00	5,726,000.00
August 20, 2032	1,137,000.00	26,941,000.00	485,000.00	5,241,000.00
February 20, 2033	1,137,000.00	25,804,000.00	485,000.00	4,756,000.00
August 20, 2033	1,137,000.00	24,667,000.00	485,000.00	4,271,000.00
February 20, 2034	1,137,000.00	23,530,000.00	485,000.00	3,786,000.00
August 20, 2034	1,137,000.00	22,393,000.00	485,000.00	3,301,000.00
February 20, 2035	1,137,000.00	21,256,000.00	485,000.00	2,816,000.00
August 20, 2035	1,137,000.00	20,119,000.00	2,816,000.00	—
February 20, 2036	1,137,000.00	18,982,000.00	—	—
August 20, 2036	1,137,000.00	17,845,000.00	—	—
February 20, 2037	1,137,000.00	16,708,000.00	—	—
August 20, 2037	1,137,000.00	15,571,000.00	—	—
February 20, 2038	1,137,000.00	14,434,000.00	—	—
August 20, 2038	1,137,000.00	13,297,000.00	—	—
February 20, 2039	13,297,000.00	—	—	—

Sch. III-4	Note Purchase Agreement American Airlines 2026-2 Aircraft EETC

	N481AN
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$41,425,000.00	$—	$10,792,000.00
February 20, 2027	—	41,425,000.00	—	10,792,000.00
August 20, 2027	1,693,000.00	39,732,000.00	583,000.00	10,209,000.00
February 20, 2028	1,693,000.00	38,039,000.00	583,000.00	9,626,000.00
August 20, 2028	1,533,000.00	36,506,000.00	486,000.00	9,140,000.00
February 20, 2029	1,533,000.00	34,973,000.00	486,000.00	8,654,000.00
August 20, 2029	1,139,000.00	33,834,000.00	486,000.00	8,168,000.00
February 20, 2030	1,139,000.00	32,695,000.00	486,000.00	7,682,000.00
August 20, 2030	1,139,000.00	31,556,000.00	486,000.00	7,196,000.00
February 20, 2031	1,139,000.00	30,417,000.00	486,000.00	6,710,000.00
August 20, 2031	1,139,000.00	29,278,000.00	486,000.00	6,224,000.00
February 20, 2032	1,139,000.00	28,139,000.00	486,000.00	5,738,000.00
August 20, 2032	1,139,000.00	27,000,000.00	486,000.00	5,252,000.00
February 20, 2033	1,139,000.00	25,861,000.00	486,000.00	4,766,000.00
August 20, 2033	1,139,000.00	24,722,000.00	486,000.00	4,280,000.00
February 20, 2034	1,139,000.00	23,583,000.00	486,000.00	3,794,000.00
August 20, 2034	1,139,000.00	22,444,000.00	486,000.00	3,308,000.00
February 20, 2035	1,139,000.00	21,305,000.00	486,000.00	2,822,000.00
August 20, 2035	1,139,000.00	20,166,000.00	2,822,000.00	—
February 20, 2036	1,139,000.00	19,027,000.00	—	—
August 20, 2036	1,139,000.00	17,888,000.00	—	—
February 20, 2037	1,139,000.00	16,749,000.00	—	—
August 20, 2037	1,139,000.00	15,610,000.00	—	—
February 20, 2038	1,139,000.00	14,471,000.00	—	—
August 20, 2038	1,139,000.00	13,332,000.00	—	—
February 20, 2039	13,332,000.00	—	—	—

	N477AN
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$41,425,000.00	$—	$10,792,000.00
February 20, 2027	—	41,425,000.00	—	10,792,000.00
August 20, 2027	1,693,000.00	39,732,000.00	583,000.00	10,209,000.00
February 20, 2028	1,693,000.00	38,039,000.00	583,000.00	9,626,000.00
August 20, 2028	1,533,000.00	36,506,000.00	486,000.00	9,140,000.00
February 20, 2029	1,533,000.00	34,973,000.00	486,000.00	8,654,000.00
August 20, 2029	1,139,000.00	33,834,000.00	486,000.00	8,168,000.00
February 20, 2030	1,139,000.00	32,695,000.00	486,000.00	7,682,000.00
August 20, 2030	1,139,000.00	31,556,000.00	486,000.00	7,196,000.00
February 20, 2031	1,139,000.00	30,417,000.00	486,000.00	6,710,000.00
August 20, 2031	1,139,000.00	29,278,000.00	486,000.00	6,224,000.00
February 20, 2032	1,139,000.00	28,139,000.00	486,000.00	5,738,000.00
August 20, 2032	1,139,000.00	27,000,000.00	486,000.00	5,252,000.00
February 20, 2033	1,139,000.00	25,861,000.00	486,000.00	4,766,000.00
August 20, 2033	1,139,000.00	24,722,000.00	486,000.00	4,280,000.00
February 20, 2034	1,139,000.00	23,583,000.00	486,000.00	3,794,000.00
August 20, 2034	1,139,000.00	22,444,000.00	486,000.00	3,308,000.00
February 20, 2035	1,139,000.00	21,305,000.00	486,000.00	2,822,000.00
August 20, 2035	1,139,000.00	20,166,000.00	2,822,000.00	—
February 20, 2036	1,139,000.00	19,027,000.00	—	—
August 20, 2036	1,139,000.00	17,888,000.00	—	—
February 20, 2037	1,139,000.00	16,749,000.00	—	—
August 20, 2037	1,139,000.00	15,610,000.00	—	—
February 20, 2038	1,139,000.00	14,471,000.00	—	—
August 20, 2038	1,139,000.00	13,332,000.00	—	—
February 20, 2039	13,332,000.00	—	—	—

Sch. III-5	Note Purchase Agreement American Airlines 2026-2 Aircraft EETC

	N482AN
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$41,513,000.00	$—	$10,814,000.00
February 20, 2027	—	41,513,000.00	—	10,814,000.00
August 20, 2027	1,696,000.00	39,817,000.00	584,000.00	10,230,000.00
February 20, 2028	1,696,000.00	38,121,000.00	584,000.00	9,646,000.00
August 20, 2028	1,536,000.00	36,585,000.00	487,000.00	9,159,000.00
February 20, 2029	1,536,000.00	35,049,000.00	487,000.00	8,672,000.00
August 20, 2029	1,142,000.00	33,907,000.00	487,000.00	8,185,000.00
February 20, 2030	1,142,000.00	32,765,000.00	487,000.00	7,698,000.00
August 20, 2030	1,142,000.00	31,623,000.00	487,000.00	7,211,000.00
February 20, 2031	1,142,000.00	30,481,000.00	487,000.00	6,724,000.00
August 20, 2031	1,142,000.00	29,339,000.00	487,000.00	6,237,000.00
February 20, 2032	1,142,000.00	28,197,000.00	487,000.00	5,750,000.00
August 20, 2032	1,142,000.00	27,055,000.00	487,000.00	5,263,000.00
February 20, 2033	1,142,000.00	25,913,000.00	487,000.00	4,776,000.00
August 20, 2033	1,142,000.00	24,771,000.00	487,000.00	4,289,000.00
February 20, 2034	1,142,000.00	23,629,000.00	487,000.00	3,802,000.00
August 20, 2034	1,142,000.00	22,487,000.00	487,000.00	3,315,000.00
February 20, 2035	1,142,000.00	21,345,000.00	487,000.00	2,828,000.00
August 20, 2035	1,142,000.00	20,203,000.00	2,828,000.00	—
February 20, 2036	1,142,000.00	19,061,000.00	—	—
August 20, 2036	1,142,000.00	17,919,000.00	—	—
February 20, 2037	1,142,000.00	16,777,000.00	—	—
August 20, 2037	1,142,000.00	15,635,000.00	—	—
February 20, 2038	1,142,000.00	14,493,000.00	—	—
August 20, 2038	1,142,000.00	13,351,000.00	—	—
February 20, 2039	13,351,000.00	—	—	—

	N478AN
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$41,513,000.00	$—	$10,814,000.00
February 20, 2027	—	41,513,000.00	—	10,814,000.00
August 20, 2027	1,696,000.00	39,817,000.00	584,000.00	10,230,000.00
February 20, 2028	1,696,000.00	38,121,000.00	584,000.00	9,646,000.00
August 20, 2028	1,536,000.00	36,585,000.00	487,000.00	9,159,000.00
February 20, 2029	1,536,000.00	35,049,000.00	487,000.00	8,672,000.00
August 20, 2029	1,142,000.00	33,907,000.00	487,000.00	8,185,000.00
February 20, 2030	1,142,000.00	32,765,000.00	487,000.00	7,698,000.00
August 20, 2030	1,142,000.00	31,623,000.00	487,000.00	7,211,000.00
February 20, 2031	1,142,000.00	30,481,000.00	487,000.00	6,724,000.00
August 20, 2031	1,142,000.00	29,339,000.00	487,000.00	6,237,000.00
February 20, 2032	1,142,000.00	28,197,000.00	487,000.00	5,750,000.00
August 20, 2032	1,142,000.00	27,055,000.00	487,000.00	5,263,000.00
February 20, 2033	1,142,000.00	25,913,000.00	487,000.00	4,776,000.00
August 20, 2033	1,142,000.00	24,771,000.00	487,000.00	4,289,000.00
February 20, 2034	1,142,000.00	23,629,000.00	487,000.00	3,802,000.00
August 20, 2034	1,142,000.00	22,487,000.00	487,000.00	3,315,000.00
February 20, 2035	1,142,000.00	21,345,000.00	487,000.00	2,828,000.00
August 20, 2035	1,142,000.00	20,203,000.00	2,828,000.00	—
February 20, 2036	1,142,000.00	19,061,000.00	—	—
August 20, 2036	1,142,000.00	17,919,000.00	—	—
February 20, 2037	1,142,000.00	16,777,000.00	—	—
August 20, 2037	1,142,000.00	15,635,000.00	—	—
February 20, 2038	1,142,000.00	14,493,000.00	—	—
August 20, 2038	1,142,000.00	13,351,000.00	—	—
February 20, 2039	13,351,000.00	—	—	—

Sch. III-6	Note Purchase Agreement American Airlines 2026-2 Aircraft EETC

	N479AN
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$41,688,000.00	$—	$10,859,000.00
February 20, 2027	—	41,688,000.00	—	10,859,000.00
August 20, 2027	1,703,000.00	39,985,000.00	586,000.00	10,273,000.00
February 20, 2028	1,703,000.00	38,282,000.00	586,000.00	9,687,000.00
August 20, 2028	1,543,000.00	36,739,000.00	489,000.00	9,198,000.00
February 20, 2029	1,543,000.00	35,196,000.00	489,000.00	8,709,000.00
August 20, 2029	1,146,000.00	34,050,000.00	489,000.00	8,220,000.00
February 20, 2030	1,146,000.00	32,904,000.00	489,000.00	7,731,000.00
August 20, 2030	1,146,000.00	31,758,000.00	489,000.00	7,242,000.00
February 20, 2031	1,146,000.00	30,612,000.00	489,000.00	6,753,000.00
August 20, 2031	1,146,000.00	29,466,000.00	489,000.00	6,264,000.00
February 20, 2032	1,146,000.00	28,320,000.00	489,000.00	5,775,000.00
August 20, 2032	1,146,000.00	27,174,000.00	489,000.00	5,286,000.00
February 20, 2033	1,146,000.00	26,028,000.00	489,000.00	4,797,000.00
August 20, 2033	1,146,000.00	24,882,000.00	489,000.00	4,308,000.00
February 20, 2034	1,146,000.00	23,736,000.00	489,000.00	3,819,000.00
August 20, 2034	1,146,000.00	22,590,000.00	489,000.00	3,330,000.00
February 20, 2035	1,146,000.00	21,444,000.00	489,000.00	2,841,000.00
August 20, 2035	1,146,000.00	20,298,000.00	2,841,000.00	—
February 20, 2036	1,146,000.00	19,152,000.00	—	—
August 20, 2036	1,146,000.00	18,006,000.00	—	—
February 20, 2037	1,146,000.00	16,860,000.00	—	—
August 20, 2037	1,146,000.00	15,714,000.00	—	—
February 20, 2038	1,146,000.00	14,568,000.00	—	—
August 20, 2038	1,146,000.00	13,422,000.00	—	—
February 20, 2039	13,422,000.00	—	—	—

Sch. III-7	Note Purchase Agreement American Airlines 2026-2 Aircraft EETC

B. Airbus A321 XLR

	N307NY
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$44,833,000.00	$—	$11,680,000.00
February 20, 2027	—	44,833,000.00	—	11,680,000.00
August 20, 2027	1,832,000.00	43,001,000.00	631,000.00	11,049,000.00
February 20, 2028	1,832,000.00	41,169,000.00	631,000.00	10,418,000.00
August 20, 2028	1,659,000.00	39,510,000.00	526,000.00	9,892,000.00
February 20, 2029	1,659,000.00	37,851,000.00	526,000.00	9,366,000.00
August 20, 2029	1,233,000.00	36,618,000.00	526,000.00	8,840,000.00
February 20, 2030	1,233,000.00	35,385,000.00	526,000.00	8,314,000.00
August 20, 2030	1,233,000.00	34,152,000.00	526,000.00	7,788,000.00
February 20, 2031	1,233,000.00	32,919,000.00	526,000.00	7,262,000.00
August 20, 2031	1,233,000.00	31,686,000.00	526,000.00	6,736,000.00
February 20, 2032	1,233,000.00	30,453,000.00	526,000.00	6,210,000.00
August 20, 2032	1,233,000.00	29,220,000.00	526,000.00	5,684,000.00
February 20, 2033	1,233,000.00	27,987,000.00	526,000.00	5,158,000.00
August 20, 2033	1,233,000.00	26,754,000.00	526,000.00	4,632,000.00
February 20, 2034	1,233,000.00	25,521,000.00	526,000.00	4,106,000.00
August 20, 2034	1,233,000.00	24,288,000.00	526,000.00	3,580,000.00
February 20, 2035	1,233,000.00	23,055,000.00	526,000.00	3,054,000.00
August 20, 2035	1,233,000.00	21,822,000.00	3,054,000.00	—
February 20, 2036	1,233,000.00	20,589,000.00	—	—
August 20, 2036	1,233,000.00	19,356,000.00	—	—
February 20, 2037	1,233,000.00	18,123,000.00	—	—
August 20, 2037	1,233,000.00	16,890,000.00	—	—
February 20, 2038	1,233,000.00	15,657,000.00	—	—
August 20, 2038	1,233,000.00	14,424,000.00	—	—
February 20, 2039	14,424,000.00	—	—	—

	N315XR
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$45,018,000.00	$—	$11,727,000.00
February 20, 2027	—	45,018,000.00	—	11,727,000.00
August 20, 2027	1,839,000.00	43,179,000.00	633,000.00	11,094,000.00
February 20, 2028	1,839,000.00	41,340,000.00	633,000.00	10,461,000.00
August 20, 2028	1,666,000.00	39,674,000.00	528,000.00	9,933,000.00
February 20, 2029	1,666,000.00	38,008,000.00	528,000.00	9,405,000.00
August 20, 2029	1,238,000.00	36,770,000.00	528,000.00	8,877,000.00
February 20, 2030	1,238,000.00	35,532,000.00	528,000.00	8,349,000.00
August 20, 2030	1,238,000.00	34,294,000.00	528,000.00	7,821,000.00
February 20, 2031	1,238,000.00	33,056,000.00	528,000.00	7,293,000.00
August 20, 2031	1,238,000.00	31,818,000.00	528,000.00	6,765,000.00
February 20, 2032	1,238,000.00	30,580,000.00	528,000.00	6,237,000.00
August 20, 2032	1,238,000.00	29,342,000.00	528,000.00	5,709,000.00
February 20, 2033	1,238,000.00	28,104,000.00	528,000.00	5,181,000.00
August 20, 2033	1,238,000.00	26,866,000.00	528,000.00	4,653,000.00
February 20, 2034	1,238,000.00	25,628,000.00	528,000.00	4,125,000.00
August 20, 2034	1,238,000.00	24,390,000.00	528,000.00	3,597,000.00
February 20, 2035	1,238,000.00	23,152,000.00	528,000.00	3,069,000.00
August 20, 2035	1,238,000.00	21,914,000.00	3,069,000.00	—
February 20, 2036	1,238,000.00	20,676,000.00	—	—
August 20, 2036	1,238,000.00	19,438,000.00	—	—
February 20, 2037	1,238,000.00	18,200,000.00	—	—
August 20, 2037	1,238,000.00	16,962,000.00	—	—
February 20, 2038	1,238,000.00	15,724,000.00	—	—
August 20, 2038	1,238,000.00	14,486,000.00	—	—
February 20, 2039	14,486,000.00	—	—	—

Sch. III-8	Note Purchase Agreement American Airlines 2026-2 Aircraft EETC

	N310NY
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$45,113,000.00	$—	$11,752,000.00
February 20, 2027	—	45,113,000.00	—	11,752,000.00
August 20, 2027	1,843,000.00	43,270,000.00	635,000.00	11,117,000.00
February 20, 2028	1,843,000.00	41,427,000.00	635,000.00	10,482,000.00
August 20, 2028	1,670,000.00	39,757,000.00	529,000.00	9,953,000.00
February 20, 2029	1,670,000.00	38,087,000.00	529,000.00	9,424,000.00
August 20, 2029	1,241,000.00	36,846,000.00	529,000.00	8,895,000.00
February 20, 2030	1,241,000.00	35,605,000.00	529,000.00	8,366,000.00
August 20, 2030	1,241,000.00	34,364,000.00	529,000.00	7,837,000.00
February 20, 2031	1,241,000.00	33,123,000.00	529,000.00	7,308,000.00
August 20, 2031	1,241,000.00	31,882,000.00	529,000.00	6,779,000.00
February 20, 2032	1,241,000.00	30,641,000.00	529,000.00	6,250,000.00
August 20, 2032	1,241,000.00	29,400,000.00	529,000.00	5,721,000.00
February 20, 2033	1,241,000.00	28,159,000.00	529,000.00	5,192,000.00
August 20, 2033	1,241,000.00	26,918,000.00	529,000.00	4,663,000.00
February 20, 2034	1,241,000.00	25,677,000.00	529,000.00	4,134,000.00
August 20, 2034	1,241,000.00	24,436,000.00	529,000.00	3,605,000.00
February 20, 2035	1,241,000.00	23,195,000.00	529,000.00	3,076,000.00
August 20, 2035	1,241,000.00	21,954,000.00	3,076,000.00	—
February 20, 2036	1,241,000.00	20,713,000.00	—	—
August 20, 2036	1,241,000.00	19,472,000.00	—	—
February 20, 2037	1,241,000.00	18,231,000.00	—	—
August 20, 2037	1,241,000.00	16,990,000.00	—	—
February 20, 2038	1,241,000.00	15,749,000.00	—	—
August 20, 2038	1,241,000.00	14,508,000.00	—	—
February 20, 2039	14,508,000.00	—	—	—

	N312NY
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$45,113,000.00	$—	$11,752,000.00
February 20, 2027	—	45,113,000.00	—	11,752,000.00
August 20, 2027	1,843,000.00	43,270,000.00	635,000.00	11,117,000.00
February 20, 2028	1,843,000.00	41,427,000.00	635,000.00	10,482,000.00
August 20, 2028	1,670,000.00	39,757,000.00	529,000.00	9,953,000.00
February 20, 2029	1,670,000.00	38,087,000.00	529,000.00	9,424,000.00
August 20, 2029	1,241,000.00	36,846,000.00	529,000.00	8,895,000.00
February 20, 2030	1,241,000.00	35,605,000.00	529,000.00	8,366,000.00
August 20, 2030	1,241,000.00	34,364,000.00	529,000.00	7,837,000.00
February 20, 2031	1,241,000.00	33,123,000.00	529,000.00	7,308,000.00
August 20, 2031	1,241,000.00	31,882,000.00	529,000.00	6,779,000.00
February 20, 2032	1,241,000.00	30,641,000.00	529,000.00	6,250,000.00
August 20, 2032	1,241,000.00	29,400,000.00	529,000.00	5,721,000.00
February 20, 2033	1,241,000.00	28,159,000.00	529,000.00	5,192,000.00
August 20, 2033	1,241,000.00	26,918,000.00	529,000.00	4,663,000.00
February 20, 2034	1,241,000.00	25,677,000.00	529,000.00	4,134,000.00
August 20, 2034	1,241,000.00	24,436,000.00	529,000.00	3,605,000.00
February 20, 2035	1,241,000.00	23,195,000.00	529,000.00	3,076,000.00
August 20, 2035	1,241,000.00	21,954,000.00	3,076,000.00	—
February 20, 2036	1,241,000.00	20,713,000.00	—	—
August 20, 2036	1,241,000.00	19,472,000.00	—	—
February 20, 2037	1,241,000.00	18,231,000.00	—	—
August 20, 2037	1,241,000.00	16,990,000.00	—	—
February 20, 2038	1,241,000.00	15,749,000.00	—	—
August 20, 2038	1,241,000.00	14,508,000.00	—	—
February 20, 2039	14,508,000.00	—	—	—

Sch. III-9	Note Purchase Agreement American Airlines 2026-2 Aircraft EETC

	N311NY
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$45,202,000.00	$—	$11,776,000.00
February 20, 2027	—	45,202,000.00	—	11,776,000.00
August 20, 2027	1,847,000.00	43,355,000.00	636,000.00	11,140,000.00
February 20, 2028	1,847,000.00	41,508,000.00	636,000.00	10,504,000.00
August 20, 2028	1,673,000.00	39,835,000.00	530,000.00	9,974,000.00
February 20, 2029	1,673,000.00	38,162,000.00	530,000.00	9,444,000.00
August 20, 2029	1,243,000.00	36,919,000.00	530,000.00	8,914,000.00
February 20, 2030	1,243,000.00	35,676,000.00	530,000.00	8,384,000.00
August 20, 2030	1,243,000.00	34,433,000.00	530,000.00	7,854,000.00
February 20, 2031	1,243,000.00	33,190,000.00	530,000.00	7,324,000.00
August 20, 2031	1,243,000.00	31,947,000.00	530,000.00	6,794,000.00
February 20, 2032	1,243,000.00	30,704,000.00	530,000.00	6,264,000.00
August 20, 2032	1,243,000.00	29,461,000.00	530,000.00	5,734,000.00
February 20, 2033	1,243,000.00	28,218,000.00	530,000.00	5,204,000.00
August 20, 2033	1,243,000.00	26,975,000.00	530,000.00	4,674,000.00
February 20, 2034	1,243,000.00	25,732,000.00	530,000.00	4,144,000.00
August 20, 2034	1,243,000.00	24,489,000.00	530,000.00	3,614,000.00
February 20, 2035	1,243,000.00	23,246,000.00	530,000.00	3,084,000.00
August 20, 2035	1,243,000.00	22,003,000.00	3,084,000.00	—
February 20, 2036	1,243,000.00	20,760,000.00	—	—
August 20, 2036	1,243,000.00	19,517,000.00	—	—
February 20, 2037	1,243,000.00	18,274,000.00	—	—
August 20, 2037	1,243,000.00	17,031,000.00	—	—
February 20, 2038	1,243,000.00	15,788,000.00	—	—
August 20, 2038	1,243,000.00	14,545,000.00	—	—
February 20, 2039	14,545,000.00	—	—	—

Sch. III-10	Note Purchase Agreement American Airlines 2026-2 Aircraft EETC

C. Airbus A321-200

	N157UW
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$13,927,000.00	$—	$3,628,000.00
February 20, 2027	487,000.00	13,440,000.00	172,000.00	3,456,000.00
August 20, 2027	724,000.00	12,716,000.00	207,000.00	3,249,000.00
February 20, 2028	724,000.00	11,992,000.00	207,000.00	3,042,000.00
August 20, 2028	656,000.00	11,336,000.00	172,000.00	2,870,000.00
February 20, 2029	656,000.00	10,680,000.00	172,000.00	2,698,000.00
August 20, 2029	487,000.00	10,193,000.00	172,000.00	2,526,000.00
February 20, 2030	487,000.00	9,706,000.00	172,000.00	2,354,000.00
August 20, 2030	487,000.00	9,219,000.00	172,000.00	2,182,000.00
February 20, 2031	487,000.00	8,732,000.00	172,000.00	2,010,000.00
August 20, 2031	487,000.00	8,245,000.00	172,000.00	1,838,000.00
February 20, 2032	487,000.00	7,758,000.00	172,000.00	1,666,000.00
August 20, 2032	487,000.00	7,271,000.00	172,000.00	1,494,000.00
February 20, 2033	487,000.00	6,784,000.00	172,000.00	1,322,000.00
August 20, 2033	487,000.00	6,297,000.00	172,000.00	1,150,000.00
February 20, 2034	6,297,000.00	—	1,150,000.00	—
August 20, 2034	—	—	—	—
February 20, 2035	—	—	—	—
August 20, 2035	—	—	—	—
February 20, 2036	—	—	—	—
August 20, 2036	—	—	—	—
February 20, 2037	—	—	—	—
August 20, 2037	—	—	—	—
February 20, 2038	—	—	—	—
August 20, 2038	—	—	—	—
February 20, 2039	—	—	—	—

	N568UW
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$11,769,000.00	$—	$3,066,000.00
February 20, 2027	412,000.00	11,357,000.00	146,000.00	2,920,000.00
August 20, 2027	612,000.00	10,745,000.00	175,000.00	2,745,000.00
February 20, 2028	612,000.00	10,133,000.00	175,000.00	2,570,000.00
August 20, 2028	554,000.00	9,579,000.00	146,000.00	2,424,000.00
February 20, 2029	554,000.00	9,025,000.00	146,000.00	2,278,000.00
August 20, 2029	412,000.00	8,613,000.00	146,000.00	2,132,000.00
February 20, 2030	412,000.00	8,201,000.00	146,000.00	1,986,000.00
August 20, 2030	412,000.00	7,789,000.00	146,000.00	1,840,000.00
February 20, 2031	412,000.00	7,377,000.00	146,000.00	1,694,000.00
August 20, 2031	412,000.00	6,965,000.00	146,000.00	1,548,000.00
February 20, 2032	412,000.00	6,553,000.00	146,000.00	1,402,000.00
August 20, 2032	412,000.00	6,141,000.00	146,000.00	1,256,000.00
February 20, 2033	412,000.00	5,729,000.00	146,000.00	1,110,000.00
August 20, 2033	412,000.00	5,317,000.00	146,000.00	964,000.00
February 20, 2034	5,317,000.00	—	964,000.00	—
August 20, 2034	—	—	—	—
February 20, 2035	—	—	—	—
August 20, 2035	—	—	—	—
February 20, 2036	—	—	—	—
August 20, 2036	—	—	—	—
February 20, 2037	—	—	—	—
August 20, 2037	—	—	—	—
February 20, 2038	—	—	—	—
August 20, 2038	—	—	—	—
February 20, 2039	—	—	—	—

Sch. III-11	Note Purchase Agreement American Airlines 2026-2 Aircraft EETC

	N979UY
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$14,024,000.00	$—	$3,653,000.00
February 20, 2027	491,000.00	13,533,000.00	174,000.00	3,479,000.00
August 20, 2027	729,000.00	12,804,000.00	208,000.00	3,271,000.00
February 20, 2028	729,000.00	12,075,000.00	208,000.00	3,063,000.00
August 20, 2028	661,000.00	11,414,000.00	174,000.00	2,889,000.00
February 20, 2029	661,000.00	10,753,000.00	174,000.00	2,715,000.00
August 20, 2029	491,000.00	10,262,000.00	174,000.00	2,541,000.00
February 20, 2030	491,000.00	9,771,000.00	174,000.00	2,367,000.00
August 20, 2030	491,000.00	9,280,000.00	174,000.00	2,193,000.00
February 20, 2031	491,000.00	8,789,000.00	174,000.00	2,019,000.00
August 20, 2031	491,000.00	8,298,000.00	174,000.00	1,845,000.00
February 20, 2032	491,000.00	7,807,000.00	174,000.00	1,671,000.00
August 20, 2032	491,000.00	7,316,000.00	174,000.00	1,497,000.00
February 20, 2033	491,000.00	6,825,000.00	174,000.00	1,323,000.00
August 20, 2033	491,000.00	6,334,000.00	174,000.00	1,149,000.00
February 20, 2034	6,334,000.00	—	1,149,000.00	—
August 20, 2034	—	—	—	—
February 20, 2035	—	—	—	—
August 20, 2035	—	—	—	—
February 20, 2036	—	—	—	—
August 20, 2036	—	—	—	—
February 20, 2037	—	—	—	—
August 20, 2037	—	—	—	—
February 20, 2038	—	—	—	—
August 20, 2038	—	—	—	—
February 20, 2039	—	—	—	—

	N980UY
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$11,954,000.00	$—	$3,114,000.00
February 20, 2027	418,000.00	11,536,000.00	148,000.00	2,966,000.00
August 20, 2027	622,000.00	10,914,000.00	177,000.00	2,789,000.00
February 20, 2028	622,000.00	10,292,000.00	177,000.00	2,612,000.00
August 20, 2028	563,000.00	9,729,000.00	148,000.00	2,464,000.00
February 20, 2029	563,000.00	9,166,000.00	148,000.00	2,316,000.00
August 20, 2029	418,000.00	8,748,000.00	148,000.00	2,168,000.00
February 20, 2030	418,000.00	8,330,000.00	148,000.00	2,020,000.00
August 20, 2030	418,000.00	7,912,000.00	148,000.00	1,872,000.00
February 20, 2031	418,000.00	7,494,000.00	148,000.00	1,724,000.00
August 20, 2031	418,000.00	7,076,000.00	148,000.00	1,576,000.00
February 20, 2032	418,000.00	6,658,000.00	148,000.00	1,428,000.00
August 20, 2032	418,000.00	6,240,000.00	148,000.00	1,280,000.00
February 20, 2033	418,000.00	5,822,000.00	148,000.00	1,132,000.00
August 20, 2033	418,000.00	5,404,000.00	148,000.00	984,000.00
February 20, 2034	5,404,000.00	—	984,000.00	—
August 20, 2034	—	—	—	—
February 20, 2035	—	—	—	—
August 20, 2035	—	—	—	—
February 20, 2036	—	—	—	—
August 20, 2036	—	—	—	—
February 20, 2037	—	—	—	—
August 20, 2037	—	—	—	—
February 20, 2038	—	—	—	—
August 20, 2038	—	—	—	—
February 20, 2039	—	—	—	—

Sch. III-12	Note Purchase Agreement American Airlines 2026-2 Aircraft EETC

	N108NN
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$19,106,000.00	$—	$4,977,000.00
February 20, 2027	669,000.00	18,437,000.00	236,000.00	4,741,000.00
August 20, 2027	994,000.00	17,443,000.00	284,000.00	4,457,000.00
February 20, 2028	994,000.00	16,449,000.00	284,000.00	4,173,000.00
August 20, 2028	900,000.00	15,549,000.00	236,000.00	3,937,000.00
February 20, 2029	900,000.00	14,649,000.00	236,000.00	3,701,000.00
August 20, 2029	669,000.00	13,980,000.00	236,000.00	3,465,000.00
February 20, 2030	669,000.00	13,311,000.00	236,000.00	3,229,000.00
August 20, 2030	669,000.00	12,642,000.00	236,000.00	2,993,000.00
February 20, 2031	669,000.00	11,973,000.00	236,000.00	2,757,000.00
August 20, 2031	669,000.00	11,304,000.00	236,000.00	2,521,000.00
February 20, 2032	669,000.00	10,635,000.00	236,000.00	2,285,000.00
August 20, 2032	669,000.00	9,966,000.00	236,000.00	2,049,000.00
February 20, 2033	669,000.00	9,297,000.00	236,000.00	1,813,000.00
August 20, 2033	669,000.00	8,628,000.00	236,000.00	1,577,000.00
February 20, 2034	8,628,000.00	—	1,577,000.00	—
August 20, 2034	—	—	—	—
February 20, 2035	—	—	—	—
August 20, 2035	—	—	—	—
February 20, 2036	—	—	—	—
August 20, 2036	—	—	—	—
February 20, 2037	—	—	—	—
August 20, 2037	—	—	—	—
February 20, 2038	—	—	—	—
August 20, 2038	—	—	—	—
February 20, 2039	—	—	—	—

	N110AN
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$17,231,000.00	$—	$4,488,000.00
February 20, 2027	603,000.00	16,628,000.00	213,000.00	4,275,000.00
August 20, 2027	896,000.00	15,732,000.00	256,000.00	4,019,000.00
February 20, 2028	896,000.00	14,836,000.00	256,000.00	3,763,000.00
August 20, 2028	812,000.00	14,024,000.00	213,000.00	3,550,000.00
February 20, 2029	812,000.00	13,212,000.00	213,000.00	3,337,000.00
August 20, 2029	603,000.00	12,609,000.00	213,000.00	3,124,000.00
February 20, 2030	603,000.00	12,006,000.00	213,000.00	2,911,000.00
August 20, 2030	603,000.00	11,403,000.00	213,000.00	2,698,000.00
February 20, 2031	603,000.00	10,800,000.00	213,000.00	2,485,000.00
August 20, 2031	603,000.00	10,197,000.00	213,000.00	2,272,000.00
February 20, 2032	603,000.00	9,594,000.00	213,000.00	2,059,000.00
August 20, 2032	603,000.00	8,991,000.00	213,000.00	1,846,000.00
February 20, 2033	603,000.00	8,388,000.00	213,000.00	1,633,000.00
August 20, 2033	603,000.00	7,785,000.00	213,000.00	1,420,000.00
February 20, 2034	603,000.00	7,182,000.00	213,000.00	1,207,000.00
August 20, 2034	7,182,000.00	—	1,207,000.00	—
February 20, 2035	—	—	—	—
August 20, 2035	—	—	—	—
February 20, 2036	—	—	—	—
August 20, 2036	—	—	—	—
February 20, 2037	—	—	—	—
August 20, 2037	—	—	—	—
February 20, 2038	—	—	—	—
August 20, 2038	—	—	—	—
February 20, 2039	—	—	—	—

Sch. III-13	Note Purchase Agreement American Airlines 2026-2 Aircraft EETC

	N111ZM
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$18,217,000.00	$—	$4,745,000.00
February 20, 2027	638,000.00	17,579,000.00	225,000.00	4,520,000.00
August 20, 2027	947,000.00	16,632,000.00	270,000.00	4,250,000.00
February 20, 2028	947,000.00	15,685,000.00	270,000.00	3,980,000.00
August 20, 2028	858,000.00	14,827,000.00	225,000.00	3,755,000.00
February 20, 2029	858,000.00	13,969,000.00	225,000.00	3,530,000.00
August 20, 2029	638,000.00	13,331,000.00	225,000.00	3,305,000.00
February 20, 2030	638,000.00	12,693,000.00	225,000.00	3,080,000.00
August 20, 2030	638,000.00	12,055,000.00	225,000.00	2,855,000.00
February 20, 2031	638,000.00	11,417,000.00	225,000.00	2,630,000.00
August 20, 2031	638,000.00	10,779,000.00	225,000.00	2,405,000.00
February 20, 2032	638,000.00	10,141,000.00	225,000.00	2,180,000.00
August 20, 2032	638,000.00	9,503,000.00	225,000.00	1,955,000.00
February 20, 2033	638,000.00	8,865,000.00	225,000.00	1,730,000.00
August 20, 2033	638,000.00	8,227,000.00	225,000.00	1,505,000.00
February 20, 2034	638,000.00	7,589,000.00	225,000.00	1,280,000.00
August 20, 2034	7,589,000.00	—	1,280,000.00	—
February 20, 2035	—	—	—	—
August 20, 2035	—	—	—	—
February 20, 2036	—	—	—	—
August 20, 2036	—	—	—	—
February 20, 2037	—	—	—	—
August 20, 2037	—	—	—	—
February 20, 2038	—	—	—	—
August 20, 2038	—	—	—	—
February 20, 2039	—	—	—	—

	N112AN
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$19,442,000.00	$—	$5,065,000.00
February 20, 2027	680,000.00	18,762,000.00	241,000.00	4,824,000.00
August 20, 2027	1,011,000.00	17,751,000.00	289,000.00	4,535,000.00
February 20, 2028	1,011,000.00	16,740,000.00	289,000.00	4,246,000.00
August 20, 2028	916,000.00	15,824,000.00	241,000.00	4,005,000.00
February 20, 2029	916,000.00	14,908,000.00	241,000.00	3,764,000.00
August 20, 2029	680,000.00	14,228,000.00	241,000.00	3,523,000.00
February 20, 2030	680,000.00	13,548,000.00	241,000.00	3,282,000.00
August 20, 2030	680,000.00	12,868,000.00	241,000.00	3,041,000.00
February 20, 2031	680,000.00	12,188,000.00	241,000.00	2,800,000.00
August 20, 2031	680,000.00	11,508,000.00	241,000.00	2,559,000.00
February 20, 2032	680,000.00	10,828,000.00	241,000.00	2,318,000.00
August 20, 2032	680,000.00	10,148,000.00	241,000.00	2,077,000.00
February 20, 2033	680,000.00	9,468,000.00	241,000.00	1,836,000.00
August 20, 2033	680,000.00	8,788,000.00	241,000.00	1,595,000.00
February 20, 2034	680,000.00	8,108,000.00	241,000.00	1,354,000.00
August 20, 2034	8,108,000.00	—	1,354,000.00	—
February 20, 2035	—	—	—	—
August 20, 2035	—	—	—	—
February 20, 2036	—	—	—	—
August 20, 2036	—	—	—	—
February 20, 2037	—	—	—	—
August 20, 2037	—	—	—	—
February 20, 2038	—	—	—	—
August 20, 2038	—	—	—	—
February 20, 2039	—	—	—	—

Sch. III-14	Note Purchase Agreement American Airlines 2026-2 Aircraft EETC

	N113AN
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$17,716,000.00	$—	$4,615,000.00
February 20, 2027	620,000.00	17,096,000.00	219,000.00	4,396,000.00
August 20, 2027	921,000.00	16,175,000.00	263,000.00	4,133,000.00
February 20, 2028	921,000.00	15,254,000.00	263,000.00	3,870,000.00
August 20, 2028	834,000.00	14,420,000.00	219,000.00	3,651,000.00
February 20, 2029	834,000.00	13,586,000.00	219,000.00	3,432,000.00
August 20, 2029	620,000.00	12,966,000.00	219,000.00	3,213,000.00
February 20, 2030	620,000.00	12,346,000.00	219,000.00	2,994,000.00
August 20, 2030	620,000.00	11,726,000.00	219,000.00	2,775,000.00
February 20, 2031	620,000.00	11,106,000.00	219,000.00	2,556,000.00
August 20, 2031	620,000.00	10,486,000.00	219,000.00	2,337,000.00
February 20, 2032	620,000.00	9,866,000.00	219,000.00	2,118,000.00
August 20, 2032	620,000.00	9,246,000.00	219,000.00	1,899,000.00
February 20, 2033	620,000.00	8,626,000.00	219,000.00	1,680,000.00
August 20, 2033	620,000.00	8,006,000.00	219,000.00	1,461,000.00
February 20, 2034	620,000.00	7,386,000.00	219,000.00	1,242,000.00
August 20, 2034	7,386,000.00	—	1,242,000.00	—
February 20, 2035	—	—	—	—
August 20, 2035	—	—	—	—
February 20, 2036	—	—	—	—
August 20, 2036	—	—	—	—
February 20, 2037	—	—	—	—
August 20, 2037	—	—	—	—
February 20, 2038	—	—	—	—
August 20, 2038	—	—	—	—
February 20, 2039	—	—	—	—

	N115NN
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$19,709,000.00	$—	$5,134,000.00
February 20, 2027	690,000.00	19,019,000.00	244,000.00	4,890,000.00
August 20, 2027	1,025,000.00	17,994,000.00	293,000.00	4,597,000.00
February 20, 2028	1,025,000.00	16,969,000.00	293,000.00	4,304,000.00
August 20, 2028	928,000.00	16,041,000.00	244,000.00	4,060,000.00
February 20, 2029	928,000.00	15,113,000.00	244,000.00	3,816,000.00
August 20, 2029	690,000.00	14,423,000.00	244,000.00	3,572,000.00
February 20, 2030	690,000.00	13,733,000.00	244,000.00	3,328,000.00
August 20, 2030	690,000.00	13,043,000.00	244,000.00	3,084,000.00
February 20, 2031	690,000.00	12,353,000.00	244,000.00	2,840,000.00
August 20, 2031	690,000.00	11,663,000.00	244,000.00	2,596,000.00
February 20, 2032	690,000.00	10,973,000.00	244,000.00	2,352,000.00
August 20, 2032	690,000.00	10,283,000.00	244,000.00	2,108,000.00
February 20, 2033	690,000.00	9,593,000.00	244,000.00	1,864,000.00
August 20, 2033	690,000.00	8,903,000.00	244,000.00	1,620,000.00
February 20, 2034	690,000.00	8,213,000.00	244,000.00	1,376,000.00
August 20, 2034	8,213,000.00	—	1,376,000.00	—
February 20, 2035	—	—	—	—
August 20, 2035	—	—	—	—
February 20, 2036	—	—	—	—
August 20, 2036	—	—	—	—
February 20, 2037	—	—	—	—
August 20, 2037	—	—	—	—
February 20, 2038	—	—	—	—
August 20, 2038	—	—	—	—
February 20, 2039	—	—	—	—

Sch. III-15	Note Purchase Agreement American Airlines 2026-2 Aircraft EETC

	N117AN
	Series A		Series B
Date	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$19,397,000.00	$—	$5,053,000.00
February 20, 2027	679,000.00	18,718,000.00	240,000.00	4,813,000.00
August 20, 2027	1,009,000.00	17,709,000.00	288,000.00	4,525,000.00
February 20, 2028	1,009,000.00	16,700,000.00	288,000.00	4,237,000.00
August 20, 2028	914,000.00	15,786,000.00	240,000.00	3,997,000.00
February 20, 2029	914,000.00	14,872,000.00	240,000.00	3,757,000.00
August 20, 2029	679,000.00	14,193,000.00	240,000.00	3,517,000.00
February 20, 2030	679,000.00	13,514,000.00	240,000.00	3,277,000.00
August 20, 2030	679,000.00	12,835,000.00	240,000.00	3,037,000.00
February 20, 2031	679,000.00	12,156,000.00	240,000.00	2,797,000.00
August 20, 2031	679,000.00	11,477,000.00	240,000.00	2,557,000.00
February 20, 2032	679,000.00	10,798,000.00	240,000.00	2,317,000.00
August 20, 2032	679,000.00	10,119,000.00	240,000.00	2,077,000.00
February 20, 2033	679,000.00	9,440,000.00	240,000.00	1,837,000.00
August 20, 2033	679,000.00	8,761,000.00	240,000.00	1,597,000.00
February 20, 2034	679,000.00	8,082,000.00	240,000.00	1,357,000.00
August 20, 2034	8,082,000.00	—	1,357,000.00	—
February 20, 2035	—	—	—	—
August 20, 2035	—	—	—	—
February 20, 2036	—	—	—	—
August 20, 2036	—	—	—	—
February 20, 2037	—	—	—	—
August 20, 2037	—	—	—	—
February 20, 2038	—	—	—	—
August 20, 2038	—	—	—	—
February 20, 2039	—	—	—	—

	N582UW
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$15,656,000.00	$—	$4,079,000.00
February 20, 2027	548,000.00	15,108,000.00	194,000.00	3,885,000.00
August 20, 2027	814,000.00	14,294,000.00	233,000.00	3,652,000.00
February 20, 2028	814,000.00	13,480,000.00	233,000.00	3,419,000.00
August 20, 2028	737,000.00	12,743,000.00	194,000.00	3,225,000.00
February 20, 2029	737,000.00	12,006,000.00	194,000.00	3,031,000.00
August 20, 2029	548,000.00	11,458,000.00	194,000.00	2,837,000.00
February 20, 2030	548,000.00	10,910,000.00	194,000.00	2,643,000.00
August 20, 2030	548,000.00	10,362,000.00	194,000.00	2,449,000.00
February 20, 2031	548,000.00	9,814,000.00	194,000.00	2,255,000.00
August 20, 2031	548,000.00	9,266,000.00	194,000.00	2,061,000.00
February 20, 2032	548,000.00	8,718,000.00	194,000.00	1,867,000.00
August 20, 2032	548,000.00	8,170,000.00	194,000.00	1,673,000.00
February 20, 2033	548,000.00	7,622,000.00	194,000.00	1,479,000.00
August 20, 2033	548,000.00	7,074,000.00	194,000.00	1,285,000.00
February 20, 2034	548,000.00	6,526,000.00	194,000.00	1,091,000.00
August 20, 2034	6,526,000.00	—	1,091,000.00	—
February 20, 2035	—	—	—	—
August 20, 2035	—	—	—	—
February 20, 2036	—	—	—	—
August 20, 2036	—	—	—	—
February 20, 2037	—	—	—	—
August 20, 2037	—	—	—	—
February 20, 2038	—	—	—	—
August 20, 2038	—	—	—	—
February 20, 2039	—	—	—	—

Sch. III-16	Note Purchase Agreement American Airlines 2026-2 Aircraft EETC

	N583UW
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$15,998,000.00	$—	$4,168,000.00
February 20, 2027	560,000.00	15,438,000.00	198,000.00	3,970,000.00
August 20, 2027	832,000.00	14,606,000.00	238,000.00	3,732,000.00
February 20, 2028	832,000.00	13,774,000.00	238,000.00	3,494,000.00
August 20, 2028	754,000.00	13,020,000.00	198,000.00	3,296,000.00
February 20, 2029	754,000.00	12,266,000.00	198,000.00	3,098,000.00
August 20, 2029	560,000.00	11,706,000.00	198,000.00	2,900,000.00
February 20, 2030	560,000.00	11,146,000.00	198,000.00	2,702,000.00
August 20, 2030	560,000.00	10,586,000.00	198,000.00	2,504,000.00
February 20, 2031	560,000.00	10,026,000.00	198,000.00	2,306,000.00
August 20, 2031	560,000.00	9,466,000.00	198,000.00	2,108,000.00
February 20, 2032	560,000.00	8,906,000.00	198,000.00	1,910,000.00
August 20, 2032	560,000.00	8,346,000.00	198,000.00	1,712,000.00
February 20, 2033	560,000.00	7,786,000.00	198,000.00	1,514,000.00
August 20, 2033	560,000.00	7,226,000.00	198,000.00	1,316,000.00
February 20, 2034	560,000.00	6,666,000.00	198,000.00	1,118,000.00
August 20, 2034	6,666,000.00	—	1,118,000.00	—
February 20, 2035	—	—	—	—
August 20, 2035	—	—	—	—
February 20, 2036	—	—	—	—
August 20, 2036	—	—	—	—
February 20, 2037	—	—	—	—
August 20, 2037	—	—	—	—
February 20, 2038	—	—	—	—
August 20, 2038	—	—	—	—
February 20, 2039	—	—	—	—

Sch. III-17	Note Purchase Agreement American Airlines 2026-2 Aircraft EETC

D. Boeing 777-300ER

	N726AN
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$42,866,000.00	$—	$11,166,000.00
February 20, 2027	1,822,000.00	41,044,000.00	558,000.00	10,608,000.00
August 20, 2027	2,707,000.00	38,337,000.00	670,000.00	9,938,000.00
February 20, 2028	2,707,000.00	35,630,000.00	670,000.00	9,268,000.00
August 20, 2028	2,452,000.00	33,178,000.00	558,000.00	8,710,000.00
February 20, 2029	2,452,000.00	30,726,000.00	558,000.00	8,152,000.00
August 20, 2029	1,822,000.00	28,904,000.00	558,000.00	7,594,000.00
February 20, 2030	1,822,000.00	27,082,000.00	558,000.00	7,036,000.00
August 20, 2030	1,822,000.00	25,260,000.00	558,000.00	6,478,000.00
February 20, 2031	1,822,000.00	23,438,000.00	558,000.00	5,920,000.00
August 20, 2031	1,822,000.00	21,616,000.00	558,000.00	5,362,000.00
February 20, 2032	1,822,000.00	19,794,000.00	558,000.00	4,804,000.00
August 20, 2032	1,822,000.00	17,972,000.00	558,000.00	4,246,000.00
February 20, 2033	1,822,000.00	16,150,000.00	558,000.00	3,688,000.00
August 20, 2033	1,822,000.00	14,328,000.00	558,000.00	3,130,000.00
February 20, 2034	14,328,000.00	—	3,130,000.00	—
August 20, 2034	—	—	—	—
February 20, 2035	—	—	—	—
August 20, 2035	—	—	—	—
February 20, 2036	—	—	—	—
August 20, 2036	—	—	—	—
February 20, 2037	—	—	—	—
August 20, 2037	—	—	—	—
February 20, 2038	—	—	—	—
August 20, 2038	—	—	—	—
February 20, 2039	—	—	—	—

	N727AN
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$43,432,000.00	$—	$11,314,000.00
February 20, 2027	1,846,000.00	41,586,000.00	566,000.00	10,748,000.00
August 20, 2027	2,742,000.00	38,844,000.00	679,000.00	10,069,000.00
February 20, 2028	2,742,000.00	36,102,000.00	679,000.00	9,390,000.00
August 20, 2028	2,484,000.00	33,618,000.00	566,000.00	8,824,000.00
February 20, 2029	2,484,000.00	31,134,000.00	566,000.00	8,258,000.00
August 20, 2029	1,846,000.00	29,288,000.00	566,000.00	7,692,000.00
February 20, 2030	1,846,000.00	27,442,000.00	566,000.00	7,126,000.00
August 20, 2030	1,846,000.00	25,596,000.00	566,000.00	6,560,000.00
February 20, 2031	1,846,000.00	23,750,000.00	566,000.00	5,994,000.00
August 20, 2031	1,846,000.00	21,904,000.00	566,000.00	5,428,000.00
February 20, 2032	1,846,000.00	20,058,000.00	566,000.00	4,862,000.00
August 20, 2032	1,846,000.00	18,212,000.00	566,000.00	4,296,000.00
February 20, 2033	1,846,000.00	16,366,000.00	566,000.00	3,730,000.00
August 20, 2033	1,846,000.00	14,520,000.00	566,000.00	3,164,000.00
February 20, 2034	14,520,000.00	—	3,164,000.00	—
August 20, 2034	—	—	—	—
February 20, 2035	—	—	—	—
August 20, 2035	—	—	—	—
February 20, 2036	—	—	—	—
August 20, 2036	—	—	—	—
February 20, 2037	—	—	—	—
August 20, 2037	—	—	—	—
February 20, 2038	—	—	—	—
August 20, 2038	—	—	—	—
February 20, 2039	—	—	—	—

Sch. III-18	Note Purchase Agreement American Airlines 2026-2 Aircraft EETC

E. Embraer E175

	N352KR
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$19,064,000.00	$—	$4,966,000.00
February 20, 2027	—	19,064,000.00	—	4,966,000.00
August 20, 2027	779,000.00	18,285,000.00	268,000.00	4,698,000.00
February 20, 2028	779,000.00	17,506,000.00	268,000.00	4,430,000.00
August 20, 2028	706,000.00	16,800,000.00	223,000.00	4,207,000.00
February 20, 2029	706,000.00	16,094,000.00	223,000.00	3,984,000.00
August 20, 2029	524,000.00	15,570,000.00	223,000.00	3,761,000.00
February 20, 2030	524,000.00	15,046,000.00	223,000.00	3,538,000.00
August 20, 2030	524,000.00	14,522,000.00	223,000.00	3,315,000.00
February 20, 2031	524,000.00	13,998,000.00	223,000.00	3,092,000.00
August 20, 2031	524,000.00	13,474,000.00	223,000.00	2,869,000.00
February 20, 2032	524,000.00	12,950,000.00	223,000.00	2,646,000.00
August 20, 2032	524,000.00	12,426,000.00	223,000.00	2,423,000.00
February 20, 2033	524,000.00	11,902,000.00	223,000.00	2,200,000.00
August 20, 2033	524,000.00	11,378,000.00	223,000.00	1,977,000.00
February 20, 2034	524,000.00	10,854,000.00	223,000.00	1,754,000.00
August 20, 2034	524,000.00	10,330,000.00	223,000.00	1,531,000.00
February 20, 2035	524,000.00	9,806,000.00	223,000.00	1,308,000.00
August 20, 2035	524,000.00	9,282,000.00	1,308,000.00	—
February 20, 2036	524,000.00	8,758,000.00	—	—
August 20, 2036	524,000.00	8,234,000.00	—	—
February 20, 2037	524,000.00	7,710,000.00	—	—
August 20, 2037	524,000.00	7,186,000.00	—	—
February 20, 2038	524,000.00	6,662,000.00	—	—
August 20, 2038	524,000.00	6,138,000.00	—	—
February 20, 2039	6,138,000.00	—	—	—

	N353EG
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$19,064,000.00	$—	$4,966,000.00
February 20, 2027	—	19,064,000.00	—	4,966,000.00
August 20, 2027	779,000.00	18,285,000.00	268,000.00	4,698,000.00
February 20, 2028	779,000.00	17,506,000.00	268,000.00	4,430,000.00
August 20, 2028	706,000.00	16,800,000.00	223,000.00	4,207,000.00
February 20, 2029	706,000.00	16,094,000.00	223,000.00	3,984,000.00
August 20, 2029	524,000.00	15,570,000.00	223,000.00	3,761,000.00
February 20, 2030	524,000.00	15,046,000.00	223,000.00	3,538,000.00
August 20, 2030	524,000.00	14,522,000.00	223,000.00	3,315,000.00
February 20, 2031	524,000.00	13,998,000.00	223,000.00	3,092,000.00
August 20, 2031	524,000.00	13,474,000.00	223,000.00	2,869,000.00
February 20, 2032	524,000.00	12,950,000.00	223,000.00	2,646,000.00
August 20, 2032	524,000.00	12,426,000.00	223,000.00	2,423,000.00
February 20, 2033	524,000.00	11,902,000.00	223,000.00	2,200,000.00
August 20, 2033	524,000.00	11,378,000.00	223,000.00	1,977,000.00
February 20, 2034	524,000.00	10,854,000.00	223,000.00	1,754,000.00
August 20, 2034	524,000.00	10,330,000.00	223,000.00	1,531,000.00
February 20, 2035	524,000.00	9,806,000.00	223,000.00	1,308,000.00
August 20, 2035	524,000.00	9,282,000.00	1,308,000.00	—
February 20, 2036	524,000.00	8,758,000.00	—	—
August 20, 2036	524,000.00	8,234,000.00	—	—
February 20, 2037	524,000.00	7,710,000.00	—	—
August 20, 2037	524,000.00	7,186,000.00	—	—
February 20, 2038	524,000.00	6,662,000.00	—	—
August 20, 2038	524,000.00	6,138,000.00	—	—
February 20, 2039	6,138,000.00	—	—	—

Sch. III-19	Note Purchase Agreement American Airlines 2026-2 Aircraft EETC

	N354CG
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$19,105,000.00	$—	$4,978,000.00
February 20, 2027	—	19,105,000.00	—	4,978,000.00
August 20, 2027	781,000.00	18,324,000.00	269,000.00	4,709,000.00
February 20, 2028	781,000.00	17,543,000.00	269,000.00	4,440,000.00
August 20, 2028	707,000.00	16,836,000.00	224,000.00	4,216,000.00
February 20, 2029	707,000.00	16,129,000.00	224,000.00	3,992,000.00
August 20, 2029	525,000.00	15,604,000.00	224,000.00	3,768,000.00
February 20, 2030	525,000.00	15,079,000.00	224,000.00	3,544,000.00
August 20, 2030	525,000.00	14,554,000.00	224,000.00	3,320,000.00
February 20, 2031	525,000.00	14,029,000.00	224,000.00	3,096,000.00
August 20, 2031	525,000.00	13,504,000.00	224,000.00	2,872,000.00
February 20, 2032	525,000.00	12,979,000.00	224,000.00	2,648,000.00
August 20, 2032	525,000.00	12,454,000.00	224,000.00	2,424,000.00
February 20, 2033	525,000.00	11,929,000.00	224,000.00	2,200,000.00
August 20, 2033	525,000.00	11,404,000.00	224,000.00	1,976,000.00
February 20, 2034	525,000.00	10,879,000.00	224,000.00	1,752,000.00
August 20, 2034	525,000.00	10,354,000.00	224,000.00	1,528,000.00
February 20, 2035	525,000.00	9,829,000.00	224,000.00	1,304,000.00
August 20, 2035	525,000.00	9,304,000.00	1,304,000.00	—
February 20, 2036	525,000.00	8,779,000.00	—	—
August 20, 2036	525,000.00	8,254,000.00	—	—
February 20, 2037	525,000.00	7,729,000.00	—	—
August 20, 2037	525,000.00	7,204,000.00	—	—
February 20, 2038	525,000.00	6,679,000.00	—	—
August 20, 2038	525,000.00	6,154,000.00	—	—
February 20, 2039	6,154,000.00	—	—	—

	N359MH
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$19,153,000.00	$—	$4,990,000.00
February 20, 2027	—	19,153,000.00	—	4,990,000.00
August 20, 2027	783,000.00	18,370,000.00	269,000.00	4,721,000.00
February 20, 2028	783,000.00	17,587,000.00	269,000.00	4,452,000.00
August 20, 2028	709,000.00	16,878,000.00	225,000.00	4,227,000.00
February 20, 2029	709,000.00	16,169,000.00	225,000.00	4,002,000.00
August 20, 2029	527,000.00	15,642,000.00	225,000.00	3,777,000.00
February 20, 2030	527,000.00	15,115,000.00	225,000.00	3,552,000.00
August 20, 2030	527,000.00	14,588,000.00	225,000.00	3,327,000.00
February 20, 2031	527,000.00	14,061,000.00	225,000.00	3,102,000.00
August 20, 2031	527,000.00	13,534,000.00	225,000.00	2,877,000.00
February 20, 2032	527,000.00	13,007,000.00	225,000.00	2,652,000.00
August 20, 2032	527,000.00	12,480,000.00	225,000.00	2,427,000.00
February 20, 2033	527,000.00	11,953,000.00	225,000.00	2,202,000.00
August 20, 2033	527,000.00	11,426,000.00	225,000.00	1,977,000.00
February 20, 2034	527,000.00	10,899,000.00	225,000.00	1,752,000.00
August 20, 2034	527,000.00	10,372,000.00	225,000.00	1,527,000.00
February 20, 2035	527,000.00	9,845,000.00	225,000.00	1,302,000.00
August 20, 2035	527,000.00	9,318,000.00	1,302,000.00	—
February 20, 2036	527,000.00	8,791,000.00	—	—
August 20, 2036	527,000.00	8,264,000.00	—	—
February 20, 2037	527,000.00	7,737,000.00	—	—
August 20, 2037	527,000.00	7,210,000.00	—	—
February 20, 2038	527,000.00	6,683,000.00	—	—
August 20, 2038	527,000.00	6,156,000.00	—	—
February 20, 2039	6,156,000.00	—	—	—

Sch. III-20	Note Purchase Agreement American Airlines 2026-2 Aircraft EETC

	N360YF
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$19,153,000.00	$—	$4,990,000.00
February 20, 2027	—	19,153,000.00	—	4,990,000.00
August 20, 2027	783,000.00	18,370,000.00	269,000.00	4,721,000.00
February 20, 2028	783,000.00	17,587,000.00	269,000.00	4,452,000.00
August 20, 2028	709,000.00	16,878,000.00	225,000.00	4,227,000.00
February 20, 2029	709,000.00	16,169,000.00	225,000.00	4,002,000.00
August 20, 2029	527,000.00	15,642,000.00	225,000.00	3,777,000.00
February 20, 2030	527,000.00	15,115,000.00	225,000.00	3,552,000.00
August 20, 2030	527,000.00	14,588,000.00	225,000.00	3,327,000.00
February 20, 2031	527,000.00	14,061,000.00	225,000.00	3,102,000.00
August 20, 2031	527,000.00	13,534,000.00	225,000.00	2,877,000.00
February 20, 2032	527,000.00	13,007,000.00	225,000.00	2,652,000.00
August 20, 2032	527,000.00	12,480,000.00	225,000.00	2,427,000.00
February 20, 2033	527,000.00	11,953,000.00	225,000.00	2,202,000.00
August 20, 2033	527,000.00	11,426,000.00	225,000.00	1,977,000.00
February 20, 2034	527,000.00	10,899,000.00	225,000.00	1,752,000.00
August 20, 2034	527,000.00	10,372,000.00	225,000.00	1,527,000.00
February 20, 2035	527,000.00	9,845,000.00	225,000.00	1,302,000.00
August 20, 2035	527,000.00	9,318,000.00	1,302,000.00	—
February 20, 2036	527,000.00	8,791,000.00	—	—
August 20, 2036	527,000.00	8,264,000.00	—	—
February 20, 2037	527,000.00	7,737,000.00	—	—
August 20, 2037	527,000.00	7,210,000.00	—	—
February 20, 2038	527,000.00	6,683,000.00	—	—
August 20, 2038	527,000.00	6,156,000.00	—	—
February 20, 2039	6,156,000.00	—	—	—

	N361JJ
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$19,153,000.00	$—	$4,990,000.00
February 20, 2027	—	19,153,000.00	—	4,990,000.00
August 20, 2027	783,000.00	18,370,000.00	269,000.00	4,721,000.00
February 20, 2028	783,000.00	17,587,000.00	269,000.00	4,452,000.00
August 20, 2028	709,000.00	16,878,000.00	225,000.00	4,227,000.00
February 20, 2029	709,000.00	16,169,000.00	225,000.00	4,002,000.00
August 20, 2029	527,000.00	15,642,000.00	225,000.00	3,777,000.00
February 20, 2030	527,000.00	15,115,000.00	225,000.00	3,552,000.00
August 20, 2030	527,000.00	14,588,000.00	225,000.00	3,327,000.00
February 20, 2031	527,000.00	14,061,000.00	225,000.00	3,102,000.00
August 20, 2031	527,000.00	13,534,000.00	225,000.00	2,877,000.00
February 20, 2032	527,000.00	13,007,000.00	225,000.00	2,652,000.00
August 20, 2032	527,000.00	12,480,000.00	225,000.00	2,427,000.00
February 20, 2033	527,000.00	11,953,000.00	225,000.00	2,202,000.00
August 20, 2033	527,000.00	11,426,000.00	225,000.00	1,977,000.00
February 20, 2034	527,000.00	10,899,000.00	225,000.00	1,752,000.00
August 20, 2034	527,000.00	10,372,000.00	225,000.00	1,527,000.00
February 20, 2035	527,000.00	9,845,000.00	225,000.00	1,302,000.00
August 20, 2035	527,000.00	9,318,000.00	1,302,000.00	—
February 20, 2036	527,000.00	8,791,000.00	—	—
August 20, 2036	527,000.00	8,264,000.00	—	—
February 20, 2037	527,000.00	7,737,000.00	—	—
August 20, 2037	527,000.00	7,210,000.00	—	—
February 20, 2038	527,000.00	6,683,000.00	—	—
August 20, 2038	527,000.00	6,156,000.00	—	—
February 20, 2039	6,156,000.00	—	—	—

Sch. III-21	Note Purchase Agreement American Airlines 2026-2 Aircraft EETC

	N362AU
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$19,201,000.00	$—	$5,002,000.00
February 20, 2027	—	19,201,000.00	—	5,002,000.00
August 20, 2027	784,000.00	18,417,000.00	270,000.00	4,732,000.00
February 20, 2028	784,000.00	17,633,000.00	270,000.00	4,462,000.00
August 20, 2028	711,000.00	16,922,000.00	225,000.00	4,237,000.00
February 20, 2029	711,000.00	16,211,000.00	225,000.00	4,012,000.00
August 20, 2029	528,000.00	15,683,000.00	225,000.00	3,787,000.00
February 20, 2030	528,000.00	15,155,000.00	225,000.00	3,562,000.00
August 20, 2030	528,000.00	14,627,000.00	225,000.00	3,337,000.00
February 20, 2031	528,000.00	14,099,000.00	225,000.00	3,112,000.00
August 20, 2031	528,000.00	13,571,000.00	225,000.00	2,887,000.00
February 20, 2032	528,000.00	13,043,000.00	225,000.00	2,662,000.00
August 20, 2032	528,000.00	12,515,000.00	225,000.00	2,437,000.00
February 20, 2033	528,000.00	11,987,000.00	225,000.00	2,212,000.00
August 20, 2033	528,000.00	11,459,000.00	225,000.00	1,987,000.00
February 20, 2034	528,000.00	10,931,000.00	225,000.00	1,762,000.00
August 20, 2034	528,000.00	10,403,000.00	225,000.00	1,537,000.00
February 20, 2035	528,000.00	9,875,000.00	225,000.00	1,312,000.00
August 20, 2035	528,000.00	9,347,000.00	1,312,000.00	—
February 20, 2036	528,000.00	8,819,000.00	—	—
August 20, 2036	528,000.00	8,291,000.00	—	—
February 20, 2037	528,000.00	7,763,000.00	—	—
August 20, 2037	528,000.00	7,235,000.00	—	—
February 20, 2038	528,000.00	6,707,000.00	—	—
August 20, 2038	528,000.00	6,179,000.00	—	—
February 20, 2039	6,179,000.00	—	—	—

	N363RR
Date	Series A		Series B
	Scheduled Payments of Principal	Equipment Note Ending Balance	Scheduled Payments of Principal	Equipment Note Ending Balance
Issuance Date	$—	$19,201,000.00	$—	$5,002,000.00
February 20, 2027	—	19,201,000.00	—	5,002,000.00
August 20, 2027	784,000.00	18,417,000.00	270,000.00	4,732,000.00
February 20, 2028	784,000.00	17,633,000.00	270,000.00	4,462,000.00
August 20, 2028	711,000.00	16,922,000.00	225,000.00	4,237,000.00
February 20, 2029	711,000.00	16,211,000.00	225,000.00	4,012,000.00
August 20, 2029	528,000.00	15,683,000.00	225,000.00	3,787,000.00
February 20, 2030	528,000.00	15,155,000.00	225,000.00	3,562,000.00
August 20, 2030	528,000.00	14,627,000.00	225,000.00	3,337,000.00
February 20, 2031	528,000.00	14,099,000.00	225,000.00	3,112,000.00
August 20, 2031	528,000.00	13,571,000.00	225,000.00	2,887,000.00
February 20, 2032	528,000.00	13,043,000.00	225,000.00	2,662,000.00
August 20, 2032	528,000.00	12,515,000.00	225,000.00	2,437,000.00
February 20, 2033	528,000.00	11,987,000.00	225,000.00	2,212,000.00
August 20, 2033	528,000.00	11,459,000.00	225,000.00	1,987,000.00
February 20, 2034	528,000.00	10,931,000.00	225,000.00	1,762,000.00
August 20, 2034	528,000.00	10,403,000.00	225,000.00	1,537,000.00
February 20, 2035	528,000.00	9,875,000.00	225,000.00	1,312,000.00
August 20, 2035	528,000.00	9,347,000.00	1,312,000.00	—
February 20, 2036	528,000.00	8,819,000.00	—	—
August 20, 2036	528,000.00	8,291,000.00	—	—
February 20, 2037	528,000.00	7,763,000.00	—	—
August 20, 2037	528,000.00	7,235,000.00	—	—
February 20, 2038	528,000.00	6,707,000.00	—	—
August 20, 2038	528,000.00	6,179,000.00	—	—
February 20, 2039	6,179,000.00	—	—	—

Sch. III-22	Note Purchase Agreement American Airlines 2026-2 Aircraft EETC

Indenture for Each Aircraft

Debt Rate (as such term is defined in clause (i) of the definition of “Debt Rate” in the form of Indenture and Security Agreement included as Exhibit C to the Note Purchase Agreement (as such form may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Note Purchase Agreement, the “Indenture Form”)) (y) for Series A (computed on the basis of a 360-day year consisting of twelve 30-day months, payable semi-annually in arrears): 5.70% and (z) for Series B (computed on the basis of a 360-day year consisting of twelve 30-day months, payable semi-annually in arrears): 6.30%.

Past Due Rate:	The lesser of (a) with respect to (i) any payment made to a Noteholder (as such term is defined in the Indenture Form) under any Series of Equipment Notes relating to the applicable Aircraft, the Debt Rate then applicable to such Series plus 1% and (ii) any other payment made under any Operative Document (as such term is defined in the Indenture Form) to any other Person, the Debt Rate (as such term is defined in clause (ii) of the definition of “Debt Rate” in the Indenture Form) plus 1% (computed on the basis of a year of 360 days comprised of twelve 30-day months) and (b) the maximum rate permitted by applicable law.

Payment Dates:	February 20 and August 20.

Make-Whole Amount:	As provided in Article II of the Indenture Form.

Redemption:	As provided in Article II of the Indenture Form.

All-risk hull insurance:	Not less than 110% of the unpaid principal amount of the Equipment Notes relating to such Aircraft, subject to the Company’s right to self-insure on terms no more favorable to the Company in any material respect than those set forth in Section 7.06 of the Indenture Form.

Participation Agreement for Each Aircraft

The applicable Loan Trustee, the Subordination Agent, the Liquidity Providers, the Pass Through Trustees and the Escrow Agent shall be indemnified against Claims (as such term is defined in the Participation Agreement Form referred to below) to the extent set forth in Section 4.02 of the form of the Participation Agreement included as Exhibit B to the Note Purchase Agreement (as such form may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Note Purchase Agreement, the “Participation Agreement Form”).

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Prohibited Modifications

1.

The parties may not (a) modify in any material adverse respect the Granting Clause of the Indenture Form so as to deprive the Noteholders or the Related Noteholders (as defined in the Indenture Form) of a first priority security interest in and mortgage lien on the Aircraft (as defined in the Indenture Form) or, to the extent assigned thereunder, the Warranty Rights (as defined in the Indenture Form) with respect to any Embraer Aircraft or Boeing Aircraft to eliminate any of the obligations intended to be secured thereby, or (b) modify the Airframe Warranties Agreement with respect to any Airbus Aircraft so as to have the “Controlling Party” be any party other than the Loan Trustee on the Closing Date or (c) otherwise modify in any material adverse respect as regards the interests of the Noteholders, the Subordination Agent, the Liquidity Providers or the Loan Trustee (as defined in the Indenture Form) the provisions of Article II or Article III, or Sections 7.05(a) or 7.05(b) (insofar as such Sections relate to conditions to “Airframe” and “Engine” replacements), or Sections 4.01, 4.02, 5.02, 9.02, 10.04, 10.11, 10.12 or 10.15 of the Indenture Form or the provisions of the proviso to the second full sentence of Section 7.02(e) of the Indenture Form as regards the rights of the Loan Trustee (as defined in the Indenture Form) thereunder or the definition of “Make-Whole Amount” in Annex A to the Indenture Form.

2.

The parties may not modify in any material adverse respect as regards the interests of the Noteholders, the Subordination Agent, the Liquidity Providers or the Loan Trustee (as defined in the Participation Agreement Form) the provisions of Sections 3.01(d), 3.01(f)(i), 3.01(r), 4.01(g), 4.01(h), 6.01(e), 6.01(f), 6.02(b), 6.02(c), 6.02(f), 7.03, 7.08 or 7.12 of the Participation Agreement Form, or the first sentence of Section 6.02(c) of the Participation Agreement Form, or the provisions of Sections 3.01(g), (h) or (i) of the Participation Agreement Form so as to eliminate the requirement to deliver to the Noteholders or the Loan Trustee (as defined in the Participation Agreement Form), as the case may be, the legal opinions to be provided to such Persons thereunder (recognizing that the lawyers rendering such opinions may be changed) or otherwise modify the terms of the Participation Agreement Form to deprive the Pass Through Trustees, the Subordination Agent, the Liquidity Providers or the Loan Trustee (as defined in the Participation Agreement Form) of any indemnity, or right of reimbursement, for Claims in its favor.

3.

Nothing in the two immediately preceding paragraphs shall prohibit any modification of the Indenture Form or the Participation Agreement Form to give effect to (a) the redemption of any Series B Equipment Notes (or any series of Additional Series Equipment Notes) with respect to all of the Aircraft for which Series B Equipment Notes (or such series of Additional Series Equipment Notes) are at the time outstanding and issuance, with respect to any or all of the Aircraft, of new Equipment Notes with the same series designation as, but with terms that may be the same as or different from those of, the redeemed Equipment Notes, (b) the issuance of one or more series of Additional Series Equipment Notes with respect to any or all of the Aircraft (including, for the avoidance of doubt, multiple issuances at the same or different times resulting in more than one series of Additional Series Equipment Notes being outstanding at any time), or (c) at any time following the payment in full at maturity or otherwise of Series B Equipment Notes (or any

Sch. III-24	Note Purchase Agreement American Airlines 2026-2 EETC

series of Additional Series Equipment Notes) with respect to all of the Aircraft for which Series B Equipment Notes (or such series of Additional Series Equipment Notes) are at the time outstanding, the issuance, with respect to any or all of the Aircraft, of new Equipment Notes with the same series designation as, but with terms that may be the same as or different from those of, such Equipment Notes that have been paid in full, or the issuance of pass through certificates by any pass through trust that acquires any such new Series B Equipment Notes or Additional Series Equipment Notes or new Additional Series Equipment Notes, as applicable, or to provide for any credit support for any pass through certificates relating to any such new Series B Equipment Notes or Additional Series Equipment Notes or new Additional Series Equipment Notes, as applicable, in each case, as provided in Section 4(a)(v) of the Note Purchase Agreement.

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ANNEX A to

NOTE PURCHASE AGREEMENT

DEFINITIONS

Section 11.01. Certain Rules of Construction. Unless the context otherwise requires, the following rules of construction shall apply for all purposes of the Note Purchase Agreement (including this Annex A).

(a) Singular and Plural. The definitions stated in this Annex A apply equally to both the singular and the plural forms of the terms defined.

(b) References to Parts. All references in the Note Purchase Agreement to designated “Sections”, “Subsections”, “Schedules”, “Exhibits”, “Annexes” and other subdivisions are to the designated Section, Subsection, Schedule, Exhibit, Annex or other subdivision of the Note Purchase Agreement, unless otherwise specifically stated.

(c) Reference to the Whole. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to the Note Purchase Agreement as a whole and not to any particular Section, Subsection, Schedule, Exhibit, Annex or other subdivision.

(d) Reference to Government. All references in the Note Purchase Agreement to a “government” are to such government and any instrumentality or agency thereof.

(e) Including Without Limitation. Unless the context otherwise requires, whenever the words “including”, “include” or “includes” are used herein, they shall be deemed to be followed by the phrase “without limitation”.

(f) Notice and Notify. Whenever the words “notice” or “notify” or similar words are used herein, they mean the provision of formal notice as set forth in Section 6 of the Note Purchase Agreement.

(g) Reference to Persons. All references in the Note Purchase Agreement to a Person shall include successors and permitted assigns of such Person.

Section 11.02. Definitions.

“Additional Series Equipment Notes” means Equipment Notes of each series issued under an Indenture and designated other than as “Series A” or “Series B” issued thereunder, if any, in the principal amount and maturities and bearing interest as specified in Schedule I to such Indenture amended at the time of original issuance of such Additional Series Equipment Notes under the heading for such series.

“Additional Series Pass Through Certificates” means the pass through certificates, if any, issued pursuant to any Additional Series Pass Through Trust Agreement.

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“Additional Series Pass Through Trust” means a grantor trust, if any, created pursuant to the applicable Pass Through Trust Agreement to facilitate the issuance and sale of pass through certificates in connection with the issuance of any Additional Series Equipment Notes.

“Additional Series Pass Through Trust Agreement” means a Trust Supplement entered into in connection with the creation of an Additional Series Pass Through Trust, together with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Additional Series Pass Through Trustee” means, with respect to any Additional Series Pass Through Trust, the trustee under the Additional Series Pass Through Trust Agreement for such Additional Series Pass Through Trust, in its capacity as pass through trustee thereunder.

“Airbus Aircraft” means each of the Airbus A321 XLR, Airbus A321neo and Airbus A321-200 aircraft described in Schedule I to the Note Purchase Agreement.

“Aircraft Purchase Agreement” means, (i) with respect to an Airbus A321 XLR or an Airbus A321neo Aircraft, the A320 Family Aircraft Purchase Agreement, dated as of July 20, 2011, between American Airlines, Inc., as buyer, and Airbus S.A.S., as seller, as the same may be amended, supplemented or otherwise modified from time to time, (ii) with respect to an Airbus A321-200 Aircraft, the Amended and Restated Airbus A320 Agreement, dated as of October 2, 2007, between US Airways, Inc., as buyer, and Airbus S.A.S., as seller, as the same may be amended, supplemented or otherwise modified from time to time, (iii) with respect to an Embraer E175 Aircraft, Purchase Agreement COM0456-13, dated as of December 12, 2013, between Embraer S.A., as seller, and American Airlines, Inc., as buyer, as the same may be amended, supplemented or otherwise modified from time to time and (iv) with respect to a Boeing 777-300ER Aircraft, Aircraft Purchase Agreement No. 1980, dated as of October 31, 1997, by and between American Airlines, Inc., as buyer, and The Boeing Company, as seller, as the case may be, in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 United States Code §§101 et seq., as amended from time to time, or any successor statutes thereto.

“Basic Pass Through Trust Agreement” means that certain Pass Through Trust Agreement, dated as of September 16, 2014, between the Company and WTC, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms (but does not include any Trust Supplement).

“Boeing Aircraft” means each of the Boeing 777-300ER aircraft described in Schedule I to the Note Purchase Agreement.

“Bridge Financing” has the meaning set forth in Section 1(g) of the Note Purchase Agreement.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Fort Worth, Texas, Wilmington, Delaware or, if different from the foregoing, the city and state in which any Loan Trustee, any Pass Through Trustee or the Subordination Agent maintains its Corporate Trust Office or receives and disburses funds.

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“Certificated Air Carrier” means an air carrier holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of Section 1110.

“Certificates” has the meaning set forth in the fifth recital to the Note Purchase Agreement.

“Citizen of the United States” has the meaning specified for such term in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States enacted in substitution or replacement therefor.

“Class” means the class of Certificates issued by a Pass Through Trust.

“Class A Certificates” means the Certificates issued by the Class A Pass Through Trust.

“Class A Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Class A Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.

“Class A Pass Through Trust” has the meaning set forth in the fifth recital to the Note Purchase Agreement.

“Class A Pass Through Trustee” has the meaning set forth in the sixth recital to the Note Purchase Agreement.

“Class B Certificates” means the Certificates issued by the Class B Pass Through Trust.

“Class B Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Class B Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.

“Class B Pass Through Trust” has the meaning set forth in the fifth recital to the Note Purchase Agreement.

“Class B Pass Through Trustee” has the meaning set forth in the seventh recital to the Note Purchase Agreement.

“Company” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Corporate Trust Office” has the meaning set forth in Section 1.01 of the Intercreditor Agreement.

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“Cut-Off Date” means the earlier of:

(a) the day after the Delivery Period Termination Date; and

(b) the date on which a Triggering Event occurs.

“Delivery Period Termination Date” means the earlier of:

(a) (i) October 31, 2027 or (ii) if the Equipment Notes relating to all of the Aircraft (or any Substitute Aircraft in lieu thereof) have not been purchased by the Pass Through Trustee on or prior to October 31, 2027 due to any reason beyond the control of American and not occasioned by American’s fault or negligence, December 31, 2027 (such date applicable under clauses (i) or (ii) the “End Date”) (provided that, if a labor strike occurs or continues at the Manufacturer of any New Aircraft after the Issuance Date and on or prior to the applicable End Date, such End Date shall be extended by adding thereto the number of days that such labor strike continued in effect after the Issuance Date, but not more than 60 days); and

(b) the date on which Equipment Notes issued with respect to all of the Aircraft (including any Substitute Aircraft in lieu of any Aircraft) have been purchased by the Pass Through Trustees in accordance with the Note Purchase Agreement.

“Deposits” has the meaning set forth in the ninth recital to the Note Purchase Agreement.

“Deposit Agreements” has the meaning set forth in the ninth recital to the Note Purchase Agreement, subject to Section 5 of the Note Purchase Agreement.

“Depositary” means, subject to Section 5 of the Note Purchase Agreement, Sumitomo Mitsui Banking Corporation.

“Depositary Threshold Rating” has the meaning set forth in Section 5(a) of the Note Purchase Agreement.

“Eligible Aircraft” has the meaning set forth in the third recital to the Note Purchase Agreement.

“Embraer Aircraft” means each of the Embraer E175 aircraft described in Schedule I to the Note Purchase Agreement.

“Equipment Notes” means and includes any equipment notes issued under any Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of the Note Purchase Agreement and of such Indenture) and any Equipment Note issued under any such Indenture in exchange for or replacement of any other Equipment Note.

“Escrow Agent” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

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“Escrow Agent Agreements” has the meaning set forth in Section 3(e)(i) of the Note Purchase Agreement.

“Escrow and Paying Agent Agreements” has the meaning set forth in the ninth recital to the Note Purchase Agreement.

“Existing Financing” has the meaning set forth in the second recital to the Note Purchase Agreement.

“FAA” means the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to its functions.

“Financing Agreements” means, collectively, with respect to any Aircraft, the Participation Agreement, the Indenture and the Equipment Notes issued under such Indenture, in each case relating to such Aircraft.

“Fitch” means Fitch Ratings, Inc.

“Funding Date” has the meaning set forth in Section 1(b) of the Note Purchase Agreement.

“Funding Notice” has the meaning set forth in Section 1(b) of the Note Purchase Agreement.

“Government Entity” means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

“Holder” means, with respect to any Certificate, the Person in whose name such Certificate is registered in the Register.

“Indenture” means with respect to an Aircraft, an indenture and security agreement substantially in the form of the Indenture Form to which such Aircraft shall have been subjected, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Indenture Form” has the meaning set forth on Schedule III to the Note Purchase Agreement.

“Initial Deposits” has the meaning set forth in the ninth recital to the Note Purchase Agreement.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Issuance Date, among the Pass Through Trustees, the Liquidity Providers and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms; provided that for purposes of any obligations of the Company, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by the Company.

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“Issuance Date” means the date of the original issuance of the Certificates.

“Liquidity Facilities” means, collectively, the Class A Liquidity Facility and the Class B Liquidity Facility.

“Liquidity Providers” means, collectively, the Class A Liquidity Provider and the Class B Liquidity Provider.

“Loan Trustee” means, with respect to any Aircraft, the “Loan Trustee” as defined in the Financing Agreements in respect of such Aircraft.

“Long-Term Rating” means, for any entity: (a) in the case of Fitch, the long-term senior unsecured debt rating of such entity and (b) in the case of S&P, the long-term issuer credit rating of such entity.

“Manufacturer” means (i) with respect to each Airbus Aircraft, as the context may require, Airbus S.A.S. (legal successor of AVSA, S.A.R.L), a Société par Actions Simplifiée created and existing under French law, or Airbus Americas, Inc., a Delaware corporation, and, in each case, its successors and assigns, (ii) with respect to each Embraer Aircraft, Embraer S.A., a company organized under the laws of Brazil, and its successors and assigns, and (iii) with respect to each Boeing Aircraft, The Boeing Company, a Delaware corporation.

“MCMV” means, with respect to any Eligible Aircraft or any Substitute Aircraft, the “current market value” (as defined by the International Society of Transport Aircraft Trading or any successor organization) of such Eligible Aircraft or such Substitute Aircraft, as applicable; provided that, in the case of any Substitute Aircraft, if such Substitute Aircraft had already been delivered, the MCMV for such Substitute Aircraft means the “current market value” (as defined by the International Society of Transport Aircraft Trading or any successor organization) adjusted for the maintenance status of such Substitute Aircraft based upon maintenance data provided by the Company to the applicable appraiser with respect to such Substitute Aircraft as of the date within the 75-day period prior to the substitution.

“New Aircraft” has the meaning set forth in the fourth recital to the Note Purchase Agreement.

“Note Purchase Agreement” means the Note Purchase Agreement to which this Annex A is attached, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Notice of Purchase Withdrawal” with respect to each Deposit Agreement, has the meaning set forth in Section 2.3(a) of such Deposit Agreement.

“Operative Agreements” means, collectively, each Pass Through Trust Agreement, the Note Purchase Agreement, each Escrow and Paying Agent Agreement, each Deposit Agreement, each Liquidity Facility, the Intercreditor Agreement, the Certificates and, with respect to each Aircraft in respect of which Equipment Notes shall have been issued, the Financing Agreements.

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“Owned Aircraft” has the meaning set forth in the second recital to the Note Purchase Agreement.

“Participation Agreement” means with respect to an Aircraft, a participation agreement substantially in the form of the Participation Agreement Form relating to the financing of such Aircraft, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Participation Agreement Form” has the meaning set forth on Schedule III to the Note Purchase Agreement.

“Pass Through Trust” has the meaning set forth in the fifth recital to the Note Purchase Agreement.

“Pass Through Trust Agreement” means each of the two separate Trust Supplements referred to in the fifth recital to the Note Purchase Agreement, each dated as of the Issuance Date, by and between the Company and the Pass Through Trustee, together in each case with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Pass Through Trustee” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Paying Agent” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Paying Agent Agreements” has the meaning set forth in Section 3(f)(i) of the Note Purchase Agreement.

“Person” means any individual, firm, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, limited liability company, government agency, committee, department, authority and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

“Rating Agencies” means, with respect to any Class of Certificates, collectively, at any time, each nationally recognized rating agency which shall have been requested by the Company to rate such Class of Certificates and which shall then be rating such Class of Certificates. The initial Rating Agencies with respect to the Class A Certificates and the Class B Certificates will be S&P and Fitch.

“Rating Agency Confirmation” means, in the case of any action or event that, pursuant to the express terms of the Note Purchase Agreement, requires a “Rating Agency Confirmation” with respect to any Class of Certificates in connection therewith, a written confirmation from each of the Rating Agencies then rating such Class of Certificates to the effect that such action or event

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would not result in (i) a reduction of the rating for such Class of Certificates by such Rating Agency below the then current rating for such Class of Certificates issued by such Rating Agency (before the downgrading of such rating, if any, as a result of the downgrading of the Depositary below the applicable Depositary Threshold Rating for such Rating Agency, if applicable) or (ii) a withdrawal or suspension of the rating of such Class of Certificates by such Rating Agency.

“Register” means, with respect to the Class A Certificates, the register maintained pursuant to Sections 3.04 and 7.12 of the Basic Pass Through Trust Agreement with respect to the Class A Pass Through Trust and, with respect to the Class B Certificates, the register maintained pursuant to Sections 3.04 and 7.12 of the Basic Pass Through Trust Agreement with respect to the Class B Pass Through Trust.

“Replacement Deposit Agreement” means, for each Class of Certificates, a deposit agreement substantially in the form of the replaced Deposit Agreement for such Class of Certificates as shall permit the Rating Agencies to issue a Rating Agency Confirmation with respect to such Class of Certificates then rated by such Rating Agency in connection with the replacement of the Depositary with the Replacement Depositary party to such deposit agreement.

“Replacement Depositary” has the meaning set forth in Section 5(a) of the Note Purchase Agreement.

“Required Terms” means the provisions set forth on Schedule III to the Note Purchase Agreement.

“S&P” means Standard & Poor’s Global Ratings.

“Section 1110” means Section 1110 of the Bankruptcy Code or any successor or analogous Section of the federal bankruptcy law in effect from time to time.

“Series A Equipment Notes” means Equipment Notes issued under an Indenture and designated as “Series A” thereunder.

“Series B Equipment Notes” means Equipment Notes issued under an Indenture and designated as “Series B” thereunder.

“Short-Term Rating” means, for any entity, (a) in the case of S&P, the short-term issuer credit rating of such entity and (b) in the case of Fitch, the short-term issuer default rating of such entity.

“Subordination Agent” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

“Substitute Aircraft” has the meaning set forth in Section 1(h) of the Note Purchase Agreement.

“Taxes” means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

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“Taxing Authority” means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

“Triggering Event” has the meaning assigned to such term in the Intercreditor Agreement.

“Trust Supplement” means an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (a) a separate trust is created for the benefit of the holders of the pass through certificates of a class, (b) the issuance of the pass through certificates of such class representing fractional undivided interests in such trust is authorized and (c) the terms of the pass through certificates of such class are established.

“Underwriters” has the meaning set forth in the sixth recital to the Note Purchase Agreement.

“Underwriting Agreement” has the meaning set forth in the sixth recital to the Note Purchase Agreement.

“United States” means the United States of America.

“WTC” has the meaning set forth in the first paragraph of the Note Purchase Agreement.

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EXHIBIT A to

NOTE PURCHASE AGREEMENT

FORM OF FUNDING NOTICE

FUNDING NOTICE

Dated as of [__________]

To each of the addressees listed

in Schedule A hereto

Re: Funding Notice in accordance with Note Purchase Agreement referred to below

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement, dated as of August 10, 2026, among American Airlines, Inc. (the “Company”), Wilmington Trust Company, as Pass Through Trustee under each of the Pass Through Trust Agreements (as defined therein) (the “Pass Through Trustee”), Wilmington Trust Company, as Subordination Agent (the “Subordination Agent”), Wilmington Trust, National Association, as Escrow Agent (the “Escrow Agent”), and Wilmington Trust Company, as Paying Agent (the “Paying Agent”) (as in effect from time to time, the “Note Purchase Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement or, to the extent not defined therein, the Intercreditor Agreement.

Pursuant to Section 1(b) of the Note Purchase Agreement, the undersigned hereby notifies you, in respect of the aircraft described in Schedule B hereto (the “Aircraft”), of the following:

(1)	The Funding Date of the Aircraft shall be [_________];

(2)

The Equipment Notes to be issued in respect of the Aircraft are described in Schedule C hereto, and the aggregate amount of each series of Equipment Notes to be issued, and purchased by the respective Pass Through Trustees referred to below, on the Funding Date, in connection with the financing of such Aircraft is as follows:

(a)	the Class A Pass Through Trustee shall purchase Series A Equipment Notes in the amount of $[__________]; and

(b)	the Class B Pass Through Trustee shall purchase Series B Equipment Notes in the amount of $[__________].

The Company hereby instructs the Class A Pass Through Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated as of [__________] and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit B hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

Note Purchase Agreement American Airlines 2026-2 EETC

The Company hereby instructs the Class B Pass Through Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated as of [__________] and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit C hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

The Company hereby instructs each Pass Through Trustee to (i) purchase Equipment Notes of the related series and in an amount set forth opposite such Pass Through Trustee in clause (2) above with a portion of the proceeds of the withdrawals of Deposits referred to in the applicable Notice of Purchase Withdrawal referred to above and (ii) re-deposit with the Depositary the excess, if any, of the amount so withdrawn over the purchase price of such Equipment Notes.

The Company hereby instructs each Pass Through Trustee to (a) enter into the Participation Agreement (N[____]) dated as of [__________] among the Company and Wilmington Trust Company, as Loan Trustee, Subordination Agent and each Pass Through Trustee, substantially in the form previously provided, (b) perform its obligations thereunder and (c) deliver such certificates, documents and legal opinions relating to such Pass Through Trustee as are required thereby.

Yours faithfully,

American Airlines, Inc.

By:
Name:
Title:

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Schedule A to

Funding Notice

Wilmington Trust Company, as

Pass Through Trustee

1100 North Market Street

Wilmington, Delaware 19890

Attention: [***]

Reference: American Airlines 2026-2 EETC

Facsimile: [***]

Email: [***]

Wilmington Trust Company, as

Subordination Agent and Paying Agent

1100 North Market Street

Wilmington, Delaware 19890

Attention: [***]

Reference: American Airlines 2026-2 EETC

Facsimile: [***]

Email: [***]

Wilmington Trust, National Association, as

Escrow Agent

1100 North Market Street

Wilmington, Delaware 19890

Attention: [***]

Reference: American Airlines 2026-2 EETC

Facsimile: [***]

Email: [***]

Sumitomo Mitsui Banking Corporation,

acting through its New York Branch

Address: 277 Park Avenue, New York, NY 10172

Email: [***]

Attention: SMBC Loan Operations

Reference: American Airlines 2026-2 EETC

Note Purchase Agreement American Airlines 2026-2 EETC

S&P Global Ratings

55 Water Street, 35th Floor

New York, New York 10004

Attention: [***]

Reference: American Airlines 2026-2 EETC

Telephone: [***]

Fitch Ratings, Inc.

One North Wacker Drive,

Chicago, Illinois 60606

Reference: [***]

Email: [***]

Note Purchase Agreement American Airlines 2026-2 EETC

Schedule B to

Funding Notice

Aircraft

One [Aircraft Manufacturer and Model] aircraft bearing U.S. Registration Mark ________ and manufacturer’s serial number ____ together with two [Engine Manufacturer and Model] engines bearing manufacturer’s serial numbers _____ and _____.

Note Purchase Agreement American Airlines 2026-2 EETC

Schedule C to

Funding Notice

Equipment Notes

Relevant Pass Through Trustee	Series of Equipment Notes	Equipment Note No.	Original Principal Amount
Class A Pass Through Trustee	Series 2026-2A-____	No. A-____-__	$	__________
Class B Pass Through Trustee	Series 2026-2B-____	No. B-____-__	$	__________

Note Purchase Agreement American Airlines 2026-2 EETC

Annex A to

Funding Notice

WITHDRAWAL CERTIFICATE

(Class [A][B])

Wilmington Trust, National Association,

as Escrow Agent

1100 North Market Street

Wilmington, Delaware 19890-1605

Attention: [***]

Reference: American Airlines 2026-2 EETC

Facsimile: [***]

Email: [***]

Ladies and Gentlemen:

Reference is made to the Escrow and Paying Agent Agreement (Class [A][B]), dated as of August 10, 2026 (the “Agreement”). We hereby certify to you that the conditions to the obligations of the undersigned to execute a Participation Agreement pursuant to the Note Purchase Agreement have been satisfied. Pursuant to Section 1.02(c) of the Agreement, please execute the attached Notice of Purchase Withdrawal and immediately transmit by facsimile to the Depositary, at Sumitomo Mitsui Banking Corporation, 277 Park Avenue, New York, NY 10172, Email: [***] Attention: SMBC Loan Operations, Reference: American Airlines 2026-2 EETC.

Capitalized terms used herein but not defined herein shall have the meanings set forth in the Agreement.

Very truly yours,

Wilmington Trust Company, not in its individual capacity but solely as Pass Through Trustee

By:
Name:
Title:

Dated: As of [__________ __, 20__]

Note Purchase Agreement American Airlines 2026-2 EETC

Exhibit A to

Funding Notice

NOTICE OF PURCHASE WITHDRAWAL

Sumitomo Mitsui Banking Corporation, acting through its New York Branch, as Depositary

Address: 277 Park Avenue, New York, NY 10172

Email: [***]

Attention: SMBC Loan Operations

Reference: American Airlines 2026-2 EETC

Ladies and Gentlemen:

Reference is made to the Deposit Agreement (Class A) dated as of August 10, 2026 (the “Deposit Agreement”) between Wilmington Trust, National Association, as Escrow Agent, and Sumitomo Mitsui Banking Corporation, acting through its New York Branch, as Depositary (the “Depositary”).

In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $[_______], from Account No. [____].

The undersigned hereby directs the Depositary to pay the entire amount of the Deposit to [American Airlines, Inc. at JPMorgan Chase (ABA No. [***]), Account Number [***], Reference: American Airlines 2026-2A EETC] [the Pass Through Trustee at Wilmington Trust Company, Wilmington, Delaware, ABA #[***], Corporate Trust, Account No. [***], Reference: American Airlines 2026-2A EETC]2 on [_________], 20___, upon the telephonic request of a representative of the Pass Through Trustee.

Wilmington Trust, National Association, as Escrow Agent

By
Name:
Title:

Dated: As of [__________ __, 20___]

[2]

If any excess amounts, that would need to be re-deposited pursuant to Section 2.4 of the Deposit Agreement (Class A) and the applicable Funding Notice, have been identified as of the date of this notice, the account to be specified here should be that of the Pass Through Trustee so that the Pass Through Trustee can re-deposit such excess amounts with the Depositary in accordance with Section 2.4. If any such excess amounts are identified following delivery of this notice, a separate substantially similar notice may be sent specifying such account of the Pass Through Trustee. If there are no such excess amounts, the account number specified here should be that of American.

Note Purchase Agreement American Airlines 2026-2 EETC

Exhibit B to

Funding Notice

NOTICE OF PURCHASE WITHDRAWAL

Sumitomo Mitsui Banking Corporation, acting through its New York Branch, as Depositary

Address: 277 Park Avenue, New York, NY 10172

Email: [***]

Attention: SMBC Loan Operations

Reference: American Airlines 2026-2 EETC

Ladies and Gentlemen:

Reference is made to the Deposit Agreement (Class B) dated as of August 10, 2026 (the “Deposit Agreement”) between Wilmington Trust, National Association, as Escrow Agent, and Sumitomo Mitsui Banking Corporation, acting through its New York Branch, as Depositary (the “Depositary”).

In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $[_______], from Account No. [____].

The undersigned hereby directs the Depositary to pay the entire amount of the Deposit to [American Airlines, Inc. at JPMorgan Chase (ABA No. [***]), Account Number [***], Reference: American Airlines 2026-2B EETC] [the Pass Through Trustee at Wilmington Trust Company, Wilmington, Delaware, ABA [***], Corporate Trust, Account No. [***], Reference: American Airlines 2026-2B EETC]3 on [_________], 20___, upon the telephonic request of a representative of the Pass Through Trustee.

Wilmington Trust, National Association, as Escrow Agent

By
Name:
Title:

Dated: As of [__________ __, 20___]

[3]

If any excess amounts, that would need to be re-deposited pursuant to Section 2.4 of the Deposit Agreement (Class B) and the applicable Funding Notice, have been identified as of the date of this notice, the account to be specified here should be that of the Pass Through Trustee so that the Pass Through Trustee can re-deposit such excess amounts with the Depositary in accordance with Section 2.4. If any such excess amounts are identified following delivery of this notice, a separate substantially similar notice may be sent specifying such account of the Pass Through Trustee. If there are no such excess amounts, the account number specified here should be that of American.

Note Purchase Agreement American Airlines 2026-2 EETC

EXHIBIT B to

NOTE PURCHASE AGREEMENT

FORM OF PARTICIPATION AGREEMENT

[Attached.]

Note Purchase Agreement American Airlines 2026-2 EETC

FINAL FORM

PARTICIPATION AGREEMENT

([Reg. No.])

Dated as of       , 20  4

among

AMERICAN AIRLINES, INC.,

WILMINGTON TRUST COMPANY,

as Pass Through Trustee under each of the

Pass Through Trust Agreements,

WILMINGTON TRUST COMPANY,

as Subordination Agent,

WILMINGTON TRUST COMPANY,

as Loan Trustee,

and

WILMINGTON TRUST COMPANY,

in its individual capacity as set forth herein

*

One [Aircraft Manufacturer and Model]

(Generic Manufacturer and Model [Generic Manufacturer and Model]) Aircraft

U.S. Registration No. [Reg. No.]

[4]	To insert the relevant Closing Date.

Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

Page

ARTICLE I DEFINITIONS	2

Section 1.01. Definitions	2
Section 1.02. Other Definitional Provisions	2

ARTICLE II THE LOANS	2

Section 2.01. The Loans	2
Section 2.02. Issuance of Equipment Notes	2
Section 2.03. The Closing	4

ARTICLE III CONDITIONS PRECEDENT	4

Section 3.01. Conditions Precedent to Obligations of the Pass Through Trustees	4
Section 3.02. Conditions Precedent to Obligations of the Company	8

ARTICLE IV REPRESENTATIONS, WARRANTIES AND INDEMNITIES OF THE COMPANY	9

Section 4.01. Representations and Warranties of the Company	9
Section 4.02. General Indemnity	12

ARTICLE V REPRESENTATIONS, WARRANTIES AND COVENANTS OF WTC	17

Section 5.01. Representations, Warranties and Covenants of WTC	17

ARTICLE VI OTHER COVENANTS AND AGREEMENTS	20

Section 6.01. Other Agreements	20
Section 6.02. Certain Covenants of the Company	22

ARTICLE VII MISCELLANEOUS	24

Section 7.01. Notices	23
Section 7.02. Survival of Indemnities, Covenants and Agreements	24
Section 7.03. Governing Law	24
Section 7.04. Severability	25

i	Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

Schedule I	-	Certain Terms
Schedule II	-	Equipment Notes, Purchasers and Original Principal Amounts
Schedule III	-	Trust Supplements

Exhibit A	-	Form of Opinion of Counsel for the Company
Exhibit B	-	Form of Opinion of Special Counsel for the Loan Trustee, the Pass Through Trustees, the Subordination Agent and WTC
Exhibit C	-	Form of Opinion of Special FAA Counsel
Exhibit D	-	Form of [Airframe Warranties Agreement][5] [Manufacturer’s Consent][6]
Exhibit E	-	Form of Opinion of Regulatory Counsel
Exhibit F	-	Form of Opinion of Delaware Counsel for the Company

Annex A	-	Definitions

[5]	To be inserted for Airbus aircraft.
[6]	To be inserted for Boeing/Embraer aircraft.

ii	Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

PARTICIPATION AGREEMENT

([Reg. No.])

This PARTICIPATION AGREEMENT ([Reg. No.]) (“Agreement”), dated as of      , 20  7, is made by and among AMERICAN AIRLINES, INC., a Delaware corporation (together with its successors and permitted assigns, the “Company”), WILMINGTON TRUST COMPANY, a Delaware trust company (in its individual capacity, together with its successors and permitted assigns, “WTC”), not in its individual capacity except as otherwise expressly provided in any of the Operative Documents or the Pass Through Documents, but solely as Pass Through Trustee under each of the Pass Through Trust Agreements (such terms and other capitalized terms used herein without definition being defined as provided in Section 1.01), WILMINGTON TRUST COMPANY, a Delaware trust company, as subordination agent and trustee (in such capacity, together with any successor trustee in such capacity, the “Subordination Agent”) under the Intercreditor Agreement, and WILMINGTON TRUST COMPANY, a Delaware trust company, as loan trustee (in such capacity, together with any successor trustee in such capacity, the “Loan Trustee”) under the Indenture.

W I T N E S S E T H:

WHEREAS, the Company is the owner of that certain aircraft of the make and model set forth in Schedule I hereto as more particularly described in the Indenture Supplement originally executed and delivered under the Indenture;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and the Loan Trustee are entering into the Indenture, pursuant to which, among other things, the Company will issue two separate series of Equipment Notes, which Equipment Notes are to be secured by a security interest in all right, title and interest of the Company in and to the Aircraft and certain other property described in the Indenture;

WHEREAS, pursuant to the Basic Pass Through Trust Agreement and each of the Trust Supplements set forth in Schedule III hereto, the Pass Through Trusts were created and the Pass Through Certificates issued and sold;

WHEREAS, pursuant to the Intercreditor Agreement, the Subordination Agent will hold the Equipment Notes on behalf of the Pass Through Trusts;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

[7]	To insert the relevant Closing Date.

Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. For the purposes of this Agreement, unless the context otherwise requires, capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A.

Section 1.02. Other Definitional Provisions.

(a) The definitions stated herein and in Annex A apply equally to both the singular and the plural forms of the terms defined.

(b) All references in this Agreement to designated “Articles”, “Sections”, “Subsections”, “Schedules”, “Exhibits”, “Annexes” and other subdivisions are to the designated Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision of this Agreement, unless otherwise specifically stated.

(c) The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision.

(d) All references in this Agreement to a “government” are to such government and any instrumentality or agency thereof.

(e) Unless the context otherwise requires, whenever the words “including”, “include” or “includes” are used herein, they shall be deemed to be followed by the phrase “without limitation”.

(f) All references in this Agreement to a Person shall include successors and permitted assigns of such Person.

ARTICLE II

THE LOANS

Section 2.01. The Loans. Subject to the terms and conditions of this Agreement and the Indenture, on the Closing Date, the Pass Through Trustee for each Pass Through Trust shall make a loan to the Company by paying to the Company the aggregate original principal amounts of the Equipment Notes being issued to such Pass Through Trust as set forth on Schedule II opposite the name of such Pass Through Trust. The Pass Through Trustees, on behalf of the Pass Through Trusts, shall make such loans to the Company no later than 10:00 a.m. (New York City time) on the Closing Date by transferring such amount in immediately available funds to the Company at its account at JPMorgan Chase (ABA No. [***]), Account Number [***], Reference: American Airlines 2026-2 EETC.

Section 2.02. Issuance of Equipment Notes. Upon the occurrence of the above payments by the Pass Through Trustee for each Pass Through Trust to the Company, the Company shall issue, pursuant to and in accordance with Article II of the Indenture, to the Subordination Agent as agent and trustee for the Pass Through Trustee for each Pass Through Trust, one or more Equipment Notes of the Series, maturity and aggregate original principal amount and bearing the interest rate set forth in Schedule II opposite the name of such Pass Through Trust. Each such Equipment Note shall be duly authenticated by the Loan Trustee pursuant to the Indenture, registered in the name of the Subordination Agent and dated the Closing Date and shall be delivered by the Loan Trustee to the Subordination Agent. In addition, subject to Section 4(a)(v) of the Note Purchase Agreement and Section 8.01(c) or 8.01(d) of the Intercreditor Agreement, as applicable, the Company shall have the option after the Closing Date, at any time and from time to time, (i) to issue one or more Series of Additional Series Equipment Notes under the Indenture (including, for the avoidance of doubt, multiple issuances at the same or different

2	Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

times resulting in more than one Series of Additional Series Equipment Notes being outstanding at any time), (ii) to redeem all but not less than all of the Series B Equipment Notes (or all but not less than all of any Series of Additional Series Equipment Notes) and to issue under the Indenture new Equipment Notes with the same Series designation as, but with terms that may be the same as or different from those of, the redeemed Equipment Notes and (iii) at any time following payment in full at maturity or otherwise of all but not less than all of the Series B Equipment Notes (or all but not less than all of any Series of Additional Series Equipment Notes), to issue under the Indenture new Equipment Notes with the same Series designation as, but with terms that may be the same as or different from those of, such Equipment Notes that have been paid in full. If new Series B Equipment Notes, Additional Series Equipment Notes or new Additional Series Equipment Notes are so issued after the Closing Date, each Noteholder of such Equipment Notes shall be deemed to be a party hereto without further act, and shall be entitled to execute, and at the request of the Company shall execute, a counterpart to this Agreement.

Subject to Section 4(a)(v) of the Note Purchase Agreement and Section 8.01(c) or 8.01(d) of the Intercreditor Agreement, as applicable, each of the parties hereto agrees, at the Company’s request, to enter into any amendments to (or any amendment and restatement of) this Agreement, any of the other Operative Documents and the Pass Through Documents as may be necessary or desirable (A) to give effect to (x) any redemption and issuance, any issuance or any payment and issuance of any such new Series B Equipment Notes, Additional Series Equipment Notes or new Additional Series Equipment Notes, as applicable, and the issuance of pass through certificates by any pass through trust that acquires any such new Series B Equipment Notes, Additional Series Equipment Notes or new Additional Series Equipment Notes, as applicable, or (y) any redemption and issuance, any issuance or any payment and issuance of any new “Series B Equipment Notes,” “Additional Series Equipment Notes” of any series or new “Additional Series Equipment Notes”, in each case under any Related Indenture, and the issuance of pass through certificates by any pass through trust that acquires any such new “Series B Equipment Notes,” “Additional Series Equipment Notes” or new “Additional Series Equipment Notes”, as applicable, and (B) to make changes relating to any of the foregoing (including, without limitation, to provide for any prefunding mechanism in connection therewith) and to provide for any credit support for any pass through certificates relating to any such new Series B Equipment Notes, Additional Series Equipment Notes or new Additional Series Equipment Notes, new “Series B Equipment Notes” or new “Additional Series Equipment Notes” (including, without limitation, to provide for payment of fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including, without limitation, to specify such credit support as a “Liquidity Facility” and the provider of any such credit support as a “Liquidity Provider” and, if such Liquidity Facility is to be comprised of more than one instrument, to incorporate appropriate mechanics for multiple Liquidity Facilities for a single Pass Through Trust)). For the avoidance of doubt, if Company shall issue new “Series B Equipment Notes,” “Additional Series Equipment Notes” of any Series or new “Additional Series Equipment Notes”, in each case under any Related Indenture, Company may, but shall not be required to, issue, as the case may be, new Series B Equipment Notes, Additional Series Equipment Notes of the same Series or new Additional Series Equipment Notes of the same Series, in each case under the Indenture.

3	Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

Section 2.03. The Closing. The closing (the “Closing”) of the transactions contemplated hereby shall take place at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020 at 10:00 a.m. (New York City time) on _________ ___, 20__, or at such other time or place as the parties shall agree.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01. Conditions Precedent to Obligations of the Pass Through Trustees. The obligation of each Pass Through Trustee to make the loan contemplated by Article II is subject to the fulfillment (or the waiver by such Pass Through Trustee) prior to or on the Closing Date of the following conditions precedent:

(a) Authentication. The Company shall have tendered the Equipment Notes being issued on the Closing Date to the Loan Trustee for authentication, and the Loan Trustee shall have authenticated such Equipment Notes and shall have tendered such Equipment Notes to the Subordination Agent on behalf of the applicable Pass Through Trustee, against receipt of the loan proceeds, in accordance with Section 2.02.

(b) No Changes in Law. No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it a violation of law or governmental regulations for such Pass Through Trustee to make the loans contemplated by Section 2.01 or to acquire the related series of Equipment Notes or to realize the benefits of the security afforded by the Indenture.

(c) Documentation. This Agreement and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than the Pass Through Trustees or the Loan Trustee), shall be in full force and effect and executed counterparts (or copies thereof where indicated) thereof shall have been delivered to each Pass Through Trustee:

(i) the Intercreditor Agreement;

(ii) the Liquidity Facilities;

(iii) the Pass Through Trust Agreements;

(iv) the Indenture and the Indenture Supplement covering the Aircraft and dated the Closing Date;

4	Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

(v) the [Airframe Warranties Agreement]8 [Manufacturer’s Consent]9;

(vi) a copy of the FAA Bill of Sale; [and]

(vii) a copy of the Warranty Bill of Sale[; and

(viii) a copy of a current, valid Export Certificate of Airworthiness duly issued by the [__] aviation authority.]10

(d) Financing Statement. A Uniform Commercial Code financing statement or statements covering the security interest created by the Indenture naming the Company, as debtor, and the Loan Trustee, as secured party, shall have been duly filed (or shall be in the process of being so duly filed) in all places necessary or desirable within the State of Delaware.

(e) Certain Closing Certificates. Each Pass Through Trustee shall have received the following:

(i) a certificate dated the Closing Date of the Secretary or an Assistant Secretary of the Company, certifying as to (A) a copy of the resolutions of the Board of Directors of the Company or the executive or any other applicable committee thereof duly authorizing the transactions contemplated hereby and the execution, delivery and performance by the Company of this Agreement and the Indenture and each other document required to be executed and delivered by the Company in accordance with the provisions hereof or thereof and (B) a copy of the certificate of incorporation and by-laws of the Company, as in effect on the Closing Date;

(ii) a certificate or other evidence from the Secretary of State of the State of Delaware, dated as of a date reasonably near the Closing Date, as to the due incorporation and good standing of the Company in such state;

(iii) an incumbency certificate of the Company as to the person or persons authorized to execute and deliver this Agreement, the Indenture and each other document to be executed by the Company in connection with the transactions contemplated hereby and thereby, and the specimen signatures of such person or persons; and

(iv) one or more certificates of the Loan Trustee and the Subordination Agent certifying to the reasonable satisfaction of such Pass Through Trustee as to the due authorization, execution, delivery and performance by the Loan Trustee and the Subordination Agent of each of the Operative Documents to which the Loan Trustee or the Subordination Agent is or will be a party and any other documents to be executed by or on behalf of the Loan Trustee or Subordination Agent in connection with the transactions contemplated hereby or thereby.

[8]	To be inserted for Airbus aircraft.
[9]	To be inserted for Boeing/Embraer aircraft.
[10]	Include in case of New Aircraft manufactured outside the United States.

5	Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

(f) Representations; No Event of Default or Event of Loss. On the Closing Date, the following statements shall be correct: (i) the representations and warranties of the Company herein are correct in all material respects as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date) and (ii) no event has occurred and is continuing that constitutes an Event of Default or an Event of Loss with respect to the Aircraft or would constitute an Event of Default or such an Event of Loss but for the requirement that notice be given or time elapse or both.

(g) Opinions of Counsels to the Company. Each Pass Through Trustee and the Loan Trustee shall have received (i) an opinion addressed to it from Latham & Watkins LLP, special New York counsel to the Company, substantially in the form set forth in Exhibit A, (ii) an opinion addressed to it from Pillsbury Winthrop Shaw Pittman LLP, special regulatory counsel to the Company, substantially in the form set forth in Exhibit E and (iii) an opinion addressed to it from Morris James LLP, special Delaware counsel to the Company, substantially in the form set forth in Exhibit F.

(h) Opinion of Counsel to WTC, the Loan Trustee, the Pass Through Trustees and the Subordination Agent. Each Pass Through Trustee and the Loan Trustee shall have received an opinion addressed to it from Morris James LLP, special counsel for WTC, the Loan Trustee, the Pass Through Trustees and the Subordination Agent, substantially in the form set forth in Exhibit B.

(i) Opinion of FAA Counsel. Each Pass Through Trustee and the Loan Trustee shall have received an unexecuted opinion addressed to it from Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation, special FAA counsel in Oklahoma City, Oklahoma, substantially in the form set forth in Exhibit C to be executed and delivered promptly following the making of all filings with the FAA and all registrations on the International Registry as described in Section 3.02(c).

(j) [Reserved.]

(k) Certification from the Company. Each Pass Through Trustee and the Loan Trustee shall have received a certificate or certificates signed by the chief financial or accounting officer, any Senior Vice President, the Treasurer, any Vice President or any Assistant Treasurer (or any other Responsible Officer) of the Company, dated the Closing Date, certifying as to the correctness of each of the matters stated in Section 3.01(f).

(l) Certification from WTC, Loan Trustee and Subordination Agent. Each Pass Through Trustee shall have received a certificate from WTC in its individual capacity and as Loan Trustee and Subordination Agent, as applicable, dated the Closing Date, signed by an authorized officer of WTC in its individual capacity and as Loan Trustee and Subordination Agent, as applicable, certifying for each such entity that no Loan Trustee Liens or Other Party Liens attributable to it, as applicable, exist, and further certifying as to the correctness of each of the matters stated in Section 5.01.

6	Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

(m) [Reserved.]

(n) Insurance Matters. The Loan Trustee shall have received an insurance report of an independent insurance broker and the related certificates of insurance, each in form and substance reasonably satisfactory to the Loan Trustee, as to the compliance with the terms of Section 7.06 of the Indenture relating to insurance with respect to the Aircraft.

(o) No Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

(p) Funding of Pass Through Trusts. Each Pass Through Trustee shall have received in immediately available funds an amount at least equal to the aggregate purchase price of the Equipment Notes to be purchased from the Company by such Pass Through Trustee.

(q) [Airframe Warranties Agreement. The Loan Trustee shall have received an executed copy of the Airframe Warranties Agreement substantially in the form set forth in Exhibit D, together with the “Initial Notice” substantially in the form of Schedule 3 thereunder.]11 [Manufacturer’s Consent. The Loan Trustee shall have received an executed copy of the Manufacturer’s Consent substantially in the form set forth in Exhibit D.]12

(r) Governmental Approvals. All appropriate action required to have been taken prior to the Closing Date by the FAA or any governmental or political agency, subdivision or instrumentality of the United States in connection with the transactions contemplated by this Agreement has been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Closing Date in connection with the transactions contemplated by this Agreement have been issued.

(s) Title. The Company shall have good title to the Aircraft, free and clear of all Liens except Permitted Liens.

(t) Satisfaction of Requirements under the Note Purchase Agreement. The conditions precedent set forth in Section 2 of the Note Purchase Agreement, and the requirements set forth in Section 1 of the Note Purchase Agreement relating to the Aircraft and the Equipment Notes, shall have been satisfied.

[11]	To be inserted for Airbus aircraft.
[12]	To be inserted for Boeing/Embraer aircraft.

7	Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

Promptly upon the recording of the Indenture (with the Indenture Supplement covering the Aircraft attached) pursuant to the Transportation Code and the receipt of appropriate and correct recording information from the FAA, the Company will cause Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation, special FAA counsel in Oklahoma City, Oklahoma to deliver to the Subordination Agent, to the Pass Through Trustees, to the Loan Trustee and to the Company an opinion as to the due recording of such instrument and the lack of filing of any intervening documents with respect to the Aircraft.

Section 3.02. Conditions Precedent to Obligations of the Company. The obligation of the Company to issue and sell the Equipment Notes is subject to the fulfillment (or waiver by the Company) prior to or on the Closing Date of the following conditions precedent:

(a) No Changes in Law. No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it a violation of law or governmental regulations for the Company to enter into any transaction contemplated by the Operative Documents, the Note Purchase Agreement or the other Pass Through Documents.

(b) Documentation. The documents referred to in Section 3.01(c) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than the Company), shall be in full force and effect and executed counterparts (or copies thereof where indicated) thereof shall have been delivered to the Company, and the Company shall have received such documents and evidence with respect to WTC, each Liquidity Provider, the Loan Trustee, the Subordination Agent and each Pass Through Trustee as the Company may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein set forth.

(c) FAA Filing. The Indenture (with the Indenture Supplement covering the Aircraft attached) shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA pursuant to the Transportation Code. The registration of the International Interests (or Prospective International Interests) created under the Indenture (as supplemented by the Indenture Supplement with respect to the Aircraft) shall have been effected (or shall be in the process of being so effected) on the International Registry in accordance with the Cape Town Treaty.

(d) Representations and Warranties. On the Closing Date, the representations and warranties herein of WTC, the Loan Trustee, the Subordination Agent and the Pass Through Trustees shall be correct as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been correct on and as of such earlier date), and, insofar as such representations and warranties concern WTC, the Loan Trustee, the Subordination Agent or any such Pass Through Trustee, such party shall have so certified to the Company.

8	Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

(e) Certain Opinions and Certificates. The Company shall have received each opinion referred to in Sections 3.01(h) and 3.01(i), each such opinion addressed to the Company or accompanied by a letter from the counsel rendering such opinion authorizing the Company to rely on such opinion as if it were addressed to the Company, and the certificates referred to in Sections 3.01(e)(iv) and 3.01(l).

(f) [Reserved.]

(g) No Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

(h) No Other Party Liens, etc. The Company shall have received a certificate from WTC dated the Closing Date, signed by an authorized officer of WTC, certifying for each Pass Through Trustee that no Other Party Liens attributable to it exist and further certifying as to the correctness of each of the matters stated in Section 5.01.

(i) Payment for Equipment Notes. The Company shall have been paid by each Pass Through Trustee the aggregate original principal amount of the Equipment Notes being issued to such Pass Through Trustee as set forth on Schedule II opposite the name of such Pass Through Trust.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND INDEMNITIES

OF THE COMPANY

Section 4.01. Representations and Warranties of the Company. The Company represents and warrants that:

(a) Organization; Authority; Qualification. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, is a Certificated Air Carrier, is a Citizen of the United States, has the corporate power and authority to own or hold under lease its properties and to enter into and perform its obligations under the Operative Documents to which it is a party and is duly qualified to do business as a foreign corporation in good standing in each other jurisdiction in which the failure to so qualify would have a material adverse effect on the consolidated financial condition of the Company and its subsidiaries, considered as a whole, and its jurisdiction of organization (as such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of Delaware) is Delaware.

9	Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

(b) Corporate Action and Authorization; No Violations. The execution, delivery and performance by the Company of this Agreement and the other Operative Documents to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company, do not require any stockholder approval or approval or consent of any trustee or holder of any indebtedness or obligations of the Company, except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation, judgment or order binding on the Company or the certificate of incorporation or by-laws of the Company or contravene or result in a breach of, or constitute a default under, or result in the creation of any Lien (other than as permitted under the Indenture) upon the property of the Company under, any material indenture, mortgage, contract or other agreement to which the Company is a party or by which it or any of its properties may be bound or affected.

(c) Governmental Approvals. Neither the execution and delivery by the Company of this Agreement and the other Operative Documents to which it is a party, nor the consummation by the Company of any of the transactions contemplated hereby or thereby, requires the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any other action in respect of, the Department of Transportation, the FAA or any other federal or state governmental authority or agency, or the International Registry, except for (i) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act and under the securities laws of any state or other jurisdiction in which the Pass Through Certificates may be offered for sale if the laws of such state or other jurisdiction require such action, (ii) the qualification of the Pass Through Trust Agreements under the Trust Indenture Act, (iii) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the Company’s ownership or operation of the Aircraft required to be obtained on or prior to the Closing Date, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained and are, or on the Closing Date will be, in full force and effect, (iv) the filings and registrations referred to in Section 4.01(e), (v) authorizations, consents, approvals, notices and filings required to be obtained, taken, given or made under securities or Blue Sky or similar laws of the various states and foreign jurisdictions, and (vi) consents, approvals, notices, registrations and other actions required to be obtained, given, made or taken only after the date hereof.

(d) Valid and Binding Agreements. This Agreement and each other Operative Document to which the Company is a party have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity and except, in the case of the Indenture, as limited by applicable laws that may affect the remedies provided in the Indenture, which laws, however, do not make the remedies provided in the Indenture inadequate for the practical realization of the rights and benefits intended to be provided thereby.

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(e) Filings and Recordation. Except for (i) the filing for recordation pursuant to the Transportation Code of the Indenture (with the Indenture Supplement covering the Aircraft attached), (ii) with respect to the security interests created by such documents, the filing of financing statements (and continuation statements at periodic intervals) under the Uniform Commercial Code of Delaware, and (iii) the registration on the International Registry of the International Interests (or Prospective International Interests) created under the Indenture (as supplemented by the Indenture Supplement covering the Aircraft), no further filing or recording of any document is necessary or advisable under the laws of the United States or any state thereof as of the Closing Date in order to establish and perfect the security interest in the Aircraft created under the Indenture in favor of the Loan Trustee as against the Company and any third parties in any applicable jurisdiction in the United States.

(f) Investment Company Act. The Company is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(g) Title. As of the Closing Date, (i) the Company has good title to the Aircraft, free and clear of Liens other than Permitted Liens, (ii) the Aircraft has been duly certified (or shall be in the process of being so duly certified) by the FAA (subject only to the Company’s receipt of the applicable certificate from the FAA) as to type and airworthiness in accordance with the terms of the Indenture, (iii) the Indenture (with the Indenture Supplement covering the Aircraft attached) has been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA pursuant to the Transportation Code, (iv) the Aircraft is duly registered (or shall be in the process of being so duly registered) with the FAA in the name of the Company and (v) the registration of the International Interests (or Prospective International Interests) created under the Indenture (as supplemented by the Indenture Supplement with respect to the Aircraft) has been effected (or shall be in the process of being so effected) on the International Registry in accordance with the Cape Town Treaty.

(h) Section 1110. The Loan Trustee shall be entitled to the benefits of Section 1110 with respect to the Aircraft being subjected to the Lien of the Indenture on the Closing Date.

(i) Security Interest. The Indenture creates in favor of the Loan Trustee, for the benefit of the Noteholders, the Indenture Indemnitees and the Related Indenture Indemnitees, a valid and (subject to the filings and registrations referred to in Section 4.01(e)) perfected Lien on the Aircraft purported to be subjected to the Lien of the Indenture on the Closing Date, subject to no equal or prior Lien, except Permitted Liens. There are no Liens of record with the FAA on the Aircraft being subjected to the Lien of

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the Indenture on the Closing Date other than the Lien of the Indenture and any Permitted Liens arising pursuant to clause (a) of the definition thereof and other than any Liens that will be released on such date. Other than (x) the International Interests (or Prospective International Interests) created under the Indenture (as supplemented by the Indenture Supplement covering the Aircraft), (y) any International Interests (or Prospective International Interests) registered in connection with any Permitted Liens arising pursuant to clause (a) of the definition thereof and (z) any International Interests (or Prospective International Interests) that appear on the International Registry as having been discharged, no International Interests with respect to the Aircraft have been registered on the International Registry as of the Closing Date.

Section 4.02. General Indemnity.

(a) Claims Defined. For the purposes of this Section 4.02, “Claims” shall mean any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs or expenses of whatsoever kind and nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) that may be imposed on, incurred by, suffered by or asserted against an Indemnitee, as defined herein, and, except as otherwise expressly provided in this Section 4.02, shall include all reasonable out-of-pocket costs, disbursements and expenses (including reasonable out-of-pocket legal fees and expenses) actually incurred by an Indemnitee in connection therewith or related thereto.

(b) Indemnitee Defined. For the purposes of this Section 4.02, “Indemnitee” means (i) WTC and the Loan Trustee, (ii) each separate or additional trustee appointed pursuant to Section 8.02 of the Indenture, (iii) so long as it holds any Equipment Notes as agent and trustee of any Pass Through Trustee, the Subordination Agent, (iv) so long as it is the holder of any Equipment Notes, each Pass Through Trustee, (v) each Liquidity Provider, (vi) any Related Noteholder, (vii) the Escrow Agent, (viii) the Paying Agent and (ix) each of their respective successors and permitted assigns in such capacities, agents, servants, officers, employees and directors (the respective agents, servants, officers, employees and directors of each of the foregoing Indemnitees, as applicable, together with such Indemnitee, being referred to herein collectively as the “Related Indemnitee Group” of such Indemnitee); provided that such Persons shall, to the extent they are not signatories to this Agreement, have expressly agreed in writing to be bound by the terms of this Section 4.02 prior to, or concurrently with, the making of a Claim hereunder. If an Indemnitee fails to comply with any duty or obligation under this Section 4.02 with respect to any Claim, such Indemnitee shall not, to the extent such failure was prejudicial to the Company, be entitled to any indemnity with respect to such Claim under this Section 4.02. No holder of a Pass Through Certificate in its capacity as such holder shall be an Indemnitee for purposes hereof.

(c) Claims Indemnified. Subject to the exclusions stated in Section 4.02(d), the Company agrees to indemnify, protect, defend and hold harmless on an After-Tax Basis each Indemnitee against Claims resulting from or arising out of the sale, purchase, acceptance, non-acceptance or rejection of the Aircraft under the Purchase Agreement or the ownership, possession, use, non-use, substitution, airworthiness, control, maintenance, repair, operation,

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registration, re-registration, condition, sale, lease, sublease, storage, modification, alteration, return, transfer or other disposition of the Aircraft, the Airframe, any Engine or any Part (including, without limitation, latent or other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement) by the Company, any Permitted Lessee or any other Person. Without limiting the foregoing and subject to, and without duplication of, the provisions of Section 6.01(a), the Company agrees to pay the reasonable ongoing fees, and the reasonable out-of-pocket costs and expenses of the Loan Trustee and, so long as it is the holder of any Equipment Notes, each Pass Through Trustee (including, without limitation, reasonable attorney’s fees and disbursements actually incurred and, to the extent payable as provided in the Indenture, reasonable compensation and expenses of such Person’s agents actually incurred) in connection with the transactions contemplated hereby.

(d) Claims Excluded. The following are excluded from the Company’s agreement to indemnify an Indemnitee under this Section 4.02:

(i) any Claim to the extent such Claim is attributable to acts or events occurring after (A) the Lien of the Indenture has been discharged or (B) the transfer of possession of the Aircraft pursuant to Article IV of the Indenture except to the extent that such Claim is attributable to acts occurring in connection with the exercise of remedies pursuant to Section 4.02 of the Indenture following the occurrence and continuance of an Event of Default; provided that nothing in this clause (i) shall be deemed to release the Company from any of its obligations under the Operative Documents that expressly provide for performance after the termination of the Indenture;

(ii) any Claim to the extent such Claim is, or is attributable to, a Tax (or loss of any Tax benefit), except with respect to paying any indemnity on an After-Tax Basis;

(iii) any Claim to the extent such Claim is attributable to the negligence or willful misconduct of such Indemnitee or such Indemnitee’s Related Indemnitee Group;

(iv) any Claim to the extent such Claim is attributable to the noncompliance by such Indemnitee or such Indemnitee’s Related Indemnitee Group with any of the terms of, or any misrepresentation by an Indemnitee or its Related Indemnitee Group contained in, this Agreement, any other Operative Document or any Pass Through Document to which such Indemnitee or any of such Related Indemnitee Group is a party or any agreement relating hereto or thereto;

(v) any Claim to the extent such Claim constitutes a Lien attributable to such Indemnitee;

(vi) any Claim to the extent such Claim is attributable to (or exceeds the amount that would have been imposed in the absence of) the offer, sale, assignment, transfer, participation or other disposition of any Equipment Note or Pass Through Certificate, all or any part of such Indemnitee’s interest in the Operative Documents or the Pass Through Documents or any interest in any Collateral or any similar security (whether voluntary or involuntary) by or on behalf of such Indemnitee or its Related

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Indemnitee Group other than during the occurrence and continuance of an Event of Default (provided that any such offer, sale, assignment, transfer, participation or other disposition during the occurrence and continuation of an Event of Default shall not be subject to indemnification unless it is made in accordance with the Indenture and applicable law);

(vii) any Claim to the extent such Claim is attributable to (A) a failure on the part of the Loan Trustee to distribute in accordance with this Agreement or any other Operative Document any amounts received and distributable by it hereunder or thereunder, (B) a failure on the part of the Subordination Agent to distribute in accordance with the Intercreditor Agreement any amounts received and distributable by it thereunder, (C) a failure on the part of any Pass Through Trustee to distribute in accordance with the Pass Through Trust Agreement to which it is a party any amounts received and distributable by it thereunder, (D) a failure on the part of the Escrow Agent to distribute in accordance with any Escrow Agreement any amounts received and distributable by it thereunder, (E) a failure on the part of the Paying Agent to distribute in accordance with any Escrow Agreement any amounts received and distributable by it thereunder or (F) a failure on the part of the Depositary to pay funds payable by it in accordance with any Deposit Agreement;

(viii) any Claim to the extent such Claim is attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Document or any Pass Through Document, other than such as have been requested by the Company or that occur as the result of an Event of Default, or such as are expressly required or contemplated by the provisions of the Operative Documents or the Pass Through Documents;

(ix) any Claim to the extent such Claim is (A) paid by the Company pursuant to any indemnification, compensation or reimbursement provision of any other Operative Document or any Pass Through Document (without duplication of any payment obligation of the Company) or (B) payable or borne by a Person other than the Company pursuant to any provision of any Operative Document or any Pass Through Document;

(x) any Claim to the extent such Claim is an ordinary and usual operating or overhead expense or not an out-of-pocket expense actually incurred;

(xi) any Claim to the extent such Claim is incurred on account of or asserted as a result of (A) any “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code or any foreign, federal, state, or local law which is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (B) any breach of fiduciary duty under ERISA;

(xii) any Claim to the extent such Claim is attributable to one or more of the other aircraft financed through the offering of Pass Through Certificates (in the event of doubt, any Claim shall be allocated between the Aircraft and such other aircraft in the same proportion that the then outstanding Equipment Notes bear to the then outstanding equipment notes issued with respect to the other aircraft and held by the Pass Through Trustees);

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(xiii) any Claim by an Indemnitee related to the status of such Indemnitee as a passenger or shipper on any of Company’s aircraft or as a party to a marketing or promotional or other commercial agreement with Company unrelated to the transactions contemplated by the Operative Documents;

(xiv) any Claim to the extent such Claim is attributable to the offer or sale by an Indemnitee (or any member of such Indemnitee’s Related Indemnitee Group) of any interest in the Aircraft, the Equipment Notes, the Pass Through Certificates, or any similar interest, in violation of the Securities Act or other applicable federal, state or foreign securities laws (other than any thereof caused by acts or omissions of the Company of any of its affiliates); and

(xv) any Claim to the extent attributable to any amount which any Indemnitee expressly agrees to pay or such Indemnitee expressly agrees shall not be paid by or be reimbursed by Company.

(e) Insured Claims. In the case of any Claim indemnified by the Company hereunder that is covered by a policy of insurance maintained by the Company, each Indemnitee agrees to cooperate, at the Company’s expense, with the insurers in the exercise of their rights to investigate, defend or compromise such Claim.

(f) Claims Procedure. An Indemnitee shall promptly notify the Company of any Claim as to which indemnification is sought; provided that the failure to provide such prompt notice shall not release the Company from any of its obligations to indemnify hereunder, except to the extent that the Company is prejudiced by such failure or the Company’s indemnification obligations are increased as a result of such failure (in which event the Company shall not be responsible for such additional indemnification obligations). Such Indemnitee shall promptly submit to the Company all additional information in such Indemnitee’s possession to substantiate such request for payment to the Company as the Company shall reasonably request. Subject to the rights of insurers under policies of insurance maintained by the Company, the Company shall have the right, at its sole cost and expense, to investigate, and the right in its sole discretion to defend or compromise, any Claim for which indemnification is sought under this Section 4.02, and, at the Company’s expense, the Indemnitee shall cooperate with all reasonable requests of the Company in connection therewith. Such Indemnitee shall not enter into a settlement or other compromise with respect to any Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Claim under this Section 4.02. Where the Company or the insurers under a policy of insurance maintained by the Company undertake the defense of an Indemnitee with respect to a Claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the written request of the Company or such insurers. Subject to the

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requirements of any policy of insurance, an Indemnitee may participate at its own expense in any judicial proceeding controlled by the Company pursuant to the preceding provisions; provided that such party’s participation does not, in the opinion of the counsel appointed by the Company or its insurers to conduct such proceedings, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 4.02. Notwithstanding anything to the contrary contained herein, the Company shall not under any circumstances be liable for the fees and expenses of more than one counsel for all Indemnitees.

(g) Subrogation. To the extent that a Claim indemnified by the Company under this Section 4.02 is in fact paid in full by the Company or an insurer under a policy of insurance maintained by the Company, the Company or such insurer, as the case may be, shall, without any further action, be subrogated to the rights and remedies of the Indemnitee on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim. Such Indemnitee shall give such further assurances or agreements and shall cooperate with the Company or such insurer, as the case may be, to permit the Company or such insurer to pursue such rights and remedies, if any, to the extent reasonably requested by the Company. So long as no Event of Default shall have occurred and be continuing, if an Indemnitee receives any payment from any party other than the Company or its insurers, in whole or in part, with respect to any Claim paid by the Company or its insurers hereunder, it shall promptly pay over to the Company the amount received (but not an amount in excess of the amount the Company or any of its insurers has paid in respect of such Claim). Any amount referred to in the preceding sentence that is payable to the Company shall not be paid to the Company, or, if it has been previously paid directly to the Company, shall not be retained by the Company, if at the time of such payment an Event of Default shall have occurred and be continuing, but shall be paid to and held by the Loan Trustee as security for the obligations of the Company under this Agreement, the Indenture and the other Operative Documents, and, if the Company agrees, shall be applied against the Company’s obligations hereunder and thereunder when and as they become due and payable and, at such time as there shall not be continuing any such Event of Default, such amount, to the extent not previously so applied against the Company’s obligations, shall be paid to the Company.

(h) No Guaranty. Nothing set forth in this Section 4.02 shall constitute a guarantee by the Company that the Aircraft shall at any time have any particular value, useful life or residual value.

(i) Payments; Interest. Any amount payable to any Indemnitee pursuant to this Section 4.02 shall be paid within 30 days after receipt by the Company of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the Claims that are the subject of and basis for such indemnity and the computation of the amount payable. Any payments made pursuant to this Section 4.02 directly to an Indemnitee or to the Company, as the case may be, shall be made in immediately available funds at such bank or to such account as is specified by the payee in written directions to the payor or, if no such directions shall have been given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, return receipt requested, postage prepaid to its address referred to in Section 7.01. To the extent permitted by applicable law, interest at the Past Due Rate shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 4.02 until the same shall be paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

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(j) Tax Deduction or Credit. If, by reason of any payment made to or for the account of any Indemnitee by Company, or by reason of any Claim of any Indemnitee paid or indemnified against by Company, in each case pursuant to this Section 4.02, such Indemnitee realizes a Tax deduction or credit not previously taken into account in computing such payment, such Indemnitee shall promptly pay to Company an amount equal to the sum of (i) the actual reduction in Taxes realized by such Indemnitee which is attributable to such deduction or credit, and (ii) the actual reduction in Taxes realized by such Indemnitee as a result of any payment made by such Indemnitee pursuant to this sentence; provided that the amount payable by such Indemnitee pursuant to this sentence shall not exceed the sum of all amounts previously paid by Company to such Indemnitee pursuant to this Section 4.02; provided, further, that any such excess shall be carried forward and applied to reduce pro tanto any subsequent obligations of Company to make payments to such Indemnitee pursuant to this Section 4.02. If such Tax deduction or credit is subsequently disallowed or lost, upon written notice from the Indemnitee Company shall promptly repay all amounts paid to it pursuant to this Section 4.02 in respect of such disallowed or lost deduction or credit. If, at the time an amount would otherwise be payable to Company under this Section 4.02, any Event of Default shall have occurred and be continuing, such amount shall be held by the relevant Indemnitee as security for the obligations of Company under the Operative Documents. At such time as no Event of Default is continuing, such amount or portion thereof shall be applied to offset Company’s outstanding obligations under the Operative Documents and any remaining amount after such application shall be paid to Company.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF WTC

Section 5.01. Representations, Warranties and Covenants of WTC. WTC, generally, and each of the Loan Trustee, the Subordination Agent and the Pass Through Trustee of each Pass Through Trust as it relates to it, represents, warrants and covenants that:

(a) Organization; Authority. WTC is a Delaware trust company duly organized and validly existing in good standing under the laws of the State of Delaware, holds a valid certificate to do business as a Delaware trust company, is eligible to be the Loan Trustee under Section 8.01(a) of the Indenture, will promptly comply with Section 8.01(a) of the Indenture and has full power, authority and legal right to enter into and perform its obligations under each of the Operative Documents and the Pass Through Documents to which WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee is a party and, in its capacity as Loan Trustee and Pass Through Trustee,

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respectively, to authenticate the Equipment Notes and the Pass Through Certificates, respectively. WTC is qualified to act as Loan Trustee under Section 8.01(c) of the Indenture. WTC is a Citizen of the United States (without the use of a voting trust agreement), and will resign as the Loan Trustee under the Indenture promptly after it obtains actual knowledge that it has ceased to be such a Citizen of the United States.

(b) Due Authorization; No Violations. The execution, delivery and performance by WTC, individually or in its capacity as Loan Trustee, Subordination Agent or such Pass Through Trustee, as the case may be, of this Agreement, each of the other Operative Documents and each of the Pass Through Documents to which WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee is a party, the performance by WTC, individually or in its capacity as Loan Trustee, Subordination Agent or such Pass Through Trustee, as the case may be, of its obligations thereunder and the consummation on the Closing Date or the Issuance Date, as the case may be, of the transactions contemplated thereby, and the authentication of the Equipment Notes and the Pass Through Certificates, respectively, to be delivered on the Closing Date or the Issuance Date, as the case may be: (i) have been duly authorized by all necessary action on the part of WTC, the Loan Trustee, the Subordination Agent and such Pass Through Trustee, as the case may be, (ii) and do not violate any law or regulation of the United States or of the state of the United States in which WTC is located and which governs the trust powers of WTC or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee or any of their assets, (iii) will not violate any provision of the charter or by-laws of WTC and (iv) will not violate any provision of, or constitute a default under, any mortgage, indenture, contract, agreement or undertaking to which any of WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee is a party or by which any of them or their respective properties may be bound or affected.

(c) Approvals. Neither the execution and delivery by WTC, individually or in its capacity as Loan Trustee, Subordination Agent or Pass Through Trustee, as the case may be, of this Agreement, any other Operative Document or any Pass Through Document to which WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee is a party, nor the consummation by WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, (i) any governmental authority or agency of the United States or the state of the United States where WTC is located and regulating the trust powers of WTC, or (ii) any trustee or other holder of any debt of WTC.

(d) Valid and Binding Agreements. This Agreement, each other Operative Document and each Pass Through Document to which WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee is a party have been duly executed and delivered by WTC, individually and in its capacity as Loan Trustee, Subordination Agent or such Pass Through Trustee, as the case may be, and constitute the legal, valid

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and binding obligations of WTC, the Loan Trustee, the Subordination Agent and such Pass Through Trustee, to the extent it is a party thereto, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

(e) No Loan Trustee Liens or Other Party Liens. It unconditionally agrees with and for the benefit of the parties to this Agreement that it will not directly or indirectly create, incur, assume or suffer to exist any Loan Trustee Lien or Other Party Lien attributable to it, and it agrees that it will, at its own cost and expense, promptly take such action as may be necessary to discharge and satisfy in full any such Lien.

(f) Intercreditor Agreement. The Equipment Notes to be issued to the Subordination Agent pursuant hereto are being acquired by it to be held under the Intercreditor Agreement.

(g) Funds Transfer Fees. Each of WTC, the Loan Trustee, the Subordination Agent and each Pass Through Trustee agrees that it will not impose any lifting charge, cable charge, remittance charge or any other charge or fee on any transfer by the Company of funds to, through or by WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee pursuant to this Agreement, any other Operative Document or any Pass Through Document, except as may be otherwise agreed to in writing by the Company.

(h) Confidentiality. Each of WTC, the Loan Trustee, the Subordination Agent and any Pass Through Trustee agrees to be bound by the terms of Section 10.16 of the Indenture.

(i) Certain Tax Matters. There are no Taxes payable by WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee imposed by the State of Delaware or any political subdivision or taxing authority thereof, in connection with the execution, delivery or performance by WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee of any Operative Document or any Pass Through Document (other than franchise or other taxes based on or measured by any fees or compensation received by any such Person for services rendered in connection with the transactions contemplated by the Operative Documents or the Pass Through Documents), and there are no Taxes payable by such Pass Through Trustee imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by such Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by such Pass Through Trustee for services rendered in connection with the transactions contemplated by the Operative Documents or the Pass Through Documents) and, assuming that the Pass Through Trusts will not be taxable for Federal income tax purposes as corporations, but, rather, will be characterized for such purposes as grantor trusts or partnerships, such Pass Through Trusts will not be subject to any Taxes imposed by the State of Delaware or any political subdivision thereof.

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(j) Limitation on Situs of Activities. Except with the consent of the Company, which shall not be unreasonably withheld, WTC will act as Pass Through Trustee, Subordination Agent and Loan Trustee solely through its offices within the State of Delaware, except for such services as may be performed for it by independent agents in the ordinary course of business, but not directly by it, in other states.

(k) No Proceedings. There are no pending or, to its knowledge, threatened actions or proceedings against WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee to perform its obligations under any Operative Document or any Pass Through Document.

(l) Other Representations. The representations and warranties contained in Section 7.15 of the Basic Pass Through Trust Agreement and Section 7.04 of each Trust Supplement are true, complete and correct as of the Closing Date.

ARTICLE VI

OTHER COVENANTS AND AGREEMENTS

Section 6.01. Other Agreements.

(a) Fees and Expenses. The Company agrees promptly to pay (without duplication of any other obligation the Company may have to pay such amounts) (1) the initial and annual fees and (to the extent the Loan Trustee is entitled to be reimbursed for its reasonable expenses) the reasonable expenses of the Loan Trustee in connection with the transactions contemplated hereby and (2) the following expenses incurred by the Loan Trustee, the Subordination Agent and the Pass Through Trustees in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Operative Documents and the other documents or instruments referred to herein or therein:

(i) the reasonable fees, expenses and disbursements of (A) Morris James LLP, special counsel for the Loan Trustee, the Subordination Agent and the Pass Through Trustees and (B) Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation, special FAA counsel in Oklahoma City, Oklahoma, in each case to the extent actually incurred; and

(ii) all reasonable expenses actually incurred in connection with printing and document production or reproduction expenses, and in connection with the filing of Uniform Commercial Code financing statements.

20	Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

(b) Continuing Registration and Re-Registration. The Loan Trustee, the Noteholders, the Subordination Agent and each Pass Through Trustee agree to execute and deliver, at the Company’s expense, all such documents and consents as the Company may reasonably request for the purpose of continuing the registration of the Aircraft at the FAA in the Company’s name or for the purpose of registering or maintaining any registration on the International Registry in respect of the Aircraft. In addition, each of the Loan Trustee, the Subordination Agent, each Pass Through Trustee and any other Noteholder agrees, for the benefit of the Company, to cooperate with the Company in effecting any foreign registration of the Aircraft pursuant to Section 7.02(e) of the Indenture; provided that prior to any such change in the country of registry of the Aircraft the conditions set forth in Section 7.02(e) of the Indenture are met to the reasonable satisfaction of, or waived by, the Loan Trustee.

(c) Quiet Enjoyment. Each of WTC, the Loan Trustee, the Subordination Agent, each Pass Through Trustee and any other Noteholder, the Class A Liquidity Provider (by having entered into the Class A Liquidity Facility) and the Class B Liquidity Provider (by having entered into the Class B Liquidity Facility) agrees that, unless an Event of Default shall have occurred and be continuing, it shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) take any action contrary to, or otherwise in any way interfere with or disturb (and then only in accordance with the Indenture), the quiet enjoyment of the use and possession of the Aircraft, the Airframe, any Engine or any Part by the Company or any transferee of any interest in any thereof permitted under the Indenture.

(d) No Noteholder Liens. Each Noteholder, including, without limitation, the Subordination Agent and each Pass Through Trustee, unconditionally agrees with and for the benefit of the parties to this Agreement that it will not directly or indirectly create, incur, assume or suffer to exist any Noteholder Liens, and such Noteholder agrees that it will, at its own cost and expense, promptly take such action as may be necessary to discharge and satisfy in full any such Noteholder Lien; and each Noteholder hereby agrees to indemnify, protect, defend and hold harmless each Indemnitee and the Company against Claims in any way resulting from or arising out of a breach by it of its obligations under this Section 6.01(d).

(e) Agreement to be Bound; Transfer. By its acceptance of its Equipment Notes, each Noteholder unconditionally agrees for the benefit of the Company and the Loan Trustee: (i) to be bound by and to perform and comply with all of the terms of such Equipment Notes, the Indenture and this Agreement applicable to such Noteholder; and (ii) that it will not transfer any Equipment Note (or any part thereof) to any entity unless such transfer complies with and does not violate the Transportation Code, the Securities Act (or require registration under such Act) or any other law (including, without limitation, ERISA, the Code and Similar Law), and does not create a relationship that would be in violation thereof, or result in a “prohibited transaction” under Section 406 of ERISA, Section 4975 of the Code or Similar Law or require qualification of an indenture under the Trust Indenture Act.

21	Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

(f) Tax Returns. Each Pass Through Trustee shall file any tax returns required to be filed by the related Pass Through Trust and the Company shall pay the Applicable Portion of any expenses relating thereto. The Company shall be responsible for the Applicable Portion of any interest or penalties related to any Pass Through Trustee’s failure to file any such tax returns required to be filed by the relevant Pass Through Trust, except to the extent that such failure is attributable to the gross negligence or willful misconduct of such Pass Through Trustee. For purposes of this Section 6.01(f), the “Applicable Portion” of any amount shall equal such amount multiplied by a fraction, the numerator of which shall be the sum of the then outstanding aggregate principal amount of the Equipment Notes held by the relevant Pass Through Trustee, and the denominator of which shall be the sum of the outstanding aggregate principal amount of all “Equipment Notes” issued under each of the “Indentures” (in each case as defined in the Intercreditor Agreement) held by such Pass Through Trustee.

Section 6.02. Certain Covenants of the Company. The Company covenants and agrees with the Loan Trustee as follows:

(a) Further Assurances. On and after the Closing, the Company will cause to be done, executed, acknowledged and delivered such further acts, conveyances and assurances as the Loan Trustee shall reasonably request for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument or other document so executed by the Company will not expand any obligations or limit any rights of the Company in respect of the transactions contemplated by the Operative Documents.

(b) Filing and Recordation of the Indenture; Registration of International Interests. The Company, at its own expense, will cause the Indenture (with the Indenture Supplement covering the Aircraft attached) to be promptly filed and recorded, or filed for recording, with the FAA to the extent permitted under the Transportation Code and the rules and regulations of the FAA thereunder. In addition, on or prior to the Closing Date, the Company will direct and, as promptly as reasonably practical, cause the registration of the International Interests (or Prospective International Interests) created under the Indenture (as supplemented by the Indenture Supplement with respect to the Aircraft) to be effected (or shall be in the process of being so effected) on the International Registry in accordance with the Cape Town Treaty, and shall, as and to the extent applicable, consent to such registration upon the issuance of a request for such consent by the International Registry.

(c) Maintenance of Filings. The Company, at its expense, will take, or cause to be taken, such action with respect to the due and timely recording, filing, re-recording and refiling of the Indenture and any financing statements and any continuation statements or other instruments as are necessary to maintain, so long as the Indenture is in effect, the perfection of the security interests created by the Indenture or will furnish the Loan Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable the Loan Trustee to take such action. In addition, the Company will pay any and all recording, stamp and other similar Taxes payable in the United States, and in any other jurisdiction where the Aircraft is registered, in connection with the execution, delivery, recording, filing, re-recording and refiling of the Indenture or any such financing

22	Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

statements or other instruments. The Company will notify the Loan Trustee of any change in its jurisdiction of organization (as such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of Delaware) promptly after making such change or in any event within the period of time necessary under applicable law to prevent the lapse of perfection (absent refiling) of financing statements filed under the Operative Documents.

(d) Maintenance of Corporate Existence. The Company shall at all times maintain its corporate existence except as permitted by Section 6.02(e).

(e) Merger; Consolidation; Transfer of Substantially All Assets. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease substantially all of its assets as an entirety to any Person, unless:

(i) the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall, if and to the extent required under Section 1110 in order that the Loan Trustee shall continue to be entitled to any benefits of Section 1110 with respect to the Aircraft, be a Citizen of the United States and a Certificated Air Carrier and shall execute and deliver to the Loan Trustee an agreement containing the express assumption by such successor Person (if other than the Company) of the due and punctual performance and observance of each covenant and condition of the Operative Documents to which the Company is a party to be performed or observed by the Company;

(ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

(iii) except in a case where the Company is the surviving Person of any merger or consolidation, the Company shall have delivered to the Loan Trustee and each Liquidity Provider a certificate signed by a Responsible Officer of the Company stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (i) above comply with this Section 6.02(e) and that all conditions precedent herein provided relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Company as an entirety in accordance with this Section 6.02(e), the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement and the other Operative Documents with the same effect as if such successor Person had been named as the Company herein. If the Aircraft is at the time registered with the FAA, at the time of, or promptly following, any such consolidation or merger, such Person will make such filings and recordings with the FAA pursuant to the

23	Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

Transportation Code and registration under the Cape Town Treaty as shall be necessary to evidence such consolidation or merger. If the Aircraft is at the time not registered with the FAA, at the time of, or promptly following, any such consolidation or merger, such Person will make such filings and recordings with the applicable aviation authority or authorities as shall be necessary to evidence such consolidation or merger, and if the Person formed by such consolidation or into which the Company is merged is located in a “Contracting State” (as such term is used in the Cape Town Treaty), at the time of, or promptly following, any such consolidation or merger, such Person will also make such registration under the Cape Town Treaty as shall be necessary to evidence such consolidation or merger.

(f) Section 1110. The Company shall, for as long as and to the extent required under Section 1110 in order that the Loan Trustee shall be entitled to any of the benefits of Section 1110 with respect to the Aircraft, remain a Certificated Air Carrier.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions of this Agreement shall be in English and in writing, and given by registered or certified United States mail, overnight courier service or facsimile, and any such notice shall be effective when received (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received), and addressed as follows: (a) if to the Company, WTC, the Loan Trustee, the Subordination Agent or any Pass Through Trustee, to its respective address (including facsimile number) set forth on Schedule I, or (b) if to any subsequent Noteholder, addressed to such Noteholder at its address set forth in the Equipment Note Register maintained pursuant to Section 2.07 of the Indenture.

Any party, by notice to the other parties hereto, may designate additional or different addresses for subsequent notices or communications. Whenever the words “notice” or “notify” or similar words are used herein, they mean the provision of formal notice set forth in this Section 7.01.

Section 7.02. Survival of Indemnities, Covenants and Agreements. The indemnities set forth in Section 4.02 of this Agreement and the confidentiality obligations set forth in Section 5.01(h) of this Agreement shall survive the making of the loans, the transfer of any interest by any Noteholder of its Equipment Note and the expiration or termination of any Operative Documents (in the case of the indemnities set forth in Section 4.02 of this Agreement, to the extent arising out of acts or events occurring prior to such expiration or termination).

Section 7.03. Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

24	Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

Section 7.04. Severability. To the extent permitted by applicable law, any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.05. No Oral Modifications or Continuing Waivers; Consents. Subject to Section 9.03 of the Indenture, no terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought; provided that no such change, waiver, discharge or termination shall be effective unless a signed copy thereof is delivered to the Loan Trustee.

Section 7.06. Effect of Headings and Table of Contents. The headings of the various Articles and Sections herein and in the Table of Contents are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 7.07. Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by the Company, by WTC, individually or as Loan Trustee, Subordination Agent or Pass Through Trustee, or by any Noteholder, shall bind and inure to the benefit of and be enforceable by the Company, and subject to the terms of Section 6.02(e), its successors and permitted assigns, each Pass Through Trustee and any successor or other trustee under the Pass Through Trust Agreement to which it is a party, the Subordination Agent and its successor under the Intercreditor Agreement and the Loan Trustee and its successor under the Indenture, whether so expressed or not.

Section 7.08. Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement, except as provided expressly herein. The Company agrees and acknowledges that the Indemnitees that are not parties to this Agreement are third party beneficiaries of the indemnities by the Company contained in Section 4.02 and that each Liquidity Provider is a third party beneficiary of the Company’s representations and warranties in Section 4.01 and the covenant and agreement of the Company contained in Section 6.02(e), and that such Persons may rely on such indemnities, representations and warranties or covenants and agreements, as the case may be, to the same extent as if such indemnities, representations and warranties or covenants and agreements were made to such Indemnitees or such Liquidity Provider, as the case may be, directly. WTC, generally, and each of the Loan Trustee, the Subordination Agent and each Pass Through Trustee, insofar as relating to each such Person, agrees and acknowledges that each Liquidity Provider is a third party beneficiary of the representations and warranties set forth in Section 5.01, and that such Liquidity Provider may rely on such representations and warranties to the same extent as if such representations and warranties were made to such Liquidity Provider directly.

25	Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

Section 7.09. Counterparts. This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Agreement, but all of such counterparts shall together constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail, pdf, electronic signature or any other electronic means (e.g., “pdf”, DocuSign or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “delivery”, “execute”, “execution”, “signed”, “signature”, and words of like import in any document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 7.10. Submission to Jurisdiction. Each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof and of all other Operative Documents hereby (a) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns and (b) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.

Section 7.11. No Petition. Each of the Company, the Loan Trustee, each Pass Through Trustee, the Subordination Agent and any other Noteholder covenants that, (i) until one year and one day after the Series A Equipment Notes have been paid in full, it shall not acquiesce, petition or otherwise invoke or cause or join in invoking or causing the Class A Pass Through Trust or any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or not) against the Class A Pass Through Trust under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Class A Pass Through Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Class A Pass Through Trust, (ii) until one year and one day after the Series B Equipment Notes have been paid in full, it shall not acquiesce, petition or otherwise invoke or cause or join in invoking or causing the Class B Pass Through Trust or any other Person to

26	Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or not) against the Class B Pass Through Trust under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Class B Pass Through Trust or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Class B Pass Through Trust and (iii) if any Additional Series Equipment Notes of any Series shall have been issued, until one year and one day after such Series of Additional Series Equipment Notes have been paid in full, it shall not acquiesce, petition or otherwise invoke or cause or join in invoking or causing the related Additional Series Pass Through Trust or any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or not) against such Additional Series Pass Through Trust under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Additional Series Pass Through Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of such Additional Series Pass Through Trust.

Section 7.12. Section 1110. It is the intention of each of the Company, the Noteholders (such intention being evidenced by each of their acceptance of an Equipment Note), the Loan Trustee and the other parties hereto that the security interest created by the Indenture, to the fullest extent available under applicable law, entitles the Loan Trustee, on behalf of the Noteholders, to all of the benefits of Section 1110 with respect to the Aircraft, Airframe, Engines and Parts.

Section 7.13. No Waiver. To the extent permitted by applicable law, no failure on the part of any party hereto to exercise, and no delay by any party hereto in exercising, any of its respective rights, powers, remedies or privileges under this Agreement or provided at law, in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof by it or the exercise of any other right, power, remedy or privilege by it. To the extent permitted by applicable law, no notice to or demand on any party hereto in any case shall, unless otherwise required under this Agreement, entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto to any other or further notice, in any circumstances without notice or demand.

Section 7.14. Further Assurances. Each party hereto shall execute, acknowledge and deliver or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, including, without limitation, making or consenting to registrations (or discharges thereof, as appropriate) with respect to the Indenture on the International Registry and appointing Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation (or another qualified FAA counsel), as its “professional user entity” (as defined in the Cape Town Treaty) to make or consent to any registrations (or discharges thereof, as appropriate) on the International Registry with respect to the Airframe or any Engine, in any case, as any other party hereto shall reasonably request in connection with the administration of, or to carry out more effectively the purposes of, or to better assure and confirm to such other party the rights and benefits to be provided under this Agreement, the other Operative Documents and the Pass Through Documents.

[Signature Pages Follow.]

27	Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

AMERICAN AIRLINES, INC.

By:
Name: Title:

WILMINGTON TRUST COMPANY, as Pass Through Trustee under each of the Pass Through Trust Agreements

By:
Name: Title:

WILMINGTON TRUST COMPANY, as Subordination Agent

By:
Name: Title:

WILMINGTON TRUST COMPANY, as Loan Trustee

By:
Name: Title:

[Signature Page to Participation Agreement 2026-2 EETC]

Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

WILMINGTON TRUST COMPANY, in its individual capacity solely as expressly set forth herein

By:
Name: Title:

[Signature Page to Participation Agreement 2026-2 EETC]

Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

SCHEDULE I to

PARTICIPATION AGREEMENT

CERTAIN TERMS

Aircraft Model:	[Model]

U.S. Registration Number:	[Reg. No.]

Manufacturer’s Serial Number:	[msn]

Purchase Agreement:	“Purchase Agreement” means [Purchase Agreement COM0456-13, dated as of December 12, 2013, between Embraer S.A., as seller, and American Airlines, Inc.][13] [Aircraft Purchase Agreement No. 1980, dated as of October 31, 1997, by and between American Airlines, Inc. and The Boeing Company][14] [A320 Family Aircraft Purchase Agreement, dated as of July 20, 2011, between American Airlines, Inc. and Airbus S.A.S.][15] [Amended and Restated Airbus A320 Agreement, dated as of October 2, 2007, between US Airways, Inc. and Airbus S.A.S.][16], as the case may be, in each case as the same may be amended, supplemented or otherwise modified from time to time.

[Warranty Rights:	“Warranty Rights” means [all right and interest of the Company in, to and under Parts 1, 2, 3, 4 and 6 of the Product Assurance Document (as defined in the Purchase Agreement), but only to the extent the same relate to continuing rights of the Company in respect of any warranty or indemnity, express or implied, pursuant to

[13]	To be inserted for Embraer E175 Aircraft.
[14]	To be inserted for Boeing 777-300ER Aircraft.
[15]	To be inserted for Airbus A321 XLR or A321neo Aircraft.
[16]	To be inserted for Airbus A321-200 Aircraft.

Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

the Product Assurance Document with respect to the Airframe, it being understood that the Warranty Rights exclude any and all other right, title and interest of the Company in, to and under the Purchase Agreement and that the Warranty Rights and the grant of a security interest therein are subject to the terms of the Manufacturer’s Consent][17] [all right and interest of the Company in, to and under the warranty rights given by the Manufacturer in respect of the warranties and agreements of Manufacturer under the Purchase Agreement identified in Exhibit 1 to the Manufacturer’s Consent with respect to the Aircraft, it being understood that the Warranty Rights exclude any and all other right, title and interest of the Company in, to and under the Purchase Agreement and that the Warranty Rights and the grant of a security interest therein are subject to the terms of the Manufacturer’s Consent][18].][19]

[17]	To be inserted for Boeing aircraft.
[18]	To be inserted for Embraer Aircraft.
[19]	To be inserted for Boeing/Embraer Aircraft

Sch. I - 2	Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

Addresses for Notices and Account Details

The Company: American Airlines, Inc.	American Airlines, Inc. 1 Skyview Drive Mail Drop 8B361 Fort Worth, Texas 76155 Reference: American Airlines 2026-2 EETC Attention: Treasurer Telephone: [***]	Bank: JPMorgan Chase ABA No.: [***] Account No.: [***] For credit to American Airlines Reference: American Airlines 2026-2 EETC

WTC: Wilmington Trust Company	Wilmington Trust Company 1100 North Market Street Wilmington, Delaware 19890 Attention: [***] Reference: American Airlines 2026-2 EETC Telephone: [***] Facsimile: [***]	Bank: Wilmington Trust Company Wilmington, Delaware ABA No.: [***] Account No.: [***] Attention: Corporate Trust Administration Reference: American Airlines 2026-2 EETC

Loan Trustee: Wilmington Trust Company	Wilmington Trust Company 1100 North Market Street Wilmington, Delaware 19890 Attention: [***] Reference: American Airlines 2026-2 EETC Telephone: [***] Facsimile: [***]	Bank: Wilmington Trust Company Wilmington, Delaware ABA No.: [***] Account No.: [***] Attention: Corporate Trust Administration Reference: American Airlines 2026-2 EETC

Class A Trustee: Wilmington Trust Company	Wilmington Trust Company 1100 North Market Street Wilmington, Delaware 19890 Attention: [***] Reference: American Airlines 2026-2 EETC A Telephone: [***] Facsimile: [***]	Bank: Wilmington Trust Company Wilmington, Delaware ABA No.: [***] Account No.: [***] Attention: Corporate Trust Administration Reference: American Airlines 2026-2 EETC A

Sch. I - 3	Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

Class B Trustee: Wilmington Trust Company	Wilmington Trust Company 1100 North Market Street Wilmington, Delaware 19890 Attention: [***] Reference: American Airlines 2026-2 EETC B Telephone: [***] Facsimile: [***]	Bank: Wilmington Trust Company Wilmington, Delaware ABA No.: [***] Account No.: [***] Attention: Corporate Trust Administration Reference: American Airlines 2026-2 EETC B

Subordination Agent: Wilmington Trust Company	Wilmington Trust Company 1100 North Market Street Wilmington, Delaware 19890 Attention: [***] Reference: American Airlines 2026-2 EETC Telephone: [***] Facsimile: [***]	Bank: Wilmington Trust Company Wilmington, Delaware ABA No.: [***] Account No.: [***] Attention: Corporate Trust Administration Reference: American Airlines 2026-2 EETC

Sch. I - 4	Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

SCHEDULE II to

PARTICIPATION AGREEMENT

EQUIPMENT NOTES,

PURCHASERS AND ORIGINAL PRINCIPAL AMOUNTS

Purchaser	Description of Equipment Notes	Maturity		Interest Rate	Original Principal Amount[20]
American Airlines Pass Through Trust 2026-2A	Series 2026-2A[Reg. No.] Equipment Note[s]	[	]	5.70%	$	[_____	]
American Airlines Pass Through Trust 2026-2B	Series 2026-2B [Reg. No.] Equipment Note[s]	[	]	6.30%	$	[_____	]

[20]

For each Series, to insert the amount set forth for such Series in the line captioned “Issuance Date” in the “Equipment Note Ending Balance” column for such Series relating to the relevant aircraft in Appendix V to the Prospectus Supplement relating to American Airlines Pass Through Certificates, Series 2026-2B.

Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

SCHEDULE III to

PARTICIPATION AGREEMENT

TRUST SUPPLEMENTS

Trust Supplement No. 2026-2A, dated as of the Issuance Date, between the Company and the Pass Through Trustee in respect of American Airlines Pass Through Trust 2026-2A.

Trust Supplement No. 2026-2B, dated as of the Issuance Date, between the Company and the Pass Through Trustee in respect of American Airlines Pass Through Trust 2026-2B.

Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

EXHIBIT A to

PARTICIPATION AGREEMENT

FORM OF OPINION OF

SPECIAL COUNSEL FOR THE COMPANY

[Attached.]

Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

EXHIBIT B to

PARTICIPATION AGREEMENT

FORM OF OPINION OF

SPECIAL COUNSEL FOR THE LOAN TRUSTEE, THE PASS THROUGH

TRUSTEES, THE SUBORDINATION AGENT AND WTC

[Attached.]

Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

EXHIBIT C to

PARTICIPATION AGREEMENT

FORM OF OPINION OF SPECIAL FAA COUNSEL

[Attached.]

Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

EXHIBIT D to

PARTICIPATION AGREEMENT

[FORM OF AIRFRAME WARRANTIES AGREEMENT]21 [FORM OF

MANUFACTURER’S CONSENT]22

[Attached.]

[21]	To be inserted for Airbus aircraft.
[22]	To be inserted for Boeing/Embraer aircraft.

Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

EXHIBIT E to

PARTICIPATION AGREEMENT

FORM OF OPINION OF REGULATORY COUNSEL

[Attached.]

Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

EXHIBIT F to

PARTICIPATION AGREEMENT

FORM OF OPINION OF DELAWARE COUNSEL FOR THE COMPANY

[Attached.]

Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

DEFINITIONS

[Attached.]

Participation Agreement (American Airlines 2026-2 EETC) [Reg. No.]

FINAL FORM

[Reg. No.]

ANNEX A to

Participation Agreement and

Indenture and Security Agreement

DEFINITIONS

“Additional Series” or “Additional Series Equipment Notes” means Equipment Notes issued under the Indenture and designated as a Series (other than “Series A” or “Series B”) thereunder, if any, in the principal amounts and maturities and bearing interest as specified in Schedule I to the Indenture amended at the time of original issuance of such Additional Series under the heading for such Series.

“Additional Series Pass Through Certificates” means the pass through certificates, if any, issued by any Additional Series Pass Through Trust (including, without limitation, any “Refinancing Certificates” (as such term is defined in the Intercreditor Agreement) issued by a “Refinancing Trust” described in clause (ii) of the definition of “Additional Series Pass Through Trust”).

“Additional Series Pass Through Trust” means (i) initially, a grantor trust, if any, created pursuant to the applicable Pass Through Trust Agreement to facilitate the issuance and sale of pass through certificates in connection with the initial issuance of any Additional Series Equipment Notes and (ii) any “Refinancing Trust” (as such term is defined in the Intercreditor Agreement) created in connection with any subsequent repayment or redemption of such Additional Series Equipment Notes and issuance of new Additional Series Equipment Notes.

“Additional Series Pass Through Trust Agreement” means a Trust Supplement entered into in connection with the creation of an Additional Series Pass Through Trust, together with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Additional Series Pass Through Trustee” means, with respect to any Additional Series Pass Through Trust, the trustee under the Additional Series Pass Through Trust Agreement for such Additional Series Pass Through Trust, in its capacity as pass through trustee thereunder.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, “control” (including “controlled by” and “under common control with”) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall WTC be deemed to be an Affiliate of the Loan Trustee or vice versa.

“After-Tax Basis” means that indemnity and compensation payments required to be made on such basis will be supplemented by the Person paying the base amount by that amount which, when added to such base amount, and after deduction of all Federal, state, local and foreign Taxes required to be paid by or on behalf of the payee with respect of the receipt or realization of the base amount and any such supplemental amounts, and after consideration of any current tax savings of such payee resulting by way of any deduction, credit or other tax benefit actually and currently realized that is attributable to such base amount or Tax, shall net such payee the full amount of such base amount.

Annex A (American Airlines 2026-2 EETC) [Reg. No.]

“Agreement” and “Participation Agreement” mean that certain Participation Agreement ([Reg. No.]), dated on or before the Closing Date, among the Company, WTC, the Pass Through Trustee under each Pass Through Trust Agreement, the Subordination Agent and the Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Aircraft” means the Airframe (or any Substitute Airframe or Replacement Airframe substituted therefor pursuant to Section 7.04 or Section 7.05, respectively, of the Indenture) together with the two Engines described in the Indenture Supplement originally executed and delivered under the Indenture (or any Replacement Engine that may from time to time be substituted for any of such Engines pursuant to Section 7.04 or Section 7.05 of the Indenture), whether or not any of such initial or substituted Engines may from time to time be installed on such Airframe or installed on any other airframe or on any other aircraft. The term “Aircraft” shall include any Replacement Aircraft and any Substitute Aircraft that is subject to the Lien of the Indenture pursuant to Section 7.04(e) of the Indenture.

“Aircraft Protocol” means the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements, and revisions thereto (and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Aircraft Protocol with respect to that country, the Aircraft Protocol as in effect in such country, unless otherwise indicated).

“Airframe” means (a) the [Boeing] [Airbus S.A.S.] [Airbus Industrie] [Embraer SA] model [777-323ER] [A321-231] [A321neo] [E175] (generic manufacturer and model [Boeing model 777-300] [Airbus model A321] [Airbus model A321neo] [Airbus Industrie model A321] [Embraer model E175]) aircraft (except (i) the Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and (ii) Excluded Equipment) further described in Annex A to the Indenture Supplement originally executed and delivered under the Indenture and (b) any and all related Parts. The term “Airframe” shall include any Substitute Airframe or any Replacement Airframe that may from time to time be substituted for the Airframe pursuant to Section 7.04(e) or Section 7.05, respectively, of the Indenture or any airframe constituting a part of any Substitute Aircraft that is subject to the Lien of the Indenture pursuant to Section 7.04(e) of the Indenture. At such time as a Substitute Airframe or Replacement Airframe shall be so substituted and the Airframe for which such substitution is made shall be released from the Lien of the Indenture, such replaced Airframe shall cease to be an Airframe under the Indenture.

Annex A (American Airlines 2026-2 EETC) [Reg. No.]

[“Airframe Warranties Agreement” means the Airframe Warranties Agreement, dated the Closing Date, substantially in the form of Exhibit D to the Participation Agreement, executed by the Manufacturer and as supplemented, modified and amended by the Initial Notice, substantially in the form of Schedule 3 thereunder, dated the Closing Date and executed by the Company as “Initial Entitled Party” and the Loan Trustee as “Initial Controlling Party” and acknowledged and agreed by the Manufacturer.]23

“Appraisers” has the meaning set forth in the Intercreditor Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 United States Code §§101 et seq., as amended from time to time, or any successor statutes thereto.

“Basic Pass Through Trust Agreement” means that certain Pass Through Trust Agreement, dated as of September 16, 2014, between the Company and WTC, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms (but does not include any Trust Supplement).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Fort Worth, Texas, Wilmington, Delaware or, if different from the foregoing, the city and state in which the Loan Trustee, any Pass Through Trustee or the Subordination Agent maintains its Corporate Trust Office or receives and disburses funds.

“Cape Town Convention” means the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements, and revisions thereto (and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Cape Town Convention with respect to that country, the Cape Town Convention as in effect in such country, unless otherwise indicated).

“Cape Town Treaty” means, collectively, the official English language text of (a) the Convention on International Interests in Mobile Equipment, and (b) the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, in each case adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Cape Town Treaty with respect to that country, the Cape Town Treaty as in effect in such country, unless otherwise indicated, and (c) all rules and regulations adopted pursuant thereto and, in the case of each of the foregoing described in clauses (a) through (c), all amendments, supplements, and revisions thereto.

“Certificated Air Carrier” means an air carrier holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of Section 1110.

[23]	To be inserted for Airbus aircraft.

Annex A (American Airlines 2026-2 EETC) [Reg. No.]

“Citizen of the United States” has the meaning specified for such term in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States enacted in substitution or replacement therefor.

“Claim” has the meaning specified in Section 4.02(a) of the Participation Agreement.

“Class A Certificates” means Pass Through Certificates issued by the Class A Pass Through Trust.

“Class A Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Class A Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.

“Class A Pass Through Trust” means the American Airlines Pass Through Trust 2026-2A created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2026-2A, dated as of the Issuance Date, between the Company and WTC, as Class A Trustee.

“Class A Trustee” means the trustee for the Class A Pass Through Trust.

“Class A Underwriting Agreement” means that certain Underwriting Agreement, dated as of July 27, 2026, among the Company, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as representatives of the underwriters named therein and the Depositary, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class B Certificates” means Pass Through Certificates issued by the Class B Pass Through Trust (including, without limitation, any “Refinancing Certificates” (as such term is defined in the Intercreditor Agreement) issued by a “Refinancing Trust” described in clause (ii) of the definition of “Class B Pass Through Trust”).

“Class B Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Class B Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.

“Class B Pass Through Trust” means (i) initially, the American Airlines Pass Through Trust 2026-2B created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2026-2B, dated as of the Issuance Date, between the Company, and WTC, as Class B Trustee, and (ii) any “Refinancing Trust” (as such term is defined in the Intercreditor Agreement) created in connection with any subsequent repayment or redemption of Series B Equipment Notes and issuance of new Series B Equipment Notes.

“Class B Trustee” means the trustee for the Class B Pass Through Trust.

“Class B Underwriting Agreement” means that certain Underwriting Agreement, dated as of July 27, 2026, among the Company, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as representatives of the underwriters named therein and the Depositary, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Annex A (American Airlines 2026-2 EETC) [Reg. No.]

“Closing” has the meaning specified in Section 2.03 of the Participation Agreement.

“Closing Date” means the date of the closing of the transaction contemplated by the Operative Documents.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning specified in the granting clause of the Indenture.

“Company” means American Airlines, Inc., and its successors and permitted assigns.

“Compulsory Acquisition” means requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention for any reason of the Aircraft, the Airframe or any Engine by any government that results in the loss of title or use of the Aircraft, the Airframe or any Engine by the Company (or any Permitted Lessee) for a period in excess of 180 consecutive days, but shall exclude requisition for use or hire not involving requisition of title.

“Confidential Information” has the meaning specified in Section 10.16 of the Indenture.

“Controlling Party” has the meaning specified in Section 2.06 of the Intercreditor Agreement.

“Corporate Trust Office” has the meaning specified in Section 1.01 of the Intercreditor Agreement.

“CRAF Program” means the Civil Reserve Air Fleet Program authorized under 10 U.S.C. Section 9511 et seq. or any similar or substitute program under the laws of the United States.

“Debt Rate” means, with respect to any Series of Equipment Notes, (i) the rate per annum specified for the applicable Series as such in Schedule I to the Indenture (as amended, in the case of any Series of Additional Series Equipment Notes, new Series B Equipment Notes or new Additional Series Equipment Notes of any Series issued pursuant to Section 2.02 of the Indenture, at the time of issuance of such Series), and (ii) for any other purpose, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding in each case any interest payable at the Past Due Rate.

“Defaulted Operative Indenture” means any Operative Indenture (the terms “Event of Default”, “Equipment Notes” and “Payment Default” used in this definition have the meanings specified therefor in such Operative Indenture) with respect to which (i) a Payment Default has occurred and is continuing or an Event of Default described in Section 4.01(a) of such Operative Indenture has occurred and is continuing or (ii) an Event of Default other than an Event of Default described in Section 4.01(a) of such Operative Indenture has occurred and is continuing and, in any such case, either (x) the Equipment Notes issued thereunder have been accelerated and such acceleration has not been rescinded and annulled in accordance therewith or (y) the loan trustee

Annex A (American Airlines 2026-2 EETC) [Reg. No.]

under such Operative Indenture has given the Company a notice of its intention to exercise one or more of the remedies specified in Section 4.02(a) of such Operative Indenture; provided that in the event of a bankruptcy proceeding under the Bankruptcy Code under which the Company is a debtor, if and so long as the trustee or the debtor agrees to perform and performs all obligations of the Company under such Operative Indenture and the Equipment Notes issued thereunder in accordance with Section 1110(a)(2) of the Bankruptcy Code and cures defaults under such Operative Indenture and Equipment Notes to the extent required by Section 1110(a)(2) of the Bankruptcy Code, such Operative Indenture shall not be a Defaulted Operative Indenture.

“Department of Transportation” means the United States Department of Transportation and any agency or instrumentality of the United States government succeeding to its functions.

“Deposit Agreement” means, subject to Section 5(f) of the Note Purchase Agreement, each of the two Deposit Agreements, dated as of the Issuance Date, between the Escrow Agent and the Depositary, which relate to the Class A Pass Through Trust or the Class B Pass Through Trust, respectively; provided that, for purposes of any obligation of the Company, no amendment, modification or supplement to, or substitution or replacement of, any such Deposit Agreement shall be effective unless consented to by the Company.

“Depositary” means, subject to Section 5 of the Note Purchase Agreement, Sumitomo Mitsui Banking Corporation, acting through its New York Branch, as Depositary under each Deposit Agreement.

“Direction” has the meaning specified in Section 2.16 of the Indenture.

“Dollars” and “$” mean the lawful currency of the United States.

“EASA” means the European Aviation Safety Agency of the European Union and any successor agency.

“Eligible Account” means an account established by and with an Eligible Institution at the request of the Loan Trustee, which institution agrees, for all purposes of the NY UCC including Article 8 thereof, that (a) such account shall be a “securities account” (as defined in Section 8-501(a) of the NY UCC), (b) such institution is a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC), (c) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in Section 8-102(a)(9) of the NY UCC), (d) the Loan Trustee shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC) in respect of such account, (e) it will comply with all entitlement orders issued by the Loan Trustee to the exclusion of the Company, (f) it will waive or subordinate in favor of the Loan Trustee all claims (including, without limitation, claims by way of security interest, lien or right of set-off or right of recoupment), and (g) the “securities intermediary jurisdiction” (under Section 8-110(e) of the NY UCC) shall be the State of New York.

“Eligible Institution” means the corporate trust department of (a) WTC or any other Person that becomes a successor Loan Trustee under the Indenture, in each case, acting solely in its capacity as a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC), or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any United States branch of a foreign bank), which has a Long-Term Rating (or, in each case, if a Long-Term Rating is not available, its Short-Term Rating equivalent) of at least A (or its equivalent) from S&P or at least A (or its equivalent) from Fitch.

Annex A (American Airlines 2026-2 EETC) [Reg. No.]

“Engine” means (a) each of the two [General Electric model GE90-115B]24 [International Aero Engines AG (IAE) model V2533-A5]25 [CFM International, Inc. model CFM56-5B3/3B1]26 [CFM International, Inc. model LEAP-1A33X]27 [General Electric model CF34-8E5]28 engines (generic manufacturer and model [GE model GE90-115B]29 [International Aero Engines model V2500-A5]30 [CFM model CFM56-5B]31 [CFM model LEAP-1A]32 [GE model CF34-8E]33) [listed by manufacturer’s serial number and further described in Annex A to the Indenture Supplement originally executed and delivered under the Indenture, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and (b) any Replacement Engine that may from time to time be substituted for an Engine pursuant to Section 7.04 or 7.05 of the Indenture; together in each case with any and all related Parts, but excluding Excluded Equipment. At such time as a Replacement Engine shall be so substituted and the Engine for which substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an Engine under the Indenture. The term “Engine” shall include any engine constituting a part of any Substitute Aircraft that is subject to the Lien of the Indenture pursuant to Section 7.04(e) of the Indenture.

“Equipment Note” means and includes any equipment notes issued under the Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of the Indenture) and any Equipment Note issued in exchange therefor or replacement thereof pursuant to Section 2.07 or 2.08 of the Indenture.

“Equipment Note Register” has the meaning specified in Section 2.07 of the Indenture.

“Equipment Note Registrar” has the meaning specified in Section 2.07 of the Indenture.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

[24]	To be inserted for Boeing aircraft.
[25]	To be inserted for Airbus A321-200 (IAE-equipped) aircraft.
[26]	To be inserted for Airbus A321-200 (CFM-equipped (N157UW)) aircraft.
[27]	To be inserted for Airbus A321neo or Airbus A321 XLR aircraft.
[28]	To be inserted for Embraer aircraft.
[29]	To be inserted for Boeing aircraft.
[30]	To be inserted for Airbus A321-200 (IAE-equipped) aircraft.
[31]	To be inserted for Airbus A321-200 (CFM-equipped (N157UW)) aircraft.
[32]	To be inserted for Airbus A321neo or Airbus A321 XLR aircraft.
[33]	To be inserted for Embraer aircraft.

Annex A (American Airlines 2026-2 EETC) [Reg. No.]

“Escrow Agent” means Wilmington Trust, National Association, a national banking association, as escrow agent under each Escrow Agreement, or any successor agent thereto.

“Escrow Agreement” means each of the two Escrow and Paying Agent Agreements, dated as of the Issuance Date, among the Escrow Agent, the Paying Agent and Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as representatives of the applicable Underwriters, and one of the Pass Through Trustees, which relate to the Class A Pass Through Trust or the Class B Pass Through Trust, respectively; provided that, for purposes of any obligation of the Company, no amendment, modification or supplement to, or substitution or replacement of, any such Escrow Agreement shall be effective unless consented to by the Company.

“Event of Default” has the meaning specified in Section 4.01 of the Indenture.

“Event of Loss” means, with respect to the Aircraft, Airframe or any Engine, any of the following events with respect to such property:

(a) the loss of such property or of the use thereof due to destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

(b) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, a compromised total loss or a constructive total loss;

(c) the theft, hijacking or disappearance of such property for a period in excess of 180 consecutive days;

(d) the requisition for use or hire of such property by any government (other than a requisition for use or hire by a Government or the government of the country of registry of the Aircraft) that shall have resulted in the loss of possession of such property by the Company (or any Permitted Lessee) for a period in excess of 12 consecutive months;

(e) the operation or location of the Aircraft, while under requisition for use by any government, in any area excluded from coverage by any insurance policy in effect with respect to the Aircraft required by the terms of Section 7.06 of the Indenture, unless the Company shall have obtained indemnity or insurance in lieu thereof from such government;

(f) any Compulsory Acquisition;

(g) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless the Company shall be diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use shall have been prohibited for a period of three consecutive years; and

Annex A (American Airlines 2026-2 EETC) [Reg. No.]

(h) with respect to an Engine only, any divestiture of title to or interest in an Engine or any event with respect to an Engine that is deemed to be an Event of Loss with respect to such Engine pursuant to Section 7.02(a)(vii) or Section 7.05(e) of the Indenture.

An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe unless the Company elects to substitute a Replacement Airframe pursuant to Section 7.05(a)(i) of the Indenture.

“Excluded Equipment” means (i) defibrillators, enhanced emergency medical kits and other medical equipment, (ii) airphones and other components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications or electronic entertainment to passengers aboard the Aircraft, (iii) galley carts, beverage carts, waste containers, liquor kits, food tray carriers, ice containers, oven inserts, galley inserts, and other branded passenger convenience or service items, (iv) any items, equipment or systems leased by Company or any Permitted Lessee (other than items, equipment, or systems that are leased from Company pursuant to the applicable Lease) or owned by Company or any Permitted Lessee subject to a conditional sales agreement or a security interest (other than the security interest granted under the Indenture), [and] (v) cargo containers [, and (vi) an auxiliary power unit or landing gear temporarily installed pursuant to the last sentence of Section 7.04(a) of the Indenture.]34.

“FAA” means the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to its functions.

“FAA Bill of Sale” means the bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA), executed by the Manufacturer or an affiliate of the Manufacturer in favor of the Company and recorded with the FAA.

“Federal Funds Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by WTC from three Federal funds brokers of recognized standing selected by it.

“Fitch” means Fitch Ratings, Inc.

“Government” means the government of any of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States and any instrumentality or agency thereof.

“Indemnitee” has the meaning specified in Section 4.02(b) of the Participation Agreement.

[34]	To be inserted for Embraer aircraft.

Annex A (American Airlines 2026-2 EETC) [Reg. No.]

“Indenture” means that certain Indenture and Security Agreement ([Reg. No.]), dated as of the Closing Date, between the Company and the Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including supplementation by an Indenture Supplement pursuant to the Indenture.

“Indenture Indemnitee” means (i) the Loan Trustee, (ii) WTC, (iii) each separate or successor or additional trustee appointed pursuant to Section 8.02 of the Indenture, (iv) so long as it holds any Equipment Notes as agent and trustee of any Pass Through Trustee, the Subordination Agent, (v) each Liquidity Provider, (vi) so long as it is the holder of any Equipment Notes, each Pass Through Trustee, (vii) the Paying Agent, (viii) the Escrow Agent and (ix) any of their respective successors and permitted assigns in such capacities, directors, officers, employees, agents and servants. No holder of a Pass Through Certificate in its capacity as such shall be an Indenture Indemnitee.

“Indenture Supplement” means a supplement to the Indenture, substantially in the form of Exhibit A to the Indenture, which shall particularly describe the Aircraft, and any Substitute Airframe, Replacement Airframe and/or Replacement Engine included in the property subject to the Lien of the Indenture.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Issuance Date, among the Pass Through Trustees, the Liquidity Providers and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms; provided that, for purposes of any obligations of the Company, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by the Company.

“Interests” has the meaning specified in Section 7.06(a) of the Indenture.

“International Interest” has the meaning ascribed to the defined term “international interest” under the Cape Town Treaty.

“International Registry” means the international registry established pursuant to the Cape Town Treaty.

“Issuance Date” means August 10, 2026.

“Lease” means any lease permitted by the terms of Section 7.02(a) of the Indenture.

“Lien” means any mortgage, pledge, lien, encumbrance, lease, sublease, sub-sublease or security interest.

“Liquidity Facilities” means, collectively, the Class A Liquidity Facility and the Class B Liquidity Facility.

“Liquidity Providers” means, collectively, the Class A Liquidity Provider and the Class B Liquidity Provider.

Annex A (American Airlines 2026-2 EETC) [Reg. No.]

“Loan Amount” has the meaning specified in Section 7.06(b) of the Indenture.

“Loan Trustee” has the meaning specified in the introductory paragraph of the Indenture.

“Loan Trustee Liens” means any Lien attributable to WTC or the Loan Trustee with respect to the Aircraft, any interest therein or any other portion of the Collateral arising as a result of (i) claims against WTC or the Loan Trustee not related to its interest in the Aircraft or the administration of the Collateral pursuant to the Indenture, (ii) acts of WTC or the Loan Trustee not permitted by, or the failure of WTC or the Loan Trustee to take any action required by, the Operative Documents or the Pass Through Documents, (iii) claims against WTC or the Loan Trustee relating to Taxes or Claims that are excluded from the indemnification provided by Section 4.02 of the Participation Agreement pursuant to said Section 4.02 or (iv) claims against WTC or the Loan Trustee arising out of the transfer by any such party of all or any portion of its interest in the Aircraft, the Collateral, the Operative Documents or the Pass Through Documents, except while an Event of Default is continuing and prior to the time that the Loan Trustee has received all amounts due to it pursuant to the Indenture.

“Long-Term Rating” has the meaning specified in the Intercreditor Agreement.

“Loss Payment Date” has the meaning specified in Section 7.05(a) of the Indenture.

“Majority in Interest of Noteholders” means, as of a particular date of determination and subject to Section 2.16 of the Indenture, the holders of at least a majority in aggregate unpaid principal amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by the Company or any Affiliate thereof, it being understood that a Pass Through Trustee shall be considered an Affiliate of the Company as long as more than 50% in the aggregate face amount of Pass Through Certificates issued by the corresponding Pass Through Trust are held by the Company or an Affiliate of the Company or a Pass Through Trustee is otherwise under the control of the Company or such Affiliate of the Company (unless all Equipment Notes then outstanding are held by the Company or any Affiliate thereof, including the Pass Through Trustees which are considered Affiliates of the Company pursuant hereto)); provided that for the purposes of directing any action or casting any vote or giving any consent, waiver or instruction hereunder, any Noteholder of an Equipment Note or Equipment Notes may allocate, in such Noteholder’s sole discretion, any fractional portion of the principal amount of such Equipment Note or Equipment Notes in favor of or in opposition to any such action, vote, consent, waiver or instruction.

“Make–Whole Amount” means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by the Company (and, following the occurrence and during the continuance of an Event of Default, reasonably acceptable to the Loan Trustee)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective Payment Date (assuming a 360-day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus the Make-Whole Spread exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate

Annex A (American Airlines 2026-2 EETC) [Reg. No.]

(expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the Debt Rate of such Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity (the “Weekly Average Yield to Maturity”) for two series of United States Treasury securities, trading in the public securities markets (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date. The Weekly Average Yield to Maturity shall be calculated by taking the simple average of the yields to maturity for the applicable United States Treasury security for each of the five Business Days preceding the Make Whole Determination Date as reported on the Most Recent H.15 Page for the applicable United States Treasury. The date of determination (the “Make Whole-Determination Date”) of a Make-Whole Amount shall be the Monday preceding the Make-Whole Calculation Date. The “Make-Whole Calculation Date” means the third Business Day prior to the applicable redemption date. The “Most Recent H.15 Page” means the latest H.15 page published on the website of the Board of Governors of the Federal Reserve System prior to the close of business on the Make-Whole Calculation Date (or any successor page that may replace the H.15 page). “Average Life Date” means, for each Equipment Note to be redeemed, the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled Payment Date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note.

“Make-Whole Spread” means, with respect to any Series of Equipment Notes, the percentage specified for the applicable Series as such in Schedule I to the Indenture (as amended, in the case of any Series of Additional Series Equipment Notes, new Series B Equipment Notes or new Additional Series Equipment Notes of any Series issued pursuant to Section 2.02 of the Indenture, at the time of issuance of such Series).

“Manufacturer” means [The Boeing Company, a Delaware corporation, and its successors and assigns]35 [Airbus S.A.S., a société par actions simplifiée organized and existing under the laws of the Republic of France, and its successors and assigns]36 [Embraer S.A., a company organized under the laws of Brazil, and its successors and assigns]37.

[35]	Include in the case of Boeing aircraft.
[36]	Include in the case of Airbus aircraft.
[37]	Include in the case of Embraer aircraft.

Annex A (American Airlines 2026-2 EETC) [Reg. No.]

[“Manufacturer’s Consent” means the Manufacturer’s Consent and Agreement to Assignment of Warranties, dated as of the Closing Date, substantially in the form of Exhibit D to the Participation Agreement.]38

[“Manufacturer’s Consent” means the Consent and Agreement, dated as of the Closing Date, substantially in the form of Exhibit D to the Participation Agreement.]39

“MCMV” has the meaning specified, with respect to the Airframe and any Substitute Airframe, in Section 7.04(e) of the Indenture.

“Noteholder” means any Person in whose name an Equipment Note is registered on the Equipment Note Register (including, for so long as it is the registered holder of any Equipment Notes, the Subordination Agent on behalf of the Pass Through Trustees pursuant to the provisions of the Intercreditor Agreement).

“Noteholder Liens” means any Lien attributable to any Noteholder on or against the Aircraft, any interest therein or any other portion of the Collateral, arising out of any claim against such Noteholder that is not related to the Operative Documents or Pass Through Documents, or out of any act or omission of such Noteholder that is not related to the transactions contemplated by, or that constitutes a breach by such Noteholder of its obligations under, the Operative Documents or the Pass Through Documents.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of the Issuance Date, among the Company, the Subordination Agent, the Escrow Agent, the Paying Agent, and the Pass Through Trustee under each Pass Through Trust Agreement providing for, among other things, the issuance and sale of certain equipment notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“NY UCC” means the UCC as in effect in the State of New York.

“Operative Documents” means, collectively, the Participation Agreement, the Indenture, each Indenture Supplement, [the Airframe Warranties Agreement]40[the Manufacturer’s Consent]41 and the Equipment Notes.

“Operative Indentures” means, as of any date, each “Indenture” (as such term is defined in the Note Purchase Agreement), including the Indenture, whether or not any other “Indenture” shall have been entered into before or after the date of the Indenture, but only if as of such date all “Equipment Notes” (as defined in each such “Indenture”) are held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in each such “Indenture”.

[38]	To be inserted for Boeing aircraft.
[39]	To be inserted for Embraer aircraft.
[40]	To be inserted for Airbus aircraft.
[41]	To be inserted for Boeing/Embraer aircraft.

Annex A (American Airlines 2026-2 EETC) [Reg. No.]

“Other Party Liens” means any Lien attributable to any Pass Through Trustee (other than in its capacity as Noteholder), the Subordination Agent (other than in its capacity as Noteholder) or any Liquidity Provider on or against the Aircraft, any interest therein, or any other portion of the Collateral arising out of any claim against such party that is not related to the Operative Documents or the Pass Through Documents, or out of any act or omission of such party that is not related to the transactions contemplated by, or that constitutes a breach by such party of its obligations under, the Operative Documents or the Pass Through Documents.

“Participation Agreement” has the meaning set forth under the definition of “Agreement”.

“Parts” means any and all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines or engines and (b) Excluded Equipment) so long as the same are incorporated or installed in or attached to the Airframe or any Engine or so long as the same are subject to the Lien of the Indenture in accordance with the terms of Section 7.04 thereof after removal from the Airframe or any such Engine unless, in each case, the Lien of the Indenture shall not be applicable thereto in accordance with the terms of Section 7.04 of the Indenture.

“Pass Through Certificates” means the pass through certificates issued by any Pass Through Trust (and any other pass through certificates for which such pass through certificates may be exchanged).

“Pass Through Documents” means each Pass Through Trust Agreement, the Note Purchase Agreement, each Escrow Agreement, each Deposit Agreement, the Intercreditor Agreement and each Liquidity Facility.

“Pass Through Trust” means each of the two separate grantor trusts that have been created pursuant to the Pass Through Trust Agreements to facilitate certain of the transactions contemplated by the Operative Documents.

“Pass Through Trust Agreement” means each of the two separate Trust Supplements relating to the Pass Through Trusts, together in each case with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Pass Through Trustee” means the trustee under each Pass Through Trust Agreement, together with any successor in interest and any successor or other trustee appointed as provided in such Pass Through Trust Agreement.

“Past Due Rate” means the lesser of (a) with respect to (i) any payment made to a Noteholder under any Series of Equipment Notes, the Debt Rate then applicable to such Series plus 1% and (ii) any other payment made under any Operative Document to any other Person, the Debt Rate plus 1% (computed on the basis of a year of 360 days comprised of twelve 30-day months) and (b) the maximum rate permitted by applicable law.

“Paying Agent” means WTC, as paying agent under each Escrow Agreement, and any successor agent thereto.

Annex A (American Airlines 2026-2 EETC) [Reg. No.]

“Payment Date” means, for any Equipment Note, each February 20 and August 20, commencing with February 20, 2027.

“Payment Default” means the occurrence of an event that would give rise to an Event of Default under Section 4.01(a) of the Indenture upon the giving of notice or the passing of time or both.

“Permitted Investments” means each of (a) direct obligations of the United States and agencies thereof; (b) obligations fully guaranteed by the United States; (c) certificates of deposit issued by, or bankers’ acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000 and having a Long-Term Rating (or its Short-Term Rating equivalent) from S&P of at least AA- (or its equivalent) or Fitch of at least AA- (or its equivalent) (or, if neither such organization then rates such institutions, an equivalent long-term rating or short-term rating from any nationally recognized rating organization in the United States); (d) commercial paper of any holding company of a bank, trust company or national banking association described in clause (c); (e) commercial paper of companies having a Short-Term Rating assigned to such commercial paper by S&P or Fitch (or, if neither such organization then rates such commercial paper, by any nationally recognized rating organization in the United States) equal to either of the two highest ratings assigned by such organization; (f) Dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of (i) any bank, trust company or national banking association described in clause (c), or (ii) any other bank or financial institution described in clause (g), (h) or (j) below; (g) United States-issued Yankee certificates of deposit issued by, or bankers’ acceptances of, or commercial paper issued by, any bank having combined capital and surplus and retained earnings of at least $100,000,000 and headquartered in Canada, Japan, the United Kingdom, France, Germany, Switzerland or The Netherlands and having a Long-Term Rating (or its Short-Term Rating equivalent) from S&P of at least AA- (or its equivalent) or Fitch of at least AA- (or its equivalent) (or, if neither such organization then rates such institutions, an equivalent long-term rating or short-term rating from any nationally recognized rating organization in the United States); (h) Dollar-denominated time deposits with any Canadian bank having a combined capital and surplus and retained earnings of at least $100,000,000 and having a Long-Term Rating (or its Short-Term Rating equivalent) from Moody’s of at least A (or its equivalent), S&P of at least AA- (or its equivalent) or Fitch of at least AA- (or its equivalent) (or, if neither such organization then rates such institutions, an equivalent long-term rating or short-term rating from any nationally recognized rating organization in the United States); (i) Canadian Treasury Bills fully hedged to Dollars; (j) repurchase agreements with any financial institution having combined capital and surplus and retained earnings of at least $100,000,000 collateralized by transfer of possession of any of the obligations described in clauses (a) through (i) above; (k) bonds, notes or other obligations of any state of the United States, or any political subdivision of any state, or any agencies or other instrumentalities of any such state, including, but not limited to, industrial development bonds, pollution control revenue bonds, public power bonds, housing bonds, other revenue bonds or any general obligation bonds, that, at the time of their purchase, such obligations have a Long-Term Rating (or its Short-Term Rating equivalent) from S&P of at least AA- (or its equivalent) or Fitch of at least AA- (or its equivalent) (or, if neither such organization then rates such obligations, an equivalent long-term rating or short-term rating from any nationally

Annex A (American Airlines 2026-2 EETC) [Reg. No.]

recognized rating organization in the United States); (1) bonds or other debt instruments of any company, if such bonds or other debt instruments, at the time of their purchase, have a Long-Term Rating (or its Short-Term Rating equivalent) from S&P of at least AA- (or its equivalent) or Fitch of at least AA- (or its equivalent) (or, if neither such organization then rates such obligations, an equivalent long-term rating or short-term rating from any nationally recognized rating organization in the United States); (m) mortgage backed securities (i) guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association or having a Long-Term Rating (or its Short-Term Rating equivalent) from S&P of at least AA- (or its equivalent) or Fitch of at least AA- (or its equivalent) (or, if neither such organization then rates such securities, an equivalent long-term rating or short-term rating from any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by the Loan Trustee and (ii) having an average life not to exceed one year as determined by standard industry pricing practices presently in effect; (n) asset-backed securities having a Long-Term Rating (or its Short-Term Rating equivalent) from S&P of at least AA- (or its equivalent) or Fitch of at least AA- (or its equivalent) (or, if neither such organization then rates such securities, an equivalent long-term rating or short-term rating from any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by the Loan Trustee; (o) shares of United States Securities and Exchange Commission registered money market mutual fund(s) having a money market fund rating of at least AAAm or its equivalent from S&P or a money market fund rating of at least AAAmmf or its equivalent from Fitch and (p) such other investments approved in writing by the Loan Trustee; provided that the instruments described in the foregoing clauses shall have a maturity no later than the earlier of (i) 365 days following the date of their purchase and (ii) the date when such investments may be required for distribution. The bank acting as the Pass Through Trustee or the Loan Trustee is hereby authorized, in making or disposing of any investment described herein, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as an agent of the Pass Through Trustee or the Loan Trustee or for any third person or dealing as principal for its own account.

“Permitted Lessee” means any Person to whom the Company is permitted to lease the Airframe or any Engine pursuant to Section 7.02(a) of the Indenture.

“Permitted Lien” has the meaning specified in Section 7.01 of the Indenture.

“Person” means any person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

“Prospective International Interest” has the meaning ascribed to the defined term “prospective international interest” under the Cape Town Treaty.

“Purchase Agreement” means the Purchase Agreement as described in Schedule I to the Participation Agreement.

“Rating Agencies” has the meaning specified in the Intercreditor Agreement.

Annex A (American Airlines 2026-2 EETC) [Reg. No.]

“Related Additional Series Equipment Note” means, with respect to any particular Series of Additional Series Equipment Notes and as of any date, an “Additional Series Equipment Note,” as defined in each Related Indenture, having the same designation (i.e., “Series C” or the like) as such Series of Additional Series Equipment Notes, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement,” as such terms are defined in such Related Indenture.

“Related Equipment Note” means, as of any date, an “Equipment Note” as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

“Related Indemnitee Group” has the meaning specified in Section 4.02(b) of the Participation Agreement.

“Related Indenture” means each Operative Indenture (other than the Indenture).

“Related Indenture Bankruptcy Default” means any “Event of Default” under Section 4.01(f), (g), (h) or (i) of any Related Indenture, determined without giving effect to any applicable grace period.

“Related Indenture Event of Default” means any “Event of Default” under any Related Indenture.

“Related Indenture Indemnitee” means each Related Noteholder.

“Related Loan Trustee” means the “Loan Trustee” as defined in each Related Indenture.

“Related Make-Whole Amount” means the “Make-Whole Amount”, as defined in each Related Indenture.

“Related Noteholder” means a registered holder of a Related Equipment Note.

“Related Secured Obligations” means, as of any date, the outstanding principal amount of the Related Equipment Notes issued under each Related Indenture, the accrued and unpaid interest (including, to the extent permitted by applicable law, post-petition interest and interest on any overdue amounts) due thereon in accordance with such Related Indenture as of such date, the Related Make-Whole Amount, if any, with respect thereto due thereon in accordance with such Related Indenture as of such date, and any other amounts payable as of such date under the “Operative Documents” (as defined in each Related Indenture).

“Related Series A Equipment Note” means, as of any date, a “Series A Equipment Note”, as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

“Related Series B Equipment Note” means, as of any date, a “Series B Equipment Note”, as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

Annex A (American Airlines 2026-2 EETC) [Reg. No.]

“Replacement Aircraft” means the Aircraft of which a Substitute Airframe or Replacement Airframe is part.

“Replacement Airframe” means [an Embraer SA model E175]42 [a Boeing model 777-323ER]43 [an Airbus S.A.S. model A321-231]44 [an Airbus S.A.S. model A321neo]45 [an Airbus Industrie model A321-231]46 aircraft or a comparable or improved model of the Manufacturer (except (a) Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and (b) Excluded Equipment), that shall have been made subject to the Lien of the Indenture pursuant to Section 7.05 thereof, together with all Parts relating to such aircraft.

“Replacement Engine” means a [General Electric model GE90-115B]47 [International Aero Engines AG (IAE) model V2533-A5]48 [CFM International, Inc. model CFM56-5B3/3B1]49 [CFM International, Inc. model LEAP-1A33X]50 [General Electric model CF34-8E5]51 engine (or an engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe with the other Engine (or any other Replacement Engine being substituted simultaneously therewith)) that shall have been made subject to the Lien of the Indenture pursuant to Section 7.04 or Section 7.05 thereof, together with all Parts relating to such engine, but excluding Excluded Equipment.

“Replacement Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Replacement Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.

“Responsible Officer” means, with respect to the Company, its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer, the Assistant Treasurer, the Secretary or any other management employee (a) whose power to take the action in question has been authorized, directly or indirectly, by the Board of Directors of the Company, (b) working directly under the supervision of its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary and (c) whose responsibilities include the administration of the transactions and agreements contemplated by the Participation Agreement and the Indenture.

[42]	To be inserted for Embraer aircraft.
[43]	To be inserted for Boeing aircraft.
[44]	To be inserted for Airbus A321 XLR aircraft.
[45]	To be inserted for Airbus A321neo aircraft.
[46]	To be inserted for Airbus A321-200 aircraft.
[47]	To be inserted for Boeing aircraft.
[48]	To be inserted for Airbus A321-200 (IAE-equipped) aircraft.
[49]	To be inserted for Airbus A321-200 (CFM-equipped (N157UW)) aircraft.
[50]	To be inserted for Airbus A321neo or Airbus A321 XLR aircraft.
[51]	To be inserted for Embraer aircraft.

Annex A (American Airlines 2026-2 EETC) [Reg. No.]

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Section 1110” means Section 1110 of the Bankruptcy Code.

“Secured Obligations” has the meaning specified in Section 2.06 of the Indenture.

“Securities Account” has the meaning specified in Section 3.07 of the Indenture.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities Intermediary” has the meaning specified in Section 3.07 of the Indenture.

“Series” means any series of Equipment Notes, including the Series A Equipment Notes, the Series B Equipment Notes or, if any are issued, any Additional Series Equipment Notes.

“Series A” or “Series A Equipment Notes” means Equipment Notes issued and designated as “Series A Equipment Notes” under the Indenture, in the original principal amount and maturities as specified in Schedule I to the Indenture under the heading “Series A Equipment Notes” and bearing interest at the Debt Rate for Series A Equipment Notes specified in Schedule I to the Indenture.

“Series B” or “Series B Equipment Notes” means Equipment Notes issued and designated as “Series B Equipment Notes” under the Indenture, in the original principal amount and maturities as specified in Schedule I to the Indenture under the heading “Series B Equipment Notes” and bearing interest at the Debt Rate for Series B Equipment Notes specified in Schedule I to the Indenture.

“Short-Term Rating” has the meaning specified in the Intercreditor Agreement.

“Similar Law” has the meaning specified in Section 4.02(d)(xi) of the Participation Agreement.

“Specified Person” has the meaning specified in Section 7.06(a) of the Indenture.

“Subordination Agent” has the meaning specified in the introductory paragraph to the Participation Agreement.

“Substitute Aircraft” means an airframe of the same or a different model (other than (a) any widebody model or (b) only in the case of substitution for a narrow-body model, any regional jet) of the same or a different manufacturer (or any of its Affiliates) as the Airframe, together with two engines suitable for installation and use on such airframe.

Annex A (American Airlines 2026-2 EETC) [Reg. No.]

“Substitute Airframe” means [an Embraer SA E175]52 [a Boeing model 777-323ER]53 [Airbus Industrie model A321-231]54 [Airbus S.A.S. model A321-231]55 [Airbus S.A.S. model A321neo]56 aircraft or a comparable or improved model of Manufacturer (except (a) Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and (b) Excluded Equipment, that shall have been made subject to the Lien of the Indenture pursuant to Section 7.04 thereof, together with all Parts relating to such aircraft).

“Tax” and “Taxes” mean all governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use and property taxes), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.

“Transportation Code” means that portion of Title 49 of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time.

“Trust Supplements” means (i) those agreements supplemental to the Basic Pass Through Trust Agreement referred to in Schedule III to the Participation Agreement as of the Closing Date and (ii) in the case of (x) any new Class B Certificates issued in connection with any subsequent repayment or redemption of any Series B Equipment Notes or (y) any Additional Series Pass Through Certificates, if issued, whether in connection with the initial issuance of any Additional Series Equipment Notes or in connection with any subsequent redemption of any Additional Series Equipment Notes, an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (a) a separate trust is created for the benefit of the holders of such Class B Certificates or Additional Series Pass Through Certificates, (b) the issuance of such Class B Certificates or Additional Series Pass Through Certificates representing fractional undivided interests in the Class B Certificates or Additional Series Pass Through Trust, as applicable, is authorized and (c) the terms of such Class B Certificates or Additional Series Pass Through Certificates are established.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

[52]	To be inserted for Embraer aircraft.
[53]	To be inserted for Boeing aircraft.
[54]	To be inserted for Airbus A321 XLR aircraft.
[55]	To be inserted for Airbus A321-200 aircraft.
[56]	To be inserted for Airbus A321neo aircraft.

Annex A (American Airlines 2026-2 EETC) [Reg. No.]

“Underwriter” means (a) with respect to Class A Certificates, each of the underwriters identified as such in the Class A Underwriting Agreement and (b) with respect to Class B Certificates, each of the underwriters identified as such in the Class B Underwriting Agreement.

“United States” means the United States of America.

“Warranty Bill of Sale” means the warranty (as to title) bill of sale covering the Aircraft, executed by the Manufacturer or an affiliate of the Manufacturer in favor of the Company and specifically referring to each Engine, as well as the Airframe, constituting a part of the Aircraft.

[“Warranty Rights” means the Warranty Rights as described in Schedule I to the Participation Agreement.]57

“WTC” has the meaning specified in the introductory paragraph to the Participation Agreement.

[57]	To be inserted for Embraer aircraft.

Annex A (American Airlines 2026-2 EETC) [Reg. No.]

EXHIBIT C to

NOTE PURCHASE AGREEMENT

FORM OF INDENTURE

[Attached.]

Note Purchase Agreement American Airlines 2026-2 EETC

FINAL FORM

INDENTURE AND SECURITY AGREEMENT

([Reg. No.])

Dated as of , 20__58

between

AMERICAN AIRLINES, INC.,

and

WILMINGTON TRUST COMPANY,

as Loan Trustee

*

One [Aircraft Manufacturer and Model]

(Generic Manufacturer and Model [Generic Manufacturer and Model]) Aircraft

U.S. Registration No. [Reg. No.]

[58]	To insert the relevant Closing Date.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

		Page

ARTICLE I DEFINITIONS		5

Section 1.01.	Definitions	5
Section 1.02.	Other Definitional Provisions	5

ARTICLE II THE EQUIPMENT NOTES		6

Section 2.01.	Form of Equipment Notes	6
Section 2.02.	Issuance and Terms of Equipment Notes	1
Section 2.03.	Method of Payment	3
Section 2.04.	Withholding Taxes	4
Section 2.05.	Application of Payments	4
Section 2.06.	Termination of Interest in Collateral	5
Section 2.07.	Registration, Transfer and Exchange of Equipment Notes	5
Section 2.08.	Mutilated, Destroyed, Lost or Stolen Equipment Notes	6
Section 2.09.	Payment of Expenses on Transfer; Cancellation	7
Section 2.10.	Mandatory Redemption of Equipment Notes	7
Section 2.11.	Voluntary Redemption of Equipment Notes	7
Section 2.12.	Redemptions; Notice of Redemptions; Repurchases	8
Section 2.13.	Subordination	9
Section 2.14.	Certain Payments	10
Section 2.15.	Repayment of Monies for Equipment Note Payments Held by the Loan Trustee	12
Section 2.16.	Directions by the Subordination Agent	12

ARTICLE III RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM THE COLLATERAL		13

Section 3.01.	Basic Distributions	13
Section 3.02.	Event of Loss; Mandatory Redemption; Voluntary Redemption	14
Section 3.03.	Payments After Event of Default	15
Section 3.04.	Certain Payments	19
Section 3.05.	Payments to the Company	19
Section 3.06.	Cooperation	19
Section 3.07.	Securities Account	20

ARTICLE IV EVENTS OF DEFAULT; REMEDIES OF LOAN TRUSTEE		20

Section 4.01.	Events of Default	20
Section 4.02.	Remedies	22
Section 4.03.	Remedies Cumulative	26
Section 4.04.	Discontinuance of Proceedings	26

i	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

(continued)

ii	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

(continued)

Exhibit A	—	Form of Indenture Supplement
Exhibit B	—	List of Permitted Countries
Exhibit C	—	Aircraft Type Values for Section 7.06(b)
Schedule I	—	Description of Equipment Notes
Schedule II	—	Pass Through Trust Agreement and Pass Through Trust Supplements
Annex A	—	Definitions

iii	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

INDENTURE AND SECURITY AGREEMENT

([Reg. No.])

This INDENTURE AND SECURITY AGREEMENT ([Reg. No.]), dated as of      , 20__59, is made by and between AMERICAN AIRLINES, INC., a Delaware corporation (together with its successors and permitted assigns, the “Company”), and WILMINGTON TRUST COMPANY, a Delaware trust company, not in its individual capacity, except as expressly stated herein, but solely as Loan Trustee hereunder (together with its permitted successors hereunder, the “Loan Trustee”).

W I T N E S S E T H:

WHEREAS, the parties desire by this Indenture (such term and other capitalized terms used herein without definition being defined as provided in Article I), among other things, to provide for (i) the issuance by the Company of the Equipment Notes specified on Schedule I hereto and one or more Additional Series and (ii) the assignment, mortgage and pledge by the Company to the Loan Trustee, as part of the Collateral hereunder, among other things, of all of the Company’s estate, right, title and interest in and to the Aircraft, as security for, among other things, the Company’s obligations to the Loan Trustee, for the equal and proportionate benefit and security of the Noteholders, the Indenture Indemnitees and the Related Indenture Indemnitees, subject to Section 2.13 and Article III;

WHEREAS, all things have been done to make the Equipment Notes of the Series listed on Schedule I hereto, when executed by the Company and authenticated and delivered by the Loan Trustee hereunder, the valid, binding and enforceable obligations of the Company; and

WHEREAS, all things necessary to make this Indenture a legal, valid and binding obligation of the Company for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have occurred;

GRANTING CLAUSE

NOW, THEREFORE, (x) to secure (i) the prompt and complete payment (whether at stated maturity, by acceleration or otherwise) of principal of, interest on (including, to the extent permitted by applicable law, interest on any overdue amounts), and Make-Whole Amount, if any, with respect to, and all other amounts due under, the Equipment Notes, (ii) all other amounts payable by the Company under the Operative Documents and (iii) the performance and observance by the Company of all the agreements and covenants to be performed or observed by the Company for the benefit of the Noteholders and the Indenture Indemnitees contained in the Operative Documents, and (y) to secure the Related Secured Obligations, and in consideration of the premises and of the covenants contained in the Operative Documents and the Related Indentures, and for other good and valuable consideration given by the Noteholders, the Indenture Indemnitees and the Related Indenture Indemnitees to the Company at or before the Closing Date, the receipt and adequacy of which are hereby acknowledged, the Company does hereby grant, bargain, sell,

[59]	To insert the relevant Closing Date.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

convey, transfer, mortgage, assign, pledge and confirm unto the Loan Trustee and its successors in trust and permitted assigns, for the security and benefit of the Noteholders, the Indenture Indemnitees and the Related Indenture Indemnitees, a first priority security interest in, and mortgage lien on, all estate, right, title and interest of the Company in, to and under, all and singular, the following described properties, rights, interests and privileges, whether now owned or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Indenture by the terms hereof or any supplement hereto, are included within, and are referred to as, the “Collateral”):

(1) the Aircraft, including the Airframe and the Engines, whether or not any such Engine may from time to time be installed on the Airframe or any other airframe or any other aircraft, and any and all Parts relating thereto, and, to the extent provided herein, all substitutions and replacements of, and additions, improvements, accessions and accumulations to, the Aircraft, including the Airframe, the Engines and any and all Parts (in each case other than Excluded Equipment) relating thereto (such Airframe and Engines as more particularly described in the Indenture Supplement executed and delivered with respect to the Aircraft on the Closing Date or with respect to any substitutions or replacements therefor), and together with all flight records, logs, manuals, maintenance data and inspection, modification and overhaul records at any time required to be maintained with respect to the Aircraft in accordance with the rules and regulations of the FAA if the Aircraft is registered under the laws of the United States or the rules and regulations of the government of the country of registry if the Aircraft is registered under the laws of a jurisdiction other than the United States;

[(2) all requisition proceeds with respect to the Aircraft, the Airframe, any Engine or any Part thereof, and all insurance proceeds with respect to the Aircraft, the Airframe, any Engine or any Part thereof, but excluding all proceeds of, and rights under, any insurance maintained by the Company and not required, or in excess of that required, under Section 7.06(b);

(3) all moneys and securities held by the Loan Trustee pursuant to subclause (ix) of clause “third” of Section 3.03, all rents, revenues and other proceeds collected by the Loan Trustee pursuant to Section 4.02(a), all moneys and securities from time to time paid or deposited or required to be paid or deposited to or with the Loan Trustee by or for the account of the Company pursuant to any term of any Operative Document and held or required to be held by the Loan Trustee hereunder or thereunder, including the Securities Account and all monies and securities deposited into the Securities Account; and

(4) all proceeds of the foregoing;]60

[(2) the Warranty Rights, together with all rights, powers, privileges, options and other benefits of the Company under the same;

[60]	To be inserted for Airbus aircraft.

2	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

(3) all requisition proceeds with respect to the Aircraft, the Airframe, any Engine or any Part thereof, and all insurance proceeds with respect to the Aircraft, the Airframe, any Engine or any Part thereof, but excluding all proceeds of, and rights under, any insurance maintained by the Company and not required, or in excess of that required, under Section 7.06(b);

(4) all moneys and securities held by the Loan Trustee pursuant to subclause (ix) of clause “third” of Section 3.03, all rents, revenues and other proceeds collected by the Loan Trustee pursuant to Section 4.02(a), all moneys and securities from time to time paid or deposited or required to be paid or deposited to or with the Loan Trustee by or for the account of the Company pursuant to any term of any Operative Document and held or required to be held by the Loan Trustee hereunder or thereunder, including the Securities Account and all monies and securities deposited into the Securities Account; and

(5) all proceeds of the foregoing;]61

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, the Company or, if a lease to a Permitted Lessee is then in effect, such Permitted Lessee shall have the right, to the exclusion of the Loan Trustee, (i) to quiet enjoyment of the Aircraft, the Airframe, the Parts and the Engines, and to possess, use, retain and control the Aircraft, the Airframe, the Parts and the Engines and all revenues, income and profits derived therefrom and [(ii) with respect to the Airframe Warranties Agreement, to exercise in the Company’s name all rights and powers of the Company in its capacity as “Entitled Party” under the Airframe Warranties Agreement and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity or other obligation under the Airframe Warranties Agreement]62 [(ii) with respect to the Warranty Rights, to exercise in the Company’s name all rights and powers of the Buyer (as defined in the Purchase Agreement) under the Warranty Rights and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity or other obligation under the Warranty Rights; provided, further, that notwithstanding the occurrence and continuation of an Event of Default, the Loan Trustee shall not enter into any amendment or modification of the Purchase Agreement that would alter the rights, benefits or obligations of the Company thereunder]63;

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Loan Trustee, and its successors and permitted assigns, in trust for the equal and proportionate benefit and security of the Noteholders, the Indenture Indemnitees and the Related Indenture Indemnitees, except as otherwise provided in this Indenture, including Section 2.13 and Article III, without any priority of any one Equipment Note over any other, or any Related Equipment Note over any other, by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and in all cases and as to all property specified in paragraphs (1) through (5) inclusive above, subject to the terms and provisions set forth in this Indenture.

[61]	To be inserted for Boeing/Embraer aircraft
[62]	To be inserted for Airbus aircraft.
[63]	To be inserted for Boeing/Embraer aircraft.

3	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

It is expressly agreed that notwithstanding anything herein to the contrary, the Company shall remain liable under the Purchase Agreement to perform all of its obligations thereunder, and, except to the extent expressly provided in any Operative Document, none of any Noteholder, the Loan Trustee, any other Indenture Indemnitee or any Related Indenture Indemnitee shall be required or obligated in any manner to perform or fulfill any obligations of the Company under or pursuant to any Operative Document, or to have any obligation or liability under the Purchase Agreement by reason of or arising out of the assignment hereunder, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim or take any action to collect or enforce the payment of any amount that may have been assigned to it or to which it may be entitled at any time or times.

[Notwithstanding anything herein to the contrary (but without in any way releasing the Company from any of its duties or obligations under the Purchase Agreement), the Noteholders, the Loan Trustee, the other Indenture Indemnitees and the Related Indenture Indemnitees confirm for the benefit of the Manufacturer that in exercising any rights under the Warranty Rights, or in making any claim with respect to the Aircraft or other goods and services delivered or to be delivered pursuant to the Purchase Agreement, the terms and conditions of the Purchase Agreement relating to the Warranty Rights, including, without limitation, the warranty disclaimer provisions for the benefit of the Manufacturer, shall apply to and be binding upon the Noteholders, the Loan Trustee, the other Indenture Indemnitees and the Related Indenture Indemnitees to the same extent as the Company. The Company hereby directs the Manufacturer, so long as an Event of Default shall have occurred and be continuing, to pay all amounts, if any, payable to the Company pursuant to the Warranty Rights directly to the Loan Trustee to be held and applied as provided herein. Nothing contained herein shall subject the Manufacturer to any liability to which it would not otherwise be subject under the Purchase Agreement or modify in any respect the contract rights of the Manufacturer thereunder except as provided in the Manufacturer’s Consent.]64

Subject to the terms and conditions hereof, the Company does hereby irrevocably constitute the Loan Trustee the true and lawful attorney of the Company (which appointment is coupled with an interest) with full power (in the name of the Company or otherwise) to ask for, require, demand and receive any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due to the Company under or arising out of the Purchase Agreement (to the extent assigned hereby), and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Loan Trustee may deem to be necessary or advisable in the premises; provided that the Loan Trustee shall not exercise any such rights except during the continuance of an Event of Default. The Company agrees that, promptly upon receipt thereof, to the extent required by the Operative Documents, it will transfer to the Loan Trustee any and all monies from time to time received by the Company constituting part of the Collateral, for distribution by the Loan Trustee pursuant to this Indenture.

[64]	To be inserted for Boeing/Embraer aircraft.

4	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

The Company does hereby warrant and represent that it has not sold, assigned or pledged, and hereby covenants and agrees that it will not sell, assign or pledge, so long as this Indenture shall remain in effect and the Lien hereof shall not have been released pursuant to the provisions hereof, any of its estate, right, title or interest hereby assigned, to any Person other than the Loan Trustee, except as otherwise provided in or permitted by any Operative Document.

The Company agrees that at any time and from time to time, upon the written request of the Loan Trustee, the Company shall promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Loan Trustee may reasonably deem necessary to perfect, preserve or protect the mortgage, security interests and assignments created or intended to be created hereby or to obtain for the Loan Trustee the full benefit of the assignment hereunder and of the rights and powers herein granted; provided that any instrument or other document so executed by the Company will not expand any obligations or limit any rights of the Company in respect of the transactions contemplated by the Operative Documents.

IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. For all purposes of this Indenture, unless the context otherwise requires, capitalized terms used but not defined herein have the respective meanings set forth or incorporated by reference in Annex A.

Section 1.02. Other Definitional Provisions

(a) The definitions stated herein and in Annex A apply equally to both the singular and the plural forms of the terms defined.

(b) All references in this Indenture to designated “Articles”, “Sections”, “Subsections”, “Schedules”, “Exhibits”, “Annexes” and other subdivisions are to the designated Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision of this Indenture, unless otherwise specifically stated.

(c) The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision.

(d) Unless the context otherwise requires, whenever the words “including”, “include” or “includes” are used herein, they shall be deemed to be followed by the phrase “without limitation”.

5	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

(e) All references in this Indenture to a “government” are to such government and any instrumentality or agency thereof.

(f) All references in this Indenture to a Person shall include successors and permitted assigns of such Person.

ARTICLE II

THE EQUIPMENT NOTES

Section 2.01. Form of Equipment Notes. The Equipment Notes shall be substantially in the form set forth below:

THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. ACCORDINGLY, THIS EQUIPMENT NOTE MAY NOT BE OFFERED FOR SALE OR SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE OR OTHER LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. IN ADDITION, THIS EQUIPMENT NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO THE PARTICIPATION AGREEMENT REFERRED TO HEREIN.

AMERICAN AIRLINES, INC.

SERIES 2026-2[___][REG.NO.] EQUIPMENT NOTE DUE _______ __, 20__

ISSUED IN CONNECTION WITH THE [AIRBUS][AIRBUS INDUSTRIE][BOEING]

[AIRBUS S.A.S.] [EMBRAER] MODEL [MODEL]

(GENERIC MODEL [GENERIC MODEL]) AIRCRAFT

BEARING UNITED STATES REGISTRATION NUMBER [REG. NO.]

No.____	Date: [______,__]	$________________
DEBT RATE		MATURITY DATE
[____]%		__________ ___, 20___

AMERICAN AIRLINES, INC. (together with its successors and permitted assigns, the “Company”) hereby promises to pay to ___________, or the registered assignee thereof, the principal amount of ________________ Dollars ($_________) [on __________]65 [in installments on the Payment Dates set forth in Schedule I hereto, each such installment to be in an amount computed by multiplying the original principal amount of this Equipment Note by the percentage set forth in Schedule I hereto opposite the Payment Date on which such installment is due,]66 and to pay, on each Payment Date, interest in arrears on the principal amount remaining unpaid from time to time from the date hereof, or from the most recent date to which interest

[65]	To be inserted in non-installment Equipment Notes.
[66]	To be inserted in installment Equipment Notes.

6	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

hereon has been paid or duly provided for, until paid in full at a rate per annum (calculated on the basis of a year of 360 days comprised of twelve 30-day months) equal to the Debt Rate shown above. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be in an amount sufficient to discharge in full the unpaid principal amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date, and if payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment from and after such scheduled date.

For purposes hereof, the term “Indenture” means the Indenture and Security Agreement ([Reg. No.]), dated as of _________ ___, 20__, between the Company and Wilmington Trust Company, as Loan Trustee (the “Loan Trustee”), as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms. All capitalized terms used in this Equipment Note and not defined herein, unless the context otherwise requires, shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in the Indenture.

This Equipment Note shall bear interest, payable on demand, at the Past Due Rate (and not the Debt Rate) (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any principal amount and (to the extent permitted by applicable law) Make-Whole Amount, if any, interest and any other amounts payable hereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts shall be overdue if not paid in the manner provided herein or in the Indenture when due (whether at stated maturity, by acceleration or otherwise).

There shall be maintained an Equipment Note Register for the purpose of registering transfers and exchanges of Equipment Notes at the Corporate Trust Office of the Loan Trustee, or at the office of any successor trustee, in the manner provided in Section 2.07 of the Indenture.

The principal amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at the Corporate Trust Office of the Loan Trustee, or as otherwise provided in the Indenture. The Company shall not have any responsibility for the distribution of any such payment to the Noteholder of this Equipment Note. Each such payment shall be made on the date such payment is due and without any presentment or surrender of this Equipment Note, except that in the case of any final payment with respect to this Equipment Note, this Equipment Note shall be surrendered to the Loan Trustee for cancellation.

The holder hereof, by its acceptance of this Equipment Note, agrees that, except as provided in the Indenture, including the subordination provisions referred to below, each payment of an installment of principal amount, interest and Make-Whole Amount, if any, received by it hereunder shall be applied: first, to the payment of accrued interest on this Equipment Note (as well as any interest on (i) any overdue principal amount, and (ii) to the

7	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

extent permitted by applicable law, any overdue Make-Whole Amount, if any, any overdue interest and any other overdue amounts hereunder) to the date of such payment; second, to the payment of Make-Whole Amount, if any, with respect to this Equipment Note; third, to the payment of the principal amount of this Equipment Note (or portion thereof) then due hereunder, if any; and fourth, the balance, if any, remaining thereafter to the payment of installments of the principal amount of this Equipment Note (or portion thereof) remaining unpaid in the inverse order of their maturity.

This Equipment Note is one of the Equipment Notes referred to in the Indenture which have been or are to be issued by the Company pursuant to the terms of the Indenture. The Collateral is held by the Loan Trustee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Indenture, the Related Indentures, the Participation Agreement, the other Operative Documents and the Pass Through Documents. Reference is hereby made to the Indenture, the Related Indentures, the Participation Agreement, the other Operative Documents and the Pass Through Documents for a complete statement of the rights and obligations of the holder of, and the nature and extent of the security for, this Equipment Note (including as a “Related Equipment Note” under each Related Indenture) and the rights and obligations of the holders of, and the nature and extent of the security for, any other Equipment Notes executed and delivered under the Indenture, to all of which terms and conditions in the Indenture, the Related Indentures, the Participation Agreement, the other Operative Documents and the Pass Through Documents each holder hereof agrees by its acceptance of this Equipment Note.

As provided in the Indenture and subject to certain limitations therein set forth, this Equipment Note is exchangeable for an equal aggregate principal amount of Equipment Notes of the same Series of different authorized denominations, as requested by the holder surrendering the same. Prior to the due presentment for registration of transfer of this Equipment Note, the Company and the Loan Trustee shall deem and treat the Person in whose name this Equipment Note is registered on the Equipment Note Register as the absolute owner and holder hereof for the purpose of receiving all amounts payable with respect to this Equipment Note and for all purposes, and neither the Company nor the Loan Trustee shall be affected by notice to the contrary.

This Equipment Note is subject to redemption as provided in Section 2.10, Section 2.11 and Section 2.12 of the Indenture but not otherwise. In addition, this Equipment Note may be accelerated as provided in Section 4.02 of the Indenture.

This Equipment Note is subject to certain restrictions set forth in Section 4.01(a)(ii) and Section 4.01(a)(iii) of the Intercreditor Agreement, as further specified in Section 2.07 of the Indenture, to all of which terms and conditions in the Intercreditor Agreement each holder hereof agrees by its acceptance of this Equipment Note.

8	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

The holder hereof, by its acceptance of this Equipment Note, agrees that no payment or distribution shall be made on or in respect of the Secured Obligations (as defined in the Indenture) or the Secured Obligations (as defined in any Related Indenture) owed to such holder, including, without limitation, any payment or distribution of cash, property or securities after the occurrence of any of the events referred to in Section 4.01(f) of the Indenture or after the commencement of any proceedings of the type referred to in Section 4.01(g), Section 4.01(h) or Section 4.01(i) of the Indenture, except, in each case, as expressly provided in Article III of the Indenture or Article III of the applicable Related Indenture, as appropriate.

The indebtedness evidenced by this Equipment Note is[,]67 [(i) to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations in respect of [Series A Equipment Notes]68 [Series A Equipment Notes and Series B Equipment Notes]69[Series A Equipment Notes, Series B Equipment Notes and [_____]70]71, and certain other Secured Obligations, and (ii)]72 to the extent and in the manner provided in each Related Indenture, subordinate and subject in right of payment to the prior payment in full under such Related Indenture of the “Secured Obligations” in respect of the “Equipment Notes” issued under such Related Indenture, and this Equipment Note is issued subject to such provisions. The Noteholder of this Equipment Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Loan Trustee or the Related Loan Trustee under the applicable Related Indenture, as appropriate, on such Noteholder’s behalf to take any action necessary or appropriate to effectuate the subordination as provided in this Indenture or the applicable Related Indenture and (c) appoints the Loan Trustee or the Related Loan Trustee under the applicable Related Indenture, as appropriate, as such Noteholder’s attorney-in-fact for such purpose.

Without limiting the foregoing, the Noteholder of this Equipment Note, by accepting the same, agrees that if such Noteholder, in its capacity as a Noteholder, shall receive any payment or distribution on any Secured Obligation in respect of this Equipment Note that it is not entitled to receive under Section 2.13 or Article III of the Indenture, it shall hold any amount so received in trust for the Loan Trustee and forthwith turn over such amount to the Loan Trustee in the form received to be applied as provided in Article III of the Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Loan Trustee by manual signature, this Equipment Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[67]	To be inserted in the case of a Series A Equipment Note.
[68]	To be inserted in the case of a Series B Equipment Note.
[69]	To be inserted in the case of the Series of Additional Series Equipment Note ranked most senior in priority of payment among all Series of Additional Series Equipment Notes.
[70]	To be inserted for each Series of Additional Series Equipment Notes that rank senior in priority of payment to the Series of Additional Series Equipment Note being issued.
[71]

To be inserted in the case of each Series of Additional Series Equipment Note other than the Series of Additional Series Equipment Note ranked most senior in priority of payment among all Series of Additional Series Equipment Notes.

[72]	To be inserted in the case of a Series B Equipment Note or an Additional Series Equipment Note.

9	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

IN WITNESS WHEREOF, the Company has caused this Equipment Note to be executed in its corporate name by its officer thereunto duly authorized on the date hereof.

AMERICAN AIRLINES, INC.

By:
Name:
Title:

10	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

LOAN TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Equipment Notes referred to in the within-mentioned Indenture.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Loan Trustee

By:
Name:
Title:

SCHEDULE I73

EQUIPMENT NOTE AMORTIZATION

Payment Date	Percentage of Original Principal Amount to be Paid

[SEE “EQUIPMENT NOTES AMORTIZATION” ON SCHEDULE I TO

THIS INDENTURE]

* * *

Section 2.02. Issuance and Terms of Equipment Notes. The Equipment Notes shall be dated the date of issuance thereof, shall be issued in (a) separate Series consisting of Series A Equipment Notes, Series B Equipment Notes and one or more Additional Series Equipment Notes (if issued) (if more than one series of Additional Series Equipment Notes are so issued whether at the same or different times, each such series shall have a different designation such as, for example, “Series C” and “Series D”) and (b) the maturities and original principal amounts and shall bear interest at the applicable Debt Rates specified in Schedule I hereto. On the Closing Date, each Series A Equipment Note and Series B Equipment Note shall be issued to the Subordination Agent on behalf of each of the Pass Through Trustees for the applicable Pass Through Trust created under the Pass Through Trust Agreements referred to in Schedule II. Subject to compliance with the conditions set forth in Section 4(a)(v) of the Note Purchase Agreement, Section 2.02 of the Participation Agreement and Section 8.01(c) or Section 8.01(d) of the Intercreditor Agreement, as applicable, the Company shall have the option after the Closing Date, at any time and from time

[73]	To be inserted in installment Equipment Notes.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

to time (i) to issue one or more Series of Additional Series Equipment Notes under this Indenture (including, for the avoidance of doubt, multiple issuances at the same or different times resulting in more than one Series of Additional Series Equipment Notes being outstanding at any time), (ii) to redeem all but not less than all of the Series B Equipment Notes (or all but not less than all of any Series of Additional Series Equipment Notes) pursuant to, and in accordance with, the provisions of Section 2.11(b) and to issue under this Indenture new Equipment Notes with the same Series designation as, but with terms that may be the same as or different from those of, the redeemed Equipment Notes, and (iii) at any time following payment in full at maturity or otherwise of all but not less than all of the Series B Equipment Notes (or all but not less than all of any Series of Additional Series Equipment Notes), to issue under this Indenture new Equipment Notes with the same Series designation as, but with terms that may be the same as or different from those of, such Equipment Notes that have been paid in full. If new Series B Equipment Notes or Additional Series Equipment Notes of any Series or new Additional Series Equipment Notes of any Series are issued after the Closing Date in accordance with the immediately preceding sentence, such Equipment Notes shall be dated the date of original issuance thereof and shall have such maturities, principal amounts and interest rate as specified in an amendment to this Indenture. The Equipment Notes shall be issued in registered form only. The Equipment Notes shall be issued in denominations of $1,000 and integral multiples thereof, except that one Equipment Note of each Series may be in an amount that is not an integral multiple of $1,000. For the avoidance of doubt, if Company shall issue new “Series B Equipment Notes” or “Additional Series Equipment Notes” of any Series or new “Additional Series Equipment Note” of any Series, in each case under any Related Indenture, the Company may, but shall not be required to, issue, as the case may be, new Series B Equipment Notes or Additional Series Equipment Notes of the same Series or new Additional Series Equipment Notes of the same Series, in each case under this Indenture. Each Equipment Note shall bear interest at the Debt Rate specified for such Series, calculated on the basis of a year of 360 days comprised of twelve 30-day months, payable in arrears on each Payment Date on the unpaid principal amount thereof from time to time outstanding from the most recent Payment Date to which interest has been paid or duly provided for (or, if no interest has been so paid or provided for, from the date of issuance of such Equipment Note) until such principal amount is paid in full, as further provided in the form of Equipment Note set forth in Section 2.01. The principal amount of each Series A Equipment Note and each Series B Equipment Note shall be payable in installments or in a single payment on the Payment Dates set forth in Schedule I to such Equipment Note, each such installment, if any, to be in an amount computed by multiplying the original principal amount of such Equipment Note by the corresponding percentage set forth in Schedule I hereto applicable to such Series, the applicable portion of which shall be attached as Schedule I to such Equipment Note, opposite the Payment Date on which such installment is due. Each Additional Series Equipment Note, if issued, shall be payable in installments or in a single payment as set forth in an amendment to this Indenture, and if payable in installments, such installments shall be calculated as set forth in the preceding sentence. Notwithstanding the foregoing, the final payment made under each Equipment Note shall be in an amount sufficient to discharge in full the unpaid principal amount and all accrued and unpaid interest on, and any other amounts due under, such Equipment Note. Each Equipment Note shall bear interest, payable on demand, at the Past Due Rate (and not at the Debt Rate) (calculated on the basis of a year of 360 days comprised of twelve 30-day months) on any principal amount and (to the extent permitted by

2	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

applicable law) Make-Whole Amount, if any, interest and any other amounts payable thereunder not paid when due for any period during which the same shall be overdue, in each case for the period the same is overdue. Amounts shall be overdue under an Equipment Note if not paid in the manner provided therein or in this Indenture when due (whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, if any date on which a payment hereunder or under any Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date, and if such payment is made on such next succeeding Business Day, no interest shall accrue on the amount of such payment from and after such scheduled date.

The Equipment Notes shall be executed on behalf of the Company by the manual signature (or delivery of a facsimile or electronic .pdf copy of a signature) of one of its authorized officers. Equipment Notes bearing the signatures of individuals who were at the time of execution the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Equipment Notes or did not hold such offices at the respective dates of such Equipment Notes. No Equipment Note shall be secured by or entitled to any benefit under this Indenture or be valid or obligatory for any purposes unless there appears on such Equipment Note a certificate of authentication in the form provided herein executed by the Loan Trustee by the manual signature of one of its authorized officers, and such certificate upon any Equipment Notes shall be conclusive evidence, and the only evidence, that such Equipment Note has been duly authenticated and delivered hereunder.

Section 2.03. Method of Payment. The principal amount of, interest on, Make-Whole Amount, if any, and, except to the extent expressly provided herein, all other amounts due under each Equipment Note or otherwise payable hereunder shall be payable by the Company in Dollars by wire transfer of immediately available funds not later than 10:00 a.m. (New York City time) on the due date of payment to the Loan Trustee at the Corporate Trust Office for distribution among the Noteholders in the manner provided herein, and payment of such amount by the Company to the Loan Trustee shall be deemed to satisfy the Company’s obligation to make such payment. The Company shall not have any responsibility for the distribution of such payment to any Noteholder. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, the Loan Trustee will use reasonable efforts to pay or cause to be paid, if so directed in writing by any Noteholder (with a copy to the Company), all amounts paid by the Company hereunder and under such Noteholder’s Equipment Note or Equipment Notes to such Noteholder or a nominee therefor (including all amounts distributed pursuant to Article III) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, prior to 12:00 noon (New York City time) on the due date of payment, to an account maintained by such Noteholder with a bank located in the continental United States the amount to be distributed to such Noteholder, for credit to the account of such Noteholder maintained at such bank; provided that, in the event the Equipment Notes are not held by the Subordination Agent on behalf of the Pass Through Trustees, the Loan Trustee shall, unless instructed by the Company to use another method, pay such amounts by check mailed to the Noteholder’s address as it appears on the Equipment Note Register. If, after its receipt of funds at the place and prior to the time specified above in the immediately

3	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

preceding sentence, the Loan Trustee shall fail (other than as a result of a failure of the Noteholder to provide it with wire transfer instructions) to make any such payment required to be paid by wire transfer as provided in the immediately preceding sentence on the Business Day it receives such funds, the Loan Trustee, in its individual capacity and not as trustee, agrees to compensate such Noteholders for loss of use of funds at the Federal Funds Rate until such payment is made and the Loan Trustee shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Equipment Note, except that, in the case of the final payment in respect of any Equipment Note, such Equipment Note shall be surrendered to the Loan Trustee for cancellation. Notwithstanding any other provision of this Indenture to the contrary, the Loan Trustee shall not be required to make, or cause to be made, wire transfers as aforesaid prior to the first Business Day on which it is practicable for the Loan Trustee to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 1:00 p.m. (New York City time) at the place of payment, in which case the Loan Trustee shall make such required payment on the next succeeding Business Day. So long as any signatory to the Participation Agreement or nominee thereof shall be a registered Noteholder, all payments to it shall be made to the account of such Noteholder specified in Schedule I to the Participation Agreement or otherwise in the manner provided in or pursuant to the Participation Agreement, unless it shall have specified some other account or manner of payment by notice to the Loan Trustee consistent with this Section 2.03.

Section 2.04. Withholding Taxes. The Loan Trustee shall exclude and withhold at the appropriate rate from each payment of principal amount of, interest on, Make-Whole Amount, if any, and other amounts due hereunder or under each Equipment Note (which exclusion and withholding shall constitute payment of such amounts payable hereunder or in respect of such Equipment Notes, as applicable) any and all withholding taxes applicable thereto as required by applicable law. The Loan Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable hereunder or in respect of the Equipment Notes, to withhold such amounts (which withholding shall constitute payment of such amounts payable hereunder or in respect of such Equipment Notes, as applicable) and timely pay the same to the appropriate authority in the name of and on behalf of the Noteholders, that it will file any necessary withholding tax returns or statements when due, and that as promptly as possible after the payment thereof it will deliver to each Noteholder (with a copy to the Company) appropriate documentation showing the payment thereof, together with such additional documentary evidence as any such Noteholder may reasonably request from time to time. The Loan Trustee agrees to file any other information reports as it may be required to file under United States law.

Section 2.05. Application of Payments. Subject always to Section 2.13 and except as otherwise provided in Article III, in the case of each Equipment Note, each payment of an installment of principal amount, Make-Whole Amount, if any, and interest paid thereon shall be applied:

first, to the payment of accrued interest on such Equipment Note (as well as any interest on (i) any overdue principal amount, and (ii) to the extent permitted by applicable law, any overdue Make-Whole Amount, if any, any overdue interest and any other overdue amounts thereunder) to the date of such payment;

second, to the payment of Make-Whole Amount, if any, with respect to such Equipment Note;

4	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

third, to the payment of the principal amount of such Equipment Note (or portion thereof) then due thereunder, if any; and

fourth, the balance, if any, remaining thereafter to the payment of installments of the principal amount of such Equipment Note (or portion thereof) remaining unpaid in the inverse order of their maturity.

Section 2.06. Termination of Interest in Collateral. No Noteholder or Indenture Indemnitee shall, as such, have any further interest in, or other right with respect to, the Collateral when and if the principal amount of, Make-Whole Amount, if any, and interest (including, to the extent permitted by applicable law, post-petition interest and interest on any overdue amounts) due on and all other amounts due under all Equipment Notes held by such Noteholder and all other sums then due and payable to such Noteholder or Indenture Indemnitee, as the case may be, hereunder (including, without limitation, under Section 2.14) and under the Participation Agreement by the Company (the “Secured Obligations”) have been paid in full.

Subject to Section 10.01 hereof, no Related Indenture Indemnitee shall, as such, have any further interest in, or other right with respect to, the Collateral when and if all Related Secured Obligations have been paid in full.

Section 2.07. Registration, Transfer and Exchange of Equipment Notes. The Loan Trustee shall keep a register or registers (the “Equipment Note Register”) in which the Loan Trustee shall provide for the registration of Equipment Notes, the registration of transfers of Equipment Notes and a record of the dates and payments made with respect to the Equipment Notes. No transfer shall be given effect unless and until registration hereunder shall have occurred. The Equipment Note Register shall be kept at the Corporate Trust Office of the Loan Trustee. The Loan Trustee is hereby appointed “Equipment Note Registrar” for the purpose of registering Equipment Notes and transfers of Equipment Notes as herein provided. A holder of any Equipment Note intending to exchange or transfer such Equipment Note shall surrender such Equipment Note to the Loan Trustee at the Corporate Trust Office, together with a written request from the registered holder thereof for the issuance of a new Equipment Note of the same Series, specifying, in the case of a surrender for transfer, the name and address of the new holder or holders. Upon surrender for registration of transfer of any Equipment Note and subject to satisfaction of Section 2.09, the Company shall execute, and the Loan Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Equipment Notes of an equal aggregate principal amount and of the same Series. At the option of the Noteholder, Equipment Notes may be exchanged for other Equipment Notes of the same Series of any authorized denominations of an equal aggregate principal amount, upon surrender of the Equipment Notes to be exchanged to the Loan Trustee at the Corporate Trust Office. Whenever any Equipment Notes are so surrendered for exchange, the Company shall execute, and the Loan Trustee shall authenticate and deliver, the Equipment Notes which the Noteholder making the exchange is entitled to receive. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes (whether under this Section 2.07 or under Section 2.08 or otherwise under this Indenture) shall be the valid obligations of the Company evidencing the same respective obligations, and entitled to the same security and benefits under this Indenture, as the Equipment Notes surrendered upon such registration of transfer or exchange. Every Equipment Note presented or surrendered for

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registration of transfer shall (if so required by the Company or the Loan Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Loan Trustee, duly executed by the Noteholder or such Noteholder’s attorney duly authorized in writing, and the Company and the Loan Trustee shall require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act and the securities laws of any applicable state or jurisdiction. The Loan Trustee shall make a notation on each new Equipment Note of the amount of all payments of principal amount previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment Note is issued and the date to which interest on such old Equipment Note or Equipment Notes has been paid. Principal, interest and all other amounts shall be deemed to have been paid on such new Equipment Note to the date on which such amounts shall have been paid on such old Equipment Note. The Company shall not be required to exchange any surrendered Equipment Notes as provided above (a) during the ten-day period preceding the due date of any payment on such Equipment Note or (b) that has been called for redemption. The Company and the Loan Trustee shall in all cases deem and treat the Person in whose name any Equipment Note shall have been issued and registered on the Equipment Note Register as the absolute owner and the Noteholder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes, and neither the Company nor the Loan Trustee shall be affected by any notice to the contrary. The Loan Trustee will promptly notify the Company of each registration of a transfer of an Equipment Note. Any such transferee of an Equipment Note, by its acceptance of an Equipment Note, agrees to the provisions of this Indenture, the Related Indentures, the Participation Agreement, the other Operative Documents and the Pass Through Documents applicable to the Noteholders or, in the case of each Related Indenture, Related Noteholders, and, without limiting the generality of the foregoing, any such transferee of an Equipment Note, by its acceptance of an Equipment Note: (i) agrees to the applicable provisions of Section 6.01, Section 7.10 and Section 7.11 of the Participation Agreement, and shall be deemed to have represented, warranted and covenanted to the parties to the Participation Agreement as to the matters represented, warranted and covenanted by the Noteholders, including the Pass Through Trustees, in the Participation Agreement and (ii) agrees to the restrictions set forth in Section 4.01(a)(ii) and Section 4.01(a)(iii) of the Intercreditor Agreement, and shall be deemed to have covenanted to the parties to the Intercreditor Agreement not to give any direction to, or otherwise authorize, the Loan Trustee to take any action that would violate Section 4.01(a)(ii) or Section 4.01(a)(iii) of the Intercreditor Agreement. Subject to compliance by the Noteholder and its transferee (if any) of the requirements set forth in this Section 2.07 and in Section 2.09, the Loan Trustee and the Company shall use all reasonable efforts to issue new Equipment Notes upon transfer or exchange within ten Business Days of the date an Equipment Note is surrendered for transfer or exchange.

Section 2.08. Mutilated, Destroyed, Lost or Stolen Equipment Notes. If any Equipment Note becomes mutilated, destroyed, lost or stolen, the Company shall, upon the written request of the holder of such Equipment Note and subject to satisfaction of this Section 2.08 and of Section 2.09, execute and the Loan Trustee shall authenticate and deliver in replacement thereof a new Equipment Note of the same Series, payable in the same principal amount, dated the same date and captioned as issued in connection with the Aircraft. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to the Loan Trustee, and a photocopy thereof shall be furnished to the Company. If the Equipment Note being replaced has been destroyed, lost or stolen, the holder of such Equipment Note shall furnish to the Company and the Loan Trustee such security or indemnity as may be required by them to save the Company and the Loan Trustee harmless and evidence satisfactory to the Company and the Loan Trustee of the destruction, loss or theft of such Equipment Note and of the ownership thereof.

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Section 2.09. Payment of Expenses on Transfer; Cancellation. (a) No service charge shall be made to a Noteholder for any registration of transfer or exchange of Equipment Notes, but the Loan Trustee, as Equipment Note Registrar, may require payment of a sum sufficient to cover any Tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equipment Notes.

(b) The Loan Trustee shall cancel all Equipment Notes surrendered for replacement, redemption, transfer, exchange, payment or cancellation, shall keep a copy of such cancelled Equipment Notes, and shall send the original canceled Equipment Notes marked “cancelled” to the Company.

Section 2.10. Mandatory Redemption of Equipment Notes. The Company shall redeem the Equipment Notes in whole in connection with an Event of Loss in respect of the Airframe or the Airframe and the Engines installed thereon (unless the Company shall have performed the option set forth in Section 7.05(a)(i) with respect thereto) on or before the Loss Payment Date at a redemption price equal to 100% of the unpaid principal amount thereof, together with all accrued and unpaid interest thereon to (but excluding) the date of redemption, but without any Make-Whole Amount, and all other Secured Obligations owed or then due and payable to the Noteholders.

Section 2.11. Voluntary Redemption of Equipment Notes. (a) Except as provided in Section 2.11(b), all, but not less than all, of the Equipment Notes may be redeemed by the Company at any time upon at least 15 days’ revocable prior written notice to the Loan Trustee and the Noteholders, and such Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid principal amount thereof, together with accrued and unpaid interest thereon to (but excluding) the date of redemption and all other Secured Obligations owed or then due and payable to the Noteholders, plus Make-Whole Amount, if any; provided that no redemption shall be permitted under this Section 2.11(a) unless, contemporaneously with such redemption, the Related Equipment Notes shall also be redeemed.

(b) All of the Series B Equipment Notes or all of any Series of Additional Series Equipment Notes (or any combination of the foregoing) may be redeemed by the Company upon at least 15 days’ revocable prior written notice to the Loan Trustee and the Noteholders of each Series to be redeemed, and such Series of Equipment Notes being redeemed pursuant to this Section 2.11(b) shall be redeemed in whole at a redemption price equal to 100% of the unpaid principal amount thereof, together with accrued and unpaid interest thereon to (but excluding) the date of redemption and all other Secured Obligations owed or then due and payable to the Noteholders of such Series, plus Make-Whole Amount, if any; provided that:

(i) no redemption shall be permitted under this Section 2.11(b) unless, contemporaneously with such redemption, the Related Series B Equipment Notes (in the case of redemption hereunder of Series B Equipment Notes) or the Related Additional Series Equipment Notes in respect of the Series of Additional Series Equipment Notes being redeemed (in the case of redemption hereunder of any series of Additional Series Equipment Notes), as the case may be, shall also be redeemed; and

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(ii) if, contemporaneously with such redemption or at any time thereafter, new Series B Equipment Notes (in the case of redemption hereunder of Series B Equipment Notes) or a new Series of Additional Series Equipment Notes of the same Series designation as the Series of Additional Series Equipment Notes being redeemed (in the case of redemption hereunder of a series of Additional Series Equipment Notes), which, in any such case, may have terms that may be the same as or different from those of the redeemed Equipment Notes, are being issued, such new Equipment Notes shall be issued in accordance with Section 2.02 of the Participation Agreement, Section 4(a)(v) of the Note Purchase Agreement and Section 8.01(c) of the Intercreditor Agreement.

(c) Notwithstanding anything to the contrary in Section 2.11(a) or (b), so long as the Company or any of its Affiliates beneficially owns 100% of the Pass Through Certificates issued by any Pass Through Trustee, the redemption price shall not include, and no Noteholder shall have any right to otherwise claim, any Make-Whole Amount with respect to the Series of Equipment Notes issued to the Subordination Agent for the benefit of such Pass Through Trustee.

(d) For the avoidance of doubt, any change in the principal amount of any Equipment Note in connection with any substitution pursuant to Section 7.04(f) shall not constitute or be deemed to constitute a redemption of such Equipment Note.

Section 2.12. Redemptions; Notice of Redemptions; Repurchases. (a) No redemption of any Equipment Note may be made except to the extent and in the manner expressly permitted by this Indenture. The Company may at any time repurchase any of the Equipment Notes not held by the Subordination Agent at any price and may hold or resell such Equipment Notes or surrender such Equipment Notes to the Loan Trustee for cancellation.

(b) Notice of redemption with respect to the Equipment Notes shall be given by the Loan Trustee by first-class mail, postage prepaid, or by hand delivery, mailed or delivered not less than 15 nor more than 60 days prior to the applicable redemption date, to each Noteholder of such Equipment Notes to be redeemed, at such Noteholder’s address appearing in the Equipment Note Register; provided that such notice shall be revocable by written notice from the Company to the Loan Trustee given no later than three days prior to the redemption date. All such notices of redemption shall state: (1) the redemption date, (2) the applicable basis for determining the redemption price, (3) that on the redemption date, the redemption price will become due and payable upon each such Equipment Note, and that, if any such Equipment Notes are then outstanding, interest on such Equipment Notes shall cease to accrue on and after such redemption date and (4) the place or places where such Equipment Notes are to be surrendered for payment of the redemption price.

(c) On or before the redemption date, the Company (or any person on behalf of the Company) shall, to the extent an amount equal to the redemption price for the Equipment Notes to be redeemed on the redemption date shall not then be held in the Collateral, deposit or cause to be deposited with the Loan Trustee by 11:00 a.m. (New York City time) on the redemption date in immediately available funds the redemption price of the Equipment Notes to be redeemed.

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(d) Notice of redemption having been given as aforesaid (and not revoked as permitted by this Section 2.12), the Equipment Notes to be redeemed shall, on the redemption date, become due and payable at the Corporate Trust Office of the Loan Trustee, and from and after such redemption date (unless there shall be a default in the deposit of the redemption price pursuant to Section 2.12(c)) any such Equipment Notes then outstanding shall cease to bear interest. Upon surrender of any such Equipment Note for redemption in accordance with said notice, such Equipment Note shall be redeemed at the redemption price.

Section 2.13. Subordination. (a) The indebtedness evidenced by the Series B Equipment Notes is, to the extent and in the manner provided in this Indenture, subordinate and subject in right of payment to the prior payment in full of the Secured Obligations in respect of the Series A Equipment Notes, and the Series B Equipment Notes are issued subject to such provisions. The indebtedness evidenced by the Series of Additional Series Equipment Notes ranked most senior in priority of payment among all Series of Additional Series Equipment Notes, if issued, will be, to the extent and in the manner provided in this Indenture (as this Indenture may be amended in connection with any such issuance of such most senior Series of Additional Series Equipment Notes), subordinate and subject in right of payment to the prior payment in full of the Secured Obligations in respect of the Series A Equipment Notes and the Series B Equipment Notes, and any such most senior Series of Additional Series Equipment Notes, if issued, shall be issued subject to such provisions. The indebtedness evidenced by any Additional Series Equipment Notes (other than the Series of Additional Series Equipment Notes ranked most senior in priority of payment among all Series of Additional Series Equipment Notes), if issued, will be, to the extent and in the manner provided in this Indenture (as this Indenture may be amended in connection with any such issuance of such Additional Series Equipment Notes), subordinate and subject in right of payment to the prior payment in full of the Secured Obligations in respect of the Series A Equipment Notes, the Series B Equipment Notes and each Series of Additional Series Equipment Notes that rank senior in priority of payment to such Additional Series Equipment Notes, and any such Additional Series Equipment Notes, if issued, shall be issued subject to such provisions. The indebtedness evidenced by the Series A Equipment Notes and the Series B Equipment Notes is, and the indebtedness evidenced by any Series of Additional Series Equipment Notes, if issued, will be, to the extent and in the manner provided in each Related Indenture, subordinate and subject in right of payment to the prior payment in full under such Related Indenture of the “Secured Obligations” in respect of the “Equipment Notes” issued under such Related Indenture, and the Series A Equipment Notes and the Series B Equipment Notes are, and any Series of Additional Series Equipment Notes shall be, issued subject to such provisions. By acceptance of its Equipment Notes of any Series, each Noteholder of such Series (i) agrees to and shall be bound by such provisions, (ii) authorizes and directs the Loan Trustee or the Related Loan Trustee under the applicable Related Indenture, as applicable, on such Noteholder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Indenture and the applicable Related Indenture, and (iii) appoints the Loan Trustee or the Related Loan Trustee under the applicable Related Indenture, as applicable, as such Noteholder’s attorney-in-fact for such purpose.

(b) The Company, the Loan Trustee and, by acceptance of its Equipment Notes of any Series, each Noteholder of such Series, hereby agree that no payment or distribution shall be made on or in respect of the Secured Obligations, or the “Secured Obligations” under any Related Indenture, owed to such Noteholder of such Series, including any payment or distribution of cash, property or securities after the occurrence of any of the events referred to in Section 4.01(f) or after the commencement of any proceedings of the type referred to in Section 4.01(g), Section 4.01(h) or Section 4.01(i), except, in each case, as expressly provided in Article III of this Indenture or Article III of the applicable Related Indenture, as appropriate.

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(c) By the acceptance of its Equipment Notes of any Series, each Noteholder of such Series agrees that (i) if such Noteholder, in its capacity as a Noteholder, shall receive any payment or distribution on any Secured Obligations in respect of such Series that it is not entitled to receive under this Section 2.13 or Article III hereof, it will hold any amount so received in trust for the Loan Trustee and forthwith turn over such amount to the Loan Trustee in the form received to be applied as provided in Article III hereof, and (ii) if such Noteholder, in its capacity as a “Noteholder” under any Related Indenture, receives any payment or distribution on any “Secured Obligations” in respect of “Equipment Notes” of any “Series” issued under such Related Indenture that it is not entitled to receive under Section 2.13 or Article III of such Related Indenture, it will hold any amount so received in trust for the Related Loan Trustee under such Related Indenture and forthwith turn over such amount to such Related Loan Trustee under such Related Indenture in the form received to be applied as provided in Article III of such Related Indenture.

Section 2.14. Certain Payments. The Company agrees to pay to the Loan Trustee for distribution in accordance with Section 3.04:

(a) an amount or amounts equal to the fees payable to the Liquidity Providers under Section 2.03 of each Liquidity Facility and the Fee Letter (as defined in the Intercreditor Agreement) related thereto (or similar provisions of any Replacement Liquidity Facility therefor and any related fee letter), multiplied by a fraction, the numerator of which shall be the sum of the then outstanding aggregate principal amount of the Series A Equipment Notes and the Series B Equipment Notes and the denominator of which shall be the sum of the then outstanding aggregate principal amount of all “Series A Equipment Notes” and “Series B Equipment Notes” (each as defined in the Note Purchase Agreement) with respect to all of the “Indentures” (as defined in the Note Purchase Agreement);

(b) an amount equal to interest on any Special Termination Advance (other than any Applied Special Termination Advance) payable under Section 3.07 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) minus Investment Earnings from such Special Termination Advance, multiplied by the fraction specified in the foregoing clause (a);

(c) an amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) minus Investment Earnings from such Downgrade Advance, multiplied by the fraction specified in the foregoing clause (a);

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(d) an amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) minus Investment Earnings from such Non-Extension Advance, multiplied by the fraction specified in the foregoing clause (a);

(e) if any payment default shall have occurred and be continuing with respect to interest on any “Series A Equipment Notes” or “Series B Equipment Notes” (each as defined in the Note Purchase Agreement), (x) the excess, if any, of (1) the amount equal to the sum of interest on any Unpaid Advance (other than a Special Termination Advance), Applied Provider Advance or Applied Special Termination Advance payable under Section 3.07 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) plus any other amounts payable in respect of such Unpaid Advance, Applied Provider Advance or Applied Special Termination Advance under Section 3.01, Section 3.03 or Section 3.09 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) under which such Unpaid Advance, Applied Provider Advance or Applied Special Termination Advance was made over (2) the sum of Investment Earnings from any Final Advance plus any amount of interest at the Past Due Rate actually payable (whether or not in fact paid) by the Company in respect of the overdue scheduled interest on the “Series A Equipment Notes” and “Series B Equipment Notes” (each as defined in the Note Purchase Agreement) in respect of which such Unpaid Advance, Applied Provider Advance or Applied Special Termination Advance was made, multiplied by (y) a fraction, the numerator of which shall be the then aggregate overdue amounts of interest on the Series A Equipment Notes and Series B Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which shall be the then aggregate overdue amounts of interest on all “Series A Equipment Notes” and “Series B Equipment Notes” (each as defined in the Note Purchase Agreement) with respect to all of the “Indentures” (as defined in the Note Purchase Agreement) (other than interest becoming due and payable solely as a result of acceleration of any such “Equipment Notes”);

(f) any amounts owed to the Liquidity Providers by the Subordination Agent as borrower under Section 3.01 (other than in respect of an Unpaid Advance, Applied Provider Advance or Applied Special Termination Advance), Section 3.03 (other than in respect of an Unpaid Advance, Applied Provider Advance or Applied Special Termination Advance), Section 7.05 and Section 7.07 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) multiplied by the fraction specified in the foregoing clause (a); and

(g) an amount or amounts equal to the compensation, including reasonable expenses and disbursements actually incurred, payable to the Subordination Agent under Section 6.07 of the Intercreditor Agreement, multiplied by the fraction specified in the foregoing clause (a) (but in any event without duplication of any amount or amounts payable by the Company in respect of such compensation under any other Operative Document or Pass Through Document).

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For purposes of this paragraph, the terms “Applied Downgrade Advance”, “Applied Non-Extension Advance”, “Applied Provider Advance”, “Applied Special Termination Advance”, “Downgrade Advance”, “Final Advance”, “Investment Earnings”, “Non-Extension Advance”, “Special Termination Advance” and “Unpaid Advance” shall have the meanings specified in each Liquidity Facility or the Intercreditor Agreement, as applicable.

Section 2.15. Repayment of Monies for Equipment Note Payments Held by the Loan Trustee. Any money or property held by the Loan Trustee in trust for any payment of the principal of, Make-Whole Amount, if any, or interest or any other amounts due on, any Equipment Note, including, without limitation, any money or property deposited pursuant to Section 2.12(c) or Section 10.01, and remaining unclaimed for a 730-day period (for purposes of calculating this 730-day period, all days on which the payment of such money or property shall not have been made because of operation of law shall be excluded) after the due date for such payment (or such lesser time as the Loan Trustee shall be satisfied, after 60 days’ notice from the Company, is one month prior to the escheat period provided under applicable state law) shall be paid to the Company. The Noteholders of any outstanding Equipment Notes shall thereafter, as unsecured general creditors, look only to the Company for payment thereof, and all liability of the Loan Trustee with respect to such trust money shall thereupon cease; provided that the Loan Trustee, before being required to make any such repayment, may at the expense of the Company cause to be mailed to each such Noteholder notice that such money or property remains unclaimed and that, after a date specified in such notice which shall not be less than 30 days from the date of mailing, any unclaimed balance of such money or property then remaining will be repaid to the Company as provided herein.

Section 2.16. Directions by the Subordination Agent. So long as the Subordination Agent is a Noteholder, notwithstanding anything contained herein or in any other Operative Document to the contrary, in exercising its right to vote the Equipment Notes held by it, or in giving or taking any direction, consent, request, demand, instruction, authorization, notice, waiver or other action provided by this Indenture or in respect of the Equipment Notes to be given or taken by a Noteholder (each such vote or other action, a “Direction”) in respect of such Equipment Notes, the Subordination Agent may act in accordance with any votes, directions, consents, requests, demands, instructions, authorizations, notices, waivers or other actions given or taken by any applicable Pass Through Trustee or the Controlling Party pursuant to the Intercreditor Agreement, including without limitation pursuant to Section 2.06, Article IV or Section 8.01(b) thereof. The Subordination Agent shall be permitted (x) to give a Direction with respect to less than the entire principal amount of any single Equipment Note held by it, and (y) to give different Directions with respect to different portions of the principal amount of any single Equipment Note held by it. Any Direction given by the Subordination Agent at any time with respect to more than a majority in aggregate unpaid principal amount of all of the Equipment Notes issued and then outstanding hereunder shall be deemed to have been given by a Majority in Interest of Noteholders.

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ARTICLE III

RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM THE COLLATERAL

Section 3.01. Basic Distributions. Except as otherwise provided in Section 3.02, Section 3.03 and Section 3.04, each periodic payment by the Company of regularly scheduled installments of principal or interest on the Equipment Notes received by the Loan Trustee shall be promptly distributed in the following order of priority:

first, so much of such payment as shall be required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Series A Equipment Notes shall be distributed to the Noteholders of Series A Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series A Equipment Note bears to the aggregate amount of the payments then due under all Series A Equipment Notes;

second, after giving effect to clause “first” above, so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Series B Equipment Notes shall be distributed to the Noteholders of Series B Equipment Notes ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Series B Equipment Note bears to the aggregate amount of the payments then due under all Series B Equipment Notes;

third, after giving effect to clause “second” above (and except as otherwise provided in an amendment to this Indenture pursuant to clause (xvi) of Section 9.01), so much of such payment remaining as shall be required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Additional Series Equipment Notes of a specified Series shall be distributed to the Noteholders of Additional Series Equipment Notes of such Series ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each Additional Series Equipment Note of such Series bears to the aggregate amount of the payments then due under all Additional Series Equipment Notes of such Series, provided that this clause “third” shall apply to each Series of Additional Series Equipment Notes in order of priority of payment; and

fourth, the balance, if any, of such installment remaining thereafter shall be distributed to the Company.

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Section 3.02. Event of Loss; Mandatory Redemption; Voluntary Redemption. Except as otherwise provided in Section 3.03 and Section 3.04 and subject to the following proviso, any payments (including insurance and requisition proceeds) received by the Loan Trustee as the result of (a) an Event of Loss with respect to the Airframe or the Airframe and one or more Engines installed thereon (including amounts paid by the Company pursuant to Section 2.10) or (b) a voluntary redemption of Equipment Notes pursuant to Section 2.11 shall be applied to redemption of Equipment Notes pursuant to Section 2.10 or Section 2.11, as applicable, and to payment of all other Secured Obligations and Related Secured Obligations then due by applying such payments in the following order of priority:

first, so much of such payments as shall be required (i) to reimburse the Loan Trustee and the Noteholders for any reasonable costs or expenses actually incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by the Company, under the Operative Documents; and then (ii) to pay all other Secured Obligations then due to the Noteholders, the Loan Trustee and the other Indenture Indemnitees under this Indenture, the Participation Agreement or the Equipment Notes (other than amounts specified in clauses “second” and “third” below);

second, after giving effect to clause “first” above:

(i) so much of such payments remaining as shall be required to pay the amounts specified in subclause (i) of clause “third” of Section 3.03 plus Make-Whole Amount, if any, then due and payable in respect of the Series A Equipment Notes;

(ii) after giving effect to subclause (i) above, so much of such payments remaining as shall be required to pay the amounts specified in subclause (ii) of clause “third” of Section 3.03 plus Make-Whole Amount, if any, then due and payable in respect of the Series B Equipment Notes;

(iii) after giving effect to subclause (ii) above (and except as otherwise provided in an amendment to this Indenture pursuant to clause (xvi) of Section 9.01), so much of such payment remaining as is required to pay the amounts specified in subclause (iii) of clause “third” of Section 3.03 plus Make-Whole Amount, if any, then due and payable in respect of Additional Series Equipment Notes of a specified Series, provided that this subclause (iii) shall apply to each Series of Additional Series Equipment Notes in order of priority of payment;

third, after giving effect to clause “second” above, so much of such payments remaining as shall be required to pay the amounts as provided in clause “third” of Section 3.03 in respect of Related Secured Obligations under each Defaulted Operative Indenture other than subclause (ix) of clause “third” of Section 3.03; and

fourth, the balance, if any, of such payments shall be distributed as provided in clause “fourth” of Section 3.03;

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provided that (i) in the case an Event of Loss with respect to the Airframe or the Airframe and one or more Engines installed thereon, (x) any payments, including any insurance, condemnation, requisition or similar proceeds, resulting from such Event of Loss that are received by the Loan Trustee shall be held or disbursed by the Loan Trustee as provided by Section 7.05(c) and Section 7.06(d) (provided that any such proceeds that are held by the Loan Trustee shall be invested as provided in Section 5.06); and (y) no Make-Whole Amount shall be payable on the Equipment Notes in connection with their redemption as a result of such Event of Loss; and (ii) in the case of a redemption of Equipment Notes pursuant to Section 2.11(b), if a particular Series is not being redeemed pursuant thereto, no application of funds shall be made pursuant to the paragraphs in clause “second” above that refer to such Series in connection with such redemption.

Section 3.03. Payments After Event of Default. Except as otherwise provided in Section 3.04, all payments received and amounts held or realized by the Loan Trustee (including any amounts realized by the Loan Trustee from the exercise of any remedies pursuant to Article IV) after both an Event of Default shall have occurred and be continuing and the Equipment Notes shall have become due and payable pursuant to Section 4.02(a), as well as all payments or amounts then held by the Loan Trustee as part of the Collateral, shall be promptly distributed by the Loan Trustee in the following order of priority:

first, so much of such payments or amounts as shall be required to (i) reimburse the Loan Trustee or WTC, to the extent the Loan Trustee or WTC is entitled to be reimbursed or indemnified under the Operative Documents, for any Tax, expense or other loss (including, without limitation, all amounts to be expended at the expense of, or charged upon the tolls, rents, revenues, issues, products and profits of, the property included in the Collateral pursuant to Section 4.02(a)) actually incurred by the Loan Trustee or WTC (to the extent not previously reimbursed), the expenses of any sale, taking or other proceeding, reasonable attorneys’ fees and expenses, court costs and any other expenditures actually incurred or expenditures or advances made by the Loan Trustee, WTC or the Noteholders in the protection, exercise or enforcement of any right, power or remedy or any damages sustained by the Loan Trustee, WTC or any Noteholder, liquidated or otherwise, upon such Event of Default shall be applied by the Loan Trustee as between itself, WTC and the Noteholders in reimbursement of such expenses and any other expenses for which the Loan Trustee, WTC or the Noteholders are entitled to reimbursement under any Operative Document, and (ii) pay all Secured Obligations then due to the other Indenture Indemnitees under this Indenture, the Participation Agreement or the Equipment Notes (other than amounts specified in clauses “second” and “third” below); and in case the aggregate amount so to be distributed shall be insufficient to pay as aforesaid in clauses (i) and (ii), then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

second, after giving effect to clause “first” above, so much of such payments or amounts remaining as shall be required to reimburse the then existing or prior Noteholders for payments made pursuant to Section 5.03 (to the extent not previously reimbursed) shall be distributed to such then existing or prior Noteholders ratably, without priority of one over the other, in accordance with the amount of the payment or payments made by each such then existing or prior Noteholder pursuant to Section 5.03;

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third, after giving effect to clause “second” above:

(i) so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Series A Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Series A Equipment Notes to the date of distribution, shall be distributed to the Noteholders of Series A Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that (x) the aggregate unpaid principal amount of all Series A Equipment Notes held by each holder thereof plus the accrued but unpaid interest and other amounts due in respect thereof hereunder or thereunder to the date of distribution bears to (y) the aggregate unpaid principal amount of all Series A Equipment Notes held by all holders thereof plus the accrued but unpaid interest and other amounts due thereon to the date of distribution;

(ii) after giving effect to subclause (i) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Series B Equipment Notes, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Series B Equipment Notes to the date of distribution, shall be distributed to the Noteholders of Series B Equipment Notes, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that (x) the aggregate unpaid principal amount of all Series B Equipment Notes held by each holder thereof plus the accrued but unpaid interest and other amounts due in respect thereof hereunder or thereunder to the date of distribution bears to (y) the aggregate unpaid principal amount of all Series B Equipment Notes held by all holders thereof plus the accrued but unpaid interest and other amounts due thereon to the date of distribution;

(iii) after giving effect to subclause (ii) above (and except as this subclause (iii) may be modified pursuant to clause (xvi) of Section 9.01), so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of all Additional Series Equipment Notes of a specified Series, and the accrued but unpaid interest and other amounts due thereon and all other Secured Obligations in respect of the Additional Series Equipment Notes of such Series to the date of distribution, shall be distributed to the Noteholders of Additional Series Equipment Notes of such Series, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that (x) the aggregate unpaid principal amount of all Additional Series Equipment Notes of such Series held by each holder thereof plus the accrued but unpaid interest and other amounts due in respect thereof hereunder or thereunder to the date of distribution bears to (y) the aggregate unpaid principal amount of all Additional Series Equipment Notes of such Series held by all holders thereof plus the accrued but unpaid interest and other amounts due thereon to the date of distribution, provided that this subclause (iii) shall apply to each Series of Additional Series Equipment Notes in order of priority of payment;

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(iv) after giving effect to subclause (iii) above, so much of such payments or amounts remaining as shall be required to pay in full the amounts then due and covered by clause “first” of Section 3.03 of each Defaulted Operative Indenture shall be distributed to the Related Loan Trustee under each respective Defaulted Operative Indenture, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in accordance with the priorities and prorations in such clause “first”;

(v) after giving effect to subclause (iv) above, so much of such payments or amounts remaining as shall be required to pay in full the amounts then due and covered by clause “second” of Section 3.03 of each Defaulted Operative Indenture shall be distributed to the Related Loan Trustee under each respective Defaulted Operative Indenture, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in accordance with the priorities and prorations in such clause “second”;

(vi) after giving effect to subclause (v) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Related Series A Equipment Notes, if any, issued under any Defaulted Operative Indenture shall be distributed to the Related Loan Trustee under each respective Defaulted Operative Indenture under which any Related Series A Equipment Notes are outstanding, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that (x) the amount of such payment or payments then due under all Related Series A Equipment Notes issued under each Defaulted Operative Indenture bears to (y) the aggregate amount of the payments then due under all Related Series A Equipment Notes issued under all Defaulted Operative Indentures;

(vii) after giving effect to subclause (vi) above, so much of such payments or amounts remaining as shall be required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Related Series B Equipment Notes, if any, issued under any Defaulted Operative Indenture shall be distributed to the Related Loan Trustee under each respective Defaulted Operative Indenture under which any Related Series B

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Equipment Notes are outstanding, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that (x) the amount of such payment or payments then due under all Related Series B Equipment Notes issued under each Defaulted Operative Indenture bears to (y) the aggregate amount of the payments then due under all Related Series B Equipment Notes issued under all Defaulted Operative Indentures;

(viii) after giving effect to subclause (vii) above (and except as otherwise provided in amendments to the applicable Related Indentures pursuant to clause (xvi) of Section 9.01 thereof), so much of such payments or amounts remaining as is required to pay in full the aggregate amount of the payment or payments of principal amount and interest (as well as any interest on any overdue principal amount and, to the extent permitted by applicable law, on any overdue interest and any other overdue amounts) then due under all Related Additional Series Equipment Notes of a specified Series, if any, issued under any Defaulted Operative Indenture shall be distributed to the Related Loan Trustee under each respective Defaulted Operative Indenture under which any Related Additional Series Equipment Notes of such Series are outstanding, and in case the aggregate amount so to be distributed shall be insufficient to pay in full as aforesaid, then ratably, without priority of one over the other, in the proportion that (x) the amount of such payment or payments then due under all Related Additional Series Equipment Notes of such Series issued under each Defaulted Operative Indenture bears to (y) the aggregate amount of the payments then due under all Related Additional Series Equipment Notes of such Series issued under all Defaulted Operative Indentures, provided that this subclause (viii) shall apply to each Series of Additional Series Equipment Notes in order of priority of payment; and

(ix) after giving effect to subclause (viii) above, if any Related Equipment Note is outstanding, any of such payments or amounts remaining and any invested Permitted Investments shall be held by the Loan Trustee in an Eligible Account in accordance with the provisions of Section 3.07 (and invested as provided in Section 5.06) as additional security for the Related Secured Obligations, and such amounts (and any investment earnings thereon) shall be distributed from time to time in accordance with the foregoing provisions of this clause “third” as and to the extent any such Related Secured Obligation shall at any time and from time to time become due and remain unpaid after the giving of any required notice and the expiration of any applicable grace period; and, upon the payment in full of all such Related Secured Obligations the balance, if any, of any such remaining amounts and investment earnings thereon shall be applied as provided in clause “fourth” of this Section 3.03; and

fourth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to the Company.

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No Make-Whole Amount shall be payable on the Equipment Notes as a consequence of or in connection with an Event of Default or the acceleration of the Equipment Notes.

Section 3.04. Certain Payments. (a) Any payments received by the Loan Trustee for which provision as to the application thereof is made in this Indenture other than in this Article III shall be applied as provided in those provisions. Without limiting the foregoing, any payments received by the Loan Trustee which are payable to the Company pursuant to any of the provisions of this Indenture other than those set forth in this Article III (including Section 5.06, Section 7.05 and Section 7.06 hereof) shall be so paid to the Company. Any payments received by the Loan Trustee for which no provision as to the application thereof is made in this Indenture and for which such provision is made in any other Operative Document shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such other Operative Document.

(b) Notwithstanding anything to the contrary contained in this Article III, the Loan Trustee will distribute promptly upon receipt any indemnity payment received by it from the Company pursuant to Section 4.02 of the Participation Agreement payable to (i) WTC and the Loan Trustee, (ii) the Subordination Agent, (iii) any separate or additional trustee appointed pursuant to Section 8.02, (iv) any Pass Through Trustee, (v) any Liquidity Provider or (vi) any other Indenture Indemnitee, in each case, directly to the Person entitled thereto. Any payment received by the Loan Trustee from the Company under Section 2.14 shall be distributed to the Subordination Agent to be distributed in accordance with Section 2.04(c) of the Intercreditor Agreement.

(c) Any payments received by the Loan Trustee not constituting part of the Collateral or otherwise for which no provision as to the application thereof is made in any Operative Document shall be distributed by the Loan Trustee to the Company. Further, and except as otherwise provided in Section 3.02 and Section 3.03, all payments received and amounts realized by the Loan Trustee with respect to the Aircraft, to the extent received or realized at any time after payment in full of all Secured Obligations, as well as any amounts remaining as part of the Collateral after the occurrence of such payment in full, shall be distributed by the Loan Trustee to the Company.

Section 3.05. Payments to the Company. Any amounts distributed hereunder by the Loan Trustee to the Company shall be paid to the Company (within the time limits contemplated by Section 2.03) by wire transfer of funds of the type received by the Loan Trustee at such office and to such account or accounts of such entity or entities as shall be designated by notice from the Company to the Loan Trustee from time to time.

Section 3.06. Cooperation. Prior to making any distribution under this Article III, the Loan Trustee shall consult with the Related Loan Trustees to determine amounts payable with respect to the Related Secured Obligations. The Loan Trustee shall cooperate with the Related Loan Trustees and shall provide such information as shall be reasonably requested by each Related Loan Trustee to enable such Related Loan Trustee to determine amounts distributable under Article III of its Related Indenture.

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Section 3.07. Securities Account. In furtherance of the provisions of Section 3.03, WTC agrees to act as an Eligible Institution under this Indenture in accordance with the provisions of this Indenture (in such capacity, the “Securities Intermediary”). Except in its capacity as Loan Trustee, WTC waives any claim or lien against any Eligible Account it may have, by operation of law or otherwise, for any amount owed to it by the Company. The Securities Intermediary hereby agrees that, notwithstanding anything to the contrary in this Indenture, (i) any amounts to be held by the Loan Trustee pursuant to subclause (ix) of clause “third” of Section 3.03 and any investment earnings thereon or other Permitted Investments in which such amounts are invested will be credited to an Eligible Account (the “Securities Account”) for which it is a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC) and the Loan Trustee is the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC) of the “security entitlement” (as defined in Section 8-102(a)(17) of the NY UCC) with respect to each “financial asset” (as defined in Section 8-102(a)(9) of the NY UCC) credited to such Eligible Account, (ii) all such amounts, Permitted Investments and all other property acquired with cash credited to the Securities Account will be credited to the Securities Account, (iii) all items of property (whether cash, investment property, Permitted Investments, other investments, securities, instruments or other property) credited to the Securities Account will be treated as a “financial asset” under Article 8 of the NY UCC, (iv) its “securities intermediary’s jurisdiction” (as defined in Section 8-110(e) of the NY UCC) with respect to the Securities Account is the State of New York, and (v) all securities, instruments and other property in order or registered form and credited to the Securities Account shall be payable to or to the order of, or registered in the name of, the Securities Intermediary or shall be indorsed to the Securities Intermediary or in blank, and in no case whatsoever shall any financial asset credited to the Securities Account be registered in the name of the Company, payable to or to the order of the Company or specially indorsed to the Company except to the extent the foregoing have been specially indorsed by the Company to the Securities Intermediary or in blank. The Loan Trustee agrees that it will hold (and will indicate clearly in its books and records that it holds) its “security entitlements” to the “financial assets” credited to the Securities Account in trust for the benefit of the Noteholders, each Indenture Indemnitee and each Related Indenture Indemnitee as set forth in this Indenture. The Company acknowledges that, by reason of the Loan Trustee being the “entitlement holder” in respect of the Securities Account as provided above, the Loan Trustee shall have the sole right and discretion, subject only to the terms of this Indenture, to give all “entitlement orders” (as defined in Section 8-102(a)(8) of the NY UCC) with respect to the Securities Account and any and all financial assets and other property credited thereto to the exclusion of the Company. If any Person asserts any Lien (including, without limitation, any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Securities Account or any financial asset carried therein, WTC will promptly notify the Loan Trustee and the Company thereof.

ARTICLE IV

EVENTS OF DEFAULT; REMEDIES OF LOAN TRUSTEE

Section 4.01. Events of Default. Subject to the proviso at the end of this Section 4.01, each of the following events shall constitute an “Event of Default” whether such event shall be voluntary or involuntary or shall come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body and each such Event of Default shall be deemed to exist and continue so long as, but only as long as, it shall not have been remedied or explicitly waived:

(a) the Company shall fail to make any payment within 15 days after the same shall have become due of principal amount of, interest on, or Make-Whole Amount, if any, with respect to, any Equipment Note;

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(b) the Company shall fail to make payment when the same shall become due of any amount (other than amounts referred to in Section 4.01(a)) due hereunder, under any Equipment Note or under any other Operative Document, and such failure shall continue unremedied for 30 days after the receipt by the Company of written notice thereof from the Loan Trustee or any Noteholder;

(c) the Company shall fail to carry and maintain (or cause to be maintained) insurance or indemnity on or with respect to the Aircraft in accordance with the provisions of Section 7.06; provided that no such failure to carry and maintain insurance shall constitute an Event of Default until the earlier of (i) the date such failure shall have continued unremedied for a period of 30 days after receipt by the Loan Trustee of the notice of cancellation or lapse referred to in Section 7.06 or (ii) the date such insurance is not in effect as to the Loan Trustee;

(d) the Company shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under any Operative Document, and such failure shall continue unremedied for a period of 60 days after receipt by the Company of written notice thereof from the Loan Trustee or any Noteholder; provided that, if such failure is capable of being remedied, no such failure shall constitute an Event of Default for a period of one year after such notice is received by the Company so long as the Company is diligently proceeding to remedy such failure;

(e) any representation or warranty made by the Company in any Operative Document shall prove to have been incorrect in any material respect at the time made, and such incorrectness shall continue to be material to the transactions contemplated hereby and shall continue unremedied for a period of 60 days after receipt by the Company of written notice thereof from the Loan Trustee or any Noteholder; provided that, if such incorrectness is capable of being remedied, no such incorrectness shall constitute an Event of Default for a period of one year after such notice is received by the Company so long as the Company is diligently proceeding to remedy such incorrectness;

(f) the Company shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, shall admit in writing its inability to pay its debts generally as they come due or shall make a general assignment for the benefit of creditors;

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(g) the Company shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief as a debtor in a case under any bankruptcy laws or insolvency laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against the Company as a debtor in any such case, or the Company shall seek relief as a debtor, by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time), or the Company shall seek an agreement, composition, extension or adjustment with its creditors under such laws;

(h) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Company, a receiver, trustee or liquidator of the Company or sequestering any substantial part of its property, or granting any other relief in respect of the Company as a debtor under any bankruptcy laws or insolvency laws (as in effect at such time), and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof;

(i) a petition against the Company as a debtor in a case under the federal bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations that may apply to the Company, any court of competent jurisdiction assumes jurisdiction, custody or control of the Company or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days; or

(j) an “Event of Default” (as defined in any Related Indenture) shall have occurred and be continuing;

provided that notwithstanding anything to the contrary contained in this Section 4.01, any failure of the Company to perform or observe any covenant, condition or agreement shall not constitute an Event of Default if such failure arises by reason of an event referred to in the definition of “Event of Loss” so long as the Company is continuing to comply with all of the terms of Section 7.05.

Section 4.02. Remedies. (a) If an Event of Default shall have occurred and be continuing and so long as the same shall continue unremedied, then and in every such case the Loan Trustee may, and upon the written instructions of a Majority in Interest of Noteholders, the Loan Trustee shall, do one or more of the following to the extent permitted by, and subject to compliance with the requirements of, applicable law then in effect (provided that during any period the Airframe or any Engine is subject to the CRAF Program and is in possession of or being operated under the direction of the United States government or an agency or instrumentality of the United States, the Loan Trustee shall not, on account of any Event of Default, be entitled to exercise or pursue any of the powers, rights or remedies described in this

22	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

Section 4.02 in such manner as to limit the Company’s control under this Indenture (or any Permitted Lessee’s control under any Lease) of the Airframe, any Engines installed thereon or any such Engine, unless at least 60 days’ (or such lesser period as may then be applicable under the CRAF Program of the United States government) prior written notice of default hereunder shall have been given by the Loan Trustee by registered or certified mail to the Company (and any such Permitted Lessee) with a copy addressed to the Contracting Office Representative or other appropriate person for the Air Mobility Command of the United States Air Force under any contract with the Company or such Permitted Lessee relating to the Aircraft):

(i) declare by written notice to the Company all the Equipment Notes to be due and payable, whereupon the aggregate unpaid principal amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon and all other amounts due thereunder (but for the avoidance of doubt, without Make-Whole Amount), shall immediately become due and payable without presentment, demand, protest or other notice, all of which are hereby waived; provided that if an Event of Default referred to in Section 4.01(f), Section 4.01(g), Section 4.01(h) or Section 4.01(i) shall have occurred and be continuing, then and in every such case the unpaid principal amount of the Equipment Notes then outstanding, together with accrued but unpaid interest thereon and all other amounts due thereunder (but for the avoidance of doubt, without Make-Whole Amount), shall immediately and without further act become due and payable without presentment, demand, protest or notice, all of which are hereby waived; and, following such declaration or deemed declaration:

(ii) (A) cause the Company, upon the written demand of the Loan Trustee, at the Company’s expense, to deliver promptly, and the Company shall deliver promptly, all or such part of the Airframe or any Engine as the Loan Trustee may so demand to the Loan Trustee or its order, or, if the Company shall have failed to so deliver the Airframe or any Engine after such demand, the Loan Trustee, at its option, may enter upon the premises where all or any part of the Airframe or any Engine are located and take immediate possession of and remove the same together with any engine which is not an Engine but which is installed on the Airframe, subject to all of the rights of the owner, lessor, lienor or secured party of such engine; provided that the Airframe with an engine (which is not an Engine) installed thereon may be flown or returned only to a location within the continental United States, and such engine shall be held at the expense of the Company for the account of any such owner, lessor, lienor, secured party or, if such engine is owned by the Company, may at the option of the Company with the consent of the Loan Trustee (which will not be unreasonably withheld) or at the option of the Loan Trustee with the consent of the Company (which will not be unreasonably withheld), be exchanged with the Company for an Engine in accordance with the provisions of Section 7.05(b); (B) sell all or any part of the Airframe and any Engine at public or private sale, whether or not the Loan Trustee shall at the time have possession thereof, as the Loan Trustee may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of the Airframe or such Engine as the Loan Trustee, in its sole discretion, determines, all free and clear of any rights or claims of the Company, and the proceeds of such sale or disposition shall be applied as set forth in Section 3.03;

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or (C) exercise any other remedy of a secured party under the Uniform Commercial Code of the State of New York (whether or not in effect in the jurisdiction in which enforcement is sought); provided that, notwithstanding anything to the contrary set forth herein or in any other Operative Document, (i) as permitted by Article 15 of the Cape Town Convention, the provisions of Chapter III of the Cape Town Convention are hereby excluded and made inapplicable to this Indenture and the other Operative Documents, except for those provisions of such Chapter III that cannot be derogated from; and (ii) as permitted by Article IV(3) of the Aircraft Protocol, the provisions of Chapter II of the Aircraft Protocol are hereby excluded and made inapplicable to this Indenture and the other Operative Documents, except for (x) Article XVI of the Aircraft Protocol and (y) those provisions of such Chapter II that cannot be derogated from. In furtherance of the foregoing, the parties hereto agree that the exercise of remedies hereunder and the other Operative Documents is subject to other applicable law, including without limitation, the NY UCC and the Bankruptcy Code, and that nothing herein derogates from the rights of the Company or the Loan Trustee under or pursuant to such other applicable law, including without limitation, the NY UCC or the Bankruptcy Code.

Upon every such taking of possession of Collateral under this Section 4.02, the Loan Trustee may, from time to time, at the expense of the Collateral, make all such expenditures for maintenance, insurance, repairs, alterations, additions and improvements to and of the Collateral as it deems necessary to cause the Collateral to be in such condition as required by the provisions of this Indenture. In each such case, the Loan Trustee may maintain, use, operate, store, insure, lease, control, manage or dispose of the Collateral and may exercise all rights and powers of the Company relating to the Collateral as the Loan Trustee reasonably deems best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management or disposition of the Collateral or any part thereof as the Loan Trustee may reasonably determine; and the Loan Trustee shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of the Collateral and every part thereof, without prejudice, however, to the rights of the Loan Trustee under any provision of this Indenture to collect and receive all cash held by, or required to be deposited with, the Loan Trustee hereunder. Such tolls, rents, revenues, issues, income, products and profits shall be applied to pay the expenses of the use, operation, storage, insurance, leasing, control, management or disposition of the Collateral, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments that the Loan Trustee is required or elects to make, if any, for Taxes, insurance or other proper charges assessed against or otherwise imposed upon the Collateral or any part thereof, and all other payments which the Loan Trustee is required or expressly authorized to make under any provision of this Indenture, as well as just and reasonable compensation for the services of the Loan Trustee, and shall otherwise be applied in accordance with Article III.

If an Event of Default shall have occurred and be continuing and the Equipment Notes shall either have been accelerated pursuant to this Section 4.02 or have become due at maturity and the Loan Trustee shall be entitled to exercise rights hereunder, at the request of the Loan Trustee, the Company shall promptly execute and deliver to the Loan Trustee such instruments of title and other documents as the Loan Trustee reasonably deems necessary or advisable to

24	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

enable the Loan Trustee or an agent or representative designated by the Loan Trustee, at such time or times and place or places as the Loan Trustee may specify, to obtain possession of all or any part of the Collateral to which the Loan Trustee shall at the time be entitled hereunder. If the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Loan Trustee, the Loan Trustee may seek a judgment conferring on the Loan Trustee the right to immediate possession and requiring the Company to execute and deliver such instruments and documents to the Loan Trustee, to the entry of which judgment the Company hereby specifically consents to the fullest extent it may lawfully do so. All actual and reasonable expenses of obtaining such judgment or of pursuing, searching for and taking such property shall, until paid, be secured by the Lien of this Indenture.

(b) The Loan Trustee shall give the Company at least 30 days’ prior written notice of any public sale or of the date on or after which any private sale will be held, which notice the Company hereby agrees to the extent permitted by applicable law is reasonable notice. Any Noteholder or Noteholders shall be entitled to bid for and become the purchaser of any Collateral offered for sale pursuant to this Section 4.02 and to credit against the purchase price bid at such sale by such Noteholders all or any part of the unpaid amounts owing to such Noteholders under the Operative Documents and secured by the Lien of this Indenture (but only to the extent that such purchase price would have been paid to such Noteholders pursuant to Article III if such purchase price were paid in cash and the foregoing provision of this Section 4.02(b) were not given effect). The Loan Trustee may exercise such right without possession or production of the Equipment Notes or proof of ownership thereof, and as a representative of the Noteholders may exercise such right without notice to the Noteholders as party to any suit or proceeding relating to the foreclosure of any Collateral. The Company shall also be entitled to bid for and become the purchaser of any Collateral offered for sale pursuant to this Section 4.02.

(c) To the extent permitted by applicable law, the Company irrevocably appoints, while an Event of Default has occurred and is continuing, the Loan Trustee the true and lawful attorney-in-fact of the Company (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of the Lien of this Indenture, whether pursuant to foreclosure or power of sale, or otherwise, to execute and deliver all such bills of sale, assignments and other instruments as may be necessary or appropriate, with full power of substitution, the Company hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable law; provided that if so requested by the Loan Trustee or any purchaser, the Company shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Loan Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may reasonably be designated in any such request.

(d) At any time after the Loan Trustee has declared the unpaid principal amount of all Equipment Notes then outstanding to be due and payable, or all Equipment Notes shall have become due and payable as provided in the proviso to Section 4.02(a)(i), and, in either case, prior to the sale of any part of the Collateral pursuant to this Article IV, a Majority in Interest of Noteholders, by written notice to the Company and the Loan Trustee, may rescind and annul

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such declaration, whether made by the Loan Trustee on its own accord or as directed or deemed declaration, and its consequences if: (i) there has been paid to or deposited with the Loan Trustee an amount sufficient to pay all overdue installments of principal amount of, and interest on, the Equipment Notes, and all other amounts owing under the Operative Documents, that have become due otherwise than by such declaration of acceleration and (ii) all other Events of Default, other than nonpayment of principal amount or interest on the Equipment Notes that have become due solely because of such acceleration, have been either cured or waived; provided that no such rescission or annulment shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

(e) Notwithstanding anything contained herein, (i) so long as the Pass Through Trustee under any Pass Through Trust Agreement or the Subordination Agent on its behalf is a Noteholder, the Loan Trustee will not be authorized or empowered to acquire title to any Collateral or take any action with respect to any Collateral so acquired by it if such acquisition or action would cause any Pass Through Trust to fail to qualify as a “grantor trust” for U.S. federal income tax purposes, and (ii) the Loan Trustee will not take any action that would violate Section 4.01(a)(ii) or Section 4.01(a)(iii) of the Intercreditor Agreement.

Section 4.03. Remedies Cumulative. To the extent permitted under applicable law, each and every right, power and remedy specifically given to the Loan Trustee herein or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy specifically given herein or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically given herein or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Loan Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Loan Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall, to the extent permitted by applicable law, impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Company or to be an acquiescence therein.

Section 4.04. Discontinuance of Proceedings. In case the Loan Trustee shall have instituted any proceedings to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Loan Trustee, then and in every such case the Company and the Loan Trustee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Loan Trustee shall continue as if no such proceedings had been undertaken (but otherwise without prejudice).

Section 4.05. Waiver of Past Defaults. Upon written instruction from a Majority in Interest of Noteholders, the Loan Trustee shall waive any past default hereunder and its consequences, and upon any such waiver such default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture and the other Operative Documents, but no such waiver shall extend to any subsequent or other

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default or impair any right consequent thereon; provided that in the absence of written instructions from each of the affected Noteholders, the Loan Trustee shall not waive any default (i) in the payment of the principal amount, Make-Whole Amount, if any, or interest due under any Equipment Note then outstanding (other than with the consent of the holder thereof), or (ii) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of each such affected Noteholder.

Section 4.06. Noteholders May Not Bring Suit Except Under Certain Conditions. A Noteholder of any Series shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise with respect to this Indenture or any Operative Document for the appointment of a receiver or for the enforcement of any other remedy under this Indenture or any Operative Document, unless:

(1) such Noteholder previously shall have given written notice to the Loan Trustee of a continuing Event of Default;

(2) a Majority in Interest of Noteholders shall have requested the Loan Trustee in writing to institute such action, suit or proceeding and shall have offered to the Loan Trustee indemnity as provided in Section 5.03;

(3) the Loan Trustee shall have refused or neglected to institute any such action, suit or proceeding for 60 days after receipt of such notice, request and offer of indemnity; and

(4) no direction inconsistent with such written request shall have been given to the Loan Trustee during such 60-day period by a Majority in Interest of Noteholders.

Except to the extent provided in the Intercreditor Agreement or herein or in any Indenture Supplement, it is understood and intended that no one or more of the Noteholders of any Series shall have any right in any manner whatsoever hereunder or under the Indenture Supplement or under the Equipment Notes of such Series to (i) surrender, impair, waive, affect, disturb or prejudice any Collateral, or the Lien of this Indenture on any Collateral, or the rights of the Noteholders of such Series, (ii) obtain or seek to obtain priority over or preference with respect to any other such Noteholder of such Series or (iii) enforce any right under this Indenture or the Equipment Notes of such Series, except in the manner provided in this Indenture and for the equal, ratable and common benefit of all the Noteholders of such Series subject to the provisions of this Indenture.

Section 4.07. Appointment of a Receiver. To the extent permitted by applicable law, if an Event of Default shall have occurred and be continuing, and the Equipment Notes either shall have been accelerated pursuant to Section 4.02 or have become due at maturity, the Loan Trustee shall, as a matter of right, be entitled to the appointment of a receiver (who may be the Loan Trustee or any successor or nominee thereof) for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or the taking of possession thereof or otherwise, and, to the extent permitted by applicable law, the Company hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Collateral shall be entitled to exercise all the rights and powers of the Loan Trustee with respect to the Collateral.

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ARTICLE V

DUTIES OF THE LOAN TRUSTEE

Section 5.01. Notice of Event of Default. If the Loan Trustee shall have knowledge of an Event of Default or of a default arising from a failure by the Company to pay when due any payment of principal amount, interest, or Make-Whole Amount, if any, due and payable under any Equipment Note, the Loan Trustee shall promptly give notice thereof to the Company, each Liquidity Provider and each Noteholder by electronic mail, facsimile or telephone (to be promptly confirmed in writing). Subject to the terms of Section 4.02, Section 4.05, Section 5.02 and Section 5.03, the Loan Trustee shall take such action, or refrain from taking such action, with respect to such default or Event of Default (including with respect to the exercise of any rights or remedies hereunder) as the Loan Trustee shall be instructed in writing by a Majority in Interest of Noteholders. Subject to the provisions of Section 5.03, if the Loan Trustee shall not have received instructions as above provided within 20 Business Days after giving notice of such default or Event of Default to the Noteholders, the Loan Trustee may, subject to instructions thereafter received pursuant to the preceding provisions of this Section 5.01, take such action, or refrain from taking such action with respect to such default or Event of Default as it shall reasonably determine to be advisable and in the best interests of the Noteholders, but shall be under no duty to take or refrain from taking any action. The Loan Trustee shall use the same degree of care and skill in connection therewith as a prudent person would use under the circumstances in the conduct of his or her own affairs. The Loan Trustee may not sell the Airframe or any Engine without the consent of a Majority in Interest of Noteholders.

For all purposes of this Indenture, in the absence of actual knowledge, the Loan Trustee shall not be deemed to have knowledge of a default or an Event of Default unless notified in writing by the Company or one or more Noteholders; and “actual knowledge” (as used in the foregoing clause) of the Loan Trustee shall mean actual knowledge of an officer in the Corporate Trust Office of the Loan Trustee; provided that the Loan Trustee shall be deemed to have actual knowledge of (i) the failure of the Company to pay any principal amount of, or interest on, the Equipment Notes directly to the Loan Trustee when the same shall become due or (ii) the failure of the Company to maintain insurance as required under Section 7.06 if the Loan Trustee receives written notice thereof from an insurer or insurance broker.

Section 5.02. Action upon Instructions; Certain Rights and Limitations. Subject to the terms of Article IV and this Article V, upon the written instructions at any time of a Majority in Interest of Noteholders, the Loan Trustee shall promptly (i) give such notice, direction, consent, waiver or approval or exercise such right, remedy or power hereunder in respect of all or any part of the Collateral or (ii) take such other action permitted hereunder, in each case, as is specified in such instructions.

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The Loan Trustee will cooperate with the Company in connection with the recording, filing, re-recording and refiling of this Indenture and any supplements to it and any financing statements or other documents as are necessary to maintain the perfection hereof or otherwise protect the security interests created hereby. The Loan Trustee shall furnish to the Company upon request such information and copies of such documents as the Loan Trustee may have and as are necessary for the Company to perform its duties under Article II hereof.

Section 5.03. Indemnification. The Loan Trustee shall not be required to take any action or refrain from taking any action under Section 5.01 (other than the first sentence thereof) or Section 5.02 or Article IV unless it shall have received indemnification against any risks incurred in connection therewith in form and substance reasonably satisfactory to it, including, without limitation, adequate advances against costs that may be actually incurred by it in connection therewith. The Loan Trustee shall not be required to take any action under Section 5.01 (other than the first sentence thereof) or Section 5.02 or Article IV, nor shall any other provision of any Operative Document be deemed to impose a duty on the Loan Trustee to take any action, if the Loan Trustee shall have been advised by outside counsel that such action is contrary to the terms hereof or is otherwise contrary to applicable law.

Section 5.04. No Duties Except as Specified in Indenture or Instructions. The Loan Trustee shall not have any duty or obligation to manage, control, lease, use, sell, operate, store, dispose of or otherwise deal with the Aircraft or any other part of the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Indenture, except as expressly provided by the terms of this Indenture or the Participation Agreement or as expressly provided in written instructions received pursuant to the terms of Section 5.01 or Section 5.02; and no implied duties or obligations shall be read into this Indenture against the Loan Trustee.

Section 5.05. No Action Except under Indenture or Instructions. The Loan Trustee agrees that it will not manage, control, use, sell, lease, operate, store, dispose of or otherwise deal with the Aircraft or any other part of the Collateral except in accordance with the powers granted to, or the authority conferred upon, the Loan Trustee pursuant to this Indenture and in accordance with the express terms hereof.

Section 5.06. Investment of Amounts Held by the Loan Trustee. Any monies (including for the purpose of this Section 5.06 any amounts held by the Loan Trustee pursuant to Section 3.02, Section 3.03 or Section 3.07 or pursuant to any provision of any other Operative Document providing for amounts to be held by the Loan Trustee which are not distributed pursuant to the other provisions of Article III, or any cash received by the Loan Trustee pursuant to Section 7.05(c) or Section 7.06(d) or otherwise, or Permitted Investments purchased by the use of such cash pursuant to this Section 5.06 or any cash constituting the proceeds of the maturity, sale or other disposition of any such Permitted Investments) held by the Loan Trustee hereunder as part of the Collateral, until paid out by the Loan Trustee as herein provided, (i) subject to clause (ii) below and Section 3.07, may be carried by the Loan Trustee on deposit with itself or on deposit to its account with any bank, trust company or national banking association incorporated or doing business under the laws of the United States or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000, and the

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Loan Trustee shall not have any liability for interest upon any such monies except as otherwise agreed in writing with the Company, or (ii) at any time and from time to time, so long as no Event of Default shall have occurred and be continuing, at the request of the Company, shall be invested and reinvested in Permitted Investments as specified in such request (if such investments are reasonably available for purchase) and sold, in any case at such prices, including accrued interest or its equivalent, as are set forth in such request, and, as provided in Section 3.07, such Permitted Investments shall be held by the Loan Trustee in trust as part of the Collateral until so sold; provided that the Company shall upon demand pay to the Loan Trustee the amount of any loss realized upon maturity, sale or other disposition of any such Permitted Investment and, so long as no Event of Default or Payment Default shall have occurred and be continuing, the Company shall be entitled to receive from the Loan Trustee, and the Loan Trustee shall promptly pay to the Company, any profit, income, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment. All Permitted Investments held by the Loan Trustee pursuant to this Section 5.06 shall be held pursuant to Section 3.07. If an Event of Default or Payment Default shall have occurred and be continuing, any net income, profit, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment shall be held as part of the Collateral and shall be applied by the Loan Trustee at the same time, on the same conditions and in the same manner as the amounts in respect of which such income, profit, interest, dividend or gain was realized are required to be distributed in accordance with the provisions hereof pursuant to which such amounts were required to be held. Subject to Section 3.03, at such time as there shall not be continuing any such Event of Default or Payment Default, such income, profit, interest, dividend or gain shall be paid to the Company. In addition, subject to Section 3.03, if any moneys or investments are held by the Loan Trustee solely because an Event of Default or Payment Default has occurred and is continuing, at such time as there shall not be continuing any such Event of Default or Payment Default, such moneys and investments shall be paid to the Company. The Loan Trustee shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this Section 5.06 other than by reason of its willful misconduct or negligence.

ARTICLE VI

THE LOAN TRUSTEE

Section 6.01. Acceptance of Trusts and Duties. WTC accepts the trusts and duties hereby created and applicable to it and agrees to perform such duties, but only upon the terms of this Indenture and agrees to receive, handle and disburse all monies received by it as Loan Trustee constituting part of the Collateral in accordance with the terms hereof. WTC shall have no liability hereunder except (a) for its own willful misconduct or negligence, (b) as provided in the fourth sentence of Section 2.03 and the last sentence of Section 5.06, (c) for liabilities that may result from the inaccuracy of any representation or warranty of WTC in the Participation Agreement or expressly made hereunder and (d) as otherwise expressly provided in the Operative Documents.

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For the avoidance of doubt, the Loan Trustee shall also be accountable in its capacity as Securities Intermediary with respect to the Security Account, as set forth in Section 3.07.

Section 6.02. Absence of Certain Duties. Except in accordance with written instructions furnished pursuant to Section 5.01, Section 5.02 or Section 6.06, and except as provided in, and without limiting the generality of, Section 5.02, Section 5.03 and Section 5.04, the Loan Trustee shall have no duty (a) to see to any registration of the Aircraft or any recording or filing of this Indenture or any other document, or to see to the maintenance of any such registration, recording or filing, (b) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not the Company shall be in default with respect thereto, (c) to confirm, verify or inquire into the failure to receive any financial statements of the Company or (d) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of the Company’s covenants hereunder with respect to the Aircraft.

Section 6.03. No Representations or Warranties as to the Documents. Except as provided in Article V of the Participation Agreement, the Loan Trustee shall not be deemed to have made any representation or warranty as to the validity, legality, enforceability or sufficiency of any Operative Document or any other document or instrument, or as to the correctness of any statement (other than a statement by the Loan Trustee) contained herein or therein, except that the Loan Trustee hereby represents and warrants that each of said specified documents to which it is a party has been or will be duly executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf.

Section 6.04. No Segregation of Monies; No Interest. Subject to Section 5.06 and except as provided in Section 3.07, all moneys received by the Loan Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of applicable law, and neither the Loan Trustee nor any agent of the Loan Trustee shall be under any liability for interest on any moneys received by it hereunder; provided that any payments received, or applied hereunder, by the Loan Trustee shall be accounted for by the Loan Trustee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof.

Section 6.05. Reliance; Agents; Advice of Counsel. The Loan Trustee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Loan Trustee may accept a copy of a resolution of the Board of Directors of any party to the Participation Agreement, certified by the Secretary or an Assistant Secretary of such party as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Loan Trustee may for all purposes hereof rely on a certificate, signed by a duly authorized officer of the Company, as to such fact or matter, and such certificate shall constitute full protection to the Loan Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, the Loan Trustee may (a) execute any of the trusts or powers hereof and perform its powers and duties

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hereunder directly or through agents (including paying agents or registrars) or attorneys, and (b) at the expense of the Collateral, consult with counsel, accountants and other skilled Persons to be selected and retained by it; provided that, prior to retaining agents (including paying agents or registrars), counsel, accountants or other skilled Persons, so long as no Event of Default exists, the Loan Trustee shall obtain the Company’s consent (such consent not to be unreasonably withheld). The Loan Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled Persons acting within such counsel’s, accountants’ or Person’s area of competence (so long as the Loan Trustee shall have exercised reasonable care and judgment in selecting such Persons).

Section 6.06. Instructions from Noteholders. In the administration of the trusts created hereunder, the Loan Trustee shall have the right to seek instructions from a Majority in Interest of Noteholders should any provision of this Indenture appear to conflict with any other provision herein or any other Operative Document or Pass Through Document or should the Loan Trustee’s duties or obligations hereunder be unclear, and the Loan Trustee shall incur no liability in refraining from acting until it receives such instructions. The Loan Trustee shall be fully protected for acting in accordance with any instructions received under this Section 6.06.

ARTICLE VII

OPERATING COVENANTS OF THE COMPANY

Section 7.01. Liens. The Company will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, its title thereto or any of its interest therein, except:

(a) the respective rights of the Loan Trustee and the Company as provided in the Operative Documents, the Lien of this Indenture, the rights of any Permitted Lessee under a Lease permitted hereunder and the rights of any Person existing pursuant to the Operative Documents or the Pass Through Documents;

(b) the rights of others under agreements or arrangements to the extent expressly permitted by this Indenture;

(c) Loan Trustee Liens, Noteholder Liens and Other Party Liens;

(d) Liens for Taxes either not yet overdue or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or impair the Lien of this Indenture;

(e) materialmen’s, mechanics’, workers’, landlords’, repairmen’s, hangarskeepers’, employees’ or other like Liens arising in the ordinary course of business (including those arising under maintenance agreements entered into in the ordinary course of business) securing obligations that either are not yet overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of the sale, forfeiture or loss of the Airframe or any Engine or the Loan Trustee’s interest therein or materially impair the Lien of this Indenture;

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(f) Liens arising out of any judgment or award, so long as such judgment or award shall, within 60 days after the entry thereof, have been discharged, vacated or reversed, or execution thereof stayed pending appeal or other judicial review or shall have been discharged, vacated or reversed within 60 days after the expiration of such stay, and so long as during any such 60 day period there is not, or any such judgment or award does not involve, (x) any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe or any Engine or the interest of the Loan Trustee therein or (y) any impairment of the Lien of the Indenture;

(g) any other Lien with respect to which the Company or any Permitted Lessee shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of the Loan Trustee;

(h) salvage or similar rights of insurers under insurance policies maintained by the Company or any Permitted Lessee; and

(i) Liens approved in writing by the Loan Trustee with the consent of a Majority in Interest of Noteholders.

Liens described in clauses (a) through (i) above are referred to herein as “Permitted Liens”. The Company shall promptly, at its own expense, take (or cause to be taken) such action as may be necessary duly to discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time with respect to the Aircraft, its title thereto or any of its interest therein.

Section 7.02. Possession, Operation and Use, Maintenance and Registration.(a) Possession. The Company shall not, without the prior written consent of the Loan Trustee, lease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; provided that, so long as the Company shall comply with the provisions of Section 7.06, the Company may without the prior written consent of the Loan Trustee:

(i) subject, or permit, if a lease to be Permitted Lessee is then in effect, such Permitted Lessee to subject, the Airframe to interchange agreements or subject any Engine to interchange, pooling, borrowing or other agreements or arrangements, in each case entered into by the Company or such Permitted Lessee in the ordinary course of its business; provided that if the Company’s title to any such Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine, and the Company shall (or shall cause any Permitted Lessee to) comply with Section 7.05(b) in respect thereof;

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(ii) deliver, or permit such Permitted Lessee to deliver, possession of the Airframe or such Engine or any Part to (x) any Person for testing, service, repair, reconditioning, restoration, storage, maintenance, overhaul work or other similar purposes or for alterations, modifications or additions to the Airframe or such Engine to the extent required or permitted by the terms hereof or (y) any Person for the purpose of transport to a Person referred to in the preceding clause (x);

(iii) transfer or permit the transfer of possession of the Airframe or such Engine to any Government pursuant to a lease, contract or other instrument;

(iv) subject, or permit such Permitted Lessee to subject, the Airframe or any Engine to the CRAF Program or transfer possession of the Airframe or such Engine to the United States government or any instrumentality or agency thereof in accordance with applicable laws, rulings, regulations or orders (including, without limitation, any transfer of possession pursuant to the CRAF Program); provided that the Company shall (or shall cause such Permitted Lessee to) (A) promptly notify the Loan Trustee upon transferring possession of the Airframe or such Engine pursuant to this clause (iv) and (B) in the case of a transfer of possession pursuant to the CRAF Program, notify the Loan Trustee of the name and address of the responsible Contracting Office Representative for the Air Mobility Command of the United States Air Force or other appropriate Person to whom notices must be given and to whom requests or claims must be made to the extent applicable under the CRAF Program;

(v) install, or permit such Permitted Lessee to install, an Engine on an airframe owned by the Company (or any Permitted Lessee) free and clear of all Liens, except (A) Permitted Liens and Liens that do not apply to such Engine and (B) the rights of third parties under interchange, pooling, borrowing or other agreements or arrangements that would be permitted under clause (i) above;

(vi) install, or permit such Permitted Lessee to install, an Engine on an airframe leased to Company (or such Permitted Lessee) or purchased or owned by the Company (or such Permitted Lessee) subject to a lease, conditional sale and/or other security agreement; provided that (A) such airframe is free and clear of all Liens except (1) the rights of the parties to the lease or any conditional sale or security agreement covering such airframe, or their successors and assigns, and (2) Liens of the type permitted by clause (v) of this Section 7.02(a) and (B) either (1) the Company or such Permitted Lessee shall have obtained from the lessor, conditional vendor or secured party of such airframe a written agreement (which may be a copy of the lease, conditional sale or other security agreement covering such airframe), whereby such lessor, conditional vendor or secured party expressly agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to the Lien of this Indenture or (2) such lease, conditional sale or other security agreement provides that such Engine shall not become subject to the Lien of such lease, conditional sale or other security agreement at any time while such Engine is subject to the Lien of this Indenture, notwithstanding the installation thereof on such airframe;

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(vii) install, or permit such Permitted Lessee to install, an Engine on any airframe owned by the Company (or such Permitted Lessee), leased to the Company (or such Permitted Lessee) or purchased by the Company (or any Permitted Lessee) subject to a conditional sale or other security agreement under circumstances where neither clause (v) nor clause (vi) of this Section 7.02(a) is applicable; provided that, if such installation shall adversely affect the Loan Trustee’s security interest in such Engine, such installation shall be deemed an Event of Loss with respect to such Engine, and the Company shall comply with Section 7.05(b) in respect thereof, the Loan Trustee not intending hereby to waive any right or interest it may have to or in such Engine under applicable law until compliance by the Company with Section 7.05(b);

(viii) lease any Engine, the Airframe or the Airframe and Engines to any United States air carrier as to which there is in force a certificate issued pursuant to the Transportation Code (49 U.S.C. §§41101-41112) or successor provision that gives like authority, or to any manufacturer of airframes or engines (or an Affiliate thereof acting under an unconditional guarantee of such manufacturer), so long as such manufacturer and, if applicable, such Affiliate is domiciled in the United States); provided that no Event of Default shall exist at the time any such lease is entered into; and

(ix) lease any Engine, the Airframe or the Airframe and Engines to (A) any foreign air carrier that is at the inception of the lease based in and a domiciliary of a country listed in Exhibit B hereto, (B) any foreign manufacturer of airframes or engines (or a foreign Affiliate of a United States or foreign manufacturer of airframes or engines acting under an unconditional guarantee of such manufacturer), so long as such foreign manufacturer or (if applicable) foreign Affiliate is domiciled in a country indicated with an asterisk on Exhibit B hereto, or (C) any foreign air carrier consented to in writing by the Loan Trustee with the consent of a Majority in Interest of Noteholders; provided that (x) in the case of a lease to, or guarantee by, any entity pursuant to this Section 7.02(a)(ix), (1) other than a foreign carrier principally based in Taiwan, the United States maintains diplomatic relations with the country in which such entity is based and domiciled at the time such lease is entered into, (2) no Event of Default exists at the time such lease is entered into and (3) such entity is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person, and (y) in the case of a lease to any foreign manufacturer or foreign Affiliate under clause (B) above, the re-registration conditions set forth in Section 7.02(e) shall be satisfied notwithstanding anything to the contrary in such clause (B);

provided that the rights of any lessee or other transferee who receives possession of the Aircraft, the Airframe or any Engine by reason of a transfer permitted by this Section 7.02(a) (other than the transfer of an Engine which is deemed an Event of Loss) shall be subject and subordinate to, and any permitted lease shall be made expressly subject and subordinate to, all the terms of this

35	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

Indenture, including the Loan Trustee’s rights to repossess pursuant to Section 4.02 and to avoid such lease upon such repossession, and the Company shall remain primarily liable hereunder for the performance and observance of all of the terms and conditions of this Indenture to the same extent as if such lease or transfer had not occurred, any such lease shall include appropriate provisions for the maintenance and insurance of the Aircraft, the Airframe or such Engine, and no lease or transfer of possession otherwise in compliance with this Section shall (x) result in any registration or re-registration of the Aircraft except to the extent permitted in Section 7.02(e) or the maintenance, operation or use thereof that does not comply with Section 7.02(b) and Section 7.02(c) or (y) permit any action not permitted to be taken by the Company with respect to the Aircraft hereunder. The Company shall promptly notify the Loan Trustee and the Rating Agencies of the existence of any such lease with a term in excess of one year.

The Loan Trustee, and each Noteholder by acceptance of an Equipment Note, and each Related Noteholder by acceptance of a Related Equipment Note, agrees, for the benefit of the Company (and any Permitted Lessee) and for the benefit of the lessor, conditional vendor or secured party of any airframe or engine leased to the Company (or any Permitted Lessee) or leased to or purchased or owned by the Company (or any Permitted Lessee) subject to a conditional sale or other security agreement, that the Loan Trustee, the Noteholders and the Related Noteholders will not acquire or claim, as against the Company (or any Permitted Lessee) or such lessor, conditional vendor or secured party, any right, title or interest in (A) any engine or engines owned by the Company (or any Permitted Lessee) or the lessor under such lease or subject to a security interest in favor of the conditional vendor or secured party under any conditional sale or other security agreement as the result of such engine or engines being installed on the Airframe at any time while such engine or engines are subject to such lease or conditional sale or other security agreement or (B) any airframe owned by the Company (or any Permitted Lessee) or the lessor under such lease or subject to a security interest in favor of the conditional vendor or secured party under any conditional sale or other security agreement as the result of any Engine being installed on such airframe at any time while such airframe is subject to such lease or conditional sale or other security agreement.

The Loan Trustee acknowledges that any “wet lease” or other similar arrangement under which the Company (or any Permitted Lessee) maintains operational control of the Aircraft shall not constitute a delivery, transfer or relinquishment of possession for purposes of this Section 7.02(a).

(b) Operation and Use. The Company agrees that the Aircraft will not be used or operated in violation of any law, rule or regulation of any government having jurisdiction in any country in which the Aircraft is flown or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such government, except (i) minor, unanticipated or non-recurring violations with respect to which corrective measures are taken promptly by the Company or, if any lease to a Permitted Lessee is then in effect with respect to the Aircraft, such Permitted Lessee, as the case may be, or (ii) to the extent the Company or such Permitted Lessee is contesting in good faith the validity or application of any such law, rule or regulation or airworthiness certificate, license or registration in any manner that does not involve any material risk of sale, forfeiture or loss of the Aircraft or impair the Lien of this Indenture; provided that the

36	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

Company shall not be in default under, or required to take any action set forth in, this sentence if it is not possible for it (or such Permitted Lessee) to comply with the laws of a jurisdiction other than the United States (or other than any jurisdiction in which the Aircraft is then registered) because of a conflict with the applicable laws of the United States (or such jurisdiction in which the Aircraft is then registered). The Company shall also have the right to operate the Aircraft without having on board the original registration certificate or airworthiness certificate in the event that either or both such certificates disappear from the Aircraft, but only to the extent permitted by Exemption No. 5318 of the regulations of the FAA or other similar exemption. The Company will not operate the Aircraft, or permit the Aircraft to be operated or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 7.06 or (ii) in any war zone or recognized or, in the Company’s judgment, threatened areas of hostilities unless covered by war risk insurance in accordance with Section 7.06, unless in the case of either clause (i) or (ii), (x) governmental indemnification complying with Section 7.06(a) and Section 7.06(b) has been provided or (y) the Aircraft is only temporarily located in such area as a result of an isolated occurrence or isolated series of occurrences attributable to a hijacking, medical emergency, equipment malfunction, weather conditions, navigational error or other similar unforeseen circumstances or any other circumstances beyond the reasonable control of the Company and the Company (or any Permitted Lessee) is using its good faith efforts to remove the Aircraft from such area as promptly as practicable.

(c) Maintenance. The Company shall maintain, service, repair and overhaul the Aircraft (or cause the same to be done) in accordance with a maintenance program for [Airbus S.A.S. A321-253NX]74 [Airbus A321-211]75 [Airbus A321-231]76 [Embraer E175]77 [Airbus Industrie A321-231]78 [Boeing 777-323ER]79 aircraft approved by the FAA or, if the Aircraft is not registered in the United States, (1) the EASA, (2) the civil aviation authority of Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Spain, Switzerland or the United Kingdom, or (3) the central aviation authority of any country with aircraft maintenance standards that are substantially similar to those of the United States or any of the foregoing authorities or countries, (i) so as to keep the Aircraft in good operating condition, ordinary wear and tear excepted, and in such condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times (other than (v) during temporary periods of storage, during maintenance, testing or modification permitted hereunder, (w) during periods of grounding by applicable governmental authorities, (x) during periods when the FAA or such other aviation authority has revoked or suspended the airworthiness certificates for aircraft of the same manufacturer and model as the Aircraft, (y) with respect to minor, unanticipated or non-recurring violations with

[74]	To be inserted for Airbus A321neo aircraft.
[75]	To be inserted for Airbus A321 XLR CFM equipped aircraft.
[76]	To be inserted for Airbus A321 XLR IAE equipped aircraft.
[77]	To be inserted for Embraer E175 aircraft.
[78]	To be inserted for Airbus A321-200 aircraft.
[79]	To be inserted for Boeing aircraft.

37	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

respect to which corrective measures are taken promptly by the Company or any Permitted Lessee, as the case may be, and (z) to the extent the Company or any Permitted Lessee is contesting in good faith the validity or application of any law or requirement relating to any such certification in any manner which does not involve any material risk of sale, forfeiture or loss of the Aircraft, the Airframe or any Engine or the interest of the Loan Trustee therein or any material risk of criminal liability or material civil penalty against the Loan Trustee) under the Transportation Code, during such periods in which the Aircraft is registered under the laws of the United States, or, if the Aircraft is registered under the laws of any other jurisdiction, the applicable laws of such jurisdiction and (ii) using the same standards as the Company or, in the case of a lease permitted pursuant to Section 7.02(a), the applicable Permitted Lessee uses with respect to similar aircraft operated by the Company or such Permitted Lessee, as the case may be, in similar circumstances (in any case, without limitation of the Company’s obligations under the preceding clause (i)). The Company shall maintain or cause to be maintained all records, logs and other documents required to be maintained in respect of the Aircraft by appropriate authorities in the jurisdiction in which the Aircraft is registered.

(d) [Reserved].

(e) Registration. The Company shall cause the Aircraft to remain duly registered, under the laws of the United States, in the name of the Company except as otherwise required by the Transportation Code; provided that the Loan Trustee shall, at the Company’s expense, execute and deliver all such documents as the Company may reasonably request for the purpose of continuing such registration. Notwithstanding the preceding sentence, the Company, at its own expense, may cause or allow the Aircraft to be duly registered under the laws of any foreign jurisdiction in which a Permitted Lessee could be principally based, in the name of the Company or of any nominee of the Company, or, if required by applicable law, in the name of any other Person (and, following any such foreign registration, may cause the Aircraft to be re-registered under the laws of the United States); provided that in the case of jurisdictions other than those approved by the Loan Trustee with the consent of a Majority in Interest of Noteholders (i) if such jurisdiction is at the time of registration listed on Exhibit B, the Loan Trustee shall have received at the time of such registration an opinion of counsel to the Company to the effect that (A) this Indenture and the Loan Trustee’s right to repossession hereunder is valid and enforceable under the laws of such country, (B) after giving effect to such change in registration, the Lien of this Indenture shall continue as a valid Lien and shall be duly perfected in the new jurisdiction of registration and that all filing, recording or other action necessary to perfect and protect the Lien of this Indenture has been accomplished (or if such opinion cannot be given at such time, (x) the opinion shall detail what filing, recording or other action is necessary and (y) the Loan Trustee shall have received a certificate from a Responsible Officer of the Company that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be promptly delivered to the Loan Trustee subsequent to the effective date of such change in registration), (C) the obligations of the Company under this Indenture shall remain valid, binding and (subject to customary bankruptcy and equitable remedies exceptions and to other exceptions customary in foreign opinions generally) enforceable under the laws of such jurisdiction (or the laws of the jurisdiction to which the laws of such jurisdiction would refer as the applicable

38	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

governing law) and (D) all approvals or consents of any government in such jurisdiction having jurisdiction required for such change in registration shall have been duly obtained and shall be in full force and effect, and (ii) if such jurisdiction is at the time of registration not listed on Exhibit B, the Loan Trustee shall have received (in addition to the opinions set forth in clause (i) above) at the time of such registration an opinion of counsel to the Company to the effect that (A) the terms of this Indenture are legal, valid, binding and enforceable in such jurisdiction (subject to exceptions customary in such jurisdiction, provided that, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and to general principles of equity, any applicable laws limiting the remedies provided in Section 4.02 do not in the opinion of such counsel make the remedies provided in Section 4.02 inadequate for the practical realization of the rights and benefits provided thereby), (B) that it is not necessary for the Loan Trustee to register or qualify to do business in such jurisdiction, (C) that there is no tort liability of the lender of an aircraft not in possession thereof under the laws of such jurisdiction other than tort liability that might have been imposed on such lender under the laws of the United States or any state thereof (it being understood that such opinion shall be waived if insurance reasonably satisfactory to the Loan Trustee is provided, at the Company’s expense, to cover such risk) and (D) (unless the Company shall have agreed to provide insurance covering the risk of requisition of use or title of the Aircraft by the government of such jurisdiction so long as the Aircraft is registered under the laws of such jurisdiction) that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into Dollars for the loss of use or title of the Aircraft in the event of requisition by such government of such use or title. The Loan Trustee will cooperate with the Company in effecting such foreign registration. Notwithstanding the foregoing, prior to any such change in the country of registry of the Aircraft, the following conditions shall be met (or waived as provided in Section 6.01(b) of the Participation Agreement):

(i) no Event of Default shall have occurred and be continuing at the effective date of the change in registration; provided that it shall not be necessary to comply with this condition if the change in registration results in the registration of the Aircraft under the laws of the United States or if a Majority in Interest of Noteholders consents to such change in registration;

(ii) the Loan Trustee shall have received evidence of compliance with the insurance provisions contained herein after giving effect to such change in registration; and

(iii) the Company shall have paid or made provision reasonably satisfactory to the Loan Trustee for the payment of all reasonable expenses (including reasonable attorneys’ fees) of the Loan Trustee and the Noteholders in connection with such change in registration.

The Company shall (i) take such actions as may be required to be taken by the Company so that any International Interest arising in relation to this Indenture, the Aircraft, any Replacement Aircraft, any Engine or Replacement Engine may be duly registered (and any such registration may be assigned, amended, extended or discharged) at the International Registry, and (ii) obtain from the International Registry all approvals as may be required duly and timely to perform the

39	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

Company’s obligations under this Indenture with respect to the registration of any such International Interest. The Loan Trustee shall take all actions necessary with respect to the International Registry to consent to the Company’s initiation of any registrations required under this Indenture to enable the Company to complete such registrations, including, without limitation, appointing Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation (or another qualified FAA counsel), as its “professional user entity” (as defined in the Cape Town Treaty) to consent to any registrations on the International Registry with respect to the Airframe or any Engine.

Section 7.03. Inspection. At all reasonable times, but upon at least 15 Business Days’ prior written notice to the Company, the Loan Trustee or its authorized representative may, subject to the other conditions of this Section 7.03(a), inspect the Aircraft and may inspect the books and records of the Company required to be maintained by the FAA or the government of another jurisdiction in which the Aircraft is then registered relating to the maintenance of the Aircraft; provided that (i) the Loan Trustee or its representative shall be fully insured at no cost to the Company or any Permitted Lessee in a manner satisfactory to the Company and such Permitted Lessee with respect to any risks incurred in connection with any such inspection or shall provide to the Company and such Permitted Lessee a written release satisfactory to the Company and such Permitted Lessee with respect to such risks, (ii) any such inspection shall be during the Company’s or Permitted Lessee’s, as the case may be, normal business hours and subject to the safety, security and workplace rules applicable at the location where such inspection is conducted and any applicable governmental rules or regulations, (iii) any such inspection of the Aircraft shall be a visual, walk-around inspection of the interior and exterior of the Aircraft and shall not include opening any panels, bays or the like without the Company’s express consent, which consent the Company may in its sole discretion withhold, (iv) an inspection visit shall only be permitted at a location if the Company is able to procure access by the Loan Trustee or its representative at such location for such inspection visit by using its commercially reasonable efforts, and (v) no exercise of such inspection right shall interfere with the use, operation or maintenance of the Aircraft by, or the business of, the Company or any Permitted Lessee and neither the Company nor any Permitted Lessee shall be required to undertake or incur any additional liabilities in connection therewith. All information obtained in connection with any such inspection of the Aircraft and of such books and records shall be Confidential Information and shall be treated by the Loan Trustee and its representatives in accordance with the provisions of Section 10.16. Any inspection pursuant to this Section 7.03(a) shall be at the sole risk (including, without limitation, any risk of personal injury or death) and expense of the Loan Trustee (or its representative), as the case may be, making such inspection. Except during the continuance of an Event of Default, all inspections by the Loan Trustee and its representatives provided for under this Section 7.03(a) shall be limited to one inspection of any kind contemplated by this Section 7.03(a) during any calendar year.

Section 7.04. Replacement and Pooling of Parts; Alterations, Modifications and Additions; Airframe and Engine Substitutions. (a) Replacement of Parts. The Company at its own expense shall, or shall cause a Permitted Lessee at its own expense to, promptly replace (or cause to be replaced) all Parts that may from time to time be incorporated or installed in or attached to the Airframe or any Engine and that may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use for

40	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

any reason whatsoever, except as otherwise provided in Section 7.04(c) or if the Airframe or an Engine to which a Part relates has suffered an Event of Loss. In addition, the Company, at its own expense, may, or may permit a Permitted Lessee at its own expense to, remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use; provided that the Company, except as otherwise provided in Section 7.04(c), at its own expense, will, or will cause a Permitted Lessee at its own expense to, replace such Parts as promptly as practicable. All replacement Parts shall be free and clear of all Liens (except for Permitted Liens and except in the case of replacement property temporarily installed on an emergency basis) and shall be in good operating condition. Except as otherwise provided in Section 7.04(c), all Parts at any time removed from the Airframe or any Engine shall remain subject to the Lien of this Indenture no matter where located until such time as such Parts shall be replaced by parts that have been incorporated or installed in or attached to the Airframe or such Engine and that meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine as above provided (except in the case of replacement property temporarily installed on an emergency basis), without further act, (i) the replaced Part shall thereupon be free and clear of all rights of the Loan Trustee and of the Lien of this Indenture and shall no longer be deemed a Part hereunder and (ii) such replacement Part shall become subject to the Lien of this Indenture and be deemed a Part of the Airframe or such Engine for all purposes to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine. Upon request of the Company from time to time, the Loan Trustee shall execute and deliver to the Company instruments reasonably requested by the Company confirming the release of any such replaced Part from the Lien of this Indenture. [Notwithstanding the foregoing, from time to time, the Company or any Permitted Lessee may temporarily install on the Airframe for a period of up to 180 days, in lieu of an auxiliary power unit or landing gear that has been removed and delivered to an organization for maintenance, service, repair, overhaul or testing (which removed auxiliary power unit or landing gear, as the case may be, shall remain subject to the Lien of this Indenture no matter where located), an auxiliary power unit or landing gear, as the case may be, supplied to the Company or such Permitted Lessee by such organization, which need not satisfy the requirements for a replacement Part specified above, and neither the Loan Trustee nor the Noteholders will acquire or claim, as against such supplying organization, any right, title or interest in such supplied auxiliary power unit or landing gear, as the case may be, as the result of their installation on the Airframe.]80

(b) Pooling of Parts. Any Part removed from the Airframe or any Engine as provided in Section 7.04(a) may be subjected by the Company or a Person permitted to be in possession of the Airframe or such Engine to a pooling arrangement entered into in the ordinary course of the Company’s or such Person’s business; provided that the part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or such Engine in accordance with Section 7.04(a) as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or any Engine

[80]	To be inserted for Embraer aircraft.

41	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

may be owned by any third party subject to such a pooling arrangement; provided that the Company, at its expense, as promptly thereafter as practicable, either (i) causes title to such replacement Part to vest in the Company free and clear of all Liens (except Permitted Liens), or (ii) replaces (or causes to be replaced) such replacement Part by incorporating or installing in or attaching to the Airframe or such Engine a further replacement Part in the manner contemplated by Section 7.04(a).

(c) Alterations, Modifications and Additions. The Company will, or will cause a Permitted Lessee to, make (or cause to be made) such alterations and modifications in and additions to the Airframe and the Engines as may be required from time to time to meet the applicable requirements of the FAA or any applicable government of any other jurisdiction in which the Aircraft may then be registered, except for (i) minor, unanticipated or non-recurring violations with respect to which corrective measures are being taken promptly by the Company or such Permitted Lessee, as the case may be, and (ii) any law, rule, regulation or order the validity or application of which is being contested in good faith by the Company or such Permitted Lessee in any manner which does not involve any material risk of sale, forfeiture or loss of the Aircraft, the Airframe or any Engine or the interest of the Loan Trustee therein. In addition, from time to time, the Company, at its own expense, may, or may permit a Permitted Lessee at its own expense to, add further parts or accessories and make or cause to be made such alterations and modifications in and additions to the Airframe or any Engine as the Company or such Permitted Lessee may deem desirable in the proper conduct of its business, including, without limitation, removal (without replacement) of Parts, provided that no such alteration, modification or addition shall materially diminish the value (except as described in the last proviso of this sentence) or utility of the Airframe or such Engine, below the value or utility thereof immediately prior to such alteration, modification or addition, assuming that the Airframe or such Engine was then in the value and utility required to be maintained by the terms of this Indenture, provided, further, that the value (but not the utility) of the Airframe or any Engine may be reduced by the value of any such Parts that shall have been removed that the Company or such Permitted Lessee deems obsolete or no longer suitable or appropriate for use on the Airframe or any Engine. For the avoidance of doubt, Company may make alterations in the passenger configuration of the Aircraft and such alterations shall not be subject to the immediately preceding sentence. All Parts incorporated or installed in or attached or added to the Airframe or any Engine as the result of such alteration, modification or addition shall be free and clear of any Liens, other than Permitted Liens, and shall, without further act, be subject to the Lien of this Indenture. Notwithstanding the foregoing, the Company or any Permitted Lessee may, at any time, remove any Part from the Airframe or any Engine if such Part: (i) is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Airframe or such Engine at the time of delivery thereof to the Company or such Permitted Lessee or any Part in replacement of, or substitution for, any such Part, (ii) is not required to be incorporated or installed in or attached or added to the Airframe or such Engine pursuant to the first sentence of this Section 7.04(c) or Section 7.02(d) and (iii) can be removed from the Airframe or such Engine without materially diminishing the value or utility required to be maintained by the terms of this Indenture that the Airframe or such Engine would have had had such Part never been installed on the Airframe or such Engine. Upon the removal by the Company (or any Permitted Lessee) of any Part as permitted by this Section 7.04(c), such

42	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

removed Part shall, without further act, be free and clear of all rights and interests of the Loan Trustee and the Lien of this Indenture and shall no longer be deemed a Part hereunder. Upon request of the Company from time to time, the Loan Trustee shall execute and deliver to the Company instruments reasonably requested by the Company confirming the release of any such removed Part from the Lien of this Indenture. Parts of the type permitted to be removed by this Section 7.04(c) may be leased from or financed by third parties other than the Loan Trustee. The Loan Trustee acknowledges that it has no interest in the Excluded Equipment. Notwithstanding any other provision of this Indenture, Company may, at any time, install or permit to be installed in the Aircraft Excluded Equipment owned by Company or any Permitted Lessee or by third parties and leased or otherwise furnished to Company in the ordinary course of business (including pursuant to a conditional sale contract, a license or otherwise), and Company may remove (and not replace) or permit to be removed (and not replaced) the same, and Loan Trustee shall not acquire a Lien thereon by virtue of such installation or otherwise, and the rights of the owners therein shall not constitute a default under this Indenture, it being acknowledged and agreed, however, that in no event shall the installation of any such Excluded Equipment impair or otherwise affect the rights and remedies of the Loan Trustee hereunder and under applicable law.

(d) Substitution of Engines. The Company shall have the right at its option at any time and from time to time, on at least 30 days’ prior written notice to the Loan Trustee, to substitute a Replacement Engine for any Engine. In such event, and prior to the date of such substitution, the Company shall replace such Engine hereunder by complying with the terms of Section 7.05(b) to the same extent as if an Event of Loss had occurred with respect to such Engine.

(e) Substitution of Airframe. The Company shall have the right at its option at any time and from time to time, on at least 5 Business Days’ prior written notice to the Loan Trustee, to substitute (1) a Substitute Airframe, for the Airframe or (2) one or more airframes with a different model (other than referred to in clause (1) of this sentence) and/or Manufacturer than such Airframe, so long as (i) no Event of Default shall have occurred and be continuing at the time of substitution, (ii) the Substitute Airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the Lien of this Indenture on the Closing Date (each such date of manufacture, in each case, to be deemed to be the date of original delivery of the applicable airframe to a customer by the Manufacturer), (iii) the Substitute Airframe has a MCMV (as defined below) (or, in the case of multiple Substitute Airframes, the sum of the MCMVs of such Substitute Airframes shall be) at least equal to the MCMV of the Airframe, plus the “MCMVs” of each applicable airframe under Section 4.04(e) of any Related Indenture, being replaced by the Substitute Airframes (assuming that the Airframe had been maintained in accordance with this Indenture), in each case as determined by a desktop appraisal dated as of a date within the 75-day period prior to the substitution performed by an independent aircraft appraiser experienced in valuing commercial aircraft selected by the Company and (iv) in the case of any Substitute Airframe referred to in clause (2) above in this sentence, the Company shall have obtained written confirmation from each Rating Agency that substituting such Substitute Airframe for such released Airframe(s) will not result in a withdrawal, suspension or downgrading of the ratings of any class of Certificates. “MCMV” is the “current market value” (as defined by the International Society of Transport Aircraft Trading or any successor organization) adjusted for the maintenance status of the Substitute Airframe and the Airframe being replaced by the Substitute Airframe, as applicable, such maintenance status to be based upon maintenance data provided by the Company to the applicable appraiser with respect to the Substitute Airframe and such Airframe as of the same date within the 75-day period prior to the substitution for both the Substitute Airframe and such Airframe.

43	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

Prior to or at the time of any substitution under this Section 7.04(e), the Company will (A) cause an Indenture Supplement covering such Substitute Airframe to be delivered to the Loan Trustee for execution and, upon such execution, to be filed for recordation pursuant to the Transportation Code or the applicable laws of any other jurisdiction in which the Aircraft may then be registered, (B) cause the sale of such Substitute Airframe to the Company (if occurring after February 28, 2006 and if the seller of such Substitute Airframe is “situated in” a country that has ratified the Cape Town Convention) and the International Interest created pursuant to the Indenture Supplement in favor of the Loan Trustee with respect to such Substitute Airframe to be registered on the International Registry as a sale or an International Interest, respectively; provided that if the seller of such Substitute Airframe is not situated in a country that has ratified the Cape Town Convention, the Company will use its reasonable efforts to cause the seller to register the contract of sale on the International Registry, (C) cause a financing statement or statements with respect to such Substitute Airframe or other requisite documents or instruments to be filed in such place or places as necessary in order to perfect the Loan Trustee’s interest therein in the United States, or in any other jurisdiction in which the Aircraft may then be registered, (D) furnish the Loan Trustee with an opinion of counsel to the Company (which may be external counsel or the Company’s General Counsel, Deputy General Counsel or Associate General Counsel or such other internal counsel of the Company as shall be reasonably satisfactory to the Loan Trustee) addressed to the Loan Trustee to the effect that upon such substitution, such Substitute Airframe will be subject to the Lien of this Indenture and addressing the matters set forth in clauses (A), (B) and (C), (E) furnish the Loan Trustee with evidence of compliance with the insurance provisions of Section 7.06 with respect to such Substitute Airframe, (F) furnish the Loan Trustee with a copy of the original bill of sale respecting such Substitute Airframe[,]81[ and]82 (G) furnish the Loan Trustee with an opinion of counsel to the Company (which may be external counsel or the Company’s General Counsel, Deputy General Counsel or Associate General Counsel or such other internal counsel of the Company as shall be reasonably satisfactory to the Loan Trustee) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the Substitute Airframe; provided that (i) such opinion need not be delivered to the extent that the benefits of Section 1110 were not, by reason of a change in law or governmental or judicial interpretation thereof, available to the Loan Trustee with respect to the Aircraft immediately prior to such substitution and (ii) such opinion may contain qualifications and assumptions of the tenor contained in the opinion of counsel to the Company delivered pursuant to Section 3.01 of the Participation Agreement on the Closing Date and such other qualifications and assumptions as shall at the time be customary in opinions rendered in comparable circumstances [and (H) cause the Loan Trustee to be named as “Controlling Party” under an airframe warranties agreement with respect to such Substitute Airframe substantially similar to the Airframe Warranties Agreement]83.

[81]	To be inserted for Airbus aircraft.
[82]	To be inserted for Boeing/Embraer aircraft.
[83]	To be inserted for Airbus aircraft.

44	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

In the case of the Substitute Airframe subjected to the Lien of this Indenture under this Section 7.04(e), promptly upon the recordation of the Indenture Supplement covering such Substitute Airframe pursuant to the Transportation Code (or pursuant to the applicable law of such other jurisdiction in which such Substitute Airframe is registered), the Company will cause to be delivered to the Loan Trustee a favorable opinion of aviation law counsel to the Company (which may be external aviation law counsel or the Company’s General Counsel, Deputy General Counsel or Associate General Counsel or such other internal counsel of the Company as shall be reasonably satisfactory to the Loan Trustee) addressed to the Loan Trustee as to the due registration of such Replacement Aircraft and the due recordation of such Indenture Supplement or such other requisite documents or instruments, the registration with the International Registry of the sale of such Substitute Airframe to the Company (if occurring after February 28, 2006 and if the seller of such Substitute Airframe is “situated in” a country that has ratified the Cape Town Convention) and of the International Interests created pursuant to the Indenture Supplement with respect to such Substitute Airframe and the validity and perfection of the security interest in the Substitute Airframe granted to the Loan Trustee under this Indenture.

For all purposes hereof, upon the attachment of the Lien of this Indenture thereto, the Substitute Airframe shall become part of the Collateral and shall be deemed an “Airframe” as defined herein. Upon compliance with clauses (A) through [(G)]84[(H)]85 of the second preceding paragraph, the Loan Trustee shall (x) execute and deliver to the Company instruments reasonably requested by the Company releasing the replaced Airframe, all proceeds (including, without limitation, insurance proceeds, if any)[, the Warranty Rights in respect of such replaced Airframe]86 and all rights relating to the foregoing, from the Lien of this Indenture, and [terminating the Loan Trustee’s rights as “Controlling Party” under the Airframe Warranties Agreement,]87 and will take such actions as may be required to be taken by the Loan Trustee to cancel or release any International Interest of the Loan Trustee registered with the International Registry in relation to such replaced Airframe and (y) provide a notice to the Noteholders setting forth (1) the date of the substitution which shall be the date of filing of the Indenture Supplement described in clause (A) of the second preceding paragraph, (2) the model of the Substitute Airframe, (3) the manufacturer serial numbers of the Substitute Airframe and Airframe replaced by the Substitute Airframe, and (4) the registration numbers of the Replacement Aircraft of which the Substitute Airframe is a part and the Aircraft of which the Airframe replaced by the Substitute Airframe is part.

[84]	To be inserted for Boeing/Embraer aircraft.
[85]	To be inserted for Airbus aircraft.
[86]	To be inserted for Boeing/Embraer aircraft.
[87]	To be inserted for Airbus aircraft.

45	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

(f) [Reserved].

Section 7.05. Loss, Destruction or Requisition. (a) Event of Loss with Respect to the Airframe. Upon the occurrence of an Event of Loss with respect to the Airframe or the Airframe and the Engines then installed thereon, (x) the Company shall, as promptly as practicable, give the Loan Trustee written notice of such Event of Loss and (y) within 90 days after such Event of Loss, the Company shall give the Loan Trustee written notice of its election to perform one of the following options (it being agreed that if the Company shall not have given such notice of election within such 90-day period, the Company shall be deemed to have elected to perform the option set forth in the following clause (ii)). The Company may elect either to:

(i) on or before the Loss Payment Date (as defined below), substitute, as replacement for the Airframe or Airframe and Engines with respect to which an Event of Loss has occurred, a Replacement Airframe (together with a number of Replacement Engines equal to the number of Engines, if any, with respect to which the Event of Loss occurred), such Replacement Airframe and Replacement Engines to be owned by the Company free and clear of all Liens (other than Permitted Liens); provided that if the Company shall not perform its obligation to effect such substitution under this clause (i) on or prior to the Loss Payment Date, then the Company shall on the Loss Payment Date redeem the Equipment Notes in full in accordance with Section 2.10; or

(ii) on or before the Loss Payment Date, redeem the Equipment Notes in full in accordance with Section 2.10. The Company shall give the Loan Trustee 20 days prior written notice if it elects to redeem the Equipment Notes on any day prior to the Loss Payment Date.

The “Loss Payment Date” with respect to an Event of Loss means the Business Day next succeeding the 120th day following the date of occurrence of such Event of Loss.

If the Company elects to substitute a Replacement Airframe (or a Replacement Airframe and one or more Replacement Engines, as the case may be) the Company shall, at its sole expense, not later than the Loss Payment Date, (A) cause an Indenture Supplement for such Replacement Airframe and Replacement Engines, if any, to be delivered to the Loan Trustee for execution and, upon such execution, to be filed for recordation pursuant to the Transportation Code or the applicable laws of such other jurisdiction in which the Aircraft may then be registered, (B) cause the sale of such Replacement Airframe and Replacement Engines, if any, to the Company (if occurring after February 28, 2006 and if the seller of such Replacement Airframe and Replacement Engines, if any, is “situated in” a country that has ratified the Cape Town Convention) and the International Interest created pursuant to the Indenture Supplement in favor of the Loan Trustee with respect to such Replacement Airframe and Replacement Engines, if any, each to be registered on the International Registry as a sale or an International Interest, respectively; provided that if the seller of such Replacement Airframe and Replacement Engines, if any, is not situated in a country that has ratified the Cape Town Convention, the Company will use its reasonable efforts to cause the seller to register the contract of sale on the International Registry, (C) cause a financing statement or statements with respect to the Replacement Airframe and Replacement Engines, if

46	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

any, or other requisite documents or instruments to be filed in such place or places as necessary in order to perfect the Loan Trustee’s interest therein in the United States, or in any other jurisdiction in which the Aircraft may then be registered, (D) furnish the Loan Trustee with an opinion of counsel to the Company (which may be external counsel or the Company’s General Counsel, Deputy General Counsel or Associate General Counsel or such other internal counsel of the Company as shall be reasonably satisfactory to the Loan Trustee) addressed to the Loan Trustee to the effect that upon such replacement, such Replacement Airframe and Replacement Engines, if any, will be subject to the Lien of this Indenture and addressing the matters set forth in clauses (A), (B) and (C), (E) furnish the Loan Trustee with a certificate of an independent aircraft engineer or appraiser, certifying that the Replacement Airframe and Replacement Engines, if any, have a value and utility at least equal to (but in any event without regard to component modification status or the number of hours or cycles, in either case since new, since a maintenance task of any kind, or remaining (or expected to remain) until a future maintenance task of any kind) the Airframe and Engines, if any, so replaced, assuming the Airframe and such Engines were in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss, (F) furnish the Loan Trustee with evidence of compliance with the insurance provisions of Section 7.06 with respect to such Replacement Airframe and Replacement Engines, if any, (G) furnish the Loan Trustee with a copy of the original bill of sale respecting such Replacement Airframe and a copy of the original bill of sale or, if the bill of sale is unavailable, other evidence of ownership reasonably satisfactory to the Loan Trustee (which may be a copy of an invoice or purchase order) respecting such Replacement Engines, if any, [and]88 (H) furnish the Loan Trustee with an opinion of counsel to the Company (which may be external counsel or the Company’s General Counsel, Deputy General Counsel or Associate General Counsel or such other internal counsel of the Company as shall be reasonably satisfactory to the Loan Trustee) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the Replacement Airframe; provided that (i) such opinion need not be delivered to the extent that the benefits of Section 1110 were not, by reason of a change in law or governmental or judicial interpretation thereof, available to the Loan Trustee with respect to the Aircraft immediately prior to such substitution and (ii) such opinion may contain qualifications and assumptions of the tenor contained in the opinion of counsel to the Company delivered pursuant to Section 3.01 of the Participation Agreement on the Closing Date and such other qualifications and assumptions as shall at the time be customary in opinions rendered in comparable circumstances [and (I) cause the Loan Trustee to be named as “Controlling Party” under an airframe warranties agreement with respect to such Replacement Airframe substantially similar to the Airframe Warranties Agreement]89.

In the case of each Replacement Airframe or Replacement Airframe and one or more Replacement Engines subjected to the Lien of this Indenture under this Section 7.05(a), promptly upon the recordation of the Indenture Supplement covering such Replacement Airframe and Replacement Engines, if any, pursuant to the Transportation Code (or pursuant to the applicable law of such other jurisdiction in which such Replacement Airframe and Replacement Engines, if

[88]	To be inserted for Boeing/Embraer aircraft.
[89]	To be inserted for Airbus aircraft.

47	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

any, are registered), the Company will cause to be delivered to the Loan Trustee a favorable opinion of counsel to the Company (which may be external counsel or the Company’s General Counsel, Deputy General Counsel or Associate General Counsel or such other internal counsel of the Company as shall be reasonably satisfactory to the Loan Trustee) addressed to the Loan Trustee as to the due registration of such Replacement Aircraft and the due recordation of such Indenture Supplement or such other requisite documents or instruments, the registration with the International Registry of the sale of such Replacement Airframe and Replacement Engines, if any, to the Company (if occurring after February 28, 2006 and if the seller of such Replacement Airframe and Replacement Engines, if any, is “situated in” a country that has ratified the Cape Town Convention) and of the International Interests created pursuant to the Indenture Supplement with respect to such Replacement Airframe and Replacement Engines, if any, and the validity and perfection of the security interest in the Replacement Aircraft granted to the Loan Trustee under this Indenture.

For all purposes hereof, upon the attachment of the Lien of this Indenture thereto, the Replacement Aircraft and Replacement Engines, if any, shall become part of the Collateral, the Replacement Airframe shall be deemed an “Airframe” as defined herein, and each such Replacement Engine shall be deemed an “Engine” as defined herein. Upon compliance with clauses (A) through [(H)]90[(I)]91 of the second preceding paragraph, the Loan Trustee shall (x) execute and deliver to the Company instruments reasonably requested by the Company releasing such replaced Airframe and Engines (if any) installed thereon at the time such Event of Loss occurred, all proceeds (including, without limitation, insurance proceeds)[, the Warranty Rights in respect of such replaced Airframe and Engines (if any)]92 and all rights relating to the foregoing, from the Lien of this Indenture[, terminating the Loan Trustee’s rights as “Controlling Party” under the Airframe Warranties Agreement]93 and assigning to the Company all claims against third Persons for damage to or loss of the Airframe and Engines arising from the Event of Loss, and will take such actions as may be required to be taken by the Loan Trustee to cancel or release any International Interest of the Loan Trustee registered with the International Registry in relation to the Airframe and Engines, if any, with respect to which such Event of Loss occurred, and (y) provide a notice to the Noteholders setting forth (1) the date of the replacement which shall be the date of filing of the Indenture Supplement described in clause (A) of the second preceding paragraph, (2) the model of the Replacement Airframe, (3) the manufacturer serial numbers of the Replacement Airframe and Airframe replaced by the Replacement Airframe, and (4) the registration numbers of the Replacement Aircraft of which the Replacement Airframe is part and the Aircraft of which the Airframe replaced by the Replacement Airframe is part.

[90]	To be inserted for Boeing/Embraer aircraft.
[91]	To be inserted for Airbus aircraft.
[92]	To be inserted for Boeing/Embraer aircraft.
[93]	To be inserted for Airbus aircraft.

48	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

In the event that, after an Event of Loss, the Company performs the option set forth in clause (ii) of the first paragraph of this Section 7.05(a), the Loan Trustee shall execute and deliver to the Company instruments reasonably requested by the Company releasing the Aircraft, all proceeds (including, without limitation, insurance proceeds)[, the Warranty Rights in respect of the Airframe]94 and all rights relating to the foregoing from the Lien of this Indenture[, terminating the Loan Trustee’s rights as “Controlling Party” under the Airframe Warranties Agreement]95 and assigning to the Company all claims against third Persons for damage to or loss of the Aircraft arising from the Event of Loss, and will take such actions as may be required to be taken by the Loan Trustee to cancel or release any International Interest of the Loan Trustee registered with the International Registry in relation to the Airframe and Engines, if any, with respect to which such Event of Loss occurred.

(b) Event of Loss with Respect to an Engine. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, the Company shall give the Loan Trustee prompt written notice thereof within 15 days after the Company has determined that an Event of Loss has occurred with respect to such Engine and shall, within 120 days after the occurrence of such Event of Loss, cause to be subjected to the Lien of this Indenture, as replacement for the Engine with respect to which such Event of Loss occurred, a Replacement Engine free and clear of all Liens (other than Permitted Liens).

Prior to or at the time of any replacement under this Section 7.05(b), the Company will (i) cause an Indenture Supplement covering such Replacement Engine to be delivered to the Loan Trustee for execution and, upon such execution, to be filed for recordation pursuant to the Transportation Code or the applicable laws of any other jurisdiction in which the Aircraft may be registered, (ii) furnish the Loan Trustee with a copy of the original bill of sale or, if the bill of sale is unavailable, other evidence of ownership reasonably satisfactory to the Loan Trustee (which may be a copy of an invoice or purchase order) respecting such Replacement Engine, (iii) cause the sale of such Replacement Engine to the Company (if occurring after February 28, 2006 and if the seller of such Replacement Engine is “situated in” a country that has ratified the Cape Town Convention) and the International Interest created pursuant to the Indenture Supplement in favor of the Loan Trustee with respect to such Replacement Engine, to be registered on the International Registry as a sale or an International Interest; provided that if the seller of such Replacement Engine is not situated in a country that has ratified the Cape Town Convention, the Company will use its reasonable efforts to cause the seller to register the contract of sale on the International Registry, (iv) cause a financing statement or statements with respect to such Replacement Engine or other requisite documents or instruments to be filed in such place or places as necessary in order to perfect the Loan Trustee’s interest therein in the United States, or in such other jurisdiction in which the Engine may then be registered, (v) furnish the Loan Trustee with an opinion of counsel to the Company (which may be external counsel or the Company’s General Counsel, Deputy General Counsel or Associate General Counsel or such other internal counsel of the Company as shall be reasonably satisfactory to the Loan Trustee) addressed to the Loan Trustee to the effect that, upon such replacement, the Replacement Engine will be subject to the Lien of this Indenture,

[94]	To be inserted for Boeing/Embraer aircraft.
[95]	To be inserted for Airbus aircraft.

49	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

(vi) furnish the Loan Trustee with a certificate of an aircraft engineer or appraiser (in each case, who may be an employee of the Company) certifying that such Replacement Engine has a value and utility at least equal to (but in any event without regard to component modification status or the number of hours or cycles, in either case since new, since a maintenance task of any kind, or remaining (or expected to remain) until a future maintenance task of any kind) the Engine so replaced assuming such Engine was in the condition and repair required by the terms hereof immediately prior to the occurrence of such Event of Loss and (vii) furnish the Loan Trustee with evidence of compliance with the insurance provisions of Section 7.06 with respect to such Replacement Engine. In the case of each Replacement Engine subjected to the Lien of this Indenture under this Section 7.05(b), promptly upon the recordation of the Indenture Supplement covering such Replacement Engine pursuant to the Transportation Code (or pursuant to the applicable law of such other jurisdiction in which the Aircraft is registered), the Company will cause to be delivered to the Loan Trustee an opinion of counsel to the Company (which may be external counsel or the Company’s General Counsel, Deputy General Counsel or Associate General Counsel or such other internal counsel of the Company as shall be reasonably satisfactory to the Loan Trustee) addressed to the Loan Trustee as to the due recordation of such Indenture Supplement or such other requisite documents or instruments, the registration with the International Registry of the sale of such Replacement Engine to Company (if occurring after February 28, 2006 and if the seller of such Replacement Engine is “situated in” a country that has ratified the Cape Town Convention) and of the International Interest created pursuant to the Indenture Supplement with respect to such Replacement Engine, and the validity and perfection of the security interest in the Replacement Engine granted to the Loan Trustee under this Indenture. For all purposes hereof, upon the attachment of the Lien of this Indenture thereto, the Replacement Engine shall become part of the Collateral and shall be deemed an “Engine” as defined herein. Upon compliance with clauses (i) through (vii) of this paragraph, the Loan Trustee shall execute and deliver to the Company instruments reasonably requested by the Company releasing such replaced Engine, any proceeds (including, without limitation, insurance proceeds) and all rights relating to any of the foregoing from the Lien of this Indenture and assigning to the Company all claims against third Persons for damage to or loss of such Engine arising from the Event of Loss, and will take such actions as may be required to be taken by the Loan Trustee to cancel or release any International Interest of the Loan Trustee registered with the International Registry in relation to the Engines with respect to which such Event of Loss occurred.

(c) Application of Payments for Event of Loss from Requisition of Title or Use. Any payments (other than insurance proceeds the application of which is provided for in Section 7.06) received at any time by the Company or by the Loan Trustee from any government or other Person with respect to an Event of Loss to the Airframe or any Engine, will be applied as follows:

(i) if such payments are received with respect to the Airframe or the Airframe and the Engines installed on the Airframe that has been or is being replaced by the Company pursuant to Section 7.05(a), such payments shall be paid over to, or retained by, the Loan Trustee and upon completion of such replacement shall be paid over to, or retained by, the Company;

50	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

(ii) if such payments are received with respect to the Airframe or the Airframe and the Engines installed on the Airframe that has not been and will not be replaced pursuant to Section 7.05(a), so much of such payments remaining after reimbursement of the Loan Trustee for its actual and reasonable out-of-pocket costs and expenses that shall not exceed the amounts required to be paid by the Company to the Noteholders pursuant to Section 2.10 hereof shall be applied in reduction of the Company’s obligation to pay such amounts, if not already paid by the Company, or, if already paid by the Company, shall be applied to reimburse the Company for its payment of such amount and the balance, if any, of such payment remaining thereafter will be paid over to, or retained by, the Company; and

(iii) if such payments are received with respect to an Engine with regard to which an Event of Loss has occurred as contemplated by Section 7.05(b), so much of such payments remaining after reimbursement of the Loan Trustee for its actual and reasonable out-of-pocket costs and expenses shall be paid over to, or retained by, the Company; provided that the Company shall have fully performed the terms of Section 7.05(b) with respect to the Event of Loss for which such payments are made.

(d) Requisition for Use by the Government of the Airframe and the Engines Installed Thereon. In the event of the requisition for use or hire by any government (it being acknowledged that the use of the Airframe or any Engine pursuant to the CRAF Program does not constitute such a requisition), for a period in excess of sixty (60) days, including, without limitation, pursuant to the CRAF Program, of the Airframe and the Engines or engines installed on the Airframe that does not constitute an Event of Loss, the Company shall promptly notify the Loan Trustee and all of the Company’s rights and obligations under this Indenture with respect to the Airframe and such Engines shall continue to the same extent as if such requisition or hire had not occurred; provided that, notwithstanding the foregoing, the Company’s obligations other than payment obligations shall only continue to the extent feasible. All payments received by the Company or the Loan Trustee from such government for such use of the Airframe and Engines or engines shall be paid over to, or retained by, the Company.

(e) Requisition for Use by the Government of an Engine Not Installed on the Airframe. In the event of the requisition for use or hire by any government (it being acknowledged that the use of the Airframe or any Engine pursuant to the CRAF Program does not constitute such a requisition), for a period in excess of sixty (60) days, of any Engine not then installed on the Airframe, the Company will replace such Engine by complying with the terms of Section 7.05(b) to the same extent as if an Event of Loss had occurred with respect to such Engine. Upon such replacement, any payments received by the Company or the Loan Trustee from such government with respect to such requisition shall be paid over to, or retained by, the Company.

(f) Application of Payments During Existence of an Event of Default. Any amount referred to in Section 7.05 that is payable to or retainable by the Company shall not be paid to or retained by the Company if at the time of such payment or retention an Event of Default or Payment Default shall have occurred and be continuing, but shall be held by or paid over to the Loan Trustee as security for the obligations of the Company under this Indenture and the Participation Agreement. Subject to Section 3.03, at such time as there shall not be continuing any such Event of Default or Payment Default, such amount shall be paid to the Company.

51	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

Section 7.06. Insurance.

(a) Aircraft Liability Insurance.

(i) Except as provided in clause (ii) of this subsection (a), and subject to the rights of the Company to establish and maintain self-insurance in the manner and to the extent specified in Section 7.06(c), the Company will carry, or cause to be carried, at no expense to the Loan Trustee, aircraft liability insurance (including, but not limited to, bodily injury, personal injury and property damage liability, exclusive of manufacturer’s product liability insurance) and contractual liability insurance with respect to the Aircraft (A) in amounts per occurrence that are not less than the aircraft liability insurance applicable to similar aircraft and engines in the Company’s fleet on which the Company carries insurance (or, in the case of a lease to a Permitted Lessee, in such Permitted Lessee’s fleet on which such Permitted Lessee carries insurance); provided that such liability insurance (including self-insurance specified in Section 7.06(c)) shall not be less than the amount certified in the insurance report delivered to the Loan Trustee and each Liquidity Provider on the Closing Date, (B) of the type usually carried by corporations engaged in the same or similar business, similarly situated with the Company or such Permitted Lessee, as the case may be, and owning or operating similar aircraft and engines and covering risks of the kind customarily insured against by the Company or such Permitted Lessee, as the case may be, and (C) that is maintained in effect with insurers of recognized responsibility; provided that the Company will carry, or cause to be carried, at no expense to the Loan Trustee, aircraft liability war risk and allied perils insurance if and to the extent the same is maintained by the Company or such Permitted Lessee, as the case may be, with respect to other similar aircraft operated by the Company or such Permitted Lessee, as the case may be, on the same or similar routes. Any policies of insurance carried in accordance with this Section 7.06(a) and any policies taken out in substitution or replacement for any of such policies shall (A) name the Loan Trustee, the Subordination Agent, each Pass Through Trustee and each Liquidity Provider as their Interests (as defined below in this Section 7.06) may appear, as additional insureds (the “Specified Persons”), (B) subject to the conditions of clause (C) below, provide that, in respect of the interests of the Specified Persons in such policies, the insurance shall not be invalidated by any action or inaction of the Company (or any Permitted Lessee) and shall insure the Specified Persons’ Interests as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company (or any Permitted Lessee), (C) provide that, except to the extent not provided for by the war risk and allied perils insurance provider (in which case the last sentence of this Section 7.06(a)(i) applies), if such insurance is canceled for any reason whatsoever, or if any change is made in the policy that materially reduces the amount of insurance or the coverage certified in the insurance report delivered on the Closing Date to the Loan Trustee and each Liquidity Provider, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to any Specified Person for 30 days (seven days, or such other period as

52	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

is customarily available in the industry, in the case of any war risk or allied perils coverage) after receipt by such Specified Person of written notice from such insurers of such cancellation, change or lapse, (D) provide that the Specified Persons shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (E) provide that the insurers shall waive any rights of (1) set-off, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Specified Persons to the extent of any moneys due to the Specified Persons and (2) subrogation against the Specified Persons to the extent that the Company or, if applicable, such Permitted Lessee has waived its rights by its agreements to indemnify the Specified Persons pursuant to the Operative Documents or, if applicable, pursuant to the lease to such Permitted Lessee, (F) be primary without right of contribution from any other insurance that may be carried by each Specified Person with respect to its Interests as such in the Aircraft and (G) expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured. “Interests” as used in this Section 7.06(a) and in Section 7.06(b) with respect to any Person means the interests of such Person in the transactions contemplated by the Operative Documents. In the case of a lease or contract with any government in respect of the Aircraft, the Airframe or any Engine, or in the case of any requisition for use of the Aircraft, the Airframe or any Engine by any government, a valid agreement by such government to indemnify the Company, or an insurance policy issued by such government, against any of the risks that the Company is required hereunder to insure against shall be considered adequate insurance for purposes of this Section 7.06(a) to the extent of the risks (and in the amounts) that are the subject of such indemnification or insurance. To the extent that the war risk and allied perils insurance provider does not provide for provision of direct notice to each Specified Person of cancellation, change or lapse in the insurance required hereunder, the Company hereby agrees that upon receipt of notice of any thereof from such insurance provider it shall give each Specified Person immediate notice of each cancellation or lapse of, or material change to, such insurance.

(ii) During any period that the Airframe or an Engine, as the case may be, is on the ground and not in operation, the Company may carry or cause to be carried as to such non-operating Airframe or Engine, in lieu of the insurance required by clause (i) above, and subject to self-insurance to the extent permitted by Section 7.06(c), insurance otherwise conforming with the provisions of said clause (i) except that: (A) the amounts of coverage shall not be required to exceed the amounts of airline liability insurance from time to time applicable to airframes or engines owned or leased by the Company (or, in the case of a lease to a Permitted Lessee, such Permitted Lessee) of the same type as such non-operating Airframe or Engine and that are on the ground and not in operation and (B) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to airframes or engines owned or leased by the Company (or such Permitted Lessee) of the same type as such non-operating Airframe or Engine and that are on the ground and not in operation.

53	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

(b) Insurance Against Loss or Damage to Aircraft.

(i) Except as provided in clause (ii) of this subsection (b), and subject to the rights of the Company to establish and maintain self-insurance in the manner and to the extent specified in Section 7.06(c), the Company shall maintain, or cause to be maintained, in effect with insurers of recognized responsibility, at no expense to the Loan Trustee, all-risk aircraft hull insurance covering the Aircraft and all-risk coverage with respect to any Engines or Parts while removed from the Aircraft (including, without limitation, war risk and allied perils insurance if and to the extent the same is maintained by the Company (or, in the case of a lease to a Permitted Lessee, such Permitted Lessee) with respect to other aircraft operated by the Company or such Permitted Lessee, as the case may be, on the same or similar routes) that is of the type usually carried by corporations engaged in the same or similar business and similarly situated with the Company or such Permitted Lessee, as the case may be; provided that (A) such insurance (including the permitted self-insurance) shall at all times while the Aircraft is subject to this Indenture be for an amount not less than 110% of the aggregate outstanding principal amount of the Equipment Notes from time to time and (B) such insurance need not cover an Engine while attached to an airframe not owned, leased or operated by the Company, provided that such Engine is covered by a separate policy of insurance. Any policies carried in accordance with this Section 7.06(b) and any policies taken out in substitution or replacement for any such policies shall (A) provide that (I) any insurance proceeds up to an amount equal to the outstanding principal amount of the Equipment Notes, together with accrued but unpaid interest thereon, plus an amount equal to the interest that would accrue on the outstanding principal amount of the Equipment Notes at the Debt Rate in effect on the date of payment of such insurance proceeds to the Loan Trustee (as provided for in this sentence) during the period commencing on the day following the date of such payment to the Loan Trustee and ending on the Loss Payment Date (the sum of such three amounts being the “Loan Amount”), payable for any loss or damage constituting an Event of Loss with respect to the Aircraft, and (II) any insurance proceeds in excess of the amount set forth on Exhibit C up to the amount of the Loan Amount for any loss or damage to the Aircraft (or Engines) not constituting an Event of Loss with respect to the Aircraft, shall be paid to the Loan Trustee as long as this Indenture shall not have been discharged, and that all other amounts shall be payable to the Company or such Permitted Lessee, unless the insurer shall have received notice that an Event of Default exists, in which case all insurance proceeds for any loss or damage to the Aircraft (or Engines) up to the amount of the Loan Amount shall be payable to the Loan Trustee, (B) subject to the conditions of clause (C) below, provide that, in respect of the interests of the Specified Persons in such policies, the insurance shall not be invalidated by any action or inaction of the Company (or any Permitted Lessee) and shall insure the Specified Persons’ Interests as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company (or any Permitted Lessee), (C) provide that, except to the extent not provided by the war risk and allied perils insurance provider, if such insurance is canceled for any reason whatsoever, or if any change is made in the policy that materially reduces the amount of such insurance or the coverage certified in the insurance report delivered on the Closing Date to the Loan Trustee and each Liquidity Provider, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not

54	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

be effective as to the Specified Persons for 30 days (seven days, or such other period as is customarily available in the industry, in the case of war risk or allied perils coverage) after receipt by the Specified Persons of written notice from such insurers of such cancellation, change or lapse, (D) provide that the Specified Persons shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance, (E) provide that the insurers shall waive rights of (1) set-off, counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Specified Persons to the extent of any moneys due to the Specified Persons and (2) subrogation against the Specified Persons to the extent the Company or, if applicable, such Permitted Lessee has waived its rights by its agreement to indemnify the Specified Persons pursuant to the Operative Documents or, if applicable, pursuant to the lease to such Permitted Lessee, and (F) be primary without right of contribution from any other insurance that may be carried by any Specified Person with respect to its Interests as such in the Aircraft. In the case of a lease or contract with any government in respect of the Aircraft, the Airframe or any Engine, or in the case of any requisition for use of the Aircraft, the Airframe or any Engine by any government, a valid agreement by such government to indemnify the Company, or an insurance policy issued by such government, against any risks which the Company is required hereunder to insure against shall be considered adequate insurance for purposes of this Section 7.06(b) to the extent of the risks (and in the amounts) that are the subject of such indemnification or insurance. To the extent that the war risk and allied perils insurance provider does not provide for provision of direct notice to each Specified Person of cancellation, change or lapse in the insurance required hereunder, the Company hereby agrees that upon receipt of notice of any thereof from such insurance provider it shall give each Specified Person immediate notice of each cancellation or lapse of, or material change to, such insurance.

(ii) During any period that the Airframe or an Engine is on the ground and not in operation, the Company may carry or cause to be carried as to such non-operating Airframe or Engine, in lieu of the insurance required by clause (i) above, and subject to self-insurance to the extent permitted by Section 7.06(c), insurance otherwise conforming with the provisions of said clause (i) except that the scope of the risks covered and the type of insurance shall be the same as from time to time applicable to airframes or engines owned or leased by the Company (or, if a lease to a Permitted Lessee is then in effect, by such Permitted Lessee) of the same type as such non-operating Airframe or Engine and that are on the ground and not in operation; provided that, subject to self-insurance to the extent permitted by Section 7.06(c), the Company (or such Permitted Lessee) shall maintain insurance against risk of loss or damage to such non-operating Airframe in an amount at least equal to 110% of the aggregate outstanding principal amount of the Equipment Notes during such period that such Airframe is on the ground and not in operation.

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(c) Self-Insurance. The Company may from time-to-time self-insure, by way of deductible, self-insured retention, premium adjustment or franchise or otherwise (including, with respect to insurance maintained pursuant to Section 7.06(a) or Section 7.06(b), insuring for a maximum amount that is less than the amounts set forth in Section 7.06(a) and Section 7.06(b)), the risks required to be insured against pursuant to Section 7.06(a) and Section 7.06(b), but in no case shall the self-insurance with respect to all of the aircraft and engines in the combined fleet of the Company and its Affiliates (including, without limitation, the Aircraft) exceed for any 12-month policy year 1% of the average aggregate insurable value (for the preceding policy year) of all aircraft (including, without limitation, the Aircraft) on which the Company and its Affiliates carry insurance, unless the Company’s independent insurance broker shall certify that the standard among major United States airlines is a higher level of self-insurance, in which case the Company may self-insure the Aircraft to such higher level. In addition to the foregoing right to self-insure, the Company may self-insure to the extent of (1) any deductible per occurrence that, in the case of the Aircraft, is not in excess of the amount customarily allowed as a deductible in the industry or is required to facilitate claims handling or (2) any applicable mandatory minimum per aircraft (or if applicable per annum or other period) hull or liability insurance deductibles customarily imposed by the aircraft or hull liability insurers in the airline industry. Notwithstanding any provision of this Section 7.06 requiring insurance, in lieu of insurance against any risk with respect to the Aircraft, indemnification from, or insurance provided by, the United States government, or any agency or instrumentality thereof, against such risk in an amount which, when added to the amount of insurance maintained against such risk by Company (or, if a Lease is then in effect, by the Permitted Lessee), shall be at least equal to the amount of insurance against such risk otherwise required by this Section 7.06 (taking into account self-insurance permitted by this Section 7.06(c)) shall be considered adequate insurance for purposes of this Section 7.06.

(d) Application of Insurance Payments. All losses will be adjusted by the Company with the insurers. As between the Loan Trustee and the Company, it is agreed that all insurance payments received under policies required to be maintained by the Company hereunder, exclusive of any payments received in excess of the Loan Amount, as the result of the occurrence of an Event of Loss with respect to the Airframe or an Engine will be applied as follows:

(i) if such payments are received with respect to the Airframe or the Airframe and any Engines installed on the Airframe that has been or is being replaced by the Company pursuant to Section 7.05(a), such payments shall be paid over to, or retained by, the Loan Trustee and upon completion of such replacement shall be paid over to, or retained by, the Company;

(ii) if such payments are received with respect to the Airframe or the Airframe and any Engines installed on the Airframe that has not been and will not be replaced as contemplated by Section 7.05(a), so much of such payments remaining after reimbursement of the Loan Trustee for its costs and expenses as shall not exceed the amounts required to be paid by the Company pursuant to Section 2.10 hereof shall be applied (A) in reduction of the Company’s obligation to pay such amounts, if not already paid by the Company, or, if already paid by the Company, shall be applied to reimburse the Company for its payment of such amounts and (B) the balance, if any, of such payment remaining thereafter will be paid over to, or retained by, the Company or its designee; and

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(iii) if such payments are received with respect to an Engine with regard to which an Event of Loss contemplated by Section 7.05(b) has occurred, so much of such payments remaining after reimbursement of the Loan Trustee for its costs and expenses shall be paid over to, or retained by, the Company or its designee; provided that the Company shall have performed its obligations under Section 7.05(b) with respect to the Event of Loss for which such payments are made.

In all events, (x) the insurance payment of any property damage or loss with respect to property other than the Airframe or any Engine received under policies maintained by the Company (or, if a lease to a Permitted Lessee is then in effect, by such Permitted Lessee), and (y) the insurance payment for any loss or damage to the Aircraft in excess of the Loan Amount, shall be paid to the Company (or such Permitted Lessee) or its designee.

The insurance payments for any loss or damage to the Airframe or an Engine not constituting an Event of Loss with respect to the Airframe or such Engine will be applied in payment (or to reimburse the Company or, if a lease to a Permitted Lessee is then in effect, such Permitted Lessee) for repairs or for replacement property in accordance with the terms of Section 7.02 and Section 7.04, and any balance remaining after compliance with such Sections with respect to such loss or damage shall be paid to the Company (or such Permitted Lessee) or its designee. Any amount referred to in the preceding sentence or in clause (i) or (iii) of the second preceding paragraph that is payable to the Company shall not be paid to the Company (or, if it has been previously paid directly to the Company, shall not be retained by the Company) if at the time of such payment or retention an Event of Default or Payment Default shall have occurred and be continuing, but, subject to Section 5.06, shall be paid over to or held by the Loan Trustee as security for the obligations of the Company under this Indenture and the Participation Agreement, and at such time as there shall not be continuing any such Event of Default or Payment Default, such amount shall be paid to the Company.

(e) Reports, Etc. On or before the Closing Date and annually upon renewal of the Company’s insurance coverage, the Company will furnish (or cause to be furnished) to the Loan Trustee and each Liquidity Provider one or more reports signed by a firm of independent aircraft insurance brokers appointed by or with the consent of the Company (which firm may be in the regular employ of the Company), stating the opinion of such firm that the commercial hull and liability insurance then carried and maintained on the Aircraft complies with the terms hereof; provided that all information contained in such report shall be Confidential Information and shall be treated by the Loan Trustee, each Liquidity Provider and each of their affiliates and officers, directors, agents and employees in accordance with the provisions of Section 10.16. The Company will use commercially reasonable efforts to cause such firm to agree to advise the Loan Trustee and each Liquidity Provider in writing of any act or omission on the part of the Company of which such firm has knowledge that might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft. The Company will also use commercially reasonable efforts to cause such firm to advise the Loan Trustee and each Liquidity Provider in writing as promptly as practicable after such firm acquires knowledge that an interruption of any insurance carried and maintained on the Aircraft pursuant to this Section 7.06 will occur. Such information may only be provided to other Persons in accordance with Section 10.16.

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(f) Salvage Rights. All salvage rights to the Airframe and each Engine shall remain with the Company’s insurers or the applicable Permitted Lessee’s insurers, as the case may be, at all times, and any insurance policies of the Loan Trustee insuring the Airframe or any Engine shall provide for a release to the Company or such Permitted Lessee, as the case may be, of any and all salvage rights in and to the Airframe or any Engine.

(g) Right to Pay Premium. In the event of cancellation of any insurance required to be maintained hereunder due to the nonpayment of premiums, the Loan Trustee shall have the option, in its sole discretion, to pay any such premium in respect to the Aircraft that is due in respect of the coverage pursuant to this Indenture and to maintain such coverage, as the Loan Trustee may require, until the scheduled expiry date of such insurance and, in such event, the Company shall, upon demand, reimburse the Loan Trustee for amounts so paid by it.

(h) Insurance for Own Account. Nothing in this Section 7.06 shall limit or prohibit (i) the Company from maintaining the policies of insurance required pursuant to this Section 7.06 with higher limits than those specified herein or (ii) the Loan Trustee or the Company from obtaining insurance for its own account, and at its sole expense, with respect to the Airframe or any Engine (and any proceeds payable under such insurance shall be payable as provided in the insurance policy relating thereto); provided that no such insurance may be obtained which would limit or otherwise adversely affect the coverage or amounts payable under, or increase the premiums for, any insurance required to be maintained pursuant to this Section 7.06 or any other insurance maintained by the Company (or any Permitted Lessee) with respect to the Aircraft or any other aircraft in the Company’s (or such Permitted Lessee’s) fleet.

ARTICLE VIII

SUCCESSOR AND ADDITIONAL TRUSTEES

Section 8.01. Resignation or Removal; Appointment of Successor. (a) The resignation or removal of the Loan Trustee and the appointment of a successor Loan Trustee shall become effective only upon the successor Loan Trustee’s acceptance of appointment as provided in this Section 8.01. The Loan Trustee or any successor thereto must resign if at any time it ceases to be eligible in accordance with the provisions of Section 8.01(c) and may resign at any time without cause by giving at least 60 days’ prior written notice to the Company and each Noteholder. In addition, either the Company (so long as no Event of Default or Payment Default shall have occurred and be continuing) or a Majority in Interest of Noteholders (but only with the consent of the Company so long as no Event of Default or Payment Default shall have occurred and be continuing), may at any time remove the Loan Trustee without cause by an instrument in writing delivered to the Loan Trustee and each Noteholder, and, in case of a removal by a Majority in Interest of Noteholders, to the Company. In the case of the resignation or removal of the Loan Trustee, the Company shall promptly appoint a successor Loan Trustee. If a successor Loan Trustee shall not have been appointed within 60 days after such notice of resignation or removal, the Loan Trustee, the Company or any Noteholder may apply to any court of competent jurisdiction to appoint a successor Loan Trustee to act until such time, if any, as a successor shall have been appointed as above provided. The successor Loan Trustee so appointed by such court shall immediately and without further act be superseded by any successor Loan Trustee appointed as above provided.

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(b) Any successor Loan Trustee, however appointed, shall execute and deliver to the predecessor Loan Trustee and the Company an instrument accepting such appointment and assuming the obligations of the Loan Trustee arising from and after the time of such appointment, and thereupon such successor Loan Trustee, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Loan Trustee hereunder in the trust hereunder applicable to it with like effect as if originally named the Loan Trustee herein; but nevertheless upon the written request of such successor Loan Trustee, such predecessor Loan Trustee shall execute and deliver an instrument transferring to such successor Loan Trustee all the estates, properties, rights and powers of such predecessor Loan Trustee, and such predecessor Loan Trustee shall duly assign, transfer, deliver and pay over to such successor Loan Trustee all monies or other property and all other books and records, or true, correct and complete copies thereof, then held by such predecessor Loan Trustee hereunder.

(c) This Indenture shall at all times have a Loan Trustee, however appointed, that is a Citizen of the United States (without the use of a voting trust) and a bank or trust company having a combined capital and surplus of at least $100,000,000 (or a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States or any state or territory thereof or the District of Columbia and having a combined capital and surplus of at least $100,000,000) or a corporation with a net worth of at least $100,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Loan Trustee hereunder upon reasonable or customary terms. If such bank, trust company or corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 8.01(c) the combined capital and surplus of such bank, trust company or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Loan Trustee shall cease to be eligible in accordance with the provisions of this Section 8.01(c), the Loan Trustee shall resign immediately in the manner and with the effect specified in Section 8.01(a).

(d) Any corporation, bank, trust company or other financial institution into which the Loan Trustee may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or other financial institution resulting from any merger, conversion or consolidation to which the Loan Trustee shall be a party, or any corporation, bank, trust company or other financial institution to which substantially all the corporate trust business of the Loan Trustee may be transferred, shall, subject to the terms of Section 8.01(c), be a successor Loan Trustee under this Indenture without further act.

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Section 8.02. Appointment of Additional and Separate Trustees. (a) Whenever (i) the Loan Trustee shall deem it necessary or desirable in order to conform to any law of any jurisdiction in which all or any part of the Collateral shall be situated or to make any claim or bring any suit with respect to or in connection with the Collateral, any Operative Document or any of the transactions contemplated by the Operative Documents, (ii) the Loan Trustee shall be advised by counsel satisfactory to it that it is necessary or prudent in the interests of the Noteholders (and the Loan Trustee shall so advise the Company) or (iii) the Loan Trustee shall have been requested to do so by a Majority in Interest of Noteholders, then in any such case, the Loan Trustee and, upon the written request of the Loan Trustee, the Company, shall execute and deliver an indenture supplemental hereto and such other instruments as may from time to time be necessary or advisable either (1) to constitute one or more banks or trust companies or corporations meeting the requirements of Section 8.01(c) and approved by the Loan Trustee, either to act jointly with the Loan Trustee as additional trustee or trustees of all or any part of the Collateral or to act as separate trustee or trustees of all or any part of the Collateral, in each case with such rights, powers, duties and obligations consistent with this Indenture as may be provided in such supplemental indenture or other instruments as the Loan Trustee or a Majority in Interest of Noteholders may deem necessary or advisable, or (2) to clarify, add to or subtract from the rights, powers, duties and obligations theretofore granted any such additional or separate trustee, subject in each case to the remaining provisions of this Section 8.02. If no Event of Default has occurred and is continuing, no additional or supplemental trustee shall be appointed without the Company’s consent. If the Company shall not have taken any action requested of it under this Section 8.02(a) that is required by its terms within 15 days of a written request from the Loan Trustee to do so, or if an Event of Default shall have occurred and be continuing, the Loan Trustee may act under the foregoing provisions of this Section 8.02(a) without the concurrence of the Company, and, to the extent permitted by applicable law, the Company hereby irrevocably appoints (which appointment is coupled with an interest) the Loan Trustee as its agent and attorney-in-fact to act for it under the foregoing provisions of this Section 8.02(a). The Loan Trustee may, in such capacity, execute, deliver and perform any such supplemental indenture, or any such instrument, as may be required for the appointment of any such additional or separate trustee or for the clarification of, addition to or subtraction from the rights, powers, duties or obligations theretofore granted to any such additional or separate trustee, subject in each case to the remaining provisions of this Section 8.02. In case any additional or separate trustee appointed under this Section 8.02(a) shall become incapable of acting, resign or be removed, all the assets, property, rights, powers, trusts, duties and obligations of such additional or separate trustee shall revert to the Loan Trustee until a successor additional or separate trustee is appointed as provided in this Section 8.02(a).

(b) No additional or separate trustee shall be entitled to exercise any of the rights, powers, duties and obligations conferred upon the Loan Trustee in respect of the custody, investment and payment of monies and all monies received by any such additional or separate trustee from or constituting part of the Collateral or otherwise payable under any Operative Documents to the Loan Trustee shall be promptly paid over by it to the Loan Trustee. All other rights, powers, duties and obligations conferred or imposed upon any additional or separate trustee shall be exercised or performed by the Loan Trustee and such additional or separate trustee jointly except to the extent that applicable law of any jurisdiction in which any particular act is to be performed renders the Loan Trustee incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations (including the holding of title to all or

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part of the Collateral in any such jurisdiction) shall be exercised and performed by such additional or separate trustee. No additional or separate trustee shall take any discretionary action except on the instructions of the Loan Trustee or a Majority in Interest of Noteholders. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, except that the Loan Trustee shall be liable for the consequences of its lack of reasonable care in selecting, and the Loan Trustee’s own actions in acting with, any additional or separate trustee. Each additional or separate trustee appointed pursuant to this Section 8.02 shall be subject to, and shall have the benefit of Article IV, Article V, Article VI, Article VIII, Article IX and Article X hereof insofar as they apply to the Loan Trustee. The powers of any additional or separate trustee appointed pursuant to this Section 8.02 shall not in any case exceed those of the Loan Trustee hereunder.

(c) If at any time the Loan Trustee shall deem it no longer necessary or desirable for an additional or separate trustee to be appointed hereunder or in the event that the Loan Trustee shall have been requested to do so in writing by a Majority in Interest of Noteholders, the Loan Trustee and, upon the written request of the Loan Trustee, the Company, shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or advisable to remove any additional or separate trustee. The Loan Trustee may act on behalf of the Company under this Section 8.02(c) when and to the extent it could so act under Section 8.02(a) hereof. In any case, the Company may remove an additional or separate trustee in the manner set forth in Section 8.01.

ARTICLE IX

AMENDMENTS AND WAIVERS

Section 9.01. Amendments to this Indenture without Consent of Holders. At any time after the date hereof, the Company may and the Loan Trustee shall, at the Company’s request, enter into one or more agreements supplemental hereto and to amend the Equipment Notes, without notice to or consent of any Noteholder, Indenture Indemnitee or Related Indenture Indemnitee for any of the following purposes: (i) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained in any Operative Documents pursuant to Section 6.02(e) of the Participation Agreement; (ii) to cure any defect or inconsistency herein or in the Equipment Notes, or to make any change not inconsistent with the provisions hereof (provided that such change does not adversely affect the interests of any Noteholder, any Indenture Indemnitee or any Related Indenture Indemnitee in its capacity solely as Noteholder, Indenture Indemnitee or Related Indenture Indemnitee, as the case may be); (iii) to cure any ambiguity or correct any mistake; (iv) to evidence the succession of a new trustee hereunder pursuant hereto or the removal of the trustee hereunder or to provide for or facilitate the appointment of an additional or separate trustee pursuant to Section 8.02 hereof; (v) to convey, transfer, assign, mortgage or pledge any property to or with the Loan Trustee; (vi) to make any other provisions or amendments with respect to matters or questions arising hereunder or under the Equipment Notes, or to amend, modify or supplement any provision hereof or thereof, so long as such action shall not adversely affect the interests of any Noteholder, any Indenture Indemnitee or any Related Indenture

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Indemnitee in its capacity solely as Noteholder, Indenture Indemnitee or Related Indenture Indemnitee, as the case may be; (vii) to correct, supplement or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Loan Trustee any property subject or required to be subject to the Lien of this Indenture or to subject to the Lien of this Indenture the Airframe or Engines or any Substitute Airframe, Replacement Airframe or Replacement Engine; (viii) to add to the covenants of the Company for the benefit of the Noteholders, the Indenture Indemnitees or the Related Indenture Indemnitees or to surrender any rights or power herein conferred upon the Company; (ix) to add to the rights of the Noteholders, the Indenture Indemnitees or the Related Indenture Indemnitees; (x) to include on the Equipment Notes any legend as may be required by law or as may otherwise be necessary or advisable; (xi) to comply with any applicable requirements of the Trust Indenture Act or any other requirements of applicable law or of any regulatory body; (xii) to give effect to the replacement of a Liquidity Provider with a Replacement Liquidity Provider and the replacement of a Liquidity Facility with a Replacement Liquidity Facility therefor, and, if a Replacement Liquidity Facility is to be comprised of more than one instrument as contemplated by the definition of the term “Replacement Liquidity Facility” in the Intercreditor Agreement, to incorporate appropriate mechanics for multiple instruments for such Replacement Liquidity Facility for a single Pass Through Trust (including, without limitation, amendments to Section 2.14 with respect to the Replacement Liquidity Provider for such Replacement Liquidity Facility); (xiii) to give effect to the replacement of the Depositary with a Replacement Depositary (as defined in the Note Purchase Agreement) and the replacement of a Deposit Agreement with a Replacement Deposit Agreement (as defined in the Note Purchase Agreement); (xiv) to evidence the succession of a new escrow agent or a new paying agent under an Escrow Agreement pursuant thereto or the removal of the escrow agent or the paying agent thereunder; (xv) to provide for the original issuance of Additional Series Equipment Notes of one or more Series (and Related Additional Series Equipment Notes relating thereto) pursuant to clause (i) of the third sentence of Section 2.02 or the issuance of new Series B Equipment Notes (and new Related Series B Equipment Notes) or new Additional Series Equipment Notes of any one or more Series (and new Related Additional Series Equipment Notes relating thereto) pursuant to clause (ii) or (iii), as the case may be, of the third sentence of Section 2.02, and for the issuance of pass through certificates by any pass through trust that acquires any such Additional Series Equipment Notes (and Related Additional Series Equipment Notes), new Series B Equipment Notes (and new Related Series B Equipment Notes) or new Additional Series Equipment Notes (and new Related Additional Series Equipment Notes) and to make changes relating to any of the foregoing (including, without limitation, to provide for any prefunding mechanism in connection therewith or to provide for the priority in payment among different Series of Additional Series Equipment Notes) and to provide for any credit support for any pass through certificates relating to any such new Series B Equipment Notes (and new Related Series B Equipment Notes), Additional Series Equipment Notes (and Related Additional Series Equipment Notes) or new Additional Series Equipment Notes (and new Related Additional Series Equipment Notes) (including, without limitation, to secure claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support (including, without limitation, to specify such credit support as a “Liquidity Facility” and the provider of any such credit support as a “Liquidity Provider” and, if such Liquidity Facility is

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to be comprised of more than one instrument, to incorporate appropriate mechanics for multiple instruments for such Liquidity Facility for a single Pass Through Trust)); provided that such new Series B Equipment Notes, Additional Series Equipment Notes or new Additional Series Equipment Notes, as the case may be, are issued in accordance with Section 4(a)(v) of the Note Purchase Agreement, Section 2.02 of the Participation Agreement and Section 8.01(c) or 8.01(d) of the Intercreditor Agreement, as applicable; and (xvi) to give effect to the substitution of the Aircraft pursuant to Section 7.04(f).

Section 9.02. Amendments to this Indenture with Consent of Holders. (a) With the written consent of a Majority in Interest of Noteholders, the Company may, and the Loan Trustee shall, subject to Section 9.06, at any time and from time to time, enter into such supplemental agreements to add any provisions to or to change or eliminate any provisions of this Indenture or of any such supplemental agreements or to modify in any manner the rights and obligations of the Company, the Loan Trustee and of the Noteholders under this Indenture; provided that without the consent of each Noteholder affected thereby, an amendment under this Section 9.02 may not:

(1) reduce the principal amount of, interest on, or Make-Whole Amount, if any, with respect to, any Equipment Note; provided that any change in the principal amount of any Equipment Note in connection with any substitution pursuant to Section 7.04(f) shall not require the consent of any Noteholder;

(2) change the date on which any principal amount of, interest on, or Make-Whole Amount, if any, with respect to, any Equipment Note, is due or payable;

(3) create any Lien with respect to the Collateral prior to or pari passu with the Lien thereon under this Indenture except such as are permitted by this Indenture, or deprive any Noteholder of the benefit of the Lien on the Collateral created by this Indenture, except as provided in connection with the exercise of remedies under Article IV; provided that, without the consent of each holder of an affected Related Equipment Note then outstanding, no such amendment, waiver or modification of terms of, or consent under, any thereof shall modify Section 3.03 or this clause (3) or deprive any Related Noteholder of the benefit of the Lien of this Indenture on the Collateral, except as provided in connection with the exercise of remedies under Article IV;

(4) reduce the percentage of the outstanding principal amount of the Equipment Notes the consent of whose holders is required for any such supplemental agreement, or the consent of whose holders is required for any waiver of compliance with certain provisions of this Indenture or of certain defaults hereunder or their consequences provided for in this Indenture; or

(5) make any change in Section 4.05 or this Section 9.02, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of each Noteholder affected thereby.

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Notwithstanding the foregoing, neither the Company nor the Loan Trustee shall enter into any amendment, waiver or modification of, or supplement or consent to, this Indenture or any other Operative Document other than the Participation Agreement (which is addressed in Section 9.03) which shall reduce, modify or amend any indemnities in favor of any Liquidity Provider without the consent of such Liquidity Provider that is subject to such reduction, modification or amendment.

(b) It is not necessary under this Section 9.02 for the Noteholders to consent to the particular form of any proposed supplemental agreement, but it is sufficient if they consent to the substance thereof.

(c) Promptly after the execution by the Company and the Loan Trustee of any supplemental agreement pursuant to the provisions of this Section 9.02, the Loan Trustee shall transmit by first-class mail a notice, setting forth in general terms the substance of such supplemental agreement, to all Noteholders, as the names and addresses of such Noteholders appear on the Equipment Note Register. Any failure of the Loan Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental agreement.

Section 9.03. Amendments, Waivers, Etc. of the Participation Agreement. Without the consent of a Majority in Interest of Noteholders, the respective parties to the Participation Agreement may not modify, amend or supplement such agreement, or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder; provided that, without the consent of the Loan Trustee, any Noteholder, any other Indenture Indemnitee or any Related Indenture Indemnitee, and/or the Participation Agreement may be modified, amended or supplemented in order (i) to cure any defect or inconsistency therein or to cure any ambiguity or correct any mistake, (ii) to amend, modify or supplement any provision thereof or make any other provision with respect to matters or questions arising thereunder or under this Indenture, provided that the making of any such other provision shall not materially adversely affect the interests of the Noteholders or (iii) to make any other change, or reflect any other matter, of the kind referred to in clauses (i) through (xvi) of Section 9.01. Notwithstanding the foregoing, without the consent of any Liquidity Provider, the Company shall not enter into any amendment, waiver or modification of or supplement or consent to the Participation Agreement which shall reduce, modify or amend any indemnities in favor of such Liquidity Provider contained therein.

Section 9.04. Revocation and Effect of Consents. Until an amendment or waiver becomes effective, and subject to the terms and conditions set forth herein, a consent to it by a Noteholder is a continuing consent by the Noteholder and every subsequent Noteholder, even if notation of the consent is not made on any Equipment Note.

Section 9.05. Notation on or Exchange of Equipment Notes. The Loan Trustee may place an appropriate notation about an amendment or waiver on any Equipment Note thereafter executed. The Loan Trustee in exchange for such Equipment Notes may execute new Equipment Notes that reflect the amendment or waiver.

64	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

Section 9.06. Trustee Protected. If, in the reasonable opinion of the institution acting as the Loan Trustee hereunder, any document required to be executed by it pursuant to the terms of Section 9.01 or Section 9.02 adversely affects any right, duty, immunity or indemnity with respect to such institution under this Indenture, such institution may in its discretion decline to execute such document.

Section 9.07. No Consent of Individual Indenture Indemnitees Required. Notwithstanding anything in this Indenture or any other Operative Document to the contrary, when any provision hereof or thereof would otherwise require a consent of an Indenture Indemnitee, such provision shall always be construed to require only the consent of an Indenture Indemnitee other than any Indenture Indemnitee covered by clause (ix) of the definition of “Indenture Indemnitees”.

ARTICLE X

MISCELLANEOUS

Section 10.01. Termination of Indenture. Subject to Section 7.04 and Section 7.05, upon (or at any time after) payment in full of the principal amount of, Make-Whole Amount, if any, and interest on and all other amounts then due under all Equipment Notes and provided that (i) there shall then be (x) no other Secured Obligations due and unpaid to the Noteholders, the Loan Trustee and the other Indenture Indemnitees hereunder, under the Participation Agreement or any other Operative Document, and (y) no Related Secured Obligations due and unpaid under any Related Indenture or any other “Operative Document” (as defined in any Related Indenture) and (ii) in the case of any redemption of all of the Equipment Notes pursuant to Section 2.11(a), the provisions of the foregoing clause (i) shall apply and no Related Indenture Bankruptcy Default or Related Indenture Event of Default shall have occurred and be continuing, the Company shall direct the Loan Trustee to execute and deliver to or as directed in writing by the Company an appropriate instrument releasing the Aircraft and the Engines and (subject to subclause (ix) of clause “third” of Section 3.03, if applicable) all other Collateral from the Lien of this Indenture and the Loan Trustee shall execute and deliver such instrument as aforesaid; provided that this Indenture and the trusts created hereby shall earlier terminate and this Indenture shall be of no further force or effect upon any sale or other final disposition by the Loan Trustee of all property constituting part of the Collateral and the final distribution by the Loan Trustee of all monies or other property or proceeds constituting part of the Collateral in accordance with the terms hereof. Except as aforesaid otherwise provided, this Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

65	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

Section 10.02. No Legal Title to Collateral in the Noteholders. No holder of an Equipment Note or a Related Equipment Note shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Equipment Note, Related Equipment Note or other right, title and interest of any Noteholder or Related Noteholder in and to the Collateral or hereunder shall operate to terminate this Indenture or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.

Section 10.03. Sale of Aircraft by Loan Trustee Is Binding. Any sale or other conveyance of the Aircraft, the Airframe, any Engine or any interest therein by the Loan Trustee made pursuant to the terms of this Indenture shall bind the Noteholders and the Company and shall be effective to transfer or convey all right, title and interest of the Loan Trustee, the Company and such Noteholders in and to such Aircraft, Airframe, Engine or interest therein. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Loan Trustee or the Noteholders.

Section 10.04. Indenture for Benefit of Company, Noteholders, Loan Trustee, Other Indenture Indemnitees and Related Indenture Indemnitees. Nothing in this Indenture, whether express or implied, shall be construed to give any Person other than the Company, the Noteholders, the Loan Trustee, the other Indenture Indemnitees, the Related Loan Trustees and the Related Indenture Indemnitees any legal or equitable right, remedy or claim under or in respect of this Indenture, except that the Persons referred to in the second to last full paragraph of Section 7.02(a) shall be third party beneficiaries of such paragraph.

Section 10.05. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents or waivers required or permitted under the terms and provisions of this Indenture shall be in English and in writing, and given by United States registered or certified mail, return receipt requested, overnight courier service or facsimile, and any such notice shall be effective when received (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) and addressed as follows:

if to the Company, addressed to:

American Airlines, Inc.

1 Skyview Drive

Mail Drop 8B361

Fort Worth, Texas 76155

Attention: Treasurer

Reference: American Airlines 2026-2 EETC

Telephone: [***]

Email: [***]

66	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

if to the Loan Trustee, addressed to:

Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890

Attention: [***]

Reference: American Airlines 2026-2 EETC

Telephone: [***]

Facsimile: [***]

Email: [***]

if to any Noteholder, addressed to such Noteholder at its address set forth in the Equipment Note Register maintained pursuant to Section 2.07;

if to any Indenture Indemnitee other than the Loan Trustee, addressed to the address of such party (if any) set forth in Section 7.01 of the Participation Agreement or to such other address as such Indenture Indemnitee shall have furnished by notice to the Company and the Loan Trustee; and

if to any Related Indenture Indemnitee, addressed to such Related Indenture Indemnitee at its address set forth in the Equipment Note Register (defined in the applicable Related Indenture) maintained pursuant to Section 2.07 of the applicable Related Indenture.

Any party, by notice to the other parties hereto, may designate different addresses for subsequent notices or communications. Whenever the words “notice” or “notify” or similar words are used herein, they mean the provision of formal notice as set forth in this Section 10.05.

Section 10.06. Severability. To the extent permitted by applicable law, any provision of this Indenture that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.07. No Oral Modification or Continuing Waivers. No terms or provisions of this Indenture or of the Equipment Notes may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the Company and the Loan Trustee, in compliance with Article IX. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

Section 10.08. Successors and Assigns. All covenants and agreements contained herein shall bind and inure to the benefit of, and be enforceable by, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Noteholder shall bind the successors and permitted assigns of such Noteholder. Each Noteholder by its acceptance of an Equipment Note agrees to be bound by (i) this Indenture and all provisions of the Participation Agreement, the other Operative Documents and the Pass Through Documents applicable to a Noteholder and (ii) all provisions of each Related Indenture applicable to a Related Noteholder to the extent such Noteholder is such Related Noteholder.

67	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

Section 10.09. Headings. The headings of the various Articles and Sections herein and in the Table of Contents hereto are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 10.10. Normal Commercial Relations. Anything contained in this Indenture to the contrary notwithstanding, the Loan Trustee, any Noteholder or any other party to any of the Operative Documents or the Pass Through Documents or any of their affiliates may conduct any banking or other financial transactions, and have banking or other commercial relationships, with the Company, fully to the same extent as if this Indenture were not in effect, including without limitation the making of loans or other extensions of credit to the Company for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

Section 10.11. Voting by Noteholders. All votes of the Noteholders shall be governed by a vote of a Majority in Interest of Noteholders, except as otherwise provided herein.

Section 10.12. Section 1110. It is the intention of the parties hereto that the security interest created hereby, to the fullest extent available under applicable law, entitles the Loan Trustee, on behalf of the Noteholders, to all of the benefits of Section 1110 with respect to the Aircraft.

Section 10.13. The Company’s Performance and Rights. Any obligation imposed on the Company herein shall require only that the Company perform or cause to be performed such obligation, even if stated as a direct obligation, and the performance of any such obligation by any permitted assignee, lessee or transferee under an assignment, lease or transfer agreement then in effect and in accordance with the provisions of the Operative Documents shall constitute performance by the Company and, to the extent of such performance, discharge such obligation by the Company. Except as otherwise expressly provided herein, any right granted to the Company in this Indenture shall grant the Company the right to permit such right to be exercised by any such assignee, lessee or transferee, and, in the case of a lessee, as if the terms hereof were applicable to such lessee were such lessee the Company hereunder. The inclusion of specific references to obligations or rights of any such assignee, lessee or transferee in certain provisions of this Indenture shall not in any way prevent or diminish the application of the provisions of the two sentences immediately preceding with respect to obligations or rights in respect of which specific reference to any such assignee, lessee or transferee has not been made in this Indenture.

Section 10.14. Counterparts. This Indenture may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Indenture including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Indenture, but all of such counterparts together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail, pdf, electronic signature or any other electronic means (e.g., “pdf”,

68	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

DocuSign or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “delivery”, “execute”, “execution”, “signed”, “signature”, and words of like import in any document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.15. Governing Law. THIS INDENTURE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND THIS INDENTURE, ANY INDENTURE SUPPLEMENT AND THE EQUIPMENT NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

Section 10.16. Confidential Information. The term “Confidential Information” means: (a) the existence and terms of any lease of the Airframe or Engines pursuant to Section 7.02(a) and the identity of the Permitted Lessee thereunder; (b) all information obtained in connection with any inspection conducted by the Loan Trustee or their respective representatives pursuant to Section 7.03(a); (c) each certification furnished to the Loan Trustee or any Liquidity Provider pursuant to Section 7.06(a) and Section 7.06(b); (d) all information contained in each report furnished to the Loan Trustee or any Liquidity Provider pursuant to Section 7.06(e); [and]96 (e) [all information regarding the Warranty Rights; and (f)]97 all other information designated by the Company as non-public information. All Confidential Information shall be held confidential by the Loan Trustee, each Liquidity Provider and each Noteholder and each affiliate, agent, officer, director, or employee of any thereof and shall not be furnished or disclosed by any of them to anyone other than (i) the Loan Trustee or any Noteholder and (ii) their respective bank examiners, auditors, accountants, agents and legal counsel, and except as may be required by an order of any court or administrative agency or by any statute, rule, regulation or order of any governmental authority.

Section 10.17. Submission to Jurisdiction. Each of the parties hereto, and by acceptance of Equipment Notes, each Noteholder, to the extent it may do so under applicable law, for purposes hereof and of all other Operative Documents hereby (a) irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Indenture, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns and (b) waives, and agrees not to

[96]	To be inserted for Airbus aircraft.
[97]	To be inserted for Boeing/Embraer aircraft.

69	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Indenture or the Equipment Notes or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.

[Signature Pages Follow.]

70	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereof duly authorized, as of the date first above written.

AMERICAN AIRLINES, INC.

By:
Name:
Title:

WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Loan Trustee

By:
Name:
Title:

[2026-2 Signature Page to Indenture and Security Agreement]

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

EXHIBIT A to

INDENTURE AND SECURITY AGREEMENT

FORM OF INDENTURE SUPPLEMENT

INDENTURE SUPPLEMENT ([Reg. No.]) NO.

INDENTURE SUPPLEMENT ([Reg. No.]) NO. __ , dated _________ ___, 20__ (“Indenture Supplement”), between AMERICAN AIRLINES, INC. (the “Company”) and WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Loan Trustee under the Indenture (each as hereinafter defined).

W I T N E S S E T H:

WHEREAS, the Indenture and Security Agreement ([Reg. No.]), dated as of _________ ___, 20__ (the “Indenture”; capitalized terms used herein without definition shall have the meanings specified therefor in Annex A to the Indenture), between the Company and Wilmington Trust Company, not in its individual capacity, except as expressly provided therein, but solely as Loan Trustee (the “Loan Trustee”), provides for the execution and delivery of supplements thereto substantially in the form hereof which shall particularly describe the Aircraft, and shall specifically grant a security interest in the Aircraft to the Loan Trustee; and

[WHEREAS, the Indenture relates to the Airframe and Engines described in Annex A attached hereto and made a part hereof, and a counterpart of the Indenture is attached to and made a part of this Indenture Supplement;]98

[WHEREAS, the Company has, as provided in the Indenture, heretofore executed and delivered to the Loan Trustee Indenture Supplement(s) for the purpose of specifically subjecting to the Lien of the Indenture certain airframes and/or engines therein described, which Indenture Supplement(s) is/are dated and has/have been duly recorded with the FAA as set forth below, to wit:

Date	Recordation Date	Conveyance No.][99]

NOW, THEREFORE, (x) to secure (i) the prompt and complete payment (whether at stated maturity, by acceleration or otherwise) of principal of, interest on (including, to the extent permitted by applicable law, interest on any overdue amounts), and Make-Whole Amount, if any, with respect to, and all other amounts due under, the Equipment Notes, (ii) all other amounts payable by the Company under the Operative Documents and (iii) the performance and observance by the Company of all the agreements and covenants to be performed or observed by the Company for the benefit of the Noteholders and the Indenture Indemnitees contained in the Operative Documents, and (y) to secure the Related Secured Obligations, and in consideration of the premises and of the covenants contained in the Operative Documents and the Related Indentures,

[98]	Use for Indenture Supplement No. 1 only.
[99]	Use for all Indenture Supplements other than Indenture Supplement No. 1.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

and for other good and valuable consideration given by the Noteholders, the Indenture Indemnitees and the Related Indenture Indemnitees to the Company at or before the Closing Date, the receipt and adequacy of which is hereby acknowledged, the Company does hereby grant, bargain, sell, convey, transfer, mortgage, assign, pledge and confirm unto the Loan Trustee and its successors in trust and permitted assigns, for the security and benefit of the Noteholders, the Indenture Indemnitees and the Related Indenture Indemnitees, a first priority security interest in, and mortgage lien on, all estate, right, title and interest of the Company in, to and under the Aircraft, including the Airframe and Engines described in Annex A attached hereto, whether or not any such Engine may from time to time be installed on the Airframe or any other airframe or any other aircraft, and any and all Parts relating thereto, and, to the extent provided in the Indenture, all substitutions and replacements of, and additions, improvements, accessions and accumulations to, the Aircraft, including the Airframe, the Engines and any and all Parts (in each case other than Excluded Equipment) relating thereto;

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Loan Trustee, and its successors and permitted assigns, in trust for the equal and proportionate benefit and security of the Noteholders, the Indenture Indemnitees and the Related Indenture Indemnitees, except as otherwise provided in the Indenture, including Section 2.13 and Article III of the Indenture, without any priority of any one Equipment Note over any other, or any Related Equipment Note over any other, by reason of priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Indenture.

This Indenture Supplement shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

THIS INDENTURE SUPPLEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

[Signature Pages Follow.]

2	Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

IN WITNESS WHEREOF, the undersigned have caused this Indenture Supplement No. __ to be duly executed by their respective duly authorized officers, on the date first above written.

AMERICAN AIRLINES, INC.

By:
Name:
Title:

WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided in the Indenture, but solely as Loan Trustee

By:
Name:
Title:

Signature Page

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

Annex A to

Indenture Supplement No. __

DESCRIPTION OF AIRFRAME AND ENGINES

AIRFRAME

Manufacturer	Model	Generic Manufacturer and Model	FAA Registration No.	Manufacturer’s Serial No.

ENGINES

Manufacturer	Model	Generic Manufacturer and Model	Manufacturer’s Serial Nos.

Each Engine has 550 or more rated takeoff horsepower or the equivalent of such horsepower and is a jet propulsion aircraft engine having at least 1750 pounds of thrust or the equivalent of such thrust.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

EXHIBIT B to

INDENTURE AND SECURITY AGREEMENT

LIST OF PERMITTED COUNTRIES

Argentina	Kuwait
Australia*	Liechtenstein*
Austria*	Luxembourg*
Bahamas	Malaysia
Barbados	Malta
Belgium	Mexico
Bermuda Islands	Monaco*
Bolivia	Morocco
Brazil	the Netherlands*
British Virgin Islands	Netherlands Antilles
Canada*	New Zealand*
Cayman Islands	Norway*
Chile	Panama
Colombia	Peoples’ Republic of China
Czech Republic	Peru
Denmark*	Philippines
Ecuador	Poland
Egypt	Portugal
Finland*	Republic of China (Taiwan)
France*	Russia
Germany*	Singapore
Greece	South Africa
Guatemala	South Korea
Hong Kong	Spain
Hungary	Sweden*
Iceland*	Switzerland*
India	Thailand
Indonesia	Trinidad and Tobago
Ireland*	Turkey
Italy	United Kingdom*
Jamaica	Uruguay
Japan*	Venezuela
Jordan

*	Country of domicile for a manufacturer (or its Affiliate) referred to in Section 7.02(a)(ix).

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

EXHIBIT C to

INDENTURE AND SECURITY AGREEMENT

AIRCRAFT TYPE VALUES FOR SECTION 7.06(b)

$[12,000,000]100

$[15,000,000]101

$[7,000,000]102

$[10,000,000]103

$[25,000,000]104

100	To be inserted for Airbus A321neo aircraft.
101	To be inserted for Airbus A321-XLR aircraft.
102	To be inserted for Embraer aircraft.
103	To be inserted for Airbus A321-200 aircraft.
104	To be inserted for Boeing aircraft.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

SCHEDULE I to

INDENTURE AND SECURITY AGREEMENT

DESCRIPTION OF EQUIPMENT NOTES

	Original Principal Amount105	Maturity Date
Series A Equipment Notes:	$[ _________ ]	[ _________ ]
Series B Equipment Notes:	$[ _________ ]	[ _________ ]

CERTAIN DEFINED TERMS

Defined Term	Definition
Debt Rate for Series A Equipment Notes	5.70% per annum.
Make-Whole Spread for Series A Equipment Notes	0.20%.
Debt Rate for Series B Equipment Notes	6.30% per annum.
Make-Whole Spread for Series B Equipment Notes	0.30%.

105

For each Series, to insert the amount set forth for such Series in the line captioned “Issuance Date” in the “Equipment Note Ending Balance” column for such Series relating to the relevant aircraft in Appendix V to the Prospectus Supplement relating to American Airlines Pass Through Certificates, Series 2026-2B.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

SCHEDULE I to

INDENTURE AND SECURITY AGREEMENT

EQUIPMENT NOTES AMORTIZATION

SERIES A EQUIPMENT NOTES106
[Aircraft Manufacturer] [Model]
[Reg. No.]

Payment Date	Percentage of Original Principal Amount to be Paid

106	For each Aircraft (as defined in the Note Purchase Agreement), to be completed based on the amortization schedule in Schedule III to the Note Purchase Agreement.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

SCHEDULE I to

INDENTURE AND SECURITY AGREEMENT

SERIES B EQUIPMENT NOTES107
[Aircraft Manufacturer] [Model]
[Reg. No.]

Payment Date	Percentage of Original Principal Amount to be Paid

107	For each Aircraft (as defined in the Note Purchase Agreement), to be completed based on the amortization schedule in Schedule III to the Note Purchase Agreement.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

SCHEDULE I to

INDENTURE AND SECURITY AGREEMENT

DESCRIPTION OF EQUIPMENT NOTES

The information set forth below this text in this Schedule has been intentionally omitted from the FAA filing copy as the parties hereto deem it to contain confidential information.108

108	This page to be included only in the FAA filing package in the place of the completed Schedule I.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

SCHEDULE II to

INDENTURE AND SECURITY AGREEMENT

PASS THROUGH TRUST AGREEMENT AND

PASS THROUGH TRUST SUPPLEMENTS

Pass Through Trust Agreement, dated as of September 16, 2014, between American Airlines, Inc. and Wilmington Trust Company, as trustee, as supplemented by Trust Supplement No. 2026-2A, dated as of the Issuance Date and Trust Supplement No. 2026-2B, dated as of the Issuance Date.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

ANNEX A to

INDENTURE AND SECURITY AGREEMENT

DEFINITIONS

[Attached.]

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

[Reg. No.]

ANNEX A to

Participation Agreement and

Indenture and Security Agreement

DEFINITIONS

“Additional Series” or “Additional Series Equipment Notes” means Equipment Notes issued under the Indenture and designated as a Series (other than “Series A” or “Series B”) thereunder, if any, in the principal amounts and maturities and bearing interest as specified in Schedule I to the Indenture amended at the time of original issuance of such Additional Series under the heading for such Series.

“Additional Series Pass Through Certificates” means the pass through certificates, if any, issued by any Additional Series Pass Through Trust (including, without limitation, any “Refinancing Certificates” (as such term is defined in the Intercreditor Agreement) issued by a “Refinancing Trust” described in clause (ii) of the definition of “Additional Series Pass Through Trust”).

“Additional Series Pass Through Trust” means (i) initially, a grantor trust, if any, created pursuant to the applicable Pass Through Trust Agreement to facilitate the issuance and sale of pass through certificates in connection with the initial issuance of any Additional Series Equipment Notes and (ii) any “Refinancing Trust” (as such term is defined in the Intercreditor Agreement) created in connection with any subsequent repayment or redemption of such Additional Series Equipment Notes and issuance of new Additional Series Equipment Notes.

“Additional Series Pass Through Trust Agreement” means a Trust Supplement entered into in connection with the creation of an Additional Series Pass Through Trust, together with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Additional Series Pass Through Trustee” means, with respect to any Additional Series Pass Through Trust, the trustee under the Additional Series Pass Through Trust Agreement for such Additional Series Pass Through Trust, in its capacity as pass through trustee thereunder.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, “control” (including “controlled by” and “under common control with”) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall WTC be deemed to be an Affiliate of the Loan Trustee or vice versa.

“After-Tax Basis” means that indemnity and compensation payments required to be made on such basis will be supplemented by the Person paying the base amount by that amount which, when added to such base amount, and after deduction of all Federal, state, local and foreign Taxes required to be paid by or on behalf of the payee with respect of the receipt or realization of the base amount and any such supplemental amounts, and after consideration of any current tax savings of such payee resulting by way of any deduction, credit or other tax benefit actually and currently realized that is attributable to such base amount or Tax, shall net such payee the full amount of such base amount.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

“Agreement” and “Participation Agreement” mean that certain Participation Agreement ([Reg. No.]), dated on or before the Closing Date, among the Company, WTC, the Pass Through Trustee under each Pass Through Trust Agreement, the Subordination Agent and the Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Aircraft” means the Airframe (or any Substitute Airframe or Replacement Airframe substituted therefor pursuant to Section 7.04 or Section 7.05, respectively, of the Indenture) together with the two Engines described in the Indenture Supplement originally executed and delivered under the Indenture (or any Replacement Engine that may from time to time be substituted for any of such Engines pursuant to Section 7.04 or Section 7.05 of the Indenture), whether or not any of such initial or substituted Engines may from time to time be installed on such Airframe or installed on any other airframe or on any other aircraft. The term “Aircraft” shall include any Replacement Aircraft and any Substitute Aircraft that is subject to the Lien of the Indenture pursuant to Section 7.04(e) of the Indenture.

“Aircraft Protocol” means the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements, and revisions thereto (and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Aircraft Protocol with respect to that country, the Aircraft Protocol as in effect in such country, unless otherwise indicated).

“Airframe” means (a) the [Boeing] [Airbus S.A.S.] [Airbus Industrie] [Embraer SA] model [777-323ER] [A321-231] [A321neo] [E175] (generic manufacturer and model [Boeing model 777-300] [Airbus model A321] [Airbus model A321neo] [Airbus Industrie model A321] [Embraer model E175]) aircraft (except (i) the Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and (ii) Excluded Equipment) further described in Annex A to the Indenture Supplement originally executed and delivered under the Indenture and (b) any and all related Parts. The term “Airframe” shall include any Substitute Airframe or any Replacement Airframe that may from time to time be substituted for the Airframe pursuant to Section 7.04(e) or Section 7.05, respectively, of the Indenture or any airframe constituting a part of any Substitute Aircraft that is subject to the Lien of the Indenture pursuant to Section 7.04(e) of the Indenture. At such time as a Substitute Airframe or Replacement Airframe shall be so substituted and the Airframe for which such substitution is made shall be released from the Lien of the Indenture, such replaced Airframe shall cease to be an Airframe under the Indenture.

[“Airframe Warranties Agreement” means the Airframe Warranties Agreement, dated the Closing Date, substantially in the form of Exhibit D to the Participation Agreement, executed by the Manufacturer and as supplemented, modified and amended by the Initial Notice, substantially in the form of Schedule 3 thereunder, dated the Closing Date and executed by the Company as “Initial Entitled Party” and the Loan Trustee as “Initial Controlling Party” and acknowledged and agreed by the Manufacturer.]109

109	To be inserted for Airbus aircraft.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

“Appraisers” has the meaning set forth in the Intercreditor Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 United States Code §§101 et seq., as amended from time to time, or any successor statutes thereto.

“Basic Pass Through Trust Agreement” means that certain Pass Through Trust Agreement, dated as of September 16, 2014, between the Company and WTC, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms (but does not include any Trust Supplement).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Fort Worth, Texas, Wilmington, Delaware or, if different from the foregoing, the city and state in which the Loan Trustee, any Pass Through Trustee or the Subordination Agent maintains its Corporate Trust Office or receives and disburses funds.

“Cape Town Convention” means the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements, and revisions thereto (and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Cape Town Convention with respect to that country, the Cape Town Convention as in effect in such country, unless otherwise indicated).

“Cape Town Treaty” means, collectively, the official English language text of (a) the Convention on International Interests in Mobile Equipment, and (b) the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, in each case adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Cape Town Treaty with respect to that country, the Cape Town Treaty as in effect in such country, unless otherwise indicated, and (c) all rules and regulations adopted pursuant thereto and, in the case of each of the foregoing described in clauses (a) through (c), all amendments, supplements, and revisions thereto.

“Certificated Air Carrier” means an air carrier holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of Section 1110.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

“Citizen of the United States” has the meaning specified for such term in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States enacted in substitution or replacement therefor.

“Claim” has the meaning specified in Section 4.02(a) of the Participation Agreement.

“Class A Certificates” means Pass Through Certificates issued by the Class A Pass Through Trust.

“Class A Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Class A Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.

“Class A Pass Through Trust” means the American Airlines Pass Through Trust 2026-2A created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2026-2A, dated as of the Issuance Date, between the Company and WTC, as Class A Trustee.

“Class A Trustee” means the trustee for the Class A Pass Through Trust.

“Class A Underwriting Agreement” means that certain Underwriting Agreement, dated as of July 27, 2026, among the Company, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as representatives of the underwriters named therein and the Depositary, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class B Certificates” means Pass Through Certificates issued by the Class B Pass Through Trust (including, without limitation, any “Refinancing Certificates” (as such term is defined in the Intercreditor Agreement) issued by a “Refinancing Trust” described in clause (ii) of the definition of “Class B Pass Through Trust”).

“Class B Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Class B Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.

“Class B Pass Through Trust” means (i) initially, the American Airlines Pass Through Trust 2026-2B created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2026-2B, dated as of the Issuance Date, between the Company, and WTC, as Class B Trustee, and (ii) any “Refinancing Trust” (as such term is defined in the Intercreditor Agreement) created in connection with any subsequent repayment or redemption of Series B Equipment Notes and issuance of new Series B Equipment Notes.

“Class B Trustee” means the trustee for the Class B Pass Through Trust.

“Class B Underwriting Agreement” means that certain Underwriting Agreement, dated as of July 27, 2026, among the Company, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as representatives of the underwriters named therein and the Depositary, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

“Closing” has the meaning specified in Section 2.03 of the Participation Agreement.

“Closing Date” means the date of the closing of the transaction contemplated by the Operative Documents.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning specified in the granting clause of the Indenture.

“Company” means American Airlines, Inc., and its successors and permitted assigns.

“Compulsory Acquisition” means requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention for any reason of the Aircraft, the Airframe or any Engine by any government that results in the loss of title or use of the Aircraft, the Airframe or any Engine by the Company (or any Permitted Lessee) for a period in excess of 180 consecutive days, but shall exclude requisition for use or hire not involving requisition of title.

“Confidential Information” has the meaning specified in Section 10.16 of the Indenture.

“Controlling Party” has the meaning specified in Section 2.06 of the Intercreditor Agreement.

“Corporate Trust Office” has the meaning specified in Section 1.01 of the Intercreditor Agreement.

“CRAF Program” means the Civil Reserve Air Fleet Program authorized under 10 U.S.C. Section 9511 et seq. or any similar or substitute program under the laws of the United States.

“Debt Rate” means, with respect to any Series of Equipment Notes, (i) the rate per annum specified for the applicable Series as such in Schedule I to the Indenture (as amended, in the case of any Series of Additional Series Equipment Notes, new Series B Equipment Notes or new Additional Series Equipment Notes of any Series issued pursuant to Section 2.02 of the Indenture, at the time of issuance of such Series), and (ii) for any other purpose, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding in each case any interest payable at the Past Due Rate.

“Defaulted Operative Indenture” means any Operative Indenture (the terms “Event of Default”, “Equipment Notes” and “Payment Default” used in this definition have the meanings specified therefor in such Operative Indenture) with respect to which (i) a Payment Default has occurred and is continuing or an Event of Default described in Section 4.01(a) of such Operative Indenture has occurred and is continuing or (ii) an Event of Default other than an Event of Default described in Section 4.01(a) of such Operative Indenture has occurred and is continuing and, in any such case, either (x) the Equipment Notes issued thereunder have been accelerated and such

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

acceleration has not been rescinded and annulled in accordance therewith or (y) the loan trustee under such Operative Indenture has given the Company a notice of its intention to exercise one or more of the remedies specified in Section 4.02(a) of such Operative Indenture; provided that in the event of a bankruptcy proceeding under the Bankruptcy Code under which the Company is a debtor, if and so long as the trustee or the debtor agrees to perform and performs all obligations of the Company under such Operative Indenture and the Equipment Notes issued thereunder in accordance with Section 1110(a)(2) of the Bankruptcy Code and cures defaults under such Operative Indenture and Equipment Notes to the extent required by Section 1110(a)(2) of the Bankruptcy Code, such Operative Indenture shall not be a Defaulted Operative Indenture.

“Department of Transportation” means the United States Department of Transportation and any agency or instrumentality of the United States government succeeding to its functions.

“Deposit Agreement” means, subject to Section 5(f) of the Note Purchase Agreement, each of the two Deposit Agreements, dated as of the Issuance Date, between the Escrow Agent and the Depositary, which relate to the Class A Pass Through Trust or the Class B Pass Through Trust, respectively; provided that, for purposes of any obligation of the Company, no amendment, modification or supplement to, or substitution or replacement of, any such Deposit Agreement shall be effective unless consented to by the Company.

“Depositary” means, subject to Section 5 of the Note Purchase Agreement, Sumitomo Mitsui Banking Corporation, acting through its New York Branch, as Depositary under each Deposit Agreement.

“Direction” has the meaning specified in Section 2.16 of the Indenture.

“Dollars” and “$” mean the lawful currency of the United States.

“EASA” means the European Aviation Safety Agency of the European Union and any successor agency.

“Eligible Account” means an account established by and with an Eligible Institution at the request of the Loan Trustee, which institution agrees, for all purposes of the NY UCC including Article 8 thereof, that (a) such account shall be a “securities account” (as defined in Section 8-501(a) of the NY UCC), (b) such institution is a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC), (c) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in Section 8-102(a)(9) of the NY UCC), (d) the Loan Trustee shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC) in respect of such account, (e) it will comply with all entitlement orders issued by the Loan Trustee to the exclusion of the Company, (f) it will waive or subordinate in favor of the Loan Trustee all claims (including, without limitation, claims by way of security interest, lien or right of set-off or right of recoupment), and (g) the “securities intermediary jurisdiction” (under Section 8-110(e) of the NY UCC) shall be the State of New York.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

“Eligible Institution” means the corporate trust department of (a) WTC or any other Person that becomes a successor Loan Trustee under the Indenture, in each case, acting solely in its capacity as a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC), or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any United States branch of a foreign bank), which has a Long-Term Rating (or, in each case, if a Long-Term Rating is not available, its Short-Term Rating equivalent) of at least A (or its equivalent) from S&P or at least A (or its equivalent) from Fitch.

“Engine” means (a) each of the two [General Electric model GE90-115B]110 [International Aero Engines AG (IAE) model V2533-A5]111 [CFM International, Inc. model CFM56-5B3/3B1]112 [CFM International, Inc. model LEAP-1A33X]113 [General Electric model CF34-8E5]114 engines (generic manufacturer and model [GE model GE90-115B]115 [International Aero Engines model V2500-A5]116 [CFM model CFM56-5B]117 [CFM model LEAP-1A]118 [GE model CF34-8E]119) [listed by manufacturer’s serial number and further described in Annex A to the Indenture Supplement originally executed and delivered under the Indenture, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and (b) any Replacement Engine that may from time to time be substituted for an Engine pursuant to Section 7.04 or 7.05 of the Indenture; together in each case with any and all related Parts, but excluding Excluded Equipment. At such time as a Replacement Engine shall be so substituted and the Engine for which substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an Engine under the Indenture. The term “Engine” shall include any engine constituting a part of any Substitute Aircraft that is subject to the Lien of the Indenture pursuant to Section 7.04(e) of the Indenture.

“Equipment Note” means and includes any equipment notes issued under the Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of the Indenture) and any Equipment Note issued in exchange therefor or replacement thereof pursuant to Section 2.07 or 2.08 of the Indenture.

“Equipment Note Register” has the meaning specified in Section 2.07 of the Indenture.

“Equipment Note Registrar” has the meaning specified in Section 2.07 of the Indenture.

110	To be inserted for Boeing aircraft.
111	To be inserted for Airbus A321-200 (IAE-equipped) aircraft.
112	To be inserted for Airbus A321-200 (CFM-equipped (N157UW)) aircraft.
113	To be inserted for Airbus A321neo or Airbus A321 XLR aircraft.
114	To be inserted for Embraer aircraft.
115	To be inserted for Boeing aircraft.
116	To be inserted for Airbus A321-200 (IAE-equipped) aircraft.
117	To be inserted for Airbus A321-200 (CFM-equipped (N157UW)) aircraft.
118	To be inserted for Airbus A321neo or Airbus A321 XLR aircraft.
119	To be inserted for Embraer aircraft.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“Escrow Agent” means Wilmington Trust, National Association, a national banking association, as escrow agent under each Escrow Agreement, or any successor agent thereto.

“Escrow Agreement” means each of the two Escrow and Paying Agent Agreements, dated as of the Issuance Date, among the Escrow Agent, the Paying Agent and Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as representatives of the applicable Underwriters, and one of the Pass Through Trustees, which relate to the Class A Pass Through Trust or the Class B Pass Through Trust, respectively; provided that, for purposes of any obligation of the Company, no amendment, modification or supplement to, or substitution or replacement of, any such Escrow Agreement shall be effective unless consented to by the Company.

“Event of Default” has the meaning specified in Section 4.01 of the Indenture.

“Event of Loss” means, with respect to the Aircraft, Airframe or any Engine, any of the following events with respect to such property:

(a) the loss of such property or of the use thereof due to destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

(b) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, a compromised total loss or a constructive total loss;

(c) the theft, hijacking or disappearance of such property for a period in excess of 180 consecutive days;

(d) the requisition for use or hire of such property by any government (other than a requisition for use or hire by a Government or the government of the country of registry of the Aircraft) that shall have resulted in the loss of possession of such property by the Company (or any Permitted Lessee) for a period in excess of 12 consecutive months;

(e) the operation or location of the Aircraft, while under requisition for use by any government, in any area excluded from coverage by any insurance policy in effect with respect to the Aircraft required by the terms of Section 7.06 of the Indenture, unless the Company shall have obtained indemnity or insurance in lieu thereof from such government;

(f) any Compulsory Acquisition;

(g) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless the Company shall be diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use shall have been prohibited for a period of three consecutive years; and

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

(h) with respect to an Engine only, any divestiture of title to or interest in an Engine or any event with respect to an Engine that is deemed to be an Event of Loss with respect to such Engine pursuant to Section 7.02(a)(vii) or Section 7.05(e) of the Indenture.

An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe unless the Company elects to substitute a Replacement Airframe pursuant to Section 7.05(a)(i) of the Indenture.

“Excluded Equipment” means (i) defibrillators, enhanced emergency medical kits and other medical equipment, (ii) airphones and other components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications or electronic entertainment to passengers aboard the Aircraft, (iii) galley carts, beverage carts, waste containers, liquor kits, food tray carriers, ice containers, oven inserts, galley inserts, and other branded passenger convenience or service items, (iv) any items, equipment or systems leased by Company or any Permitted Lessee (other than items, equipment, or systems that are leased from Company pursuant to the applicable Lease) or owned by Company or any Permitted Lessee subject to a conditional sales agreement or a security interest (other than the security interest granted under the Indenture), [and] (v) cargo containers [, and (vi) an auxiliary power unit or landing gear temporarily installed pursuant to the last sentence of Section 7.04(a) of the Indenture.]120.

“FAA” means the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to its functions.

“FAA Bill of Sale” means the bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA), executed by the Manufacturer or an affiliate of the Manufacturer in favor of the Company and recorded with the FAA.

“Federal Funds Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by WTC from three Federal funds brokers of recognized standing selected by it.

“Fitch” means Fitch Ratings, Inc.

120	To be inserted for Embraer aircraft.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

“Government” means the government of any of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States and any instrumentality or agency thereof.

“Indemnitee” has the meaning specified in Section 4.02(b) of the Participation Agreement.

“Indenture” means that certain Indenture and Security Agreement ([Reg. No.]), dated as of the Closing Date, between the Company and the Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including supplementation by an Indenture Supplement pursuant to the Indenture.

“Indenture Indemnitee” means (i) the Loan Trustee, (ii) WTC, (iii) each separate or successor or additional trustee appointed pursuant to Section 8.02 of the Indenture, (iv) so long as it holds any Equipment Notes as agent and trustee of any Pass Through Trustee, the Subordination Agent, (v) each Liquidity Provider, (vi) so long as it is the holder of any Equipment Notes, each Pass Through Trustee, (vii) the Paying Agent, (viii) the Escrow Agent and (ix) any of their respective successors and permitted assigns in such capacities, directors, officers, employees, agents and servants. No holder of a Pass Through Certificate in its capacity as such shall be an Indenture Indemnitee.

“Indenture Supplement” means a supplement to the Indenture, substantially in the form of Exhibit A to the Indenture, which shall particularly describe the Aircraft, and any Substitute Airframe, Replacement Airframe and/or Replacement Engine included in the property subject to the Lien of the Indenture.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Issuance Date, among the Pass Through Trustees, the Liquidity Providers and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms; provided that, for purposes of any obligations of the Company, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by the Company.

“Interests” has the meaning specified in Section 7.06(a) of the Indenture.

“International Interest” has the meaning ascribed to the defined term “international interest” under the Cape Town Treaty.

“International Registry” means the international registry established pursuant to the Cape Town Treaty.

“Issuance Date” means August 10, 2026.

“Lease” means any lease permitted by the terms of Section 7.02(a) of the Indenture.

“Lien” means any mortgage, pledge, lien, encumbrance, lease, sublease, sub-sublease or security interest.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

“Liquidity Facilities” means, collectively, the Class A Liquidity Facility and the Class B Liquidity Facility.

“Liquidity Providers” means, collectively, the Class A Liquidity Provider and the Class B Liquidity Provider.

“Loan Amount” has the meaning specified in Section 7.06(b) of the Indenture.

“Loan Trustee” has the meaning specified in the introductory paragraph of the Indenture.

“Loan Trustee Liens” means any Lien attributable to WTC or the Loan Trustee with respect to the Aircraft, any interest therein or any other portion of the Collateral arising as a result of (i) claims against WTC or the Loan Trustee not related to its interest in the Aircraft or the administration of the Collateral pursuant to the Indenture, (ii) acts of WTC or the Loan Trustee not permitted by, or the failure of WTC or the Loan Trustee to take any action required by, the Operative Documents or the Pass Through Documents, (iii) claims against WTC or the Loan Trustee relating to Taxes or Claims that are excluded from the indemnification provided by Section 4.02 of the Participation Agreement pursuant to said Section 4.02 or (iv) claims against WTC or the Loan Trustee arising out of the transfer by any such party of all or any portion of its interest in the Aircraft, the Collateral, the Operative Documents or the Pass Through Documents, except while an Event of Default is continuing and prior to the time that the Loan Trustee has received all amounts due to it pursuant to the Indenture.

“Long-Term Rating” has the meaning specified in the Intercreditor Agreement.

“Loss Payment Date” has the meaning specified in Section 7.05(a) of the Indenture.

“Majority in Interest of Noteholders” means, as of a particular date of determination and subject to Section 2.16 of the Indenture, the holders of at least a majority in aggregate unpaid principal amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by the Company or any Affiliate thereof, it being understood that a Pass Through Trustee shall be considered an Affiliate of the Company as long as more than 50% in the aggregate face amount of Pass Through Certificates issued by the corresponding Pass Through Trust are held by the Company or an Affiliate of the Company or a Pass Through Trustee is otherwise under the control of the Company or such Affiliate of the Company (unless all Equipment Notes then outstanding are held by the Company or any Affiliate thereof, including the Pass Through Trustees which are considered Affiliates of the Company pursuant hereto)); provided that for the purposes of directing any action or casting any vote or giving any consent, waiver or instruction hereunder, any Noteholder of an Equipment Note or Equipment Notes may allocate, in such Noteholder’s sole discretion, any fractional portion of the principal amount of such Equipment Note or Equipment Notes in favor of or in opposition to any such action, vote, consent, waiver or instruction.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

“Make–Whole Amount” means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by the Company (and, following the occurrence and during the continuance of an Event of Default, reasonably acceptable to the Loan Trustee)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective Payment Date (assuming a 360-day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus the Make-Whole Spread exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal places as appears in the Debt Rate of such Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity (the “Weekly Average Yield to Maturity”) for two series of United States Treasury securities, trading in the public securities markets (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date. The Weekly Average Yield to Maturity shall be calculated by taking the simple average of the yields to maturity for the applicable United States Treasury security for each of the five Business Days preceding the Make Whole Determination Date as reported on the Most Recent H.15 Page for the applicable United States Treasury. The date of determination (the “Make Whole-Determination Date”) of a Make-Whole Amount shall be the Monday preceding the Make-Whole Calculation Date. The “Make-Whole Calculation Date” means the third Business Day prior to the applicable redemption date. The “Most Recent H.15 Page” means the latest H.15 page published on the website of the Board of Governors of the Federal Reserve System prior to the close of business on the Make-Whole Calculation Date (or any successor page that may replace the H.15 page). “Average Life Date” means, for each Equipment Note to be redeemed, the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled Payment Date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note.

“Make-Whole Spread” means, with respect to any Series of Equipment Notes, the percentage specified for the applicable Series as such in Schedule I to the Indenture (as amended, in the case of any Series of Additional Series Equipment Notes, new Series B Equipment Notes or new Additional Series Equipment Notes of any Series issued pursuant to Section 2.02 of the Indenture, at the time of issuance of such Series).

“Manufacturer” means [The Boeing Company, a Delaware corporation, and its successors and assigns]121 [Airbus S.A.S., a société par actions simplifiée organized and existing under the laws of the Republic of France, and its successors and assigns]122 [Embraer S.A., a company organized under the laws of Brazil, and its successors and assigns]123.

121	Include in the case of Boeing aircraft.
122	Include in the case of Airbus aircraft.
123	Include in the case of Embraer aircraft.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

[“Manufacturer’s Consent” means the Manufacturer’s Consent and Agreement to Assignment of Warranties, dated as of the Closing Date, substantially in the form of Exhibit D to the Participation Agreement.]124

[“Manufacturer’s Consent” means the Consent and Agreement, dated as of the Closing Date, substantially in the form of Exhibit D to the Participation Agreement.]125

“MCMV” has the meaning specified, with respect to the Airframe and any Substitute Airframe, in Section 7.04(e) of the Indenture.

“Noteholder” means any Person in whose name an Equipment Note is registered on the Equipment Note Register (including, for so long as it is the registered holder of any Equipment Notes, the Subordination Agent on behalf of the Pass Through Trustees pursuant to the provisions of the Intercreditor Agreement).

“Noteholder Liens” means any Lien attributable to any Noteholder on or against the Aircraft, any interest therein or any other portion of the Collateral, arising out of any claim against such Noteholder that is not related to the Operative Documents or Pass Through Documents, or out of any act or omission of such Noteholder that is not related to the transactions contemplated by, or that constitutes a breach by such Noteholder of its obligations under, the Operative Documents or the Pass Through Documents.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of the Issuance Date, among the Company, the Subordination Agent, the Escrow Agent, the Paying Agent, and the Pass Through Trustee under each Pass Through Trust Agreement providing for, among other things, the issuance and sale of certain equipment notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“NY UCC” means the UCC as in effect in the State of New York.

“Operative Documents” means, collectively, the Participation Agreement, the Indenture, each Indenture Supplement, [the Airframe Warranties Agreement]126[the Manufacturer’s Consent]127 and the Equipment Notes.

124	To be inserted for Boeing aircraft.
125	To be inserted for Embraer aircraft.
126	To be inserted for Airbus aircraft.
127	To be inserted for Boeing/Embraer aircraft.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

“Operative Indentures” means, as of any date, each “Indenture” (as such term is defined in the Note Purchase Agreement), including the Indenture, whether or not any other “Indenture” shall have been entered into before or after the date of the Indenture, but only if as of such date all “Equipment Notes” (as defined in each such “Indenture”) are held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in each such “Indenture”.

“Other Party Liens” means any Lien attributable to any Pass Through Trustee (other than in its capacity as Noteholder), the Subordination Agent (other than in its capacity as Noteholder) or any Liquidity Provider on or against the Aircraft, any interest therein, or any other portion of the Collateral arising out of any claim against such party that is not related to the Operative Documents or the Pass Through Documents, or out of any act or omission of such party that is not related to the transactions contemplated by, or that constitutes a breach by such party of its obligations under, the Operative Documents or the Pass Through Documents.

“Participation Agreement” has the meaning set forth under the definition of “Agreement”.

“Parts” means any and all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines or engines and (b) Excluded Equipment) so long as the same are incorporated or installed in or attached to the Airframe or any Engine or so long as the same are subject to the Lien of the Indenture in accordance with the terms of Section 7.04 thereof after removal from the Airframe or any such Engine unless, in each case, the Lien of the Indenture shall not be applicable thereto in accordance with the terms of Section 7.04 of the Indenture.

“Pass Through Certificates” means the pass through certificates issued by any Pass Through Trust (and any other pass through certificates for which such pass through certificates may be exchanged).

“Pass Through Documents” means each Pass Through Trust Agreement, the Note Purchase Agreement, each Escrow Agreement, each Deposit Agreement, the Intercreditor Agreement and each Liquidity Facility.

“Pass Through Trust” means each of the two separate grantor trusts that have been created pursuant to the Pass Through Trust Agreements to facilitate certain of the transactions contemplated by the Operative Documents.

“Pass Through Trust Agreement” means each of the two separate Trust Supplements relating to the Pass Through Trusts, together in each case with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Pass Through Trustee” means the trustee under each Pass Through Trust Agreement, together with any successor in interest and any successor or other trustee appointed as provided in such Pass Through Trust Agreement.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

“Past Due Rate” means the lesser of (a) with respect to (i) any payment made to a Noteholder under any Series of Equipment Notes, the Debt Rate then applicable to such Series plus 1% and (ii) any other payment made under any Operative Document to any other Person, the Debt Rate plus 1% (computed on the basis of a year of 360 days comprised of twelve 30-day months) and (b) the maximum rate permitted by applicable law.

“Paying Agent” means WTC, as paying agent under each Escrow Agreement, and any successor agent thereto.

“Payment Date” means, for any Equipment Note, each February 20 and August 20, commencing with February 20, 2027.

“Payment Default” means the occurrence of an event that would give rise to an Event of Default under Section 4.01(a) of the Indenture upon the giving of notice or the passing of time or both.

“Permitted Investments” means each of (a) direct obligations of the United States and agencies thereof; (b) obligations fully guaranteed by the United States; (c) certificates of deposit issued by, or bankers’ acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000 and having a Long-Term Rating (or its Short-Term Rating equivalent) from S&P of at least AA- (or its equivalent) or Fitch of at least AA- (or its equivalent) (or, if neither such organization then rates such institutions, an equivalent long-term rating or short-term rating from any nationally recognized rating organization in the United States); (d) commercial paper of any holding company of a bank, trust company or national banking association described in clause (c); (e) commercial paper of companies having a Short-Term Rating assigned to such commercial paper by S&P or Fitch (or, if neither such organization then rates such commercial paper, by any nationally recognized rating organization in the United States) equal to either of the two highest ratings assigned by such organization; (f) Dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of (i) any bank, trust company or national banking association described in clause (c), or (ii) any other bank or financial institution described in clause (g), (h) or (j) below; (g) United States-issued Yankee certificates of deposit issued by, or bankers’ acceptances of, or commercial paper issued by, any bank having combined capital and surplus and retained earnings of at least $100,000,000 and headquartered in Canada, Japan, the United Kingdom, France, Germany, Switzerland or The Netherlands and having a Long-Term Rating (or its Short-Term Rating equivalent) from S&P of at least AA- (or its equivalent) or Fitch of at least AA- (or its equivalent) (or, if neither such organization then rates such institutions, an equivalent long-term rating or short-term rating from any nationally recognized rating organization in the United States); (h) Dollar-denominated time deposits with any Canadian bank having a combined capital and surplus and retained earnings of at least $100,000,000 and having a Long-Term Rating (or its Short-Term Rating equivalent) from Moody’s of at least A (or its equivalent), S&P of at least AA- (or its equivalent) or Fitch of at least AA- (or its equivalent) (or, if neither such organization then rates such institutions, an equivalent long-term rating or short-term rating from any nationally recognized rating organization in the United States); (i) Canadian Treasury Bills

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

fully hedged to Dollars; (j) repurchase agreements with any financial institution having combined capital and surplus and retained earnings of at least $100,000,000 collateralized by transfer of possession of any of the obligations described in clauses (a) through (i) above; (k) bonds, notes or other obligations of any state of the United States, or any political subdivision of any state, or any agencies or other instrumentalities of any such state, including, but not limited to, industrial development bonds, pollution control revenue bonds, public power bonds, housing bonds, other revenue bonds or any general obligation bonds, that, at the time of their purchase, such obligations have a Long-Term Rating (or its Short-Term Rating equivalent) from S&P of at least AA- (or its equivalent) or Fitch of at least AA- (or its equivalent) (or, if neither such organization then rates such obligations, an equivalent long-term rating or short-term rating from any nationally recognized rating organization in the United States); (1) bonds or other debt instruments of any company, if such bonds or other debt instruments, at the time of their purchase, have a Long-Term Rating (or its Short-Term Rating equivalent) from S&P of at least AA- (or its equivalent) or Fitch of at least AA- (or its equivalent) (or, if neither such organization then rates such obligations, an equivalent long-term rating or short-term rating from any nationally recognized rating organization in the United States); (m) mortgage backed securities (i) guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association or having a Long-Term Rating (or its Short-Term Rating equivalent) from S&P of at least AA- (or its equivalent) or Fitch of at least AA- (or its equivalent) (or, if neither such organization then rates such securities, an equivalent long-term rating or short-term rating from any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by the Loan Trustee and (ii) having an average life not to exceed one year as determined by standard industry pricing practices presently in effect; (n) asset-backed securities having a Long-Term Rating (or its Short-Term Rating equivalent) from S&P of at least AA- (or its equivalent) or Fitch of at least AA- (or its equivalent) (or, if neither such organization then rates such securities, an equivalent long-term rating or short-term rating from any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by the Loan Trustee; (o) shares of United States Securities and Exchange Commission registered money market mutual fund(s) having a money market fund rating of at least AAAm or its equivalent from S&P or a money market fund rating of at least AAAmmf or its equivalent from Fitch and (p) such other investments approved in writing by the Loan Trustee; provided that the instruments described in the foregoing clauses shall have a maturity no later than the earlier of (i) 365 days following the date of their purchase and (ii) the date when such investments may be required for distribution. The bank acting as the Pass Through Trustee or the Loan Trustee is hereby authorized, in making or disposing of any investment described herein, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as an agent of the Pass Through Trustee or the Loan Trustee or for any third person or dealing as principal for its own account.

“Permitted Lessee” means any Person to whom the Company is permitted to lease the Airframe or any Engine pursuant to Section 7.02(a) of the Indenture.

“Permitted Lien” has the meaning specified in Section 7.01 of the Indenture.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

“Person” means any person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

“Prospective International Interest” has the meaning ascribed to the defined term “prospective international interest” under the Cape Town Treaty.

“Purchase Agreement” means the Purchase Agreement as described in Schedule I to the Participation Agreement.

“Rating Agencies” has the meaning specified in the Intercreditor Agreement.

“Related Additional Series Equipment Note” means, with respect to any particular Series of Additional Series Equipment Notes and as of any date, an “Additional Series Equipment Note,” as defined in each Related Indenture, having the same designation (i.e., “Series C” or the like) as such Series of Additional Series Equipment Notes, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement,” as such terms are defined in such Related Indenture.

“Related Equipment Note” means, as of any date, an “Equipment Note” as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

“Related Indemnitee Group” has the meaning specified in Section 4.02(b) of the Participation Agreement.

“Related Indenture” means each Operative Indenture (other than the Indenture).

“Related Indenture Bankruptcy Default” means any “Event of Default” under Section 4.01(f), (g), (h) or (i) of any Related Indenture, determined without giving effect to any applicable grace period.

“Related Indenture Event of Default” means any “Event of Default” under any Related Indenture.

“Related Indenture Indemnitee” means each Related Noteholder.

“Related Loan Trustee” means the “Loan Trustee” as defined in each Related Indenture.

“Related Make-Whole Amount” means the “Make-Whole Amount”, as defined in each Related Indenture.

“Related Noteholder” means a registered holder of a Related Equipment Note.

“Related Secured Obligations” means, as of any date, the outstanding principal amount of the Related Equipment Notes issued under each Related Indenture, the accrued and unpaid interest (including, to the extent permitted by applicable law, post-petition interest and interest on any overdue amounts) due thereon in accordance with such Related Indenture as of such date, the Related Make-Whole Amount, if any, with respect thereto due thereon in accordance with such Related Indenture as of such date, and any other amounts payable as of such date under the “Operative Documents” (as defined in each Related Indenture).

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

“Related Series A Equipment Note” means, as of any date, a “Series A Equipment Note”, as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

“Related Series B Equipment Note” means, as of any date, a “Series B Equipment Note”, as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

“Replacement Aircraft” means the Aircraft of which a Substitute Airframe or Replacement Airframe is part.

“Replacement Airframe” means [an Embraer SA model E175]128 [a Boeing model 777-323ER]129 [an Airbus S.A.S. model A321-231]130 [an Airbus S.A.S. model A321neo]131 [an Airbus Industrie model A321-231]132 aircraft or a comparable or improved model of the Manufacturer (except (a) Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and (b) Excluded Equipment), that shall have been made subject to the Lien of the Indenture pursuant to Section 7.05 thereof, together with all Parts relating to such aircraft.

“Replacement Engine” means a [General Electric model GE90-115B]133 [International Aero Engines AG (IAE) model V2533-A5]134 [CFM International, Inc. model CFM56-5B3/3B1]135 [CFM International, Inc. model LEAP-1A33X]136 [General Electric model CF34-8E5]137 engine (or an engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe with the other Engine (or any other Replacement Engine being substituted simultaneously therewith)) that shall have been made subject to the Lien of the Indenture pursuant to Section 7.04 or Section 7.05 thereof, together with all Parts relating to such engine, but excluding Excluded Equipment.

128	To be inserted for Embraer aircraft.
129	To be inserted for Boeing aircraft.
130	To be inserted for Airbus A321 XLR aircraft.
131	To be inserted for Airbus A321neo aircraft.
132	To be inserted for Airbus A321-200 aircraft.
133	To be inserted for Boeing aircraft.
134	To be inserted for Airbus A321-200 (IAE-equipped) aircraft.
135	To be inserted for Airbus A321-200 (CFM-equipped (N157UW)) aircraft.
136	To be inserted for Airbus A321neo or Airbus A321 XLR aircraft.
137	To be inserted for Embraer aircraft.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

“Replacement Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Replacement Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.

“Responsible Officer” means, with respect to the Company, its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer, the Assistant Treasurer, the Secretary or any other management employee (a) whose power to take the action in question has been authorized, directly or indirectly, by the Board of Directors of the Company, (b) working directly under the supervision of its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary and (c) whose responsibilities include the administration of the transactions and agreements contemplated by the Participation Agreement and the Indenture.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Section 1110” means Section 1110 of the Bankruptcy Code.

“Secured Obligations” has the meaning specified in Section 2.06 of the Indenture.

“Securities Account” has the meaning specified in Section 3.07 of the Indenture.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities Intermediary” has the meaning specified in Section 3.07 of the Indenture.

“Series” means any series of Equipment Notes, including the Series A Equipment Notes, the Series B Equipment Notes or, if any are issued, any Additional Series Equipment Notes.

“Series A” or “Series A Equipment Notes” means Equipment Notes issued and designated as “Series A Equipment Notes” under the Indenture, in the original principal amount and maturities as specified in Schedule I to the Indenture under the heading “Series A Equipment Notes” and bearing interest at the Debt Rate for Series A Equipment Notes specified in Schedule I to the Indenture.

“Series B” or “Series B Equipment Notes” means Equipment Notes issued and designated as “Series B Equipment Notes” under the Indenture, in the original principal amount and maturities as specified in Schedule I to the Indenture under the heading “Series B Equipment Notes” and bearing interest at the Debt Rate for Series B Equipment Notes specified in Schedule I to the Indenture.

“Short-Term Rating” has the meaning specified in the Intercreditor Agreement.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

“Similar Law” has the meaning specified in Section 4.02(d)(xi) of the Participation Agreement.

“Specified Person” has the meaning specified in Section 7.06(a) of the Indenture.

“Subordination Agent” has the meaning specified in the introductory paragraph to the Participation Agreement.

“Substitute Aircraft” means an airframe of the same or a different model (other than (a) any widebody model or (b) only in the case of substitution for a narrow-body model, any regional jet) of the same or a different manufacturer (or any of its Affiliates) as the Airframe, together with two engines suitable for installation and use on such airframe.

“Substitute Airframe” means [an Embraer SA E175]138 [a Boeing model 777-323ER]139 [Airbus Industrie model A321-231]140 [Airbus S.A.S. model A321-231]141 [Airbus S.A.S. model A321neo]142 aircraft or a comparable or improved model of Manufacturer (except (a) Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and (b) Excluded Equipment, that shall have been made subject to the Lien of the Indenture pursuant to Section 7.04 thereof, together with all Parts relating to such aircraft).

“Tax” and “Taxes” mean all governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use and property taxes), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.

“Transportation Code” means that portion of Title 49 of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time.

“Trust Supplements” means (i) those agreements supplemental to the Basic Pass Through Trust Agreement referred to in Schedule III to the Participation Agreement as of the Closing Date and (ii) in the case of (x) any new Class B Certificates issued in connection with any subsequent

138	To be inserted for Embraer aircraft.
139	To be inserted for Boeing aircraft.
140	To be inserted for Airbus A321 XLR aircraft.
141	To be inserted for Airbus A321-200 aircraft.
142	To be inserted for Airbus A321neo aircraft.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]

repayment or redemption of any Series B Equipment Notes or (y) any Additional Series Pass Through Certificates, if issued, whether in connection with the initial issuance of any Additional Series Equipment Notes or in connection with any subsequent redemption of any Additional Series Equipment Notes, an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (a) a separate trust is created for the benefit of the holders of such Class B Certificates or Additional Series Pass Through Certificates, (b) the issuance of such Class B Certificates or Additional Series Pass Through Certificates representing fractional undivided interests in the Class B Certificates or Additional Series Pass Through Trust, as applicable, is authorized and (c) the terms of such Class B Certificates or Additional Series Pass Through Certificates are established.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Underwriter” means (a) with respect to Class A Certificates, each of the underwriters identified as such in the Class A Underwriting Agreement and (b) with respect to Class B Certificates, each of the underwriters identified as such in the Class B Underwriting Agreement.

“United States” means the United States of America.

“Warranty Bill of Sale” means the warranty (as to title) bill of sale covering the Aircraft, executed by the Manufacturer or an affiliate of the Manufacturer in favor of the Company and specifically referring to each Engine, as well as the Airframe, constituting a part of the Aircraft.

[“Warranty Rights” means the Warranty Rights as described in Schedule I to the Participation Agreement.]143

“WTC” has the meaning specified in the introductory paragraph to the Participation Agreement.

143	To be inserted for Embraer aircraft.

Indenture and Security Agreement (American Airlines 2026-2 EETC) [Reg. No.]